$85,000,000

 MINISTRY PARTNERS INVESTMENT COMPANY, LLC

Class 1 Notes Promissory Notes

We are offering our Class 1 Notes in two Series: the Fixed Series and the Variable Series in several Categories, each of which has a minimum required investment. The Class 1 Notes, which we sometimes refer to as the “Notes”, are our unsecured and unsubordinated obligations and, except as described herein, rank equal in right to payment with our existing and future unsecured creditors. Each Note Series bears interest at a rate equal to the sum of the Spread for the respective Series Category plus the applicable Index rate. The Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months and the Variable Series Notes are offered with a maturity of 72 months. Unless otherwise indicated, the words “we”, “us”, “our” or the “Company” refer to Ministry Partners Investment Company, LLC, together with three wholly owned subsidiaries.

We are offering the Notes on a best efforts basis through our Selling Group comprised of our subsidiary, Ministry Partners Securities, LLC (“Managing Participating Broker” or “MP Securities”) and possibly other selected FINRA member broker-dealers (the “Participating Brokers”).

INVESTING IN THE NOTES INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. SEE “RISK FACTORS” BEGINNING ON PAGE 17. THERE WILL BE NO PUBLIC MARKET FOR THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

	Offering Price	Maximum Commissions(1)	Proceeds to the Company(2)(3)
Minimum Purchase	$1,000	$55.00	$945.00
Total	$85,000,000	$4,675,000	$ 80,325,000

(1)	The gross selling commissions we pay will vary up to a maximum of 5.50% depending on the Series and Category of the Note sold. See “Plan of Distribution– Underwriting Compensation We Will Pay”.
(2)

We may incur an estimated $315,000 of other expenses of issuance and distribution (“Issuance and Distribution Expenses” and up to an estimated $1,925,613 of additional expenses which may be considered additional organization and offering expenses (“Organization and Offering Expenses”  by the Financial Industry Regulatory Authority (“FINRA”) under the FINRA Rules (see “Estimated Use of Proceeds” on page 34 and “Plan of Distribution” on page 134.

The Notes are part of up to $300 million of Class 1 Notes we are authorized to issue under the Class 1 Note Trust Indenture, which we refer to as the “Indenture.” U.S. Bank National Association, whom we refer to as “Trustee,” serves as the Trustee under the Indenture.

The Notes and other securities we offer are not deposits of, obligations of, or guaranteed by any of these credit unions. They are not insured or guaranteed by the National Credit Union Share Insurance Fund (“NCUSIF”), the Federal Deposit Insurance Corporation (“FDIC”), or any other government agency or private insurer.

The current Rate Schedule and any other supplements to this Prospectus are placed inside this front cover.

The date of this Prospectus is January 6, 2015

Ministry Partners Securities, LLC

2

Regulation	50
Patents, Trademarks and Licensing	54
Certain Legal Aspects of Our Mortgage Loan Investments	54

OUR MORTGAGE LOAN BUSINESS	55
Lending Activities	55
Our Mortgage Loan Investment Standards	57
Our Loan Investment Portfolio	60
Sale of Loan Participation Interests	63
Performance and Monitoring of Our Loan Portfolio	63
Allowance for Loan Losses	68
Our Competition	71
Our Employees	71
Our Properties	71

MANAGERS AND EXECUTIVE OFFICERS	72
Our Board of Managers	75
Board Committees	75
Code of Ethics	76
Indemnification of Our Managers and Officers	76

EXECUTIVE COMPENSATION	77

DESCRIPTION OF OUR MEMBERSHIP INTERESTS AND CHARTER DOCUMENTS	79
Our Authorized Membership Interests	79
Our Class A Units	79
Our Series A Units	80
Our Charter Documents	81

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	82

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	84
Safe Harbor Cautionary Statement	84
Overview	85
Results of Operations - Periods Ended September 30, 2014 and September 30, 2013	85

Net Income and Net Interest Margin	89
Financial Condition – as of September 30, 2014	94
Potential Recoveries of Reserves Established for Loan Losses	99
Liquidity and Capital Resources	100
Analysis of the Years Ended December 31, 2013 and December 31, 2012	102
Overview	102
Financial Condition – as of December 31, 2013	103
2013 Developments	104
Significant Accounting Estimates and Critical Accounting Policies	106
Consolidated Results of Operations	107
Results of Operations for the Years Ended December 31, 2013 and December 31, 2012	113
Results of Operations for the Years Ended December 31, 2012 and December 31, 2011	116
Net Interest Income and Net Interest Margin	118
Credit Quality and Allowance for Loan Losses	123
Cash and Cash Equivalents	124
Liquidity and Capital Resources	124
Credit Facilities Developments	126
Investor Notes	126
Debt Covenants	127

3

QUANTITATIVE AND QUALITATIVE MARKET RISK	128
Market Risk Management	128

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	131
Transactions with ECCU	131
Other Related Party Transactions	131

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	132
Taxation of Interest	133
Disposition, Redemption or Repurchase for Cash	133

LEGAL PROCEEDINGS	134

PLAN OF DISTRIBUTION	134
General	134
Underwriting Compensation We Will Pay	134
Organization and Offering Costs We May Incur For the Offering	136
Indemnification	136
Conflict of Interest	136
Sales to IRAs	137

HOW TO PURCHASE A NOTE	137

LEGAL MATTERS	138

EXPERTS	138

WHERE YOU CAN FIND MORE INFORMATION	138

INDEX TO FINANCIAL STATEMENTS	F-1

EXHIBIT A - Form of Trust Indenture	A-1

EXHIBIT B - Form of Fixed Series Class 1 Note	B-1

EXHIBIT C - Form of Variable Series Class 1 Note	C-1

EXHIBIT D -
Retail Purchase Application	D-1
Commercial Purchase Application	D-2

 ____________________________________________

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME THE PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE NOTES.

4

INTRODUCTION

We have prepared this Prospectus so that you will have the information necessary to make your investment decision. Please read this Prospectus carefully. It describes the Notes, the risks involved in investing in the Notes, our company and our business, and our financial condition. We refer to the registered owner of a Note as a “Noteholder” or “Holder”.

FREQUENTLY ASKED QUESTIONS ABOUT THE NOTES

Q:	Where can I find the definitions of the terms you use in this Prospectus?

A:

Unless otherwise defined in this Prospectus, or unless the context in which the term is used requires a different meaning, terms used in this Prospectus, whether capitalized or used in the lower case, have the meanings set forth in the Definitions section of the Indenture, which is included as Exhibit A to this Prospectus.

Q:	Who are you?

A:

We are Ministry Partners Investment Company, LLC, a California limited liability company. We were established in 1991 as a credit union service organization. We are owned by certain state and federal chartered credit unions. Our mission is to provide funding for secured loans to churches and ministry organizations. Our loans are secured by churches and church and ministry related properties.

Q:	How would my interest rate on an investment in a Fixed Series Note be determined?

A:

Suppose you purchase a Fixed Series, Category Fixed 25 Note with a 24-month maturity when the Swap Index for 24-month obligations was 2.30% and our Fixed Spread for Category Fixed 25 is 2.05%. Then the interest rate payable on your Category Fixed 25, Fixed Series Note would be the stated Index plus the applicable Spread, or 4.35%.

Q:	What is the Swap Index?

A:

The Swap Index is the then current 7-day average Swap interest rate reported by the Federal Reserve Board for Swaps having the term corresponding to the term of the Fixed Note you purchase.  The ranges of the 7-day average Swap interest rates used in the Swap Index are as follows over the last six months:

1-year		2-year		3-year		4-year		5-year
Low	High	Low	High	Low	High	Low	High	Low	High
0.26%	0.32%	0.50%	0.68%	0.89%	1.13%	1.29%	1.51%	1.63%	1.81%

Q:	How would my investment in a Variable Series Note work?

A:

If you purchase a Variable Series Note for $78,000, you will receive a Variable 50 Note which will bear interest at a variable rate equal to 0.40% + the Variable Index then in effect. The interest rate on your Variable 50 Note will be adjusted monthly based on the Variable Index in effect on each adjustment date. Your Variable 50 Note will have a maturity of 72 months. However, we will repay all or part of your Variable 50 Note at your request at any time after your Note has been outstanding with an unpaid principal balance of $10,000 or more.

Q:	What is the Variable Index?

A:

The Variable Index is the then current interest rate reported by the Wall Street Journal for the LIBOR rate for 3-month obligations. The LIBOR rate for 3-month obligations used in the Variable Index has ranged from 0.225% to 0.240% over the last six months.

Q:	What is the Fixed Spread?

A:

The difference or “spread” between the applicable Index rate and the interest rate we agree to pay you on the Note you purchase is the fixed spread (the “Fixed Spread”). The applicable Fixed Spread is different for each Series and Category of Note.

Q:	Can you change the Fixed Spread on my Note after I buy it?

A:	No, not without your written consent.

Q:	How often do you pay interest?

A:

Interest is accrued on your Note monthly. You may choose to have interest that accrues on your Note paid monthly, quarterly, semi-annually or annually. You may also choose to elect to have payment of interest on your Note deferred and added to the principal of your Note (the “Interest Deferral Election”). Unless you specify otherwise, we will pay accrued interest on your Note monthly.

Q:	Can I require you to cash in my Note before it is due?

A:

You can require us to prepay your Variable Series Note, subject to certain restrictions. You cannot require us to pay a Fixed Note before it is due; however, in the event of an emergency, you can request early payment of all or a portion of a Fixed Note as explained in the following question and answer.

Q:	What if I have an emergency and I need to cash in my Note?

A:

You can request that we voluntarily prepay your Note in whole or in part. We may in our sole discretion do so, but we are not contractually obligated to grant your request for prepayment. Our current policy is to grant a reasonable request by reason of a bona fide hardship, subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Note, we may deduct from the amount we prepay an administrative charge of an amount equal to 3 months’ interest.

Q:	Do you have the right to prepay my Note?

A:

Yes, we can prepay or redeem any Note by giving you at least 30 days’ written notice of the redemption date. On the date of redemption, we must pay you accurate principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your Note early.

Q:	What is your obligation to pay my Note?

A:	Your Note is equal in right to payment with our other unsecured creditors. Your Note is unsecured and is not guaranteed by any of our Managers, Members or any other person.

Q:	Does any Series or Category of the Notes have priority as to payment over any other Series or Category?

A:

The Class 1 Notes and our other unsecured debt obligations are equal in right to payment of principal and interest. We sometimes refer to this equal priority as a Note being in “pari passu” with the other Class 1 Notes. We have issued  $306 thousand of our secured notes (which we refer to as the “Secured Notes”) over the previous two years. These Secured Notes are secured by our Mortgage Loans and, to the extent of such collateral, are superior in right to payment over the Class 1 Notes and our other unsecured debt.

Q:	Who is responsible for making payments of principal and interest on the Notes?

A:	We act as paying agent for the Notes. We must certify to the Trustee that we are current on all payments then due on each outstanding Note.

Q:	How will you use the cash from my investment in the Notes?

A:

We plan to use the proceeds from your investment to invest in secured loans to churches and ministry organizations. These secured loans, which we refer to as “Mortgage Loans,” may be loans secured by deeds of trusts, mortgages or mortgage bonds. These Mortgage Loans finance acquisition, development and/or maintenance of churches or ministry related properties. We provide the needed funding to see church projects to completion, whether it’s a new worship center, ministry headquarters or additional classrooms. We may also use some of these proceeds to pay our operational expenses and to pay interest and principal on our outstanding debt.

Q:	How has the global credit crisis and resulting recession affected your business?

.	3%, as compared to 7.5% at the year end 2011.
A:

The crisis and recession affected many aspects of our business and has created many challenges. We believe we have, and will continue to, successfully meet each of these challenges. We have been able to preserve our business stability and maintain our net cash and overall liquidity.

One challenge concerned our credit facilities. Before the crisis began in 2007, we had positioned ourselves to enter the securitized securities market by obtaining approximately $250 million in credit facilities and purchasing approximately $200 million in Mortgage Loans in anticipation of securitizing these mortgages with bonds or other securities and selling them in the mortgage-backed securities market. However, the crisis caused this market to virtually disappear. Also, because of the crisis, our credit facilities lenders could not extend maturities or adjust interest rates on those facilities and required us to reduce and/or pay off their balances. As a result, in 2008 we began to significantly pay down these credit facilities under existing loan terms which, among other things, required a higher than market interest rate. We obtained necessary cash flow to meet these obligations through the sale of our mortgage loan inventory which, based on the quality of these loans, we were able to sell at par. In November 2011, we renegotiated our loan agreements, extending their maturity dates to October 31, 2018 and reducing their interest rate from 4.4% to 2.525%.

Another challenge resulted from the increase in delinquency rates on our Mortgage Loans due to weakening adverse economic conditions. Rising unemployment rates decreased contributions the congregation and members of our church and ministry borrowers were able to make. However, at September 30, 2014, our delinquency rate was 1.4%, as compared to 3.0% and 2.2% at December 31, 2013 and 2012, respectively.

Even though at least some economic conditions are improving, we continue to face challenges. These include decreasing values of some of the real property securing our Mortgage Loans and of our foreclosed real property assets, which required our reserve adjustments which accounted for our securing our losses over the first nine months of 2014. We are, however, encouraged by our profitability in 2012 and 2013, reduced delinquency rates on our Mortgage Loan investments, our ability to sell the Class 1 Notes in this offering, as well as the growth of our other revenue producing activities through our subsidiary, Ministry Partners Securities, LLC. We believe we will continue to successfully meet these challenges and continue to meet our obligations to our creditors, including the Noteholders.

Q:	Why is there an Indenture?

A:	We require that you execute the Indenture in order to:

•	establish the common terms and conditions for the Notes and a means by which the Noteholders can act in an organized manner;

•

provide for the appointment of an independent Trustee and allow us to deal with a single representative of the Holders with respect to matters addressed in the Indenture, including in the event of our default; and

•	authorize the Trustee to monitor our compliance with the Indenture, to give timely notices to the Holders, and to act for the Holders in the event of a default and in regard to other matters.

As required by U.S. federal law, the Notes are governed by the Indenture. The Indenture constitutes an “indenture” under the Trust and Indenture Act of 1939. An Indenture is a contract between us, you as Holders and the Trustee, who is appointed to serve under and pursuant to the Indenture.

Q:	Do I have to abide by the terms of the Indenture?

A:

Yes. Your Note is issued pursuant to the terms of the Indenture and your Note is subject to its terms and conditions. As a condition to your purchase of a Note and your becoming the registered owner of the Note, you become a party to the Indenture.

Q:	What is the Trust and Indenture Act of 1939?

A:

The Trust and Indenture Act of 1939, or as we refer to it, the “1939 Act,” provides that unless exempt, Notes sold to the public in a registered offering must be governed by a Trust Indenture, as defined, and the Notes must be registered by the issuer under the 1939 Act. The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefiting the owners of the debt covered by the Indenture. We have registered the Notes under the 1939 Act.

Q:	Can you modify or amend the Indenture without the consent of the Holders?

A:

Yes, but only in limited circumstances. We may amend or modify the Indenture with the Trustee without the consent of the Holders to, among other things, add covenants or new events of default for the protection of the Holders; evidence the assumption by a successor trustee under the Indenture; cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the Holders of any Series of the outstanding Notes; and establish the form and terms of the Notes issued under the Indenture.

Except in these limited circumstances, we and the Trustee must have the consent of the Holders holding a  Majority in Interest of the Notes (a “Majority Vote”) of each Series and Category then outstanding and affected by the amendment.

Q:	What promises do you make to the Holders under the Indenture?

A:	Under the Indenture, we promise or “covenant” to do, among other things, the following:

•	Make timely interest and principal payments on the Notes;

•	Maintain a specified minimum net worth;

•	Not issue certain kinds of additional debt beyond specified limits;

•	Not make certain dividend and other distribution payments to our Members;

•	Not issue unsecured debt that is senior to the Class 1 Notes; and

•	Timely make principal and interest payments on the Notes and on our other debt, even if it is junior to the Notes.

Q:	Who is the Trustee?

A:	The Trustee is U.S. Bank National Association, a federally chartered trust company which has fiduciary powers and offers comprehensive financial services, including asset management, in all 50 states.

Q:	What does the Trustee do?

A:	The Trustee has two main roles under the Indenture:

•	The Trustee performs certain administrative duties for us and you, such as sending you notices; and

•	The Trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

Q:	Who pays the Trustee?

A:	Under the Indenture, we agree to pay, and the Trustee agrees to look only to us for payment of, all fees, expenses and expense reimbursements payable to the Trustee under the Indenture.

Q:	What recourse do the Holders have in the event of a default?

A:

In the event of a default, the Holders of 25% of the unpaid principal amount of the Outstanding Notes may give notice to us and declare the unpaid balance of the Notes immediately due and payable. A Majority Vote of the Holders is required to direct the Trustee to pursue collection of the Notes or any other remedy available under the Indenture by reason of the default.

Q:	What is an event of default?

A:	An event of default is an event defined in the Indenture, which if not timely cured, allows you to take action against us for immediate and full payment of your note. Events of default include:

•	Our failure to timely pay interest or principal on your note;

•	Our filing of bankruptcy;

•	Our breach of any of our covenants in the Indenture.

Q:	Does the Trustee have the right to waive any default on behalf of the Holders?

A:	Yes, but only with a Majority Vote of the Holders of each Series and Category of note affected by the default.

Q:	How can the Holders direct the Trustee to act?

A:	The Holders can direct the Trustee to act on behalf of the Holders by a Majority Vote.

Q:	What liability does the Trustee have to the Holders?

A:

The Trustee is charged to conduct itself in a manner consistent with a reasonably prudent person in taking actions directed by the Holders. However, the Trustee disclaims any responsibility with respect to the form of a note or the enforceability of the Notes or the Indenture.

Q:	What reports are you required to provide the Trustee?

A:	The Indenture requires us to provide the Trustee the following reports.

•	We must provide the Trustee a list of the names and addresses of the current owners of record of the Notes quarterly.

•

We must annually provide the Trustee with a certified statement that we have fulfilled all of our obligations under the Indenture with respect to each Series and Category of Notes for the preceding year.

•	We are required to provide the Trustee with a copy of each report we send to the Holders.

•	We are required to provide the Trustee with a copy of each current quarterly and annual report we file with the SEC under the 1934 Act.

Q:	For whom might an investment in the Notes be appropriate?

A:

An investment in our Notes may be appropriate for you if, in addition to meeting the suitability standards described below, you seek to receive current income and to diversify your personal portfolio with an investment in a Note. An investment in our Notes has limited liquidity and therefore is not appropriate if you may require liquidity before maturity of your Note.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:

Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in our Notes will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended.

Q:	How can I purchase a Note?

A:

If you choose to purchase a Note in this offering, in addition to reading this Prospectus, you will need to complete and sign an applicable Purchase Application for the Note or Notes in the form attached as Exhibit D to this Prospectus, and pay for the total Notes purchased at the time you subscribe. After you become an owner of a Class 1 Note, you may purchase additional Notes by completing and signing an additional Purchase Application.

[Remainder of this page intentionally left blank.]

SUITABILITY STANDARDS

An investment in our Notes is only suitable for persons who have adequate financial means and desire an investment in unsecured debt obligations for a term of the Note selected, from 12-months up to 60-months for the Fixed Series Notes. All of the Variable Series Notes have a term of 72-months. In addition, an investment has limited liquidity, which means that it may be difficult for you to sell your Note. Persons who may require liquidity prior to the maturity of their Note or seek a guaranteed stream of income should not invest in our Notes.

In consideration of these factors, we have established minimum suitability standards for purchasers of Notes. These minimum suitability standards require that a purchaser of Notes satisfy the following:

If you are a natural person (an individual):

•

You may invest up to ten percent (10%) of your net worth in the Notes only if you have either (i) a minimum annual gross income of at least $40,000 and a net worth of $40,000; or (ii) a net worth of at least $70,000.

•

You may invest up to twenty percent (20%) of your net worth in the Notes only if you have either (i) a minimum annual gross income of at least $70,000 and a net worth of $70,000; or (ii) a net worth of at least $250,000.

If you are a non-natural person (such as a church, school, parachurch ministry, corporation, or trust):

•	You may invest up to ten percent (10%) of your liquid assets in Notes only if you have liquid assets of at least $50,000; or if you have total gross assets of at least $500,000.
•	You may invest up to twenty percent (20%) of your liquid assets in Notes only if you have liquid assets of at least $100,000; or if you have total gross assets of at least $1,000,000.

In the case of sales to fiduciary accounts, the suitability standards must be met by either the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the Notes, or by the beneficiary of the account.

We and the Managing Participating Broker are responsible for determining if the Note purchasers meet these minimum suitability standards for investing in our Notes. In making this determination, we and the Managing Participating Broker will rely on the Participating Brokers and information provided by prospective Note purchasers. In addition to the minimum suitability standards described above, we and each Participating Broker, authorized representative or any other person selling Notes on our behalf, are required to make every reasonable effort to determine that the purchase of Notes is a suitable and appropriate investment for each Note purchaser.

In making this determination, your Participating Broker, authorized representative or other person selling Notes on our behalf will, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, consider whether you:

•	meet the minimum income and net worth standards established by your state;
•	can reasonably benefit from an investment in our Notes based on your overall investment objectives and portfolio structure;
•	are able to bear economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

–the fundamental risks of an investment in the Note you purchase;

–the risk that you may lose your entire investment in your Note;

–the lack of liquidity of the Note you purchase;

–any restrictions on transferability of the Notes; and

–the tax, including ERISA, consequences of an investment in our Notes.

Such persons must maintain records for at least six years of the information used to determine that an investment in the Notes is suitable and appropriate for each investor.

Restriction Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Notes offered by this Prospectus may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•

a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 ― Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•

a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Expert Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

The following summary highlights selected information we have included in this Prospectus. It does not contain all of the information that may be important to you. More detailed information about the Notes, the Indenture, our business, and our operating data is contained elsewhere in this Prospectus. See also the section, “Frequently Asked Questions About The Notes.” This section does not contain all of the information that is important to your decision whether to invest in the Notes. We encourage you to read this Prospectus, including the section entitled “Risk Factors” and our Financial Statements starting at page F-1 of this Prospectus in their entirety before making an investment decision.

About Our Company

We are a California limited liability company. Our principal executive offices are located at 915 West Imperial Highway, Suite 120, Brea, California, 92821 and our telephone number is 800-753-6742. Our website is located at www.ministrypartners.org. The information on our website is not part of this Prospectus.

We are in the business of making and investing in loans made to evangelical Christian churches, ministries and related organizations. Our loan investments are generally secured by a first lien on church properties and/or ministry related properties. We use the proceeds from the sale of the Notes and our other borrowings to fund our Mortgage Loan investments. We may, from time to time, use proceeds from the sale of the Notes to repay outstanding Notes and/or other borrowings. We refer to the Notes and other Notes we sell to investors as our debt securities.

The Offering	This offering (the “Offering”) is for a total of $85,000,000 of our Class 1 Notes.

The Notes may be purchased in one or more of the following Series:

–	Fixed Series, which pay interest at a fixed rate depending on the Category and maturity of Fixed Series Note purchased.

–	Variable Series, which pay at a variable rate of interest adjusted monthly depending on the Category purchased.

The Fixed Series Notes

The Fixed Series Notes are offered in the following six Categories with each requiring the specified minimum purchase. The Fixed Series Notes are offered with a term (or maturity) of 12, 18, 24, 30, 36, 42, 48, 54, or 60 months.

The Fixed Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Fixed Spread for its respective Category as set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$ 1,000	1.70%	1.85%	1.95%	2.00%	2.05%
Category Fixed 5	$ 5,000	1.75%	1.90%	2.00%	2.05%	2.10%
Category Fixed 10	$ 10,000	1.80%	1.95%	2.05%	2.10%	2.15%
Category Fixed 25	$ 25,000	1.85%	2.00%	2.10%	2.15%	2.20%
Category Fixed 50	$ 50,000	1.90%	2.05%	2.15%	2.20%	2.25%
Category Fixed 100	$ 100,000	1.95%	2.10%	2.20%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$ 1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$ 5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$ 10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$ 25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$ 50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$ 100,000	2.35%	2.40%	2.45%	2.50%

The Variable Series Notes

The Variable Series Notes are offered in five Categories, each requiring a specified minimum purchase. All Variable Series Notes have a maturity of 72 months. However, we will, upon your request, prepay your Note without penalty, in whole or in part, provided your Note has had an unpaid principal balance of at least $10,000 during the preceding 90 days.

The Variable Series Notes pay interest which is adjusted monthly to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category as set forth below.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Indexes

The interest rates we pay in the Fixed Series Notes are determined in reference to the Swap Index in effect on the date they are issued.  The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. As described under “Description of the Notes – The Indexes,” the Swap Index is determined by the weekly average Swap rate reported by the Federal Reserve Board, who we refer to as the “Fed”. The Variable Index is equal to the 3‑month LIBOR rate. The 3-month LIBOR rate is the London Interbank Offered Rate (“LIBOR”) interest rate for 3-month obligations.

Note Terms in General	Certain common terms of the Class 1 Notes are summarized below:

Manner of Interest Payments

Interest is accrued on your Note monthly. You may choose to have interest that accrues on your Note paid monthly, quarterly, semi-annually or annually. You may also make the Interest Deferral Election whereby interest on your Note will be deferred and added to the principal balance of your Note. Unless you specify otherwise, we will pay accrued interest on your Note monthly. The interest rate paid for a partial month is adjusted according to the number of days the Note was outstanding. You may change the way interest is paid on your Note by written notice to us.  Any accrued interest is paid along with unpaid principal when your Note matures.

Your Interest Compounded Option

At any time, you can direct us to retain all interest payable on your Note and pay you interest on such interest at the same rate payable on the principal of the Note. This allows you to earn interest on your interest (i.e., you earn compound interest).

Rank of the Notes	Our payment of the Class 1 Notes is not secured or guaranteed. The Notes are generally equal in priority of right to payment with our other existing and future unsecured debt obligations.

You May Request Prepayment

You may, by reason of hardship, request at any time that we prepay all or any portion of your Note prior to its maturity. We may grant the request in our sole discretion. If granted, we will pay the unpaid balance of the Note, less an administrative charge not exceeding 3-months of interest payable on the Note.

Our Right to Prepay Notes	We reserve the right to prepay a Note at our election at any time upon not less than 30 days nor more than 60 days’ prior written notice.

Indenture	The Indenture sets forth the rights, terms and conditions to which all of the Notes are subject.

Protective Promises	Under the Indenture, we agree that we will:

–maintain a tangible adjusted net worth of at least $4.0 million;

–not incur additional Indebtedness, as defined, unless our resulting fixed charge coverage ratio remains at least 1.2 to 1.0;

–limit our other Indebtedness, as defined, to not more than $20.0 million;

–not enter into certain transactions with our Affiliates;

–not consummate certain consolidations, mergers or sales of our assets, unless we are the entity surviving the transaction or the entity surviving the transaction assumes our obligations under the Notes; and

–not make distributions to our Members except under specified conditions.

We are in compliance with each of these promises.

Events of Default	If an event of default occurs, the Trustee, acting on the direction of a Majority Vote of the Holders, will accelerate payment of the Notes in full. An event of default includes the following:

–our failure to make a required payment on a Note within 30 days after it is due;

–our failure to observe or perform any of the covenants or agreements under the Notes or the Indenture, unless cured in a timely manner; or

–our uncured default under the terms of any of our other indebtedness, which default is caused by our failure to pay principal or interest or results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

Our Other Debt Securities

Since our inception, we have issued various debt securities to investors. At September 30, 2014, we had a total of $49.0 million of investor debt securities (“Investor Debt”) outstanding, including $40.6 million of the Class A Notes. All of these debt securities are unsecured and are pari passu with the Class 1 Notes in right of payment. We intend to issue additional classes of unsecured Investor Debt over the next two years.

Our Secured Credit Facilities

We have two credit facilities. One is a $73.8 million loan originally from Members United Corporate Federal Credit Union (“Members United”) as refinanced with the National Credit Union Administration (“NCUA”) (the “MU Credit Facility”). Our other credit facility is a $21.0 million loan originally from Western Corporate Federal Credit Union (“WesCorp”) as refinanced with the NCUA (the “WesCorp Credit Facility”). Each of these credit facilities are secured by designated Mortgage Loans. There are no amounts available to borrow under either of these credit facilities.

Use of Proceeds

In the event we sell all $85 million of the Notes we are offering, we expect to realize proceeds from the Offering of at least $80,010,000 after payment of total selling commissions. In addition, we are obligated to pay an estimated $315,000 of Issuance and Distribution Expenses.  In addition, we may pay up to an additional estimated $389,206 of additional issuer expenses and $1,536,407 of additional underwriting compensation. All of these payments are considered Organization and Offering Expenses under the FINRA Rules.

We intend to use the proceeds to purchase additional mortgage investments. If we deem it necessary, we may also use some of these proceeds to pay our operational expenses, and to pay interest and principal due on our currently outstanding Notes as payment becomes due. See “Estimated Use of Proceeds.”

Plan of Distribution

We are offering the Notes on a best efforts basis through the Selling Group. There is no minimum offering. Upon our acceptance of your Purchase Agreement, we will place your subscription funds directly into our operating account for use in our business. The Selling Group currently includes only MP Securities, which serves as Managing Participating Broker (“MPB”) and possibly one or more additional participating brokers (“PB”s) in the future.

We will pay the MPB total selling commissions (“Gross Commissions”) of up to 5.50% of the face amount of each Note we sell in the Offering, depending on the Series and Category of the Note sold. The Company will pay a portion of the Gross Commissions to the Participating Brokers (the “PB Commissions”) and the remainder to the MPB (the “MPB Commissions”).

Because MP Securities is our wholly owned subsidiary, it faces certain conflicts of interest between the interests of our Company and those of its customers in connection with the sale of the Notes.

Unless sooner completed or we decide to terminate it sooner, the Offering will terminate on December 31, 2017.  We may, without prior notice, in our sole discretion, suspend or discontinue the sale of one or more Note categories or Note category Series at any time or from time to time and we may terminate the Offering at any time.

SELECTED FINANCIAL DATA

The following is a summary of selected financial data for the nine months ended September 30, 2014 and the year ended December 31, 2013 (dollars in thousands):

	2014	2013

Total income	$6,977	$9,641
Provision for loan losses	236	9
Net income	(530)	592
Total assets	153,776	158,415
Borrowings from financial institutions	94,788	99,904
Notes payable	49,038	47,667
Total equity	9,343	9,943

For a discussion on the factors that affected the Company’s results of operations and financial condition for the nine months ended September 30, 2014 as compared to the year ended December 31, 2013, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition.”

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward‑looking statements are included with respect to, among other things, our current business plan, business strategy and portfolio management. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements. Important factors that we believe might cause such differences are discussed in the section entitled, “Risk Factors” or otherwise accompany the forward-looking statements contained in this Prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, readers are urged to read carefully all cautionary statements contained in this Prospectus.

These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based upon various factors (many of which are beyond our control).  Such risks, uncertainties and other factors that could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as the following:

•	We are a highly leveraged company and our indebtedness could adversely affect our financial condition and business;
•

we depend on the sale of our debt securities to finance our business and have relied on the renewals or reinvestments made by our holders of debt securities when their debt securities mature to fund our business;

•

due to additional suitability and overconcentration limits imposed on investors in our Class A Notes under FINRA guidelines and our Class A Notes Prospectus, the Company needs to expand our investor base and scope of investment products offered by our wholly-owned affiliate, MP Securities;

•	our ability to maintain liquidity or access to other sources of funding;
•	the need to enhance and increase the sale of loan participations for loans we originate in order to improve liquidity and generate servicing fees;
•	changes in the cost and availability of funding facilities;
•	the allowance for loan losses that we have set aside proves to be insufficient to cover actual losses on our loan portfolio;
•

if we take ownership of a property as part of a foreclosure action when a borrower defaults on one of our mortgage loan investments, we could be required to write-down the value of a real estate owned asset and record a charge to our earnings if the value of the property declines further after we take title to the property;

•

because we rely on credit facilities to finance our investments in church mortgage loans, disruptions in the credit markets, financial markets and economic conditions that adversely impact the value of church mortgage loans can negatively affect our financial condition and performance; and

•

we are required to comply with certain covenants and restrictions in our primary credit facilities that, if not met, could trigger repayment obligations of the outstanding principal balance on short notice.

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RISK FACTORS

Carefully consider the risks described below before making your investment decision. Refer to the other information in this Prospectus, including our financial statements and the related Notes.

Our business, financial condition, and results of operations could be harmed by any of the following risks or other risks which have not been identified or which we believe are immaterial or unlikely. The U.S. economy is still recovering from an economic recession and we expect this to have a significant impact on our business and operations, including, without limitation, the credit quality of our loan portfolio, our liquidity and our earnings. The risks and uncertainties described below are not the only risks that may have a material, adverse effect on us. Additional risks and uncertainties also could adversely affect our business, financial condition and results of operations. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Investors should carefully consider the risks described below in conjunction with the other information in this Prospectus and the information incorporated by reference in this Prospectus.

Risks Related to the Notes

Payment of the Notes is not secured or guaranteed by any person.

Repayment of the Notes is our exclusive obligation, and the Notes are our sole responsibility and are not the obligation or responsibility of any other person. See “Description of the Notes” below. In general, as a Noteholder, you will have no greater right to payment than that of our other general creditors. At September 30, 2014 we had $143.8 million of total debt obligations of which $49.0 million consisted of various types of Investor Debt, approximately 9%, 11% and 9% of which are due and payable in 2014, 2015 and 2016, respectively.

Our secured debt requires us to maintain excess collateral, which potentially decreases our assets available to pay the Notes and our other unsecured debt.

Our current credit facilities and our proposed Secured Notes each require that we secure their payment with Mortgage Loans having an unpaid balance exceeding the unpaid balance of the loan. This excess collateral may not be available to pay the Notes or our other unsecured creditors. This is because there is no assurance that the then current realizable value of the Mortgage Loans constituting this collateral will not be less than the then unpaid balance. Also, in the event of a default under these secured loans, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law. Because these laws generally do not require the collateral securing these loans to be sold or otherwise liquidated for an amount equal to its then fair market value, creditors holding these loans could seize some or all of the excess collateral we pledged to secure these loans. Thus, our assets remaining after foreclosure on these credit facilities may not be sufficient to repay debt owed to our other creditors, including the Holders.

The Trustee may resign in the event we are in default on the Notes.

The Trustee may resign as Trustee under the Indenture at any time upon notice, thereby requiring the appointment of a successor trustee in accordance with the Indenture. In such event, delays may result in the appointment of a successor trustee, which may, in turn, delay the Noteholders’ ability to pursue one or more remedies in the event we are declared in default under the Indenture.

Your rights as a Holder are governed and restricted by the Indenture.

The Notes are subject to the Indenture, which restricts and regulates your rights as a Noteholder. For example, in the event of our default, the Indenture allows you to seek remedies against us only through action by the Trustee.  The Indenture requires a Vote of the Holders to take certain acts on behalf of the Holders and that Vote will bind all Holders.  For example, the Indenture provides that in the event of our default, the Holders of 25% of the unpaid principal amount of the Outstanding Notes may declare the entire unpaid balance of the Notes immediately due and payable. The Indenture requires a Majority in Interest Vote of the Holders to pursue collection of the Notes and other remedies. The Indenture also provides that a Majority Vote of the Holders is required to adopt certain amendments and supplements to the Indenture and the Notes, and to waive certain defaults, events of default,  and/or to remove and replace the Trustee. The Indenture contains cross-default provisions whereby our default on one Series of the Notes will constitute a default with respect to each other Series of Notes. Thus, Holders suffering an actual default may be more inclined to take action against us than Holders who suffer only a technical default on their Notes because of these cross-default provisions. Accordingly, where there is an actual default on one or more Series of Notes constituting less than a majority of the unpaid principal balance of the Outstanding Notes, such Holders may not be able to obtain the approval of the Holders required to appoint a Trustee and pursue a remedy under the Indenture. In such event, you may have no practical recourse against us. See the description of the Indenture under “The Indenture” below.

BY EXECUTING YOUR PURCHASE APPLICATION, YOU AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE INDENTURE. YOU SHOULD CAREFULLY REVIEW THE INDENTURE WHICH IS ATTACHED AS EXHIBIT A TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR NOTE, THE INDENTURE, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

Because the selling commissions we pay to the Selling Group are different for each series of Notes, members of the Selling Group face potential conflicts of interest with our Note investors.

The Selling Group will receive commissions ranging from a maximum of 5.50% for the sale of certain longer term Fixed Series Notes to as little as 0.75% for the sale of Variable Series Notes which remain outstanding for less than one year. Thus, the amount of the PB Commissions a Participating Broker will receive, including MP Securities, will differ depending on the Series and category of the Note sold and the amount of the PB Commissions will, in general, increase with the length of the term of the Note sold. The Participating Brokers and the Managing Participating Broker, to the extent it places a Note, therefore face potential conflicts of interest between the interests of their customers and their own economic interests, in that they will have a greater financial incentive to sell Notes which result in the highest commissions (generally longer term Notes) while the Note yielding the highest commission (i.e. a longer term Note) may or may not meet the greatest needs of the customer.

No assurance of hardship prepayment if requested.

In general, the Notes are redeemable prior to maturity upon request, but only in our sole discretion. Thus, Holders may not be able to redeem their Notes prior to maturity, particularly during times when there are a significant number of early redemption requests.

The Notes are non-negotiable and may not be transferred without the Company’s prior written consent.

The Notes are non-negotiable and are payable only to the person shown as the registered Holder on the records of the Company. The Holder, or any subsequent registered Holder, may transfer his or her Note, or any interest in that Note, only upon the prior written consent of the Company, which consent will not be unreasonably withheld.

There will be no market for your Note and you must depend solely on our ability to repay your Note for liquidity of your investment.

You should be prepared to hold your Note to maturity, subject to any redemption right you may have under your particular Note. You have the right to tender your Note for prepayment at any time, for which we may charge an administrative fee of not more than 3-months of interest payable on the principal amount of the Note. However, our prepayment of your Note is voluntary and you should not rely on our willingness or ability to do so.

The Notes are not rated and there will be no sinking fund for repayment of the Notes.

We have not obtained a rating for your Notes from an independent rating agency and we do not intend to request such a rating. Also, there will not be a sinking fund established for the repayment of the Notes and we must rely on our available cash resources to timely repay your Note. There is no assurance that we will have adequate cash resources available at the time the Notes are due.

The Holders may need to appoint a successor or substitute trustee before they can pursue their remedies under the Indenture.

Under the Indenture, you and the other Holders may pursue your remedies in the event of our default or otherwise exercise your rights under the Indenture only through the Trustee. U.S. Bank is the Trustee. In the event the Trustee resigns or should the Holders desire to appoint a different Trustee, they may do so only with a Majority Vote. Also, finding a suitable Trustee and obtaining the Majority Vote of the Holders could be time consuming and completion of this appointment process could significantly delay the Holders’ ability to exercise your rights under the Indenture. See “The Indenture” below.

Under certain circumstances, a Majority Vote of the Holders may amend or supplement your Note or the Indenture without your consent.

Also, by a Majority Vote, the Holders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Note. Moreover, the Trustee has the power under the Indenture to compromise or settle any claims against us by the Holders and, if such compromise or settlement is approved by a Majority Vote of the Holders, the settlement or compromise would be binding on all Holders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT PRACTICAL RECOURSE AGAINST US.

We may not be able to maintain our promised minimum tangible adjusted net worth of $4.0 million as required by the Indenture.

In the event we sustain net losses, we may not be able to satisfy this Minimum Adjusted Net Worth requirement unless our Members contribute additional equity capital. Our Members are under no obligation to contribute additional equity capital and they would make any such additional investment solely on a voluntary basis.

We have the right to repay your Note.

Thus, we have the right to terminate your investment in a Note at a time its yield increases because of drops in prevailing interest rates.

We have not independently determined the offering price for the Notes.

We are issuing the Notes at their face amount, i.e., at par. We have not determined the price of the Notes based on any single or group of objective factors. No independent appraisal or evaluation company, or other expert or advisor, has been consulted in regard to the pricing of our Notes. Therefore, there is no assurance that the yield you will receive from your Note is not lower than that which could be obtained from similar investments from other issuers.

We may apply the proceeds from this offering to repay existing indebtedness which will not increase our Mortgage Loan investment portfolio.

We may from time to time apply all or a substantial amount of the proceeds from the sale of the Notes to the repayment of interest and/or principal on our credit facilities and/or our previously issued debt securities. We will generally choose to use our available cash funds, which may include proceeds from the sale of the Notes, for these purposes, rather than liquidate our short-term investments or Mortgage Loan investments for these purposes.

Risks Related to the Company

We may be unable to obtain sufficient capital to meet the financing requirements of our business.

Our ability to finance our operations and repay maturing obligations to our investors and credit facility lenders depends, to a substantial degree, on our ability to borrow money and raise capital from the sale of our debt securities. Our ability to borrow money and sell our debt securities is affected by a variety of factors including:

•	quality of the mortgage loan assets we own and the profitability of our operations;
•

limitations imposed under our credit facility arrangements and trust indenture agreements that contain restrictive and negative covenants that may limit our ability to borrow additional sums or sell our Investor Debt;

•	strength of the lenders from whom we borrow; and
•	borrowing limitations imposed under our credit facilities.

During the last four years, the size of the Company’s balance sheet has been reduced as a result of deleveraging our assets, a reduction in the total amount of our investor debt securities, and pay-downs and/or pay-offs of institutional credit facilities we have relied upon, in part, to fund our business. An event of default, lack of liquidity or a general deterioration in the economy that affects the availability of credit may increase our cost of funding, make it difficult for us to renew or restructure our credit facilities and obtain new lines of credit. We are also susceptible to withdrawals by investors in our debt securities that can cause unexpected liquidity problems.

We are actively expanding our methods of raising capital, including seeking financing from institutional lenders, selling participations in our loans receivable, and expanding the business of MP Securities to increase sales of our debt securities to institutional, individual, IRA and retail investors. If our strategy to raise additional capital through the sale of investor notes and debt securities is not viable, we will need to find alternative sources of borrowing to finance our operations. To the extent we are unable to raise the capital we need to implement our strategic objectives, we may have to sell assets, further deleverage our balance sheet, and reduce operational expenses, thereby reducing cash available to distribute to our equity and debt securities investors.

Our ability to raise capital and attract new investors in our debt securities depends on our ability to attract an effective sales force in our wholly-owned licensed broker-dealer firm.

Our wholly-owned subsidiary, MP Securities, commenced limited operations as a FINRA member broker-dealer in the first quarter of 2012. During the fourth quarter of 2012, MP Securities began selling our Class A Notes under a Registration Statement declared effective by the SEC on October 11, 2012. Our ability to attract new investors in our debt securities and increase the sale of our debt securities will depend, to a substantial degree, on our ability to assemble an effective sales team and to strategically recruit, retain and compensate the required personnel to assist us in this effort. If we are unable to recruit, retain and successfully motivate a qualified sales force at MP Securities, we may not be able to increase sales of the Company’s debt securities, strengthen our balance sheet and effectively utilize the investment in our core data processing and information systems we implemented in 2010.

We depend on repeat purchases by a significant number of Holders to finance our business.

A significant percentage of the investors who purchase our debt securities purchase new notes after we repay their notes. Historically, a substantial proportion of our investors have purchased a new debt security from us when their notes mature. For the years 2008 – 2011, 76%, 79%, 57% and 73% of the investors that purchased a Class A Note had previously purchased one of our debt securities. For 2012, only 45% of the investors in our Class A Notes were repeat purchasers of our debt securities, primarily due to having to stop selling these notes for approximately six months while we sought approval from FINRA for MP Securities to sell our Class A Notes. In 2013, this rate fell to 34% due to suitability requirements that limit the number of investors who can purchase our securities. For the first nine months of 2014, the rate was 47%. There is no assurance that historical patterns of rates of investments made by previous investors will resume in the future. If the rate of investments made by previous investors remains low, our ability to maintain or grow our asset base could be impaired.

Some of our debt securities investors may be unable to purchase the Notes due to FINRA’s investor suitability standards.

When handling sales of the Notes, MP Securities and its sales representatives must comply with FINRA’s “know your customer” and “suitability” guidelines which are designed to ensure that investors make investments that are appropriate given the age, investment experience, net worth, need for liquidity and mix of investments owned by the investor. Some of our investors who have invested in our debt securities in the past may not be able to invest in the Notes due to these regulatory constraints. If MP Securities is unable to offer such investors a suitable investment alternative, we could see a reduction in total amount of Investor Debt on our balance sheet, thereby making it difficult to grow our balance sheet.

Deterioration in real estate values and general economic conditions could lead to losses and reduced earnings.

For the first nine months of 2014, we reported a  net loss of $530 thousand.  While we reported a profit in 2013, our net earnings were due, in part, to the sale of three of our foreclosed assets during the year, which resulted in $345 thousand in gains on sale. During 2014,  several of our non-performing assets decreased in value, resulting in $899 thousand in provisions for losses on foreclosed assets and $236 thousand in provisions for loan losses. While the performance of our loan portfolio and foreclosed assets was a substantial contributing factor in our profitability in 2013,  the deterioration of the market for some of our assets has resulted in losses during the first nine months of 2014. Further deterioration could lead to an increase in non-performing assets, increased credit losses, and reduced earnings.

Our growth is dependent on leverage, which may create other risks.

Our success is dependent, in part, upon our ability to grow our balance sheet assets through the use of leverage. Our organizational and governing documents do not limit the amount of indebtedness which we may incur. A significant amount of our assets are pledged as collateral for borrowings. Our Managers have overall responsibility for our financing strategy. Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in our net worth. We will incur leverage only when we expect that it will enhance our investment returns. To the extent that we fail to meet our debt service obligations, we risk the loss of some or all of our assets to satisfy these debt obligations. There can be no assurance that we will be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets, or a financial loss if we are required to liquidate assets at a commercially inopportune time. At September 30, 2014, we had $143.8 million of total debt obligations. Of this amount, we owed $94.8 million under our institutional credit facilities and $49.0 million on our investor debt securities.

Approximately 9%, 11% and 9% of our total debt obligations is payable in the years ending December 31, 2014, 2015 and 2016, respectively.

We have had fluctuating earnings.

As a mortgage financing lender, our profitability may be adversely affected by increasing provisions for losses relating to our loan portfolio. While the United States continues to recover from an economic crisis that has been characterized by high unemployment figures, residential and commercial foreclosures and restricted access to credit, many churches have been adversely impacted in their ability to meet their financial obligations. While we remained profitable during calendar years 2008 and 2009, we incurred net losses of $1.6 million and $1.0 million in calendar years 2010 and 2011, respectively, primarily due to increases in our allowance for loan losses and deleveraging of our balance sheet. With the successful refinancing of our primary credit facilities in November 2011 and improvement in the performance of our Mortgage Loan portfolio during 2012, we realized a profit of $417 thousand for 2012. We realized a profit of $592 thousand in 2013 as our Mortgage Loan portfolio performance remained stable in 2013 and we were able to sell three of our foreclosed assets for a gain during the year. Decreases in the value of collateral securing our collateral dependent loans and decreases in the value of some of our foreclosed assets has resulted in losses of $530 thousand during the nine months ended 2014. Since we have had fluctuating earnings over the last several years, we can give no assurances that we will be able to achieve and maintain consistent profits over the next few years.

Our reserves for loan losses may prove inadequate, which could have a material adverse effect on us.

The continued effects of the economic recession that began in 2007 and subsequent deterioration in real estate values has adversely impacted the performance of our loan portfolio. Borrowers may be unable to repay their loans according to their terms and the collateral securing the payment of these loans may be insufficient to assure repayment. For the nine months ended September 30, 2014 and the year ended December 31, 2013, we recorded provisions for loan losses of $236 thousand, and $9 thousand, respectively. We recorded a credit for loan losses of $9 thousand for the year ended December 31, 2012. Although we regularly evaluate our financial reserves to protect against future losses based on the probability and severity of the losses, there is no guarantee that our assessment of this risk will be adequate to cover any future potential losses.

Unanticipated adverse changes in the economy or events adversely affecting specific assets, borrowers, mismanaged construction, loss of a senior pastor, rising interest rates, failure to sell properties or assets, or geographical regions in which our borrowers or their properties are located may negatively impact our assessment of this risk and result in reserves that will be inadequate over time to protect against potential future losses. Maintaining the adequacy of our allowance for loan losses may require that we make significant and unanticipated increases in our provisions for loan losses, which would materially affect our results of operations and capital adequacy. Given the total amount of our allowance for loan losses, an adverse collection experience in a small number of loans could require an increase in our allowance.

If our non-performing assets increase, our earnings will be adversely affected.

At September 30, 2014 and December 31, 2013, our non-performing assets (which consist of impaired loans and other real estate owned) totaled $19.6 million and $22.2 million, respectively, or 12.8% and  14.0% of total assets, respectively. At December 31, 2012, and December 31, 2011, our non-performing assets were $21.5 million and $24.3 million, respectively, or 12.9% and 13.5% of total assets, respectively. Nonperforming assets adversely affect our net income in the following ways:

•	We do not record interest income on collateral-dependent non-performing loans.

•	We must provide for probable losses through a current period charge to the provision for loan losses or provision for other real estate owned assets.

•	Non-interest expense increases when we must write down the value of properties in our other real estate owned portfolio to reflect changing market values.

•	There are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance and maintenance fees related to our other real estate owned.

•	The resolution of non-performing assets requires active involvement of our management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our non-performing assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our results of operations and financial condition.

The U.S. financial markets that have in the past provided liquidity, securitization financing, short-term credit facilities and access to capital to fund investments in church mortgage loans have been adversely impacted by payment defaults of churches and ministries, increases in loan work-outs and restructurings for churches and ministry related borrowers, and has reduced the availability of short-term financing facilities to finance our business.

Global recessionary economic conditions and adverse developments in the availability of credit to finance the acquisition or origination of church mortgage loans has substantially reduced the financing sources for the ministry related mortgage loans we originate or invest in. This has reduced and made it more difficult for us to secure short-term credit facilities from institutional lenders, reduced the amount of capital we have available to make new investments in mortgage loans and has reduced, and may continue to reduce, revenue and cash flow we receive from our investments. Our continued use of secured institutional bank financing facilities will depend upon our ability to refinance or obtain renewals of our primary credit facilities when they mature in 2018 and obtain new secured bank financing on acceptable terms.

Our credit facilities require us to maintain excess collateral and to meet these minimum collateralization ratio requirements on these loans, our free assets may be materially reduced and our ability to meet our debt obligations materially impaired.

Our $73.8 million credit facility refinancing transaction (the “MU Credit Facility”) entered into with the National Credit Union Administration Board as Liquidating Agent of Members United Corporate Federal Credit Union and $21.0 million credit facility refinancing transaction entered into with the NCUA (the “WesCorp Credit Facility Extension”), each dated November 4, 2011, require that we secure the facility with mortgage loans having an aggregate unpaid balance exceeding the unpaid balance of the credit facility. If at any time, we fail to maintain the required minimum collateralization ratio, we will be required to deliver cash or qualifying  Mortgage Loans in an amount sufficient to enable us to maintain the minimum collateralization ratio. Under our MU Credit Facility and WesCorp Credit Facility Extension, we are required to maintain a minimum collateralization ratio of at least 128% and 150%, respectively. As of September 30, 2014, we had pledged approximately $94.7 million and $31.8 million of our Mortgage Loans to secure the MU Credit Facility and the WesCorp Credit Facility Extension, respectively. As a result, the NCUA will retain all excess collateral until these credit facilities are repaid in full and we will not have this excess collateral available to pay our other obligations including our Secured Notes, Class A Notes and other debt securities until we repay or retire the MU Credit Facility and WesCorp Credit Facility Extension. Under the terms of our agreement with the NCUA, we may request release of excess collateral if the collateralization ratio on either the MU Credit Facility or the Wescorp Credit Facility Extension rises above 150%. However, the release of collateral may not at any point cause the collateralization ratio on either facility to drop below the minimum collateralization ratios described above.

Default under one credit facility will result in a default under our other credit facilities.

Our credit facilities and debt securities generally provide for cross-default provisions whereby a default under one agreement will trigger an event of default under other agreements, giving our lenders the right to declare all amounts outstanding under their particular credit agreement to be immediately due and payable, and enforce their rights by foreclosing on or otherwise liquidating collateral pledged under these agreements. For example, a default under one of our credit facilities would also constitute our default under our other credit facilities. Thus, to maintain these credit facilities, there cannot be a default under either one.

In the event of our default under our secured credit facilities, we could lose assets in excess of our assets pledged as collateral.

In the event of a default under our MU Credit Facility or our WesCorp Credit Facility Extension, the lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law. These laws do not require, and the permissible foreclosure procedures do not assure, that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its fair market value. Thus, in the event of foreclosure, there is no assurance the lender will realize proceeds from the collateral sufficient to repay the debt we owe. Moreover, because these credit facilities are recourse against the borrower, the respective lender generally has the right to pursue the borrower for any deficiency between the amount the borrower owes on the defaulted loan and the value the lender realizes from its liquidation of the collateral for the loan. Thus, our assets remaining after a foreclosure by a lender under our credit facilities may not be sufficient to repay our other debt, including the Notes.

We may not be able to finance our investments on a long-term basis with an institutional lender on attractive terms, which may require us to seek more costly financing for our investments or to liquidate assets.

In recent years, we have relied upon short-term credit facilities to finance a substantial portion of our Mortgage Loan investments. When we acquire Mortgage Loans that have a maturity term that exceeds the term of our institutional credit facilities, we bear the risk of being unable to refinance, extend or replace our primary credit facilities or otherwise finance them on a long-term basis at attractive terms or in a timely manner, or at all. If it is not possible or economical for us to finance such investments on attractive terms, we may be unable to pay-down our credit facilities or be required to liquidate the assets at a loss in order to do so. Our reliance on financing provided by institutional credit facility lenders may subject us to an obligation to make significant balloon payments upon maturity of our $73.8 million MU Credit Facility and $21.0 million WesCorp Credit Facility Extension on October 31, 2018. If we are unable to roll-over, extend, refinance or replace such credit facilities on attractive terms, we may have to rely upon less efficient forms of financing new investments, which will result in fewer loan acquisitions or originations of profitable mortgages and further deleveraging of our balance sheet and thereby reduce the amount of earnings available for distributions to our equity investors and funds available for operations and to meet our debt service obligations.

Our financing arrangements contain covenants that restrict our operations and any default under these arrangements would inhibit our ability to grow our business, increase revenue and make distributions to our equity investors.

Our financing arrangements contain restrictions, covenants and events of default. Failure to meet or satisfy any of these covenants could result in an event of default under these agreements. Any event of default may materially adversely affect us. In addition, these restrictions may interfere with our ability to obtain financing or engage in other business activities. Furthermore, our default under any of our financing arrangements could have a material adverse effect on our business, financial condition, liquidity and results of operations and our ability to make distributions to our equity investors.

We rely on the use of borrowed funds and sale of debt securities to finance a substantial part of our business.

We have used borrowing facilities obtained from institutional lenders and relied upon offerings of debt securities in SEC registered offerings to fund the origination or acquisition of Mortgage Loans made to evangelical churches and ministries. Lending borrowed funds subjects us to interest rate risk which is largely determined by the difference, or “spread”, between the interest rates we pay on the borrowed funds and the interest rates our borrowers pay on our Mortgage  Loan investments. Any changes in our borrowing costs could decrease the spread we receive on our Mortgage Loan investments, which could adversely affect our ability to pay interest and redeem the outstanding debt securities on our balance sheet as they mature.

Loss of our management team or the ability to attract and retain key employees could harm our business.

We are dependent on the knowledge, skills, institutional contacts and experience of our senior management team. We also rely on our management team to manage our Mortgage Loan investments, evaluate and attract new borrowers, make prudent decisions as they relate to work-outs, modifications and restructurings and develop relationships with institutional investors, lenders, financial institutions, broker-dealer firms, ministries and individual investors. We can give no assurances that we will be able to recruit and retain qualified senior managers that will enable us to achieve our core strategic objectives and continue to profitably grow our business.

As a small financial services company that operates in a niche market, we are subject to liquidity risk that could materially affect our operations and financial condition.

In recent years, the financial services industry, credit markets and financing sources for ministry loans have been materially and adversely affected by reduced availability of liquidity. Reduced liquidity can particularly affect smaller lenders that have relied on short-term institutional credit facilities to enhance their liquidity needs. While we significantly improved our liquidity position through the successful refinancing of our MU Credit Facility and WesCorp Credit Facility Extension in late 2011, the sale of two of our impaired Mortgage Loan interests in 2012, the sale of foreclosed assets in 2013,  and an increase in note sales through September 2014, we will need to monitor and successfully manage our liquidity needs as needed when redemption requests for our debt securities are received, or a debt security investment matures and is not re-invested in another debt security we may offer.

Our systems may experience an interruption or breach in security which could subject us to increased operating costs as well as litigation and other liabilities.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer and investor relationship management, general ledger, deposit, loan and other systems. The secure transmission of confidential information over the Internet and other electronic transmission and communication systems is essential to maintaining customer confidence in certain of our services. Security breaches, computer viruses, acts of vandalism and developments in computer capabilities could result in a breach or breakdown of the technology we use to protect customer information and transaction data. While we have policies and procedures designed to prevent or limit the effect of the possible failure, interruption or security breach of our information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failure, interruption or security breach of our information systems could damage our reputation, result in a loss of a borrower, investor or customer’s business or expose us to civil litigation and possible financial liability. Our financial, accounting, data processing or other operating systems and facilities may fail to operate properly or become disabled as a result of events that are beyond our control, such as unforeseen catastrophic events, cyber attacks, human error, change in operational practices of our system vendors, or unforeseen problems encountered while implementing major new computer systems or upgrades to existing systems, potentially resulting in data loss and adversely affecting our ability to process these transactions.

We engage in transactions with related parties and our policies and procedures regarding these transactions may be insufficient to address any conflicts of interest that may arise.

Under our code of business conduct, we have established procedures regarding the review, approval and ratification of transactions which may give rise to a conflict of interest between us and any employee, officer, trustee, their immediate family members, other businesses under their control and other related persons. In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with several related entities. These procedures may not be sufficient to address any conflicts of interest that may arise.

Any negative changes in the financial capabilities of one or more of our Members could adversely affect our ability to raise additional capital.

None of our Members are obligated to make additional contributions or loan us additional funds. However, they may do so on a voluntary basis and we may from time to time, in the future, request our Members to do so. In such event, one or more of our Members may be unwilling or unable to make voluntary additional capital contributions or loans because their financial capabilities are at the time impaired. Also, if a Member’s financial status is in the future deteriorated to the extent that they or their operations are ceased or otherwise come under the control of the AMAC, NCUA or other regulatory agency, it is unclear what rights, if any, that agency will have to exercise that Member’s membership rights in our company or, if it can exercise any such rights, the manner in which it will do so.

Risks Related to the Financial Services Industry and Financial Markets

Deterioration of market conditions could negatively impact our business, results of operations and financial condition, including liquidity.

The market in which we operate is affected by a number of factors that are largely beyond our control but can nonetheless have a potentially significant, negative impact on our business. These factors include, among other things:

•	interest rates and credit spreads;

•	the availability of credit, including the price, terms and conditions under which it can be obtained;

•	loan values relative to the value of the underlying real estate assets;

•	default rates on special purpose mortgage loans for churches and ministries and the amount of the related losses;

•	the actual and perceived state of the real estate markets for church properties and special use facilities; and

•	unemployment rates.

While there has been some improvement in U.S. real estate markets, our Mortgage Loan investments can be adversely affected by significant declines in the value of real estate and real estate related assets, impairment of the ability of many borrowers to repay their obligations and illiquidity in the markets for real estate and real estate-related assets. During the years 2010 and 2011, these events had significant adverse effects on our business resulting in significant increases in our provision for loan losses and unavailability of financing for the acquisition and warehousing of our Mortgage Loan investments. Deterioration in U.S. economic conditions could harm our financial condition, income and ability to make distributions to our equity investors.

Declining real estate values could harm our operations.

We believe the risks associated with our business are more severe during periods similar to those which we have recently experienced in which an economic slowdown or recession is accompanied by declining real estate values. Declining real estate values generally reduce the level of new Mortgage Loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of, or investment in, or renovation of their worship facilities. Borrowers may also be less able to pay principal and interest on our loans, and the loans underlying our securities, if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our foreclosed assets and on our loans in the event of default because the value of our collateral may be insufficient to cover our investment in such assets. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to our equity investors.

Interest rate fluctuations and shifts in the yield curve may cause losses.

Our primary interest rate exposures relate to our Mortgage Loan investments and floating rate debt obligations. Changes in interest rates, including changes in expected interest rates or “yield curves,” affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income we earn on our interest-earning assets and the interest expense we incur in connection with our interest-bearing liabilities. Changes in the level of interest rates also can affect, among other things, our ability to originate and acquire mortgages and the market value of our mortgage investments.

In the event of a significant rising interest rate environment, default by our mortgage loan obligors could increase our losses and negatively affect our liquidity and operating results. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.

Our ability to execute our business strategy, particularly the growth of our Mortgage Loan investments portfolio, depends to a significant degree on our ability to obtain additional capital. Our financing strategy is dependent on our ability to obtain debt financing at rates that provide a positive net spread. If spreads for such liabilities widen or if availability of credit facilities ceases to exist, then our ability to execute future financings will be severely restricted.

Our subsidiary, MP Securities, is required to maintain licenses in the various jurisdictions in which it will conduct its activities.

As a registered broker-dealer and FINRA member,  MP Securities is required to maintain registrations under the securities laws in those states in which it conducts business. Failure to maintain such state registrations would prevent MP Securities from originating securities in such states and supplementing our revenue with underwriting fees or commissions it receives in connection with securities it would otherwise sell in those states.

Our reputation, operating business and core strategic objectives could be adversely affected by regulatory compliance failures.

We rely on publicly offered debt securities to fund a substantial portion of our operations and, as a result, are subject to U.S. securities laws, rules, and regulations promulgated by the SEC and applicable state securities statutes. Our subsidiary, MP Securities, is subject to oversight from the SEC, FINRA, and the California Department of Business Oversight. To the extent MP Securities engages in securities activities in a particular state, state securities administrators will have jurisdiction over the activities of our broker-dealer affiliated entity. In addition, the real estate brokerage activities of MP Realty and our mortgage lending business are subject to various state regulatory authorities. The failure to comply with obligations imposed by any federal, state or other applicable regulatory authority binding on us or our subsidiaries or to maintain any of the licenses or permits required to be maintained by us could result in investigations, sanctions and reputation damage.

Risks Related to Our Mortgage Loan Investments

We are subject to risks related to prepayment of Mortgage Loans held in our portfolio, which may negatively impact our business.

Generally, our borrowers may prepay the principal amount of their Mortgage Loans at any time. Due to the Federal Reserve Board’s accommodative monetary policies, there is intense competition from financial institutions that are looking to make commercial loans at competitive rates to qualified borrowers. In addition, approximately 6% of the principal balance of our total Mortgage Loans will need to be refinanced during the remainder of the year ending December 31, 2014. If a significant number of borrowers refinance their loans with another lender, our business and profitability could be adversely affected.

Increases in interest rates during the term of a loan may adversely impact a borrower’s ability to repay a loan at maturity or to prepay a loan.

If interest rates increase during the term of our loan, a borrower may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Increasing interest rates may hinder a borrower’s ability to refinance our loan because the underlying property cannot satisfy the debt service coverage requirements necessary to obtain new financing or because the value of the property has decreased. If a borrower is unable to repay our loan at maturity, we could suffer a loss and we would not be able to reinvest proceeds in assets with higher interest rates. As a result, our financial performance and ability to make distributions to our Members could be materially adversely affected.

Although we seek to favorably match the interest rate return on our Mortgage Loan investments with our debt financing commitments, we are subject to significant interest rate risk.

Our investment and business strategy depends on our ability to successfully finance our investments in mortgage loans that provide a positive spread as compared to our cost of borrowing. A substantial portion of our loan investments provide for a fixed interest rate with a typical five year maturity. A significant portion of our borrowing arrangements with our note investors and credit facility lenders, however, provides for variable rates of interest that are indexed to short-term borrowing rates or fixed rates on short-term maturities. To mitigate our interest rate risks, we have entered into, and may enter into in the future, interest rate hedging transactions that include, but are not limited to, interest rate caps and interest rate swaps. The results of using these types of instruments to mitigate interest rate risks are not guaranteed, and as a result, the volatility of interest rates could result in reduced earnings or losses for us and negatively affect our ability to make distributions of earnings to our equity investors.

We are subject to the risks associated with loan participations, such as less than full control rights.

Some of our assets are participation interests in loans or co-lender arrangements in which we share the rights, obligations and benefits of the loan with other lenders. We may need the consent of these parties to exercise our rights under such loans, including rights with respect to amendment of loan documentation, enforcement proceedings in the event of default and the institution of, and control over, foreclosure proceedings. Similarly, a majority of the participants may be able to take actions to which we object but to which we will be bound if our participation interest represents a minority interest. We may be adversely affected by this lack of full control. As of September 30, 2014 and December 31, 2013, our investments included $23.7 and $28.7 million, respectively, in loan participations, representing 17% and 19% of our portfolio, respectively.

Church revenues fluctuate and may substantially decrease during times of economic hardship.

Generally, to pay their loans, churches depend largely on revenues from church member contributions. Donations typically fluctuate over time for a number of reasons, including, but not limited to, fluctuations in church leadership and membership, local economic conditions, including unemployment rates, credit conditions and local real estate markets.

The quality of our mortgage loans depends on consistent application of sound underwriting standards.

The quality of the mortgage loans in which we invest depends largely on the adequacy and implementation of sound underwriting standards used to make the loans. Even where the lender has sound underwriting standards, these standards must be properly observed and implemented in order to obtain the target loan risk levels.

Because three of our Managers hold executive or board positions with one of our Members, they may, from time to time in their capacity as a manager of the Company, have a conflict of interest with the interests of that member.

The Chairman of our Board of Managers is a full time employee of ECCU, another manager is a director of ECCU, and another manager is an executive officer of Western Federal Credit Union. Conflicts of interest may arise for these Managers between our interests and those of their affiliated credit union. Moreover, conflicts of interest are inherent in any transactions involving mortgage loans between us and their affiliated credit union. Because of their relationships, these Managers will face conflicts of interest in connection with various decisions they will make on our behalf, including, but not limited to:

•	decisions as to which mortgage loans ECCU will make available to us;

•	decisions as to the price and terms of mortgage loans ECCU offers to us;

•	determinations as to the creditworthiness of borrowers of mortgage loans ECCU offers to us;

•	decisions to acquire mortgage loan investments from or through ECCU;

•	decisions regarding our contract with ECCU for our office facilities;

•	managing foreclosure actions and real estate owned properties acquired in foreclosure or other proceedings where ECCU and the Company each hold an economic interest;

•	decisions regarding collection and enforcement actions taken by ECCU when it acts as primary lender of a loan participation interest or as servicer for one of our mortgage loan investments; and

•	decisions regarding our contracts with ECCU for loan underwriting, processing and servicing services.

We have also implemented a Related Parties Transaction Policy to which all of our Managers and officers must adhere. It provides, among other things, that certain related party transactions be approved by a majority of those Managers who are unrelated to the parties in the transaction.

We have further mitigated these conflicts of interest by forming a Credit Review Committee, of which three out of the four members consist of our officers who are unrelated to ECCU. This committee makes most of the loan approval decisions under our Church and Ministry Loan Policy. Our Church and Ministry Loan Policy sets forth minimum credit quality standards for the loans we make or purchase, and can only be overridden, depending on the circumstances, by our Investment Committee or by our Managers.

Because we invest only in specialized purpose mortgage loans, our loan portfolio is generally more risky than if it were diversified.

We are among a limited number of non-bank financial institutions specialized in providing loans to evangelical churches and church organizations. Even though the number of institutions making and/or investing in mortgage loans to churches and church related organizations has increased in recent years, these loans are secured by specialized properties and the secondary market for these loans remains regional and limited. Our mortgage loan agreements require the borrower to adequately insure the property securing the loan against liability and casualty loss. However, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our mortgage loan investment.

Our loan portfolio is concentrated geographically and focused on loans to churches and religious organizations.

We are among a limited number of non-bank financial institutions specialized in providing loans to evangelical churches and church organizations. Moreover, approximately 30% of our mortgage loan investments involve California borrowers or are secured by properties located in California, a market that has been negatively impacted by the collapse of the residential real estate market and decrease in real estate prices. Although there are a number of national and regional institutions making and/or investing in mortgage loans to churches and church related organizations, these loans are secured by special purpose facilities. As a result, if the properties securing such mortgages must be sold, there may be a limited number of buyers available for such properties. Nevertheless, we believe that there is a great deal of diversity in the types of not-for-profit organizations and entities that could be potential acquirers of properties of this nature, including, but not limited to, other churches, schools, clinics, community development agencies, universities and educational institutions, day care, social services, assisted living facilities and relief organizations.

We may need, from time to time, to sell or hypothecate our mortgage loan investments.

Because the market for our mortgage loans is specialized, the prices at which our portfolio could be liquidated are uncertain. As a result, our mortgage loan investments are relatively illiquid investments and we may have difficulty in disposing of these assets quickly or at all in the event we need additional liquidity. The amount we would realize is dependent on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. Although we have never sold a performing loan we own for less than par, it is possible that we could realize substantially less than the face amount of our mortgage loans, should we be required to sell or hypothecate them. Thus, the amount we could realize for the liquidation of our mortgage loan investments is uncertain and cannot be predicted.

We may not have all of the material information relating to a potential borrower at the time that we make a credit decision with respect to that potential borrower or at the time we advance funds to the borrower. As a result, we may suffer losses on loans or make advances that we would not have made if we had all of the material information.

There is generally no publicly available information about the churches and ministries to which we lend. Therefore, we must rely on our borrowers and the due diligence efforts of our staff to obtain the information that we consider when making our credit decisions. To some extent, our staff depends and relies upon the pastoral staff to provide full and accurate disclosure of material information concerning their operations and financial condition. We may not have access to all of the material information about a particular borrower’s operations, financial condition and prospects, or a borrower’s accounting records may become poorly maintained or organized. The financial condition and prospects of a church may also change rapidly in the current economic environment. In such instances, we may not make a fully informed credit decision which may lead, ultimately, to a failure or inability to recover our loan in its entirety.

We may be unable to recognize or act upon an operational or financial problem with a church in a timely fashion so as to prevent a loss of our loan to that church.

Our borrowers may experience operational or financial problems that, if not timely addressed by us, could result in a substantial impairment or loss of the value of our loan to the church. We may fail to identify problems because our borrowers did not report them in a timely manner or, even if the borrower did report the problem, we may fail to address it quickly enough or at all. Although we attempt to minimize our credit risk through prudent loan approval practices in all categories of our lending, we cannot assure you that such monitoring and approval procedures will reduce these lending risks or that our credit administration personnel, policies and procedures will adequately adapt to changes in economic or any other conditions affecting our borrowers and the quality of our loan portfolio. As a result, we could suffer loan losses which could have a material adverse effect on our revenues, net income and results of operations.

Some of the loans in our investment portfolio are in the process of being restructured, have been restructured or may otherwise be at risk, which could result in impairment charges and loan losses.

Some loans in our investment portfolio have been restructured or may otherwise be at risk or under credit watch. Over the last three years, the number of churches that have requested or been granted loan modifications has been significantly higher than in our prior historical experience. Under current economic conditions, the credit performance of these modified loans may not conform to either historical experience or our expectations. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. If we determine that it is probable that we will not be able to collect all amounts due to us under the terms of a particular loan agreement, we could be required to recognize an impairment charge or a loss on the loan unless the value of the collateral securing the loan exceeds the carrying value of the loan. If our assumptions regarding, among other things, the present value of expected future cash flows or the value of the collateral securing our loans are incorrect or general economic and financial conditions cause one or more borrowers to become unable to make payments under their loans, we could be required to recognize impairment charges, which could result in a material reduction in earnings in the period in which the loans are determined to be impaired and may adversely affect, perhaps materially, our financial condition, liquidity and ability to make debt service payments and distributions to our equity owners.

Some of our Mortgage Loan investments currently are, and in the future may be, non-performing loans which are subject to increased risks relative to performing loans.

Some of the loans in our Mortgage Loan portfolio currently are, or in the future may be, a non-performing loan. Such loans may become non-performing if the church falls upon financial distress, the community or congregation the church serves suffers financial hardship or there is significant change in leadership of the church, in each instance, resulting in the borrower being unable to meet its debt service obligations to us. Such non-performing loans may require a substantial amount of work-out negotiations and restructuring efforts by our management team. These restructuring efforts may involve modifications to the interest rate, extension or deferral of payments to be made under the loan or other concessions. Even if a restructuring is successfully accomplished, a risk still exists that the borrower may not be able or willing to maintain the restructured payments or refinance the restructured mortgage at maturity.

In the event a borrower defaults on one of our Mortgage Loan investments, we will generally need to recover our investment through the sale of the property securing the loan.

In that event, the value of the real property security may prove insufficient, in which case we would not recover the amount of our investment. Even though an appraisal of the property may be obtained at the time the loan is originated, the property’s value could decline as a result of a number of subsequent events, including:

•	uninsured casualty loss (such as an earthquake or flood);

•	a decline in the local real estate market;

•	undiscovered defects on the property;

•	waste or neglect of the property;

•	a downturn in demographic and residential trends;

•

a decline in growth in the area in which the property is located. Also, churches and church-related properties are generally not as marketable as more common commercial, retail or residential properties.

The occurrence of any of these factors could severely impair the market value of the security for our mortgage loan investments. In the event of a default under a Mortgage  Loan held directly by us, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Foreclosure of a church mortgage can be an expensive and lengthy process, which could have a significant effect on our anticipated return on the foreclosed mortgage loan. Such delays can cause the value of the mortgaged property to further deteriorate. The properties also incur operating expenses pending their sale, including property insurance, management fees, security, repairs and maintenance. Any additional expenses incurred could adversely affect our ability to recover the full value of our collateral.

There is a possibility that we could incur foreclosures and losses in connection with our Mortgage Loan investments during recessionary or depressed economic periods.

Recessionary or depressed periods typically occur on a cyclic basis by an unpredictable time and with uncertain lengths. Also, such events can be triggered by terrorist acts, war, large scale economic dislocations, or widespread and large corporate bankruptcies. The effects of these events cannot presently be predicted. We could incur losses as a result of borrower defaults and foreclosures on our mortgage loan investments. Also, during times of recession or depression, the demand for our mortgage loans, even in times of declining interest rates, is likely to decline. Also, in connection with any sale or hypothecation of a mortgage loan, we would likely have to agree to be responsible in whole or in part for a limited period of time for any delinquencies or default. If we should experience significant delinquency rates, our revenues would materially decrease and, subject to our other available cash resources at the time, our ability to timely pay our debt securities obligations or our other indebtedness may be substantially impaired.

When we acquire properties through the foreclosure of one of our Mortgage Loan investments, we may recognize losses if the fair value of the real property internally determined upon such acquisition is less than the previous carrying amount of the foreclosed loan.

When we acquire a property through foreclosure, we value the property and its related assets and liabilities. We determine fair value based primarily upon discounted cash flow or capitalization rate assumptions, the use of which requires assumptions including discount rates, capitalization rates, and other third party data. We may recognize a loss if the fair value of the property internally determined upon acquisition is less than the previous carrying amount of the foreclosed loan. Until 2011, we had never foreclosed on a real estate mortgage we owned.

Real estate taxes resulting from a foreclosure could adversely affect the value of our collateral.

If we foreclose on a mortgage loan and take legal title to the real property, we could become responsible for real estate taxes levied and assessed against the foreclosed upon real property. While churches are normally exempt from real estate assessments on their worship and ministry related properties, once we acquire the real property after a foreclosure, any real estate taxes assessed would be our financial responsibility and could prevent us from recovering the full value of our investment.

Competition may limit our business opportunities and our ability to operate profitably.

We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to serve this market sector. Many of these entities have greater marketing resources, more extensive networks of offices and locations, and lower costs in proportion to their size due to economies of scale.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate through foreclosure on one of our mortgage loan investments or otherwise. If we do take title to a property, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks of cost overruns and non-completion of the construction or renovation of the mortgage properties securing construction loans we invest in may materially adversely affect our investment.

The renovations, refurbishment or expansion by a borrower of a mortgage property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a mortgage property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Such delays and cost overruns are often the result of events outside both our and the borrower’s control such as material shortages, labor shortages and strikes and unexpected delays caused by weather and other acts of nature. Also, environmental risks and construction defects may cause cost overruns, and completion delays. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of the borrower’s revenues making it unable to make payments on our loan. At December 31, 2013, we held $774 thousand, respectively in construction loans.  We did not hold any construction loans at September 30, 2014.

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ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in the Offering. It assumes that we sell the maximum offering of $85,000,000 of the Notes we are offering. Many of the amounts set forth below represent our management’s best estimate since they cannot be precisely calculated at this time. Assuming all $85 million of Notes are sold in the Offering, we expect that approximately 94.13% of the money we receive from the Offering will be available for reinvestment. The remaining approximately 0.37% will be used to pay underwriting compensation and issuance and distribution expenses.

	MAXIMUM OFFERING
	Amount	Percent
Maximum Offering Proceeds	$ 85,000,000	100%
Less Offering Expenses:
Maximum Underwriting Commissions(1)	4,675,000	5.50%
Other Expenses of Issuance and Distribution(2)(3)	315,000	0.37%
Amount Available for Investment	80,010,000	94.13%

Amount Invested	80,010,000	94.13%

(1)   Does not include up to an additional $1,536,407 (1.81% of the Maximum Offering Proceeds) of additional expenses the Company and/or the MPB may pay which are considered additional Underwriting Compensation under the FINRA Rules. The Company intends to pay these expenses from funds other than the proceeds of the Offering.

(2) Other Expenses of Issuance and Distribution of $315,000 (0.37% of the Maximum Offering Proceeds) which consist of the following:

Securities Registration Fees	$ 9,877
FINRA Filing Fee	13,250
Legal Fees and Expenses	120,000
Accounting Fees and Expenses	40,000
Printing Costs	30,000
Blue Sky Registration Fees	30,000
Trustee Fees	60,000
Miscellaneous Expenses	11,873
Total	$ 315,000

(3)  Does not include an additional $389,206 (0.46% of the Maximum Offering Proceeds) of expenses the Company may pay which may be considered Issuer Expenses under the FINRA Rules.  The Company intends to pay these expenses from funds other than the proceeds of the Offering.

We expect to invest the net proceeds available for investment in Mortgage Loan investments by purchasing or otherwise acquiring additional Mortgage Loans or participation interests therein. However, if we deem it necessary, we may from time to time use a portion of the Offering proceeds to pay interest and principal due on our existing indebtedness, including our credit facilities and our debt securities. In order to preserve our interests in existing Mortgage Loans, we may also, if required, use some proceeds to pay our operational expenses. We have not identified any specific investments we will make with the Offering proceeds and our management has broad discretion over their use and investment. Pending use of the net proceeds, we intend to invest them in a short-term, interest bearing commercial account with a financial institution, which may be one of our Members.

DESCRIPTION OF THE NOTES

Following is a summary of the material terms of the Notes and the Indenture. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all of the provisions of the Notes and the Indenture. A copy of the Indenture is set forth in Exhibit A to this Prospectus. Copies of the Fixed Series

Note and the Variable Series Note are set forth in Exhibit B and Exhibit C, respectively, to this Prospectus. We urge you to read the forms of the Notes and the Indenture because they, and not this description, define your rights as a Noteholder.

General

The Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness. Accrued interest and principal are payable on the Notes at maturity.

The Notes are issued subject to the Indenture, which is intended to constitute an indenture agreement as that term is defined under the Trust Indenture Agreement Act of 1939, which we refer to as the 1939 Act. The Notes have been registered under the 1939 Act, and the Indenture contains certain required protective provisions benefiting the Holders, as required by the 1939 Act. In addition, the Indenture contains certain financial covenants and restrictions on the payment of distributions to our Members and on our ability to incur other debt.

The interest rates we pay on the Fixed Series Notes are determined by reference to the Swap Index in effect on the date they are issued.  The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. Descriptions of the Swap Index and the Variable Index are set forth under “The Indexes” below.

We reserve the right to prospectively adjust the applicable Spread as required to ensure our financial stability and our access to capital at competitive rates. Any change in the applicable Spread will apply only to Notes we sell at least 10 days after we give notice of the change to prospective investors. We will provide notice of any change in a Spread by supplement to this Prospectus.

There were no Notes Outstanding before the commencement of this Offering. Including the Notes sold in this Offering, the Company is authorized a total of $300 million of the Notes under the Indenture.

The Fixed Series Notes

Category and Required Minimum Purchase. The Fixed Series Notes are offered in six Categories, each requiring a stated minimum purchase.

Interest Rate. The Fixed Series Notes pay an interest rate equal to the sum of the Fixed Spread for the respective Fixed Series Note Category shown in the table below plus the Swap Index then in effect.

Maturities. All Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months.

The Categories, the corresponding required minimum purchase amounts, and the respective Fixed Spreads are set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$ 1,000	1.70%	1.80%	1.90%	2.00%	2.05%
Category Fixed 5	$ 5,000	1.75%	1.85%	1.95%	2.05%	2.10%
Category Fixed 10	$ 10,000	1.80%	1.90%	2.00%	2.10%	2.15%
Category Fixed 25	$ 25,000	1.85%	1.95%	2.05%	2.15%	2.20%
Category Fixed 50	$ 50,000	1.90%	2.00%	2.10%	2.20%	2.25%
Category Fixed 100	$ 100,000	1.95%	2.05%	2.15%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$ 1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$ 5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$ 10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$ 25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$ 50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$ 100,000	2.35%	2.40%	2.45%	2.50%

The Form of the Fixed Series Notes is included as Exhibit B to this Prospectus.

The Variable Series Notes

Category and Minimum Required Purchase. The Variable Notes are offered in five Categories, each requiring a stated minimum purchase.

Interest Rate. The Variable Series Notes pay a variable rate of interest equal to the sum of the Variable Index plus the Fixed Spread for the respective Category of Variable Series Note. The interest rate on the Variable Series Notes will be adjusted monthly on a specified day each month, commencing the month following the date the Variable Series Note is issued.

Maturities. Variable Series Notes have a maturity of 72 months.

Prepayment. We will prepay your Variable Series Note in whole or in part upon delivery to us of your written request, provided your Note had an unpaid principal balance of at least $10,000 during the immediately preceding 90 days.

The Categories, the corresponding required minimum purchase amounts, and respective Variable Series Spreads are set forth in the following table.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Form of the Variable Series Notes is included as Exhibit C to this Prospectus.

The Indexes

General. The interest rates we pay on the Fixed Series Notes are determined by reference to the Swap Index in effect on the date they are issued. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set.

The Swap Index. The Swap Index in effect when we issue a Fixed Series Note is the weekly average interest rate for Swaps last reported by the Federal Reserve Board. The Fed computes this weekly average of the Swap rate based on the rates reported for seven consecutive calendar days. Currently, the Fed uses Wednesday through Thursday to calculate this average and reports the average on Friday of each week. The Swap rates refer to the International Swaps and Derivatives Association Mid-Market for Swap Rates. These rates are for a fixed rate payer and are based on rates collected at 11:00 a.m. Eastern Time by Garban International PLC and published on Reuters Page ISDAFIX(R1).

The Swap Index is not reported for partial year obligations. The Swap Index applied to Notes with partial year terms will be the Swap Index corresponding to the term equal to or not exceeding the term of the Fixed Note, or if there is none, the obligation having the longest term not exceeding the term of the Fixed Note. For example, for an 18-month Fixed Note, the 1-year Swap Index will be used. The currently reported Swap Index is available on the Federal Reserve Board’s website, www.federalreserve.gov/releases/H15/data.htm, on its Federal Interest Rates Release H-15. We also make them available to Holders and potential investors upon request.

The Variable Index. The Variable Index in effect when we issue a Variable Series Note is the LIBOR rate for 3‑month financial obligations in effect on the date the Variable Note is issued. The Wall Street Journal regularly reports the LIBOR rate. The Wall Street Journal can be accessed on the internet at www.wallstreetjournal.com. In the event reporting of a current 3‑month LIBOR rate is suspended or ended, we have the right to substitute the successor index, if any, or if there is none, the regularly reported interest rate we determine, in our sole discretion, to most likely track the 3-month LIBOR rate.

Common Provisions of the Notes

Priority of Right to Payment. The Notes are generally equal in rank of payment with our other current and future unsecured debt, except debt which is expressly subordinated to the Notes. Currently, we have an insignificant amount of such subordinated debt outstanding, but we intend to issue more in the future. While not expressly junior to our approximately $94.8 million of credit facility debt or our approximately $308 thousand of Secured Notes, the Notes are essentially junior in right to payment to these secured obligations with respect to payment from our assets securing them.

Payment of Interest. Unless you select the Interest Deferral Election option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rates offered on the day of purchase will be confirmed by us upon request. You may change the way interest is paid on your Note by written notice to us. Interest is payable in arrears, on or before the 5th business day of the month next following the month in which payment is due. Interest will be prorated for the first partial payment period. Interest will be computed on the basis of a 365-day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds. You may change from one method of payment to another by giving us written notice by the 21st day of the month in which you want the change to be effective.

To be entitled to receive the interest effective on any day, an investor’s purchase of the Note must be confirmed and accepted by us on that day. An investor may elect to receive interest payable monthly, quarterly, semi-annually or annually or to reinvest interest, as described below.

Interest Deferral Election. Under this election, any Noteholder may choose to have the payment of accrued interest on their Note deferred and added to their Note’s principal balance. From the date this election is made, all interest payments on the Note will be deferred and the interest added to the Note’s principal balance will accrue interest under the terms of the Note. Interest so deferred will not be kept in a separate account, but will be treated by us in the same manner as the unpaid principal amount of the Notes. We will not pay any commissions or other fees with respect to interest deferred under the Interest Deferral Election.

Investors who are subject to taxation who make the Interest Deferral Election option should be aware that they will continue to have tax liability for all accrued interest in the year it is accrued and added to the Note’s principal balance. See “Certain U.S. Federal Income Tax Considerations.”

Our Right to Prepay the Notes. We may elect at any time to prepay all or a portion of the Notes upon at least thirty (30) days and not more than sixty (60) days’ written notice. The redemption price will be the unpaid principal balance of the Note, plus accrued and unpaid interest thereon, through the redemption date. If less than all of the Notes can be redeemed, we will redeem the Notes on a pro rata basis. We will mail a notice of our election to prepay the Note by first class mail to each Holder to be redeemed at the most recent address the Holder has provided us in writing. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Note on a voluntary basis, including any prepayment of a Note upon an investor’s request as described below.

Presentment of Notes for Early Payment. A Noteholder may request that we voluntarily prepay his or her Note at any time by delivering a written request for early payment of the Note to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant a reasonable request by reason of a demonstrated bona fide hardship, subject to availability of funds, but there is no assurance we will continue this policy. We must determine whether to purchase a Note so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting Holder the purchase price. In the event we agree to prepay the Note as requested, we may deduct an administrative charge equal to up to 3 months’ interest on the amount of the principal prepaid. If the Noteholder holds the Note in an individual retirement account (an “IRA”), the investor may incur additional withdrawal penalties, fees, and/or taxes.

Payment History of Our Investor Debt Securities Programs

We have sold our Investor Debt in numerous offerings in our more than twenty years of operations. Since its inception, the Company has offered 12 prior debt investment programs, 10 of which were public offerings. Each of these programs has been liquidated. That is, each investor received timely payment of all interest and principal payments on the debt security we sold them within the time period set forth in their offering materials.

Note Program	Date First Offered	Maximum Offering
Class A Notes	10/26/1996	$ 5,000,000
Class A-1 Notes	11/28/1997	15,000,000
Class A-1 Notes	10/29/1999	12,500,000
Alpha Notes	5/24/2001	25,000,000
Alpha Notes	3/23/2003	25,000,000
Alpha Notes	4/1/2005	50,000,000
Alpha Notes	4/10/2006	50,000,000
Alpha Notes	4/30/2007	75,000,000
Class A Notes	4/17/2008	80,000,000
Class A Notes	5/25/2010	100,000,000
Class A Notes	10/11/2012	75,000,000
Unsecured Notes	8/1/1994	6,000,000

DESCRIPTION OF THE INDENTURE

General

We may issue up to an aggregate of $300 million of the Notes under the Indenture. However, we may not issue any Note if, after giving effect to such issuance, the Notes then outstanding would have an aggregate unpaid balance exceeding $125 million.

As a condition to your purchase of a Note, you agree to adopt and become a party to the Indenture. The Indenture is a contract between the Holders, ourselves, and the Trustee. As required by U.S. federal law, the Notes are governed by the Indenture, which we intend to constitute an indenture under the 1939 Act. We have therefore registered the Indenture and the Notes under the 1939 Act.

The Trustee

The Indenture appoints U.S. Bank as Trustee. The Trustee has two main roles under the Indenture:

•	The Trustee is empowered, at the direction of the Holders, to enforce your rights under the Indenture, including your rights against us in the event we default; and

•	The Trustee may perform certain administrative duties for us, such as sending you notices and information regarding your Notes.

In general, the Holders may direct the Trustee to act or abstain from acting by a Majority Vote. Again, as used in this Prospectus, “Majority Vote” means the vote or consent of a Majority in Interest of the Holders as defined in the Indenture.

Successor Trustee, Trustee Eligibility

The Trustee may not be an affiliate of the Company and must at all times meet the requirements of a trustee under the 1939 Act. Among other things, the 1939 Act requires a trustee to have a combined capital and surplus of not less than $150,000.

Compensation of the Trustee

The Trustee is entitled to base compensation, plus additional compensation for services it may perform at the direction of the Holders under the Indenture. Also, the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Indenture, the Trustee agrees to look only to us for payment of its compensation and expenses.

The Trustee’s Rights, Duties and Responsibilities

The Trustee represents the interests of all the Holders pursuant to the Indenture. As described in the following sections, the Trustee may not take specified actions without the direction, authorization or approval of a representative (the “Holder Representative”) who is to be appointed by a Majority Vote of the Holders. If no Holder Representative is appointed, the Trustee must act as directed by a Majority Vote of the Holders. Thus, the Indenture requires Holders who suffer an actual default on their Notes to obtain the consent of a Majority Vote of the Holders, regardless of Series or maturity or default status, or whether they have suffered an actual default, to require the Trustee to take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY HOLDERS WITHOUT PRACTICAL RECOURSE.

NO HOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE INDENTURE, THE NOTES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

BY EXECUTING THE APPLICABLE PURCHASE APPLICATION, EACH HOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE INDENTURE SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE INDENTURE (ATTACHED AS EXHIBIT A). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE INDENTURE.

In general, the Indenture requires the Trustee to exercise its rights and powers vested in the Indenture using the same degree of care and skill as a prudent person would exercise or use acting in like capacity in the conduct of an enterprise of like character with like aims to accomplish the purposes of the trust as determined by the Indenture. However, no provision of the Indenture may be construed as to relieve the Trustee from liability for its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

The Trustee will not be liable for exercising its rights and powers under the Indenture in certain circumstances including, but not limited to:

•	Any action or inaction taken in good faith in accordance with the direction of a Majority Vote of the Holders;

•	Any action or inaction taken in reliance upon its legal counsel, accountants or other experts;

•	Any action or inaction taken in good faith in reliance upon an opinion of the Trustee’s legal counsel;

•	Any error of judgment made in good faith unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

•	Any execution of the Trustee’s powers under the Indenture through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

The Trustee may refuse to take any action if it is required to advance, expend or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its powers under the Indenture. The Trustee shall have no duty to take any action whatsoever if it believes in good faith that taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Notes or the Indenture.

Under the Indenture, the Trustee does not authenticate the Notes. The Trustee does not collect interest or principal of the Notes on behalf of the Holders, except in the event of a default where the Trustee is directed to do so by a Majority Vote of the Holders.

Our Continuing Covenants Under the Indenture

Limits on Our Payment of Distributions to Members

While any Note is outstanding, we may not make, and will not permit any subsidiary to make, a restricted payment unless no default or event of default has occurred and is continuing, or would occur as a consequence of making the restricted payment, and certain other conditions are met. For this purpose, a restricted payment means: (i) a declaration or payment of any distribution to our Members (other than distributions payable in our membership interests to us or to our wholly-owned subsidiary); (ii) any payment for the acquisition, redemption or retirement of our membership interests or that of any wholly-owned subsidiary; or (iii) any voluntarily purchase, redemption or repayment, prior to its scheduled maturity of any of our indebtedness that is subordinated in right of payment to the Notes.

In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

(i)

50% of our net income for the period (taken as one accounting period) commencing on January 1, 2000 and ending on our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit); plus

(ii)

100% of the aggregate net cash proceeds we receive from the issue or sale of our equity membership interests (other than equity membership interests sold to a subsidiary), debt securities or securities convertible into our equity membership interests upon such conversion, or any funds advanced or loaned to us under any subordinated credit facility; plus

(iii)	100% of the cash, if any, contributed for our capital, as additional paid in capital by any of our Members.

However, under the Indenture the following are not defined as restricted payments:

(a)	the payment of any distribution within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(b)

any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our equity membership interests, (y) the purchase, redemption or other acquisition or retirement of our Indebtedness which is subordinated in right of payment to the Class 1 Notes, prior to any mandatory sinking fund payment or maturity; or (z) the making of any investment in our Company or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of, the proceeds of the substantially concurrent sale (other than to us) of our equity membership interests.

For the purposes of the Indenture, our “net income” means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

Limits on Our Ability to Incur Debt

While any Note remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Notes; (ii) was existing at September 30, 2014 as it may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of Mortgage Loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guaranty, surety and similar bonds, banker’s acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Notes and Class A Notes, to exceed $20.0 million immediately after we incur the indebtedness.

Under the Indenture:

	Our “fixed charge coverage ratio” means the ratio of our cash flow to our fixed charges for the applicable period;



Our “cash flow” means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss, plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is expressly subordinated to the Notes, plus the unused amount of our credit facilities and any other financing which is expressly subordinated to the Notes;



Our “fixed charges” means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated in right of payment to the Notes; and



Our “indebtedness” means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

The Effect of Our Merger, Consolidation or Sale of Assets

While any Note is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting sales of our loans we hold for sale in our normal course of business), in one or a series of transactions for the same purpose, unless (i) we are the surviving entity of such transaction; or (ii) if we are not the surviving entity, the surviving entity assumes our obligations under the Notes by agreement or operation of law.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth

In the event that our tangible adjusted net worth is less than the minimum tangible adjusted net worth, within 55 days after the end of any fiscal quarter we must notify the Holders. We must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the amount of our credit facilities to the extent it is subordinated in right to payment on a current basis to the Notes.

Under the Indenture, our “tangible adjusted net worth” means our adjusted net worth less our intangible assets, if any. Our “adjusted net worth” means the sum of (i) our Members’ consolidated equity and of the equity interests of any consolidated subsidiary, plus (ii) the amount of any credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Notes.

Requirements That We Keep Certain Books and Records

We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and our business and affairs in accordance with accounting principles generally accepted in the United States of America. We must furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in our possession.

Other than the foregoing, there are no covenants or other provisions (except those contained under the California limited liability company law which apply to corporations generally) restricting our ability to enter into transactions with our Affiliates including, but not limited to, transactions involving the sale, lease, transfer or other disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

Under California law, our independent Managers’ fiduciary obligations require that they act in good faith under the duties of due care and loyalty in a manner which they believe to be in our best interests and those of our Members, which is not, in most circumstances, the same as the obligation they owe to the Holders.

Remedies in the Event of Our Default

Each of the following constitutes an event of default under the Notes:

	our default for thirty (30) days in the payment when due of interest or penalty on any Note;

	our default for thirty (30) days in the payment when due of principal of any Note;

	if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Notes or set forth under the Indenture; or



if not cured in a timely manner, our default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a “payment default”) or (b) results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

The Indenture provides that a default by reason of any of the foregoing Events of Default is a default with respect to all of the Notes.

In order to cure payment in default, we must mail to the Noteholder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Notes until the date it actually is mailed, deposited or credited.

If any event of default occurs and is continuing, the Holders holding at least 25% of the principal amount of the Notes may instruct the Trustee to declare the outstanding Notes to be immediately due and payable and to take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from our bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the Noteholder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

Compromise or Settlement of Claims

The Trustee may not settle or compromise any rights or claims of the Holders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a Majority Vote of the Holders. Any settlement or compromise so approved would be binding upon all the Holders.

The Trustee may withhold from the Holders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest or penalties.

Amendment, Supplement and/or Waiver of the Indenture

The Indenture and/or the Notes may be amended or supplemented by a Majority Vote of the Holders. Also, by a Majority Vote, the Holders may consent to waive any default, event of default, compliance or noncompliance with any provision of the Notes. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all Holders based on the aggregate amount of principal and interest and penalty payments due them.

OUR COMPANY

Our Identity and History

We are a privately owned California limited liability company with 12 equity owners, 11 of whom are federal or state chartered credit unions and one of whom is the Asset Management Assistance Center of the National Credit Union Administration. Our principal executive offices are located at 915 West Imperial Highway, Suite 120, Brea, California 92821. Our telephone number is (800) 753-6772 and our website address is www.ministrypartners.org.

We exist to help make evangelical ministries more effective by providing ministries with Biblically-based, value-driven financial services and by providing funding services to the credit unions who serve those ministries. We do this by investing in mortgage loans made to churches and ministries. These loans are typically originated by credit unions and secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church-related organizations such as Christian schools and ministries.

In recent years, we have developed the capability to originate and service loans ourselves and an increasing proportion of our portfolio is now originated and serviced by us. As of September 30, 2014, we owned a total of 139 mortgage loans, with an outstanding principal balance of $137.6 million. At September 30, 2014, the average loan balance for our mortgage loan investments is $990 thousand and our loans have a weighted average life to maturity period of 5.8 years. Substantially all of our business operations currently are conducted in California and our mortgage loan investments are primarily concentrated in California.

We were incorporated under California law on October 22, 1991 under the name Ministry Partners Investment Corporation and established as a credit union service organization, or “CUSO,” by ECCU for the purpose of providing mortgage loans to evangelical churches and ministry organizations. Effective as of December 31, 2008, we converted our form of organization from a California corporation to a California limited liability company. This conversion was a statutory conversion authorized under then in effect California limited liability company law. Upon the conversion, we became, by operation of law, a California limited liability company. As a result of the conversion, our name changed to “Ministry Partners Investment Company, LLC.” Since the conversion became effective, we have been managed by a group of managers that carry out their duties similar to the role and function that the board of directors performed under our previous bylaws. Operating like a board of directors, the Managers have full, exclusive and complete discretion, power and authority to oversee the management of our affairs.

To finance our Mortgage Loan investments, we obtain funds from the sale of the Notes and our other debt securities. We also obtain funds from lines of credit provided by various financial institutions and, from time to time, sell participation interests in our Mortgage Loan investments to generate additional funds. We market our debt securities primarily to investors who are in or associated with the Christian community, including individuals, ministries and other organizations and associations. As a CUSO, we invest in and originate loans made to evangelical churches and ministry organizations.

Our Subsidiaries

MPF

In 2007, we created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), for the purpose of warehousing church and ministry mortgages purchased from ECCU or originated by us for subsequent securitization. The funds for these acquisitions came primarily from a $150 million line of credit provided by Fairway Finance Company, LLC as lender and BMO Capital Market Corp., as agent (the “BMO Facility”). Because of the collapse of the mortgage‑backed securities market and severe credit crisis that adversely impacted global financial markets in the latter part of 2008, we did not securitize any of the mortgage loans that MPF purchased. MPF’s loan purchasing activity continued through early 2009, after which its operations ceased and its assets, including loans, were transferred to us. All liabilities of MPF have been paid off. We closed down the active operations of MPF effective December 31, 2009 but we plan to maintain MPF’s existence as a Delaware limited liability company for possible future use as a financing vehicle to effect debt financing transactions.

MP Realty

On November 13, 2009, we formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”). MP Realty provides loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker.

MP Securities

On April 26, 2010, we formed Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”). On July 14, 2010, MP Securities became a registered broker-dealer firm under Section 15 of the Securities Exchange Act of 1934. Effective as of March 2, 2011, MP Securities’ application for membership in the Financial Industry Regulatory Authority (“FINRA”) was approved. MP Securities has been formed to provide financing solutions for churches, charitable institutions and faith-based organizations and act as a selling agent for securities offered by such entities. In May 2012, MP Securities began selling Secured Investment Certificates issued by the Company pursuant to an offering to qualified investors that meet the requirements of Rule 506 of Regulation D, promulgated by the U.S. Securities and Exchange Commission (“SEC”). On September 24, 2012, MP Securities received a no objections letter from FINRA, thereby authorizing MP Securities to act as a selling agent for the Company’s Class A Notes offering under a registration statement declared effective by the SEC on October 11, 2012. In November 2012, MP Securities also began selling investments in mutual funds. In addition to serving as a selling agent for the Company’s Class A Notes and other debt securities, MP Securities will distribute debt securities issued by religious organizations and business members of credit unions the Company serves and will act as a selling agent in placing mortgage backed business loans made by credit unions to institutional investors.

In March 2013, MP Securities began selling the Company’s Series 1 Subordinated Capital Notes and 2013 International Notes.  On July 11, 2013, MP Securities executed a new membership agreement with FINRA which authorized it to act on a fully disclosed basis with a clearing firm to expand its brokerage activities. In addition, on July 11, 2013, the State of California granted its approval for MP Securities to provide registered investment advisory services. Finally, on September 26, 2013, MP Securities entered into a clearing firm agreement with Royal Bank of Canada Capital Markets, LLC (RBC Capital), thereby enabling it to open brokerage accounts for its customers. MP Securities can now offer a broad scope of investment products that enable it to better serve the Company’s clients and customers.

Our Business

We are a non-bank financial services company that conducts business on a national scope. We were organized for the specific purpose of assisting evangelical Christian churches and organizations by providing financing for the acquisition, development and/or renovation of churches or church-related properties, and to provide Christian investors the opportunity to participate in funding those projects.

The religious loan market segment has grown dramatically over the years since our inception and both the size of the loans and the number of qualified borrowers in this sector has steadily increased. Prior to the 2008 global financial crisis that adversely affected real estate values in certain regions of the United States, the size of the church and ministry mortgage financing market in the United States was estimated to range between $20 billion and $40 billion annually. While post-crisis estimates of the size of this market have been difficult to obtain, we believe that the demand for ministry loans will continue to exceed available lending and financing sources for this sector. We base our belief on our past experience with making loans to this market segment and on information we have obtained through contact with sources in the industry. We believe that the availability of lenders serving this market has been somewhat unpredictable as larger financial institutions expand, contract or vacate this niche market during periods of expansion or contraction. As a financial services company that has specialized in assisting these organizations since we commenced operations in 1991, we believe that the lack of predictable financing sources for evangelical Christian churches and organizations presents us with a significant opportunity. In addition, we believe that lenders that are active in the market for church loans appear to have tightened their credit standards. As the economic climate in the U.S. improves and real estate values in markets that have been adversely impacted by global economic conditions continue to improve, we believe that the secondary market for church and ministry loans presents a business opportunity that we intend to pursue.

Because the financial base and resources of church and ministry organizations have grown larger and these organizations increasingly employ more sophisticated accounting and budgetary practices, more financial institutions that do not normally originate religious loans are now willing to participate in or purchase loans in this market segment. As a result, a limited but robust secondary market for these loans has developed among financial institutions, especially credit unions, and we are an active participant in that market.

Our general practice in recent years has been to fund loan acquisitions with the sale of investor notes and loan participations.  We also have borrowings from the NCUA which require monthly principal and interest payments. We then repay borrowings and investor notes with sales of additional investor notes, mortgage loan prepayments and repayments, loan participation sales, and from our operating income. Our ability to access capital to repay borrowings under our credit facilities and maturing investor notes is subject to variability based upon a number of factors, including volatility in the capital markets, the relative interest rates that we are prepared to pay for our Investor Debt, the ability of our borrowers to access capital to repay or prepay their obligations to us, and our ability to sell our mortgage loan assets. Any occurrence that disrupts our ability to access capital from these sources may have a material adverse effect on our ability to grow our business, meet our commitments, and make distributions or payments to our equity owners and debt securities investors.

Our strategy to fund our mortgage loan investments includes the sale of debt securities to institutional and high net-worth investors collateralized by specific mortgage loans, expanded efforts to generate capital through the sale of loan participation interests to other financial institutions, and an increase in the sale of our debt securities through the efforts of our wholly-owned broker-dealer firm, MP Securities.

Our revenue is generated primarily from:

•	interest income earned on our mortgage loan investments;

•	fee income generated from originating and servicing mortgage loans;

•	gains realized on the sale of loans and loan participation interests to financial institutions;

•	successful efforts to manage, liquidate or sell real estate assets and maximize loan recoveries on delinquent loans in our loan portfolio; and

•

fee income generated from the sale of securities and investment products by our wholly-owned broker-dealer firm and investment advisory fees received by MP Securities as a registered investment advisor.

During the first nine months of 2014, our net interest margin was 2.98%. During 2013, we had successfully (i) increased our net interest margin from 2.82% to 3.03% through both the origination of high quality loans and the recognition of deferred loan fee income resulting from the sale of loan participations; (ii) sold three foreclosed assets for a total of $345 thousand in gains on sale; (iii) obtained regulatory approval from the SEC and FINRA for our wholly-owned broker-dealer firm, MP Securities, to begin acting as a registered investment advisor enabling us to increase the fees we earn; (iv) reduced our recorded investment in impaired loans through our improved collections; and (v) continued the process of implementing a strategy designed to diversify our revenue sources through the hiring of skilled staff that will allow us to pursue expansion of the services and investment products that MP Securities will be able to offer.  Our net income of $592 thousand for the year ended December 31, 2013 is the result of our improved loan origination, successful management of non-performing assets, and an increase in fees earned through servicing loans for others and the sale of investment products through MP Securities.  We accomplished this despite the resignation of our Chief Executive Officer, Billy Dodson, in October 2013. We believe we can continue these trends under the leadership of James Overholt, who was appointed interim Chief Executive Officer in November 2013, and subsequently hired as permanent Chief Executive Officer in May 2014. We will continue to undertake efforts to grow our balance sheet in order to take further advantage of our improved net interest margin and pursue new non-interest related sources of revenue.

For the nine months ended September 30, 2014, our net loss was $530 thousand, due in large part to the decrease in value of several of our foreclosed assets and the collateral securing our impaired loans.  Our net income for the year 2013 was $592 thousand, the second highest in our history. Our income for 2013 primarily resulted from successful efforts to sell certain real estate owned assets held on our balance sheet, record cash recoveries on a delinquent loan for which we had previously taken reserves for loan losses, improving our net interest margin on our  Mortgage Loan investments, and increasing non-interest income by transitioning most of our Mortgage Loan investments to servicing retained assets and through the sale of loan participation interests in some of our Mortgage Loan investments. For 2014, we have expanded our efforts to leverage our loan portfolio by selling $6.3 million in loan participation interests in our Mortgage Loan portfolio, we have hired two new investment advisers and improved the profitability of our broker-dealer and registered investment advisory firm, MP Securities, and we have improved the profitability of our core business assets by increasing our net interest margin to 2.98%.  Furthermore, we intend to ramp up our mortgage lending initiatives and continue our efforts to actively manage and monitor our real estate assets and delinquent loans in our loan portfolio.

Our Capitalization

Borrowings from Financial Institutions

At September 30, 2014, our total borrowings from institutional lenders was $94.8 million. At December 31, 2013, we had $99.9 million of total borrowings from institutional lenders compared to $103.8 million at December 31, 2012, a decrease of $3.9 million.

At September 30, 2014, our borrowings from institutional lenders consisted of the following credit facilities:

MU Credit Facility. On October 12, 2007, we entered into the MU Credit Facility with Members United, a federally chartered credit union located in Warrenville, Illinois. This facility consisted of two secured notes, for a secured $10 million revolving line of credit and for a secured $50 million revolving line of credit which was later amended to $100 million. Both notes were secured by certain Mortgage Loans under a recourse obligation. On August 27, 2008, we borrowed the entire $10 million available on the $10 million. This $10 million note was converted to a term loan with a maturity date of August 26, 2011.

On September 24, 2010, the NCUA placed Members United into conservatorship. Under this conservatorship, our MU Credit Facility was placed into, and administered by, an Asset Management Estate established by the NCUA. On November 4, 2011, we and the National Credit Union Administration Board (the “NCUA Board”) as liquidating agent of Members United entered into an $87.3 million credit facility refinancing transaction which amended and restated the original $100 million credit line we entered into with Members United on May 7, 2008. Under the terms of the amended loan documents, the principal balance and any interest due on the MU Credit Facility will mature on October 31, 2018. Accrued interest is due and payable monthly in arrears on the MU Credit Facility commencing on December 1, 2011 and on the first day of each succeeding month thereafter at the lesser of the maximum interest rate permitted by applicable law under the loan documents or 2.525%. The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the MU Credit Facility may not be re-borrowed. We repaid the $10 million note in 2011. The weighted average interest rate we paid on the MU Credit Facility was 3.98%.

Under the MU Credit Facility, we agreed to maintain a minimum collateralization ratio of 128%. If at any time we fail to maintain our required minimum collateralization ratio, we will be required to deliver cash or qualifying Mortgage Loans in an amount sufficient to enable us to meet our obligation to maintain a minimum collateralization ratio.

The MU Credit Facility includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the lender with interim or annual financial statements and annual and periodic reports filed with the SEC. Under the terms of the MU Credit Facility, we have established a lockbox maintained for the benefit of the NCUA that will receive all payments made by collateral obligors. Our obligation to repay the outstanding balance on this facility may be accelerated upon the occurrence of an “Event of Default” as defined in the MU Credit Facility. Such events of default include, among others, failure to make timely payments due under the MU Credit Facility, or our breach of any of our covenants.

As of September 30, 2014, the outstanding principal balance due on the MU Credit Facility was $73.8 million. As of September 30, 2014, the collateral securing the MU Credit Facility had an aggregate principal balance of $94.7 million.

WesCorp Credit Facility. We entered into the WesCorp Credit Facility on November 30, 2009 with WesCorp, a federally chartered credit union located in San Dimas, California. This facility consisted of a secured note which allowed us to borrow up to $28.0 million. The WesCorp Credit Facility had a fixed interest rate of 3.95% and was initially secured by approximately $59.2 million of Mortgage Loans we previously pledged to secure our former BMO Credit Facility. Thus, the loan was initially secured by excess collateral of approximately $30.8 million. We used $24.6 million of the proceeds from the WesCorp Credit Facility to pay-off our former BMO Credit Facility.

On March 20, 2009, the NCUA assumed control of WesCorp under a conservatorship proceeding initiated by the NCUA under regulations adopted under the Federal Credit Union Act. Effective as of October 1, 2010, WesCorp was placed into liquidation by the NCUA. Pursuant to a letter dated October 25, 2010, we were advised that our WesCorp Credit Facility had been transferred to the Asset Management Assistance Center (“AMAC”), a facility established by the NCUA.

On November 4, 2011, we and the NCUA Board as liquidating agent of Western Corporate Federal Credit Union entered into a $23.5 million credit facility which amended and restated the WesCorp Credit Facility. Under the terms of the amended loan documents evidencing such credit facility, the principal balance and any interest due on the facility will be payable in full on October 31, 2018. Accrued interest on the WesCorp Credit Facility Extension is due monthly in arrears commencing on December 1, 2011 and on the first day of each succeeding month thereafter at the lesser of the maximum rate permitted by applicable law under the loan documents or 2.525%. As a result of this refinancing transaction, our interest rate was reduced from 3.95% to 2.525%. The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the WesCorp Credit Facility Extension may not be re-borrowed.

The WesCorp Credit Facility includes a number of other borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the NCUA with interim or annual financial statements and annual and periodic reports filed with the SEC.

The WesCorp Credit Facility, as extended, requires us to maintain a minimum collateralization ratio of at least 150%. If at any time we fail to maintain our required minimum collateralization ratio, we will be required to deliver cash or qualifying Mortgage Loans in an amount sufficient to enable us to meet our obligation to maintain a minimum collateralization ratio.

At September 30, 2014, the balance outstanding on the WesCorp Credit Facility Extension was $21.0 million. As of September 30, 2014, the collateral securing the WesCorp Credit Facility Extension had an aggregate principal balance of $31.8 million, which satisfies the minimum collateralization ratio for this facility.

The Class A Notes and Other Investor Debt Securities

Our Investor Debt consist of various series of notes sold under several registered public offerings as well as in private offerings. At September 30, 2014,  we had a total of $49.0 million of our investor debt securities outstanding. This amount included  $40.6 million of Class A Notes.  Our total Investor Debt outstanding at September 30, 2014 represented an increase of $1.3 million, or approximately 3%  from the $47.7 million total of our Investor Debt outstanding at December 31, 2013. Our Members’ Equity consists of regular and preferred membership interests held by several federal and state chartered credit unions. See “Description Of Our Membership Interests And Charter Documents” and “Security Ownership Of Certain Beneficial Owners And Management.”

At September 30, 2014 and December 31, 2013 and 2012, the balances of our outstanding Investor Debt were as follows: (dollars in thousands):

	Amount			Weighted Average Interest Rate
	2014	2013	2012	2014	2013	2012
SEC Registered Public Offerings
Class A Offering	$40,584	$36,986	$40,485	3.83%	3.92%	4.19%
National Alpha Offering	--	159	2,772	--%	1.96%	5.49%

Private Offerings
Special Offering	2,830	5,793	8,954	3.73%	4.98%	4.78%
Special Subordinated Notes	4,971	4,018	6	4.90%	4.63%	5.45%
Secured Notes	308	302	56	2.87%	2.87%	2.49%
International Offering	345	409	291	3.64%	3.47%	3.78%
Total	$49,038	$47,667	$52,564

At September 30, 2014, our investor notes had future maturities during the twelve month period ending September 30 as follows (dollars in thousands):

2015	$21,802
2016	11,081
2017	4,757
2018	6,030
2019	5,368
$49,038

The Alpha Class Notes. The Alpha Class Notes were issued in five Series having maturities up to 120 months. The last of the outstanding Alpha Class Notes were repaid in 2014.

Special Notes.  Unsecured general obligation notes having various terms we have issued over the past several years to ministries, ministry-related organizations, and individuals. Except for a small number of investors (in total not exceeding 35 persons), the holders of these Notes are accredited investors within the meaning of Regulation D under the 1933 Securities Act. We may continue to sell our debt securities to eligible investors on an individual, negotiated basis as we deem appropriate and in compliance with exemptions from registration or qualifications under federal and applicable state securities laws.

Special Subordinated Notes. Subordinated notes having various terms we have sold and may sell from time to time to ministries, ministry-related organizations, and individuals who are accredited investors within the meaning of Regulation D under the 1933 Securities Act. We may continue to sell our debt securities to eligible investors on an individual, negotiated basis as we deem appropriate and in compliance with exemptions from registration or qualifications under federal and applicable state securities laws. We offer these notes from time to time to accredited investors. Their payment is subordinated to all of our other current and future debt.

Secured Notes. Secured certificated debt obligations we have sold and may sell from time to time to ministries, ministry-related organizations, and individuals who are accredited investors within the meaning of Regulation D under the 1933 Securities Act. We may continue to sell our debt securities to eligible investors on an individual, negotiated basis as we deem appropriate and in compliance with exemptions from registration or qualifications under federal and applicable state securities laws. The payment of these obligations is secured by a pool of our mortgage loans.

International Notes. Unsecured general obligation notes having various terms we have sold and may sell from time to time in offshore transactions to individuals who are not residents of, or present in, the United States at the time they purchase their note.

Members’ Equity

Our Members contribute equity capital to our Company through contributions for their membership interests. Total Members’ equity was $9.3 million at September 30, 2014. See “Description Of Our Membership Interests And Charter Documents” and “Security Ownership Of Certain Beneficial Owners And Management.”

Competition

Although the demand for church financing is both broad and fragmented, no one firm has a dominant competitive position in the market. We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, REITs, insurance companies and other financial institutions to service this market. Many of these entities have greater marketing resources, extensive networks of offices and locations, larger staffs and lower cost of operations due to their size. We believe, however, we have developed an efficient, effective and economical operation that (i) specializes in identifying and creating a diversified portfolio of church mortgage loans that we or ECCU originate and (ii) preserves our capital base and generates consistent income for distribution to our debt securities investors (including the Holders) and our equity investors.

We rely upon the extensive experience of our officers, management and Managers in working with ministry related financing transactions, loan origination, and investment in churches, schools, ministries and non-profit organizations.

Regulation

General

We are organized as a credit union service organization and, as a result, are subject to the regulations promulgated by the NCUA that apply to CUSOs. As a CUSO, we primarily serve the interests of our credit union equity investors and members of such credit unions. We are also subject to various laws and regulations which govern: (i) credit granting activities; (ii) establishment of maximum interest rates; (iii) disclosures to borrowers and investors in our equity securities; (iv) secured transactions; (v) foreclosure, judicial sale and creditor remedies that are available to a secured lender; and (vi) the licensure requirements of mortgage lenders, finance lenders, brokers and financiers.

As a CUSO, we are limited in the scope of activities we may provide. In addition, our federal credit union equity investors are permitted to invest in or lend to a CUSO only if the CUSO primarily serves credit unions, its membership or the membership of credit unions contracting with the CUSO. While the NCUA lacks direct supervisory authority over our operations, our federal credit union equity owners are subject to regulations which govern the rules and conditions of an investment or loan they make or sell to a CUSO. In addition, state chartered credit unions must follow their respective state’s guidelines which govern investments by a state chartered credit union. Our equity owners that are regulated by the California Department of Business Oversight (“DBO”), in particular, must comply with DBO regulations that govern their investment in or loans they make to a CUSO.

Tax Status

Effective with our conversion from a corporate form of organization to a limited liability company organized under the laws of the State of California on December 31, 2008, we have chosen to be treated as a partnership rather than a corporation for U.S. tax law purposes. As a result, profits and losses will flow directly to our equity investors under the provisions of our governing documents. If we fail to qualify as a partnership in any taxable year, we will be subject to federal income tax on our net taxable income at regular corporate tax rates. As a limited liability company organized under California law, we are also subject to an annual franchise fee plus a gross receipts tax on our gross revenues from our California based activities if our gross revenues are in excess of $250 thousand per year.

Regulation of Mortgage Lenders

We conduct loan originating activities for churches and related ministry projects. Many states regulate the investment in or origination of mortgage loans. Under the California Finance Lender’s Law, no lender may engage in the business of providing services as a “finance lender” or “broker” without obtaining a license from the DBO, unless otherwise exempt under the law. We conduct our commercial lending activities under California Finance Lender License # 603F994.

As a finance lender, we are licensed with the DBO and file reports from time to time with the DBO. Accordingly, the DBO has enforcement authority over our operations as a finance lender, which includes, among other things, the ability to assess civil monetary penalties, issue cease and desist orders and initiate injunctive actions. We also are subject to licensing requirements in other jurisdictions in connection with our mortgage lending activities. Various laws and judicial and administrative decisions may impose requirements and restrictions that govern secured transactions, require specific disclosure to our borrowers and customers, establish collection, foreclosure, and repossession standards and regulate the use and reporting of certain borrower and customer financial information.

As we expand our loan originations outside of the State of California, we will need to comply with laws and regulations of those states. The statutes which govern mortgage lending and origination activities vary from state to state. Because these laws are constantly changing, due in part, to the challenge facing the real estate industry and financial institutions from residential lending activities, it is difficult to comprehensively identify, accurately interpret and effectively train our staff with respect to all of these laws and regulations. We intend to comply with all applicable laws and regulations wherever we do business and will undertake a best efforts program to do so, including the engagement of professional consultants, legal counsel, and other experts as deemed necessary by our management.

Loan Brokerage Services

In 2009, we created a new subsidiary, MP Realty, which provides loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. The California Bureau of Real Estate issued MP Realty Services, Inc. a license to operate as a corporate real estate broker on February 23, 2010. As we expand our loan brokerage activities to other states, we may be required to register with these states as a commercial mortgage broker if we are directly or indirectly marketing, negotiating or offering to make or negotiate a mortgage loan. We intend to monitor these regulatory requirements as necessary in the event MP Realty provides services to a borrower, lender, broker or agent outside the State of California.

Environmental Issues Associated with Real Estate Lending

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), a federal statute, generally imposes strict liability on all prior and current “owners and operators” of sites containing hazardous waste. However, Congress acted to protect secured creditors by providing that the term “owner and operator” excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this “secured creditor exemption” has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for clean-up costs on contaminated property that they hold as collateral for a loan. To the extent that legal uncertainty exists in this area, all creditors that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for clean-up costs, which costs often substantially exceed the value of the collateral property. In addition, state and local environmental laws, ordinances and regulations can also impact the properties underlying our mortgage loan investments. An owner or control party of a site may also be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Regulation of Financial Services

The financial services industry in the U.S. is subject to extensive regulation under federal and state laws. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) was enacted on July 21, 2010. The Dodd-Frank Act resulted in sweeping changes in the regulation of financial institutions and created a new Consumer Financial Protection Bureau and Financial Stability Oversight Council with authority to identify institutions and practices that might pose a systemic risk. Because of the nature of our business, we do not expect this legislation to have a significant direct impact on our business. Because many of the implementing regulations have yet to be written by various regulatory agencies, we cannot give any assurances that the Dodd-Frank Act will have no material effect on our business.

Our wholly-owned broker-dealer firm, Ministry Partners Securities, LLC, commenced limited operations in the first quarter of 2012. On September 24, 2012, MP Securities received a no objection letter from FINRA, thereby authorizing the Company to act as a selling agent for the Company’s Class A Notes offering that is offered under a registration statement declared effective by the U.S. Securities and Exchange Commission (“SEC”) on October 11, 2012.  In March 2013, MP Securities received a license from the California Department of Insurance to act as a Resident Insurance Producer d/b/a Ministry Partners Insurance Agency. On July 11, 2013, MP Securities executed a new membership agreement with FINRA which authorized it to act on a fully disclosed basis with a clearing firm to expand its brokerage activities. In addition, on July 11, 2013, the State of California granted its approval for MP Securities to provide registered investment advisory services. As a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, MP Securities is subject to regulation by the U.S. Securities and Exchange Commission and regulation by state securities administrators in the states in which it will conduct its activities. MP Securities is also subject to regulations imposed by the California Department of Business Oversight.  We have registered MP Securities in several, but not all of the States.

Much of the regulation of broker-dealers in the U.S. has been delegated to self-regulatory organizations, principally FINRA and the securities exchanges. FINRA adopts and amends rules (which are subject to approval by the SEC) for regulating the industry and conducts periodic examinations of member firms. The SEC, FINRA and state securities administrators may conduct administrative proceedings that can result in censure, fine, suspension or expulsion of a broker-dealer, its officers or employees.

As a broker-dealer firm, MP Securities is subject to regulation regarding sales methods, use of advertising materials, arrangements with clearing firms or exchanges, record keeping, regulatory reporting, conduct of managers, officers and employees and supervision. To the extent MP Securities solicits orders from customers, it is subject to additional rules and regulations governing sales practices and suitability rules imposed on member firms. Because MP Securities acts as a selling agent for the Company’s Class A Notes offering that is sold under a registration statement filed with the SEC, FINRA must approve MP Securities’ participation in this public offering. On September 24, 2012, MP Securities received a no objections letter from FINRA, thereby authorizing MP Securities to act as a selling agent for the Company’s Class A Notes offering under a registration statement declared effective by the SEC on October 11, 2012.

Our wholly-owned subsidiary, MP Securities, is also required to maintain minimum net capital pursuant to rules imposed by FINRA. In general, net capital is the net worth of the entity (assets minus liabilities) less any other imposed deductions or other charges. If a member firm fails to maintain the required net capital it must cease conducting business and, if it does not do so, it may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by FINRA. Under its Membership Agreement entered into with FINRA, MP Securities is required to maintain minimum net capital of the greater of $5,000 or one-eighth of it aggregate indebtedness as defined under FINRA Rule 15c3-1(k)(2)(ii).

Regulation of Investment Advisers

On July 11, 2013, the State of California granted its approval for MP Securities to provide investment advisory services.  As a California registered investment advisory firm, MP Securities is required to develop and maintain compliance procedures, record keeping procedures, comply with custody rules, marketing and disclosure obligations. MP Securities is also subject to the Investment Advisers Act of 1940, as amended, and related regulations. The SEC is authorized to institute proceedings and impose fines and sanctions for violation of the Investment Advisers Act.  In addition to ensuring MP Securities’ compliance with federal and state laws governing its activities as a California registered investment advisory firm, the California DBO requires that representatives hired by MP Securities meet certain qualification requirements, including complying with certain testing requirements and examinations.

Our failure to comply with the requirements of the Investment Advisers Act, related SEC rules or regulations and provisions of the California Corporations Code and Code of Regulations could have a material effect on us. We believe we are in full compliance in all material aspects with SEC requirements and California laws and regulations. As MP Securities hires new registered investment advisers, it will be required to monitor its compliance with SEC and DBO regulations.

Privacy Standards

The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 (“GLBA”) modernized the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. We are subject to regulations implementing the privacy protection provisions of the GLBA. These regulations require us to disclose our privacy policy, including identifying with whom we share “non-public personal information” to our investors and borrowers at the time of establishing the customer relationship and annually thereafter. The State of California’s Financial Information Privacy Act also regulates consumer’s rights under California law to restrict the sharing of financial data. In recent years, there has been a heightened legislative and regulatory focus on data security, including requiring customer notification in the event of a data breach. Congress has held several hearings in the subject and legislation has been introduced which would impose more rigorous requirements for data security and response to data breaches. As MP Securities expands its investment advisory business operations, it will also need to monitor regulatory initiatives promulgated under Dodd-Frank that affect investment advisers.

Patents, Trademarks and Licensing

We do not rely on any significant patent, trademark, license or franchise to operate our business. We own the rights to the trademarks “Ministry Partners Investment Corporation®”, “Ministry Partners and design®”,  “Ministry Partners Investment Company, LLC Joy in Investing”, “Ministry Partners Securities, LLC”, and “Ministry Partners Investment Company and Design” and have obtained U.S. trademark registrations for these marks with the U.S. Patent and Trademark Office.

Certain Legal Aspects of Our Mortgage Loan Investments

Description of Legal Aspects

The Mortgage Loans are in the form of promissory notes secured by deeds of trust or mortgages on real property or other assets. In general, these notes require the borrower to pay principal and interest on specified dates. The deed of trust or mortgage securing the Mortgage Loan generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

Debtor Protection Statutes

In the event the principal and interest is not paid within a specified period, we must first attempt to collect on the Mortgage Loan by foreclosing on the real property or other asset securing the loan. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the Mortgage Loan note. We must foreclose on the property under the deed of trust. Our ability to recover the value of the Mortgage Loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws. Currently, the majority of our Mortgage Loans are secured by property located in the State of California.

California, as most states, imposes statutory prohibitions which limit the remedies of a secured lender. A secured lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured real property. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a “purchase money loan”) or the loan is secured by the borrower’s residence. Where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the Mortgage Loan through a private sale foreclosure.

In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions, including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its Mortgage Loan in the event of a default.

Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing Mortgage Loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of Mortgage Loans, including laws and regulations governing federal and state consumer protection, truth-in-lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations.

As a result of these debtor protection laws, we could sustain a loss as a result of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of Mortgage Loans. Also, these laws and regulations are subject to continual change and evolution and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

OUR MORTGAGE LOAN BUSINESS

Lending Activities

Loan Origination, Acquisition and Underwriting

Our in-house staff, operational systems, and underwriting resources have enabled us to originate, underwrite and service our mortgage loan investments. From time to time, we also purchase mortgage loans and loan participation interests from other financial institutions, including ECCU. When we acquire a mortgage loan or loan participation interest, we apply our internally developed underwriting criteria and loan acquisition policies and review the underwriting procedures carried out by the financial institution that is selling the loan or participation interest.  When we originate a loan, we rely entirely on our own underwriting capabilities and standards. Typically, we receive an origination fee and loan processing fee at the inception of each loan.

As a result of our increased focus on originating our own loans, we originated $9.7 million in loans during the nine months ended September 30, 2014. We originated $32.7 million in loans during the year ended December 31, 2013, as compared to $9.7 million and $4.7 million in loans during the years ended December 31, 2012 and 2011, respectively. As a result of the efforts of our lending professionals, the Company now has the capacity, capability and underwriting experience to originate substantially all of our mortgage loan investments. In 2013, we also purchased $1.1 million in loans from ECCU. In 2012, we purchased $3.3 million in mortgage loans from ECCU as well as $9.1 million in mortgage loans and mortgage loan participations from other financial institutions.

Servicing

Beginning in 2010, when we implemented a new core processing system, we have serviced an increasing number of our own loans. As of September 30, 2014, we were servicing 115 loans totaling approximately $107.1 million in loan principal amount, compared to 107 loans we serviced at December 31, 2013 having an approximate principal amount of $112.5 million and the 60 loans we serviced as of December 31, 2012 totaling $77.2 million in principal. Even accounting for the cost of adding new staff and systems to increase our loan servicing capacity, we expect to achieve significant decreases in costs by servicing our loan portfolio over the next several years. Our servicing capability also represents the operational foundation of our loan participation strategy, which will enable us to produce recurring servicing revenue from loan participations sold. We sold participations in nine loans during the nine months ended September 30, 2014, which resulted in $31 thousand in gains on loan sales. We also recognized  $75 thousand in servicing fee income during the nine months ended September 30, 2014. We sold participations in four loans during the year ended December 31, 2013, which resulted in $54 thousand in gains on loan sales and $63 thousand in servicing fee income. Our technology platform enables us to process, record, transmit and account for all financial and operational data for the benefit of other credit unions, finance lenders, churches, financial institutions and investors. With these additional capabilities, we believe we will be able to continue to expand our loan servicing capabilities.

We have also entered into a servicing agreement with ECCU for certain of our mortgage loan investments. As of December 31, 2013, ECCU serviced 26 loans for us having an approximate total principal amount of $33.0 million. This was a decrease from the 59 loans ECCU serviced for us as of December 31, 2012, having an approximate total principal amount of $76.1 million. As of September 30, 2014, ECCU was servicing 21 loans having an approximate total principal amount of $27.5 million. We also own approximately $2.9 million in mortgage loan investments which are being serviced by America’s Christian Credit Union, a Glendora, California based credit union.

Types of Loans

We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry related properties. Generally, our loans are secured by first mortgage liens, but we may invest in loans secured by second liens or which are guaranteed junior secured obligations, or in unsecured loans, if such loans meet our loan criteria.

Permanent Loans

We acquire or originate mortgage loans that may have an adjustable interest rate or fixed rate. The term for a mortgage loan may not exceed 30 years and the maximum loan to value ratio may not exceed 90% without approval from our Board of Managers. Historically, our standard loan investments have been limited to five year maturities. Recently, however, we have begun making offers of ten year maturities on newly originated loans and renewals of existing loans.

Construction Loans

Construction loans may be made to finance the construction or restoration of facilities for schools, worship facilities or ministry related purposes. These loans normally will have a final maturity that will not exceed five years, with a construction draw period that will not exceed 12 months. In most instances, construction loans are interest-only on the outstanding balance drawn for construction. Under our Church and Ministry Loan Policy, the maximum loan to value ratio for a construction loan is 90%. As of September 30, 2014, we did not have any construction loans outstanding.

Participation Interests

From time to time, we also invest in participation interests in secured mortgage loans, whereby we own a participation interest in a mortgage with a credit union or other lender. By investing in a participation interest, we can participate in a larger loan investment and diversify our mortgage loans investment portfolio while minimizing our exposure to the aggregate amount of the loan. When we invest in a “participation interest”, we purchase an undivided interest in a loan that has been originated by a credit union or other financial institution and we share principal and interest payments received from the borrower in an agreed upon manner. When we purchase a participation interest, the purchase transaction is governed by a participation agreement entered into by the originator and the participant containing guidelines as to ownership, control and servicing rights.  In most instances, the originator retains all rights with respect to enforcement, collection and administration of the loan.  When we enter into a loan participation agreement to purchase a loan participation interest from a financial institution, we may have more limited access to the borrower and the lead lender is generally entitled to exercise discretionary power in administering performing loans and undertaking collection efforts in connection with any of its non-performing loans.

Due to our enhanced ability to originate and service our own loans, our investment in loan participations has been significantly reduced. As of September 30, 2014, approximately $23.7 million, or 17% of our total loan portfolio, consisted of loan participations we purchased from other financial institutions, including ECCU. For the year ended December 31, 2013, approximately $28.7 million, or 19% of our total loan portfolio, consisted of loan participations we purchased from other financial institutions.

Line of Credit

We may make line of credit arrangements available to borrowers to meet their temporary working capital needs. The term of such arrangements typically will not exceed one year and will provide for minimum interest payments during the term of the loan. For loans made to members of credit unions that are secured by real property, accounts receivable, and/or inventory, the maximum loan to value ratio is 90% based upon the current value of the collateral. As of September 30, 2014, we had $155 thousand in unfunded line of credit commitments.

Letters of Credit

Under our Church and Ministry Loan Policy, we are authorized to issue letters of credit granting the person named in the letter the right to demand payment from us for up to a specified amount provided the conditions set out in the letter are met. We require that a letter of credit be fully secured by funds on deposit or restricted funds on a line of credit with a draw period on the line of credit that meets or exceeds the draw period on the letter of credit. As of September 30, 2014, we had $1.9 million in outstanding letter of credit commitments.

Our Loan Policies

Our loan underwriting process involves a review and analysis of the church or ministry’s financial operation, the strength of the organization’s leadership team, prior history, financial capability, value of collateral and general creditworthiness.  Our Managers establish our loan policies and review them periodically and, from time to time, have authorized designated loan officers and our President to make loans within certain limits established by our Managers. Our Managers adopted a Church and Ministry Loan Policy to support our expanded levels of acquisition and origination of loans and also appointed a Credit Review Committee to review and carry out our loan policy. The Credit Review Committee may approve loans up to 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less. For loans exceeding the threshold, our Managers have established an Investment Committee that reviews our loans and loan requests which exceed certain prescribed limits under our loan policies. Upon approval, we issue a written loan commitment to the applicant that specifies the material terms of the loan.

Our Mortgage Loan Investment Standards

Our policy is to require each of our mortgage loan investments to meet the following criteria:

•

Demonstration of Ability to Pay. The borrower must support its overall ability to timely pay principal and interest by its operational and cash flow history. For these purposes, “cash flow” includes donations and other revenue which the borrower can demonstrate to be continuing. Generally, debt service payments of the mortgage loan may not exceed a reasonable percentage of the borrower’s cash flow over the expected term of the loan.

•	Term of Loan. The remaining term of each mortgage loan must be thirty (30) years or less from the date we acquire or originate the loan.

•	Priority of Secured Interest. The mortgage loan must be evidenced by a written obligation and must be secured by a deed of trust on the mortgaged property.

•

Funding Escrow. Mortgage loans must be funded through a formal escrow in a customary manner in order to assure that we receive good title to our security interest in the loan at the time the loan is funded.

•

Value of Security. Each mortgage loan must be secured by real property for which there is a recent independent appraisal or other independent valuation available for review which supports the value of the property.

•	Title Insurance. Each mortgage loan must be covered by a standard lender’s title insurance policy.
•

Application of Loan Proceeds. Procedures must be established to assure the loan proceeds will be used for the purposes authorized. Unless we waive the requirement for good cause, loan proceeds must be available only for expenditures on account of the project for which the loan was made.

•	Inspection. We, the original lender, or the lender’s representative must have made a personal on‑site inspection of the property securing the loan.

•

Insurance. We require our borrowers to obtain standard insurance protection customary in the industry, including title insurance (to insure against title defects and some forms of documentation), and liability and casualty insurance in customary amounts. We may also require special insurance in connection with particular mortgage loans, including earthquake, flood and environmental hazard insurance.

•

Lines of Credit and Letters of Credit. Our typical mortgage loan investment is a conventional real estate loan. However, from time to time we may make a loan commitment or loan funds pursuant to a line of credit or a letter of credit. These commitments and loans are typically secured by real property or funds pledged by the borrower. We require that our Loan Investment Committee approve the transaction.

•	Credit Union Members. Loans can be only made to credit union members or our investors, unless otherwise permitted by our Church and Ministry Loan Policy.

•

Location of Collateral.  Each mortgage loan must be secured by real property located in the United States. Unsecured loans may be made without a geographical limitation provided that all payments are made in U.S. dollars and the financial statements of the borrower are in English.

•

Loan Limits.  The aggregate total of all construction loans or loans secured by junior liens on real property may not exceed 200% of our tangible net worth. The maximum aggregate amount of any loan or loans to one borrower (or to related entities) may not exceed 25% of our tangible net worth at the time the loan is funded or acquired. The maximum aggregate amount of unsecured loans to any one borrower may not exceed 10% of our tangible net worth at the time the loan is funded or acquired. For any loan that exceeds 25% of our tangible net worth or 5% of our loan portfolio, whichever is less, the loan must be approved by our Managers prior to funding.

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Subject to the foregoing discussion, the following tables demonstrate and confirm our compliance with these loan limit policies:

AGGREGATE CONCENTRATION LIMITS
(dollars in thousands)
	Policy	Period Ended			Year Ended			Year Ended
	Limit	September 30, 2014			December 31, 2013			December 31, 2012

	% of Tangible Net Worth (TNW)	Number of Loans	Unpaid Balance	% of TNW	Number of Loans	Unpaid Balance	% of TNW	Number of Loans	Unpaid Balance	% of TNW
Construction Loans	200%	--	$--	-%	2	$774	7.8%	1	$65	0.7%
Junior Liens	200%	12	9,607	102.8%	12	9,930	99.9%	9	10,210	106.9%
Unsecured Loans	100%	3	89	1.0%	3	109	1.1%	1	72	0.8%

SINGLE BORROWER CONCENTRATION LIMITS
(dollars in thousands)
	Policy	Period Ended			Year Ended			Year Ended
	Limit	September 30, 2014			December 31, 2013			December 31, 2012

	% of Tangible Net Worth (TNW)	Number of Loans Over Limit	Unpaid Balance	% of Portfolio	Number of Loans Over Limit	Unpaid Balance	% of Portfolio	Number of Loans Over Limit	Unpaid Balance	% of Portfolio
Unsecured Loans to One Borrower	10%	--	$89	0.1%	--	$109	0.1%	--	$72	0.1%
Loans to One Borrower	25%	19	47,746	34.7%	17	46,608	30.9%	29	70,786	44.8%

LARGEST SINGLE BORROWER EXPOSURES
(dollars in thousands)
	Policy	Period Ended		Year Ended		Year Ended
	Limit	September 30, 2014		December 31, 2013		December 31, 2012

	% of Tangible Net Worth (TNW)	Aggregate Unpaid Balance	% of TNW	Aggregate Unpaid Balance	% of TNW	Aggregate Unpaid Balance	% of TNW
Largest Real Estate Secured Loan	25%	$4,330	46.3%	$4,395	44.2%	$4,564	47.8%
Largest Unsecured Loan	10%	61	0.7%	61	0.6%	72	0.8%
Largest Single Borrower	25%	4,330	46.3%	4,395	44.2%	4,564	47.8%

Of the 19 loans that were out of compliance at September 30, 2014,  seven were approved as exceptions by our Board of Managers or our Loan Investment Committee, one loan was purchased before the current policy was adopted, and one loan was purchased by MPF under a different policy that existed for MPF at the time and was subsequently transferred to us as part of the liquidation of one of our credit facilities.  The remaining 10 loans migrated out of compliance solely due to a decline in our tangible net worth in the years since the loans were purchased or originated, which was mainly the result of increased provisions for loan losses.  Although the risk presented by these 10 loans will be mitigated by increasing our tangible net worth through generating consistent net profits for our equity owners, our lending team began to focus on originating smaller loans in 2013, has done so through the first nine months of 2014, and plans to continue to do so in the future.  We have also used loan participation sales to reduce the risk of originating relatively large loans.

All loan applicants must complete an application and provide suitable documentation demonstrating an ability to repay the loan and submit this application to our offices in Brea, California. For new loans greater than $500,000, we or our designated representative will conduct a site visit to inspect the collateral and conduct our due diligence review of the applicant. Each loan must meet our Church Ministry and Loan Policy guidelines.

Based in part on the foregoing criteria, we have adopted a risk rating system for rating the risk of our mortgage loan investments. Our Managers and management team monitor portfolio composition regularly and may, from time to time, establish guidelines for management regulating the fraction of the portfolio that may be invested in each risk category. We monitor the risk ratings of our Mortgage Loan portfolio on a regular basis.

Our Loan Investment Portfolio

We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry-related properties. Generally, our mortgage loans are secured by first liens, but under limited circumstances, we may invest in loans secured by junior liens. The payment of our mortgage loan investments is not insured and, in general, is not guaranteed by any person or by any government agency or instrumentality. We must, therefore, look to foreclosure on the property securing the loan as the primary source of recovery in the event the loan is not repaid as required. Some of our mortgage loan investments are partial participation ownership in a mortgage loan, whereby we own an undivided interest in the loan investments with other institutions. Generally, the percentage of our ownership interest in our mortgage loans has ranged from 1% to 100%. Joint ownership allows us to participate in larger loans and in a greater number of loans than we would otherwise be able to afford, and therefore allows us to achieve greater diversification for our mortgage loan investment portfolio.

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Our cash and loan investments for the nine months ended September 30, 2014 and the years ended December 31, 2013 and 2012 are set forth below:

	(dollars in thousands)
	2014	2013	2012
Assets:
Cash	$13,380	$7,483	$10,068
Loans receivable, net of allowance for loan losses of $2,487 and $2,856 as of September 30, 2014 and December 31, 2013, respectively	133,775	146,519	152,428
Accrued interest receivable	598	607	672

Set forth below are the amounts invested in each loan category at September 30, 2014, December 31, 2013 and 2012, respectively (dollars in thousands):

	(dollars in thousands)
	2014		2013		2012
Loans to evangelical churches and related organizations	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
Real estate secured	$137,490	99.9%	$149,805	99.4%	$157,259	99.9%
Construction	--	--%	774	0.5%	65	0.0%
Unsecured	89	0.1%	109	0.1%	72	0.1%
Total	$137,579	100.0%	$150,688	100.0%	$157,396	100.0%

At September 30, 2014, we had no loans that are considered individually material (10% of net assets or greater) to our financial operations.

Our Net Interest Income and Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest‑earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on our investor notes and lines of credit. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

Please see the discussion under “Management Discussion and Analysis of Financial Condition − Results of Operations” for information regarding our historical interest costs, interest income and yields realized on our mortgage loan investments for the nine months ended September 30, 2014 and the years ended December 31, 2013 and 2012.

Loan Maturities

The following table sets forth the future maturities of our Mortgage Loan portfolio at September 30, 2014:

	Dollar Amount of Mortgage Loans
	Maturing During Year (in thousands)
Mortgage Loan Portfolio at:	2014	2015	2016	2017	2018	After 2018	Total
September 30, 2014	$11,138	$22,692	$19,405	$16,886	$13,186	$54,272	$137,579

Included in the table above are 82 adjustable rate loans.  These loans, totaling approximately $72.5 million, are due in 2021 or later.

Diversification of Our Mortgage Loan Portfolio

The following table sets forth, as of September 30, 2014, December 31, 2013 and 2012, each state in which: (i) the unpaid balance of our mortgage loans was 10% or more of the total unpaid balance of our loan portfolio; and (ii) the number of our loans was 10% or more of our total loans:

	California
	(dollars in thousands)
	2014	2013	2012

Unpaid Balance of Loans	$38,395	$44,652	$51,395
Percent of Total Loans	27.91%	29.63%	32.65%

Number of Loans	41	44	42
Percent of Total Loans	29.50%	31.88%	34.15%

	Texas
	(dollars in thousands)
	2014	2013	2012

Unpaid Balance of Loans	$11,942	$16,224	$19,575
Percent of Total Loans	8.68%	10.77%	12.44%

Number of Loans	7	9	12
Percent of Total Loans	5.04%	6.52%	9.76%

Our Loan Renewal Policies

We offer to renew, re-underwrite or otherwise continue (i.e. renew) a maturing loan on a case-by-case basis, based on the terms of the maturing loan, the credit status of the borrower and our liquidity needs at the time. Prior to maturity, each loan is analyzed and re-underwritten to determine if it is a possible rollover candidate. Management then reviews our liquidity needs and conditions in determining whether to recommend to our Credit Review Committee to renew the loan.

Sale of Loan Participation Interests

From time to time, we enter into loan participation purchase and sale agreements and we believe there is a robust demand for church and ministry loans in the credit union industry. When we sell a participation interest, a certificate is delivered and agreed upon which identifies the name of the borrower, the principal amount due under the loan, purchase price, interest rate, maturity date and participation percentage acquired under the loan. When we sell a loan participation interest, we generally enter into a loan participation interest purchase agreement which includes standard representations and warranties that are typical for a transaction of this nature. In addition, we are obligated to alert purchasers of such interests of certain material events which might affect the financial condition of the borrower and collectability of the loan.

During the first nine months of 2014 and during 2013, we entered into loan participation agreements to sell $6.3 million and $9.9 million, respectively, of loan participations to several credit unions.  We did not sell any loan participations during the year ended December 31, 2012.

Performance and Monitoring of Our Loan Portfolio

Non-performing loans are closely monitored on an ongoing basis as part of management’s loan review and work-out process. The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.

As of September 30, 2014, 21 of our 139 mortgage loan investments are serviced by ECCU and subject to ECCU’s collection policies.  Under the terms of our servicing agreement with ECCU, we monitor each mortgage loan or participation interest we acquire to ensure full payments are received as scheduled.  We also receive monthly reports from ECCU regarding our mortgage loan investments, including delinquent loan status reports.  For the loans that we service, we monitor payment receipts and delinquency.  We produce status reports on these loans similar to those which we receive from ECCU.  These status reports are included in monthly and quarterly reports management prepares for our Managers.

Impaired Loans

An impaired loan is defined as a loan on which, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Impaired loans include delinquent loans, loans on non-accrual status and all restructured loans, regardless of the loan’s interest accrual status. We use the terms “impaired loan” and “non-performing loan” interchangeably in the discussion below.

A  “delinquent loan” is a loan which is 90 days or more past due. We treat a delinquent loan as an impaired loan. A “restructured loan” means a delinquent loan or an otherwise troubled loan for which we have given the troubled borrower concessions, generally with respect to payment accruals, interest rate reductions, and/or maturity date extensions, which we would not have given the borrower upon making the loan. A restructured loan may or may not be on non-accrual status. We treat a restructured loan as an impaired loan. While our Credit Review Committee closely monitors our loan portfolio performance, there have been no material changes in our practices, policies and procedures with regard to how we treat our non-performing loans that have been adopted over the past two years.

We “charge off” or “write off” a loan against our allowance or reserve for loan losses when we believe the uncollectability of the loan balance is confirmed. In most cases, this directly correlates to the completion of foreclosure proceedings on the collateral.  Prior to June 2011, we had never had a loan charge-off.  We recorded our first loan charge-off in June 2011 and recorded two additional charge-offs in 2012.  In 2013, we recorded a $978 thousand charge-off against an impaired loan.  In each of these instances, we incurred charge-offs immediately prior to the completion of foreclosure proceedings or sale of the impaired loans. We recorded two partial charge-offs in 2013 totaling $98 thousand on loans where we wrote down the principal balance of those loans.    We also recorded four partial charge-offs in 2014 totaling $584 thousand.

Delinquent Loans

When the U.S. encounters adverse economic conditions, credit contractions and declining real estate values, churches are often materially impacted by high unemployment rates, foreclosures on homes owned by their members, collapsing real estate values and diminished net worth of their congregations and members.  Contributions to churches and ministries are especially sensitive to these economic trends facing the U.S.

We report a mortgage loan as delinquent if it is 90 days or more in arrears. We have adopted a proactive approach in responding to delinquencies in our loan portfolio. We make direct contact with the borrower within ten (10) days of an initial late payment. If the situation progresses to 30 days or more, we follow up with an onsite visit to discuss the borrower’s circumstances and how the borrower can bring the loan current.

In circumstances we deem appropriate, we negotiate a work-out of the delinquent mortgage with the borrower. When an acceptable work-out of a delinquent mortgage cannot be reached, we, or ECCU for any loans it services for us, will generally proceed with a foreclosure proceeding on any collateral securing the loan. As of December 31, 2013, ECCU has initiated a foreclosure action on one mortgage loan in which we hold a participation interest, representing $817 thousand in outstanding indebtedness. Since inception, we have had eight mortgage loan investment losses that resulted in charge-offs, three of which occurred during the year ended December 31, 2013.  As of September 30, 2014, we had seven real estate owned properties with a net value of $5.5 million, which includes a valuation allowance of $899 thousand on the properties.

Due to adverse economic conditions in the U.S., many churches have been materially impacted by high unemployment rates, foreclosures on homes owned by their members, collapsing real estate values and diminished net worth of their congregations and members. Contributions to churches and ministries are especially sensitive to these economic trends facing the U.S. In 2009 and 2010, we experienced fluctuating but generally increasing rates in delinquencies on our mortgage loan investments. During 2011 and 2012, delinquency rates decreased, settling on 2.11% at December 31, 2012. Delinquencies increased slightly in 2013 to 3.02% at December 31, 2013, primarily due to $3.7 million in loans that went delinquent in December.  The delinquency rate decreased to 1.40% at September 30, 2014.

Non-performing Loans

The table below sets forth the amounts and categories of non-performing assets in our portfolio.  Loans are placed on non-accrual status when the collection of principal and/or interest becomes doubtful or other factors involving the loan or the borrower’s financial condition warrant placing the loan on non‑accrual status. Non-accrual loans represent loans on which interest accruals have been discontinued. Troubled debt restructuring arrangements (or “TDRs”) are loans which include renegotiated loan terms to assist borrowers who are unable to meet the original terms of their loans.  Such modifications may include a lower interest rate, an extension of the maturity date or reduction in accrued interest. All TDRs (restructured loans) are initially placed on non-accrual status regardless of whether the loan was performing at the time it was restructured. During the past two years, there have been no material changes in our practices or policies governing how we handle a non-performing loan.

The following is a summary of our non-performing mortgage loans at September 30, 2014, December 31, 2013, and 2012, respectively (dollars in thousands):

	2014		2013		2012

Non-accrual loans	$14,160	(1)	$17,609	(2)	$18,338	(3)
Loans 90 days or more past due and still accruing	--		--		--
Restructured loans on accrual status	--		1,308		221
Total non-performing loans	$14,160		$18,917		$18,559

Non-performing loans as a percentage of total loans	10.3%		12.6%		11.8%

(1) Includes $15.5 million of restructured loans on non-accrual status.
(2) Includes $15.1 million of restructured loans on non-accrual status.
(3) Includes $15.7 million of restructured loans on non-accrual status.

We had eleven nonaccrual loans as of September 30, 2014, twelve non-accrual loans as of December 31, 2013, and eleven non-accrual loans at December 31, 2012. For the nine months ended September 30, 2014, $455 thousand of our gross interest income would have been recorded had the non-accrual loans been current in accordance with their terms. For the years ended December 31, 2013 and 2012, $621 thousand and $915 thousand, respectively, of gross interest income would have been recorded had the non-accrual loans been current in accordance with their original terms. Interest in the amount of $21 thousand, $82 thousand and $67 thousand, respectively, was included in income for the nine months ended September 30, 2014 and the years ended December 31, 2013 and 2012 on non-accrual loans through the accretion of loan discount related to the net present value of cash flows. We monitor our non‑performing loans on an ongoing basis as part of our loan review and work‑out process. The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral for collateral-dependent loans, or the present value of projected future cash flows. As of September 30, 2014, December 31, 2013 and 2012, the Company did not have any loans past due 90 days and still accruing.

As of September 30, 2014, we held a 64.8% loan participation interest in a $4.17 million bridge loan we acquired from ECCU. ECCU provided bridge financing to an Illinois church which enabled the church to refinance its existing mortgage and pay certain construction site costs that had been completed prior to the funding of the mortgage refinancing transaction (the “Rockford Refinance Transaction”). After the refinancing transaction had been consummated, a contractor filed a claim for a mechanics lien and filed a multi-count complaint for damages and foreclosure against ECCU.  ECCU has filed a Counter-claim for Mortgage Foreclosure and other relief relating to a parcel of real estate on which the church is located.

Because the contractor had entered into a Construction Agreement with the church which pre-dated the recordation of the ECCU mortgage dated March 4, 2008, the contractor has alleged that its mechanics lien is in a first priority position with respect to the church parcel and has priority over ECCU’s mortgage interest.  ECCU has vigorously contested the contractor’s foreclosure claim and has asserted that the bridge financing transaction was consummated for the purpose of refinancing prior existing mortgages on the parcel, payoff certain pre-construction costs that had been completed prior to funding the loan and provide bridge financing to the church until a permanent loan was agreed upon.  By providing the church with a mortgage refinancing loan, ECCU asserts that it is entitled to priority over the mechanics lien under Illinois court decisions which apply the doctrine of equitable subrogation, thereby enabling the lender that advances money to pay someone else’s debt for which there exists a lien, to step into the shoes of the prior secured lender with the expectation of receiving an equal lien in priority in the secured asset.

In its initial Memorandum Decision and Order dated December 27, 2013, the Circuit Court of the 17th Judicial Circuit of Illinois ruled that the contractor’s Motion for Summary Judgment as to the priority of its mechanics lien was granted and deemed to have priority over ECCU’s mortgage. On May 2, 2014, ECCU filed a Motion to Reconsider the Court’s Order Regarding Priority of Liens and on June 26, 2014, the Court heard arguments from counsel and reviewed briefs and memoranda submitted by the parties.  In its ruling, the Court granted ECCU’s Motion to Reconsider, vacated its prior Order and Opinion and further denied Motions for Summary Judgment filed by both ECCU and the contractor. The Court further noted that genuine issues of fact remain unresolved and set a hearing date to establish a discovery schedule. Because the Company holds a 64.8% loan participation interest in the church parcel that is the subject of the Illinois foreclosure proceedings, the Company has carefully monitored the value of the church facility which serves as collateral for the ECCU mortgage loan. The Company also holds a 64.8% partial REO interest in four other properties which were the subject of separate foreclosure actions filed by ECCU against the church. The Company has taken $292.6 thousand in provisions for loan losses against the primary church parcel that is the subject of the Illinois foreclosure proceedings and has taken an additional $629.3 thousand in provisions for losses against four partially owned REO properties it holds that were successfully foreclosed upon by ECCU.

While the Company has been advised by ECCU that it believes there is a substantial basis for its priority claim and reasonable possibility for obtaining a successful outcome in the Illinois foreclosure proceedings, ECCU has also advised the Company that it believes that the title insurance company and closing agent for the Rockford Refinancing Transaction should have a duty to indemnify ECCU for any loss that ECCU may suffer due to a ruling, if granted by the Court, that ECCU’s mortgage has lower priority than the mechanics lien recorded against the church facility.

Based upon our review of the litigation pleadings in the Illinois foreclosure action, title policy and related loan closing documents for the $4.17 million loan transaction, the Company believes, but can grant no assurances, that it will be able to recoup a substantial portion of the valuation allowances it has previously recorded against four partially owned REO assets that it obtained in foreclosure proceedings against the church and partial interest in the mortgage loan that is the subject of foreclosure proceedings relating to the church’s primary worship facility.

Since our inception in 1991, we have recognized $350 thousand in gains on sale of foreclosed assets.    As of September 30, 2014, our interest in real estate owned properties acquired in foreclosure proceedings is carried at a value of $5.5 million.

Restructured Loans

A “restructured loan” or “troubled loan restructuring” means a delinquent loan or an otherwise troubled loan for which we have agreed on a work-out and have given the troubled borrower concessions, generally with respect to payment accruals, interest rate reductions, and/or maturity date extensions, which we would not have given the borrower upon making the loan. We classify a loan as a restructured loan when we make concessions we would not otherwise consider if offering a loan to a borrower. A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, or reduction of accrued interest owed on the loan on a contingent or absolute basis. A restructured loan may or may not be on non-accrual status. We treat a restructured loan as an impaired loan. While our Board’s Credit Review Committee closely monitors our loan portfolio performance, there have been no material changes in our practices, policies and procedures with regard to how we treat our non-performing loans that have been adopted over the past two years. If we decide to accept a loan restructure, we generally will not forgive or reduce the principal amount owed on the loan; in addition, the typical maturity term for a restructured loan does not exceed five years.

From time to time, we have restructured a mortgage loan in light of the borrower's circumstances and capabilities. We review each of these cases on an individual basis, and approve any restructure based on the guidance stipulated in our Collections policy. If we decide to accept a loan restructure, we generally will not forgive or reduce the principal amount owed on the loan; in addition, the typical maturity term for a restructured loan does not exceed five years.  We classify a loan as a restructured loan when we make concessions we would not otherwise consider if offering a loan to a borrower. A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, or reduction of accrued interest owed on the loan on a contingent or absolute basis.

In order to properly evaluate a potential restructure, when we receive a request for a modification or restructure, we evaluate the strength of the borrower’s financial condition, leadership of the pastoral team and board, developments that have impacted the church and its leadership team, local economic conditions, the value of the underlying collateral, the borrower’s commitment to sound budgeting and financial controls, whether there is a denominational guaranty of any portion of the indebtedness, debt service coverage for the borrower, availability of other collateral and any other relevant factors unique to the borrower.  While we have no written policy that establishes criteria for when a request for restructuring a loan will be approved, our Credit Review Committee reviews each request, solicits written reports and recommendations from management and summaries of the requests and actions taken by the Credit Review Committee are presented to the Company’s Managers for their review at quarterly meetings throughout the year.

The following table shows the number and balance of restructured loans in our Mortgage Loan portfolio, as well as the percentage of our total portfolio those loans represented and the amount of allowance for loan losses associated with restructured loans at September 30, 2014, December 31, 2013 and December 31, 2012 (dollars in thousands):

	2014	2013	2012

Number of restructured loans	10	11	11
Balance of restructured loans	$13,409	$16,362	$15,948
Percentage of loan portfolio	9.75%	10.86%	10.13%
Allowance for loan losses associated with restructured loans	$1,426	$1,757	$2,987
Discounts associated with restructured loans	$691	$679	$580

In the current economic market, loan restructures often produce a better outcome for our loan portfolio than a foreclosure action. Given our specialized knowledge and experience working with churches and ministries, entering into a loan modification often enables the borrower to keep their ministries intact and avoid foreclosure. With a successful loan restructure, we avoid a loan charge-off and protect the interests of our investors and borrowers we serve.

The delinquency and default rates we are currently experiencing, while higher than historical levels we incurred prior to the 2008 global economic crisis, are within manageable limits, and the delinquency rates on our mortgage portfolio appear to have stabilized. We believe we have established adequate levels of reserves for any foreseeable losses, and we continue to evaluate the adequacy of such reserves in light of current economic and operational conditions.

Foreclosed Assets

As of September 30, 2014, foreclosed assets consist of six properties. One property was acquired during 2011 in satisfaction of a secured loan. The property had a carrying value of $1.4 million at December 21, 2012 and no valuation allowance has been required for this property. Four additional properties were acquired in August 2013 in partial satisfaction of a secured loan participation. These properties have a net carrying value of $1.1 million, which includes a $629 thousand valuation allowance. We acquired an additional property pursuant to a deed in lieu of foreclosure agreement during the nine months ended September 30, 2014. This property has a carrying value of $900 thousand, which includes a valuation allowance of $270 thousand. In July 2014, we acquired an interest in one property in satisfaction of a participation interest we held. This property has a carrying value of $2.1 million.

On May 30, 2013, the Company originated two loans totaling $1.0 million to a third party for the sale of one property acquired in September 2012 as a result of a deed in lieu of foreclosure agreement the Company entered into with a borrower. The property was carried at a value of $959 thousand at the time of the sale. The Company recognized a $50 thousand net gain on the sale of real estate, and recorded a $41 thousand discount on the loans originated to fund the purchase of the property. The discount will be amortized into interest income over the life of the loans.

The Company acquired one property in March 2013 as a result of another deed in lieu of foreclosure agreement the Company entered into with a borrower. On September 4, 2013, the Company sold this property to a third party for $1.7 million in cash. The property had a carrying value at the time of sale of $1.5 million. We recognized $207 thousand as a net gain on the sale of foreclosed property.

An additional two properties were acquired in February 2012 in partial satisfaction of a secured loan, one of which was sold during 2013, and the other of which was sold in May 2014.  We recognized total net gains of $93 thousand on the sale of these properties.

Since 2011, when the Company completed its first foreclosure, it has recorded $1.0 million in provisions for losses on foreclosed assets and charged off $136 thousand in valuation allowances on foreclosed assets. The Company held $5.5 million, $3.3 million and $2.9 million of foreclosed assets at September 30, 2014, December 31, 2013 and December 31, 2012, respectively.

Loan “Charge Offs”

We charge-off or write-off a loan against our allowance or reserve for loan losses when we believe the uncollectability of the loan balance is confirmed. In most cases, this directly correlates to the completion of foreclosure proceedings on the collateral. Prior to June 2011, we had never had a charge-off on one of our mortgage loan investments. We recorded the first loan charge-off in June 2011. We recorded two additional charge-offs in 2012.  In 2013, we recorded $978 thousand as a charge-off against an impaired loan. We recorded two partial charge-offs in 2013 totaling $98 thousand on loans where we wrote down the principal balance of those loans. During the first nine months of 2014, we recorded $584 thousand as partial charge-offs against impaired loans. We incurred charge-offs immediately prior to the completion of foreclosure proceedings or sale of the impaired loans or as a result of principal amounts we deemed uncollectible.

Allowance for Loan Losses

We establish provisions for loan losses, which are charged to earnings, at a level reflecting estimated credit losses on our loan portfolio. In evaluating the level of the allowance for loan losses, we consider the type of loan, amount of loans in our portfolio, adverse situations that may affect our borrowers’ ability to pay an estimated value of underlying collateral and credit quality trends (including trends in non-performing loans expected to result from existing conditions). Until 2011, we had never recorded a charge-off on our mortgage loan investments. As a result, we have a limited historical loss experience to assist us in assessing estimated future losses.

Our allowance for loan losses is monitored by our senior executive team by examining the performance characteristics of our portfolio loans, including charge-offs, delinquency ratios, loan restructurings and modifications and other significant factors that, in management’s judgment, may affect our ability to collect loans in the portfolio as of the evaluation date. Our senior executive team monitors these factors on a regular basis and reviews are conducted quarterly with our Managers.  In implementing this monitoring, in March 2012 management refined its analysis of general reserves by segregating our loan portfolio into pools based on the risk rating of the loan and the position of the underlying collateral.

Risk ratings are determined by grading a borrower on certain metrics, which include financial performance, strength of management, credit history, and condition of the local economy. These ratings are updated on an annual basis, or more frequently as necessary. By segregating the portfolio in this manner, our senior executive team is better able to assess the potential effects of various risk factors depending on the quality of the loans in a particular pool. The potential impact of factors such as the risk of charge-offs, impairment, delinquency, restructuring, decreases in borrower financial condition, and continued low commercial real estate values throughout the country fluctuates depending on the quality of the loan. As a result, management has increased the weight of these factors for loans with a higher risk rating.

Our senior executive team also evaluates our allowance for loan losses based upon a review of individual loans in our loan portfolio. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows we expect to receive on an impaired loan that may be susceptible to significant change. Once a loan becomes delinquent or non-performing, the borrower reports a material adverse financial condition, or we determine that the value of the collateral underlying an impaired loan has substantially declined, we assess all information available to us to determine the estimated loss for a particular loan. We monitor these individual impaired loans on a regular basis.

If we restructure a loan, we establish an allowance for loan loss for that individual loan based on the difference between the net present value of the future receipt of cash payments from the restructured loan as compared to the net present value of cash flows which we would have received from the original loan, discounted at the original interest rate of the loan. As time passes and the restructured loan performs according to its modified terms, the net present value of future cash flows of the restructured loans changes. The change in the present value of cash flows attributable to the passage of time is reported as interest income. If a loan is collateral-dependent, even if that loan has been restructured, we establish an allowance for loan loss based on the value of the collateral securing the loan less estimated costs to sell the collateral.

At September 30, 2014, December 31, 2013 and December 31, 2012, our allowance for loan losses was $2.5  million, $2.9 million and $4.0 million, respectively, or 1.81%, 1.90% and 2.54%, respectively, of our total loan portfolio for the period.  Assessing the adequacy of our allowance for loan losses is inherently subjective as it requires us to make material estimates, including the amount and timing of future cash flows we expect to receive on impaired loans that may be susceptible to significant change.  In the opinion of management, the allowance, when taken as a whole, reflects all known and inherent credit losses in our Mortgage Loan portfolio as of September 30, 2014.

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The following represents a breakdown of the components of our allowance for loan loss at September 30, 2014, December 31, 2013 and December 31, 2012 (in thousands):

	2014	2013	2012

Specific allowance related to loans in foreclosure	$293	$342	$276
Specific allowance related to other impaired loans	1,061	1,200	2,182
Allowance based on net present value differences of restructured loans	365	570	529
General allowance	768	744	1,018
Total allowance	$2,487	$2,856	$4,005

In addition, we segregate the loan portfolio into classes for purposes of evaluating the allowance for loan losses. A portfolio class is defined as the level at which we develop and document a systematic method for determining its allowance for loan losses. The portfolio classes are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

Our loan portfolio consists of one segment, church loans, and is segregated into the following classes:

Wholly-owned First Collateral Position. This portfolio class consists of the wholly-owned loans for which we possess a senior lien on the collateral underlying the loan.

Wholly-owned Junior Collateral Position.  This portfolio class consists of the wholly-owned loans for which we possess a lien on the underlying collateral that is superseded by another lien on the same collateral. This class also contains any loans that are not secured by any collateral. These loans present greater credit risk than loans for which we possess a senior lien due to the increased risk of loss should the loan enter foreclosure.

Participations First Collateral Position.  This portfolio class consists of the individual percentage interests in Mortgage Loans (“loan participation interests”) for which we possess a senior lien on the collateral underlying the loan. Loan participations have more credit risk than wholly-owned loans because we do not maintain full control over the disposition and direction of actions regarding the management and collection of the loans. The lead lender directs most servicing and collection activities and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with ours.

Participations Junior Collateral Position.  This portfolio class consists of the loan participation interests for which we possess a lien on the underlying collateral that is superseded by another lien on the same collateral. Loan participations in junior collateral position loans have greater credit risk than wholly-owned loans and loan participation interests where we hold a senior lien on the collateral. The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Classification of Loans.  Our policies provide for the classification of loans that are considered to be of lesser quality as watch, substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, based on currently existing facts, conditions and values. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are designated as watch.

Our Competition

Although the demand for church financing is both broad and fragmented, no one firm has a dominant competitive position in the market. We compete with church bond financing companies, banks, credit unions, denominational loan funds, REITs, insurance companies and other financial institutions to service this market. Many of these entities have greater marketing resources, extensive networks of offices and locations, larger staffs and lower cost of operations due to their size. We believe, however, we have developed an efficient, effective and economical operation that (i) specializes in identifying and creating a diversified portfolio of church mortgage loans that we or other credit unions originate and (ii) preserves our capital base and generates consistent income for payments on our debt obligations and distribution to our equity investors.

We rely upon the extensive experience of our officers, management and Managers in working with ministry related financing transactions, loan origination, and investment in churches, schools, ministries and non-profit organizations.

Our Employees

As of January 1, 2013, we entered into a staffing agreement with Automated Data Processing, Inc., which will provide payroll and staffing services.  As of September 30, 2014, we had 20 full- or part-time employees.  None of our employees are covered by a collective bargaining agreement, and we believe that we have an excellent relationship with our employees and staff.

Our Properties

We currently rent our principal office space of approximately 4,970 square feet at 915 West Imperial Highway, Suite 120, Brea, California,  from ECCU under the terms of an Office Lease dated November 4, 2008. In November 2013 we renewed the lease for a five year period.  The lease agreement includes one additional option to renew for five years.  For 2013, our base rent was $10,437 per month.  In November 2013, under the terms of the renewal, our base rent decreased to $9,172 per month.  On March 6, 2012, MP Securities entered into an office lease for approximately 1,358 square feet of office space to open a branch office in Fresno, California.  The lease has a term of 36 months and includes an option to extend the lease for an additional two year term.  For 2014, the base rent for this branch office will be $2,173 per month.

As of September 30, 2014, we have seven properties acquired through foreclosure or deed in lieu of foreclosure agreements.  Each property is valued based on its current listing price or most recent appraised value less anticipated selling costs, marketing costs and commissions. We estimate that the fair value of our real estate owned assets held for sale, which represents carrying value, is approximately $5.5 million at September 30, 2014, which includes total valuation allowances of $899 thousand.

MANAGERS AND EXECUTIVE OFFICERS

Set forth below are the members of our Board of Managers and executive officers:

Name	Age	Managers/Executive Officers
Mark G. Holbrook	64	Chairman of the Board, Manager
James H. Overholt	66	Chief Executive Officer, President
Van C. Elliott	77	Secretary, Manager
Susan B. Reilly	57	Senior Vice President and Chief Financial Officer
Robert Schepman	75	Vice President, Ministry Development
Harold D. Woodall	68	Senior Vice President and Chief Credit Officer
Arthur G. Black	75	Manager
Juli Anne S. Callis	62	Manager
Jerrod L. Foresman	47	Manager
Jeffrey T. Lauridsen	65	Manager
R. Michael Lee	56	Manager
Randolph P. Shepard	58	Manager

The following is a summary of the business experience of our executive officers and Managers. With our conversion from a corporation to a limited liability company on December 31, 2008, we are governed by a Board of Managers that supervises our affairs (hereinafter referred to as the “Board”).

MARK G. HOLBROOK has served as Chairman of our Board since inception. Until February 17, 2011, Mr. Holbrook served as our Chief Executive Officer. Mr. Holbrook also serves as President and Chief Executive Officer of ECCU. He began his career with ECCU in 1975 and has served as its President since 1984. ECCU currently has assets under management of over $2.3 billion and more than 10,000 members in 50 states and 100 foreign countries. Mr. Holbrook has served as Chairman of the Board of Christian Management Association. He received his Bachelor of Arts degree from Biola University in 1973 and has completed post-graduate studies at Chapman College. Mr. Holbrook brings to our Board extensive experience in the credit union industry, a deep understanding of our business and our investments, and relationships with the credit unions which comprise our equity members.

JAMES H. OVERHOLT has served as our Chief Executive Officer and President since May 2014. He was previously appointed as our interim Chief Executive Officer in November 2013.  Mr. Overholt has over 30 years of experience serving as a senior executive officer in the insurance, investment banking, brokerage and financial services industry. Mr. Overholt began his career at Harris Bank, a Chicago based bank that merged with and into the Bank of Montreal. During his 18 year term with Harris Bank, Mr. Overholt supervised and managed the bank’s underwriting, its investment banking division, primary securities dealer and discount brokerage operations. After Harris Bank’s merger with the Bank of Montreal, Mr. Overholt continued to serve in Chief Executive positions at major firms such as Wachovia Securities and Great Western Financial.  At Great Western, he was appointed to head their nationally ranked Securities Company, and later named to the additional posts of Chief Executive of their Insurance Company and Chief Executive of their Capital Management Company.  From 2006 through 2010, Mr. Overholt also served as Chief Operating Officer, then later President and Chief Executive Officer, at Strongtower Financial, a Fresno, California based broker dealer and investment advisory subsidiary of the California Baptist Foundation that specialized in providing direct lending and other financing solutions for churches and ministries.

VAN C. ELLIOTT has served as a member of our Board since 1991. He has served as a director for ECCU from April 1991 until the present (except for the periods from March 1997 to March 1998 and March 2004 to March 2005). Mr. Elliott served as associate director of the Conservative Baptist Association of Southern California from 1980 to 1994, where he was responsible for the general administrative oversight of the association’s activities. Since that time, he has been self-employed as a consultant providing financial and fund raising consultation services to church and church-related organizations. He received his Bachelor’s and Master’s degrees in mathematics and speech from Purdue University and spent seven years in the computer industry. Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration. He has completed post-graduate instruction at the College for Financial Planning. Mr. Elliott is a member of the Financial Planning Association and holds the professional designation of Certified Financial Planner.®   Mr. Elliott brings to our Board his extensive experience as a credit union board member, and intimate knowledge of church and ministry financial operations. He serves on our Executive Committee and on our Audit Committee.

SUSAN B. REILLY has served as our Senior Vice President and Chief Financial Officer since August 18, 2011 and was previously appointed as our Vice President of Finance and Principal Accounting Officer in December 2007.  Prior to joining us, Ms. Reilly served as Controller for Pacific Rim Capital, a private equity investment firm. Before joining that firm in 2007, she was Senior Vice President and Treasurer for East West Bank. Prior to joining East West Bank in 2004, Ms. Reilly served as Treasurer for Catalina Restaurant Group. Before joining that company in 2003, she worked for Parson Consulting Group. Ms. Reilly holds a Bachelor of Science Degree from the University of California Riverside. She completed post-graduate work at California State University at Fullerton and attended the University of Southern California - Marshall School of Business - East West Bank Leadership Program. In addition to holding a California life and disability insurance license, Ms. Reilly holds her series 7, 24, 27, and 99 securities licenses.

ROBERT SCHEPMAN has served as our Vice President for Lender Relations since August of 2010. Mr. Schepman has originated church mortgages for twenty years, beginning with Christian Mutual Life in 1987 and served as a Ministry Development Officer for ECCU for 17 years until his retirement in 2009. From 1981 to 1987, Mr. Schepman originated commercial loans and commercial real estate syndications as a partner in Commercial Capital Resources. Prior to that time, Mr. Schepman owned and operated a commercial metal fabrications business for nine years and enjoyed earlier successes as a securities salesperson and in various other product sales capacities. Mr. Schepman earned his Bachelor of Business Administration degree from Woodbury University, Los Angeles, in 1960. He has held the California Real Estate Broker license since 1990.

HAROLD D. WOODALL has served as our Vice President for Lending since May 2007 and was appointed Senior Vice President and Chief Credit Officer on August 18, 2011. His responsibilities include the general management of development, underwriting and processing of loan origination and mortgage investment. Mr. Woodall previously served as Vice President for Lending Services at the California Baptist Foundation from 1996 to 2006, where he was responsible for general management of a $130 million loan fund, including origination of over $500 million in church and ministry loans during that period. His previous experience also includes commercial lending, medical equipment manufacturing, real estate sales, oil and gas production and agribusiness consulting. Mr. Woodall is a graduate of Oklahoma State University in Stillwater Oklahoma with a B.S. in Agricultural Economics.

ARTHUR G. BLACK has served as a member of our Board since 1997 and is retired. He served as Chairman of the Board of Directors for Haven Ministries from 2002 to 2012. Mr. Black served as Director of Ministry Support for Ambassador Advertising Agency from 1998 to 2007. He served as founding Executive Vice President of Truth For Life from 1994 to 1997 and served as director of U.S. broadcasting for Insight For Living from 1993 to 1994. He was Executive Vice President & COO for Solid Rock Radio from 1991 to 1993. He was the managing Director of the Biola Hour from 1981 to 1991. Mr. Black began his career in Christian ministry management with Biola University, joining that staff in 1974. Prior to that, he served in various corporate sales and marketing management positions and was for six years owner/President of two consumer product/service companies. He was a General Partner for Rancho Sierra Acres, Christian Investors, P/L Properties and Ocean

View Investors covering a cumulative period of 30 years beginning in 1980. Mr. Black has completed the equivalent to two years of business courses towards a degree in business at UCLA. Mr. Black’s long history of working for and with evangelical ministries provides us with keen insights into the needs and operations of the ministries who are our borrowers and investors. Mr. Black serves as Chairman of our Investment Committee.

JULI ANNE S. CALLIS has served as a member of our Board since 2007. She is currently President and Chief Executive Officer of the National Institute of Health Federal Credit Union. Prior to her current engagement, she was Executive Vice President and Chief Operating Officer of KeyPoint Credit Union and the President of its subsidiary, KeyPoint Financial Services. Before joining KeyPoint Credit Union, Ms. Callis served as Vice President for Business Development, Marketing and Legislative Affairs from 1988-1995 at Langley Federal Credit Union. Prior to joining the credit union industry, Ms. Callis served as the Director of Sales for the US Navy Mid-Atlantic Region, which included the direct responsibility for public relations and sales for all Navy Exchange and Commissary Operations in the Mid-Atlantic States, Europe, Iceland and Bermuda. Ms. Callis received her Bachelor of Science degree in Community Health and Education from East Carolina University and received a Master’s degree in Organizational Development from the University of San Francisco, where she is pursuing a Ph.D. She currently serves on the Board of Directors for the George Washington Institute of Health and Women in BIO. She also previously served as Chair for the Executive Committee of the Open Solutions, Inc. Client Association and serves currently as a Trustee of the International Mission board of the Southern Baptist Convention. Ms. Callis provides our Board with the benefit of her extensive experience in financial institution operations and technology and especially, her asset-liability management expertise. Ms. Callis serves as our Chair of the Asset-Liability Management Committee and is also a member of our Executive Committee.

JERROD FORESMAN has served as a member of our Board since May 2012. He is the President, Chief Compliance Officer and Financial Operations Principal of Bankers & Investors Company Inc.,  a Registered Broker/Dealer and Investment Advisor headquartered in Kansas City, KS. B&I is a non-bank affiliate of Valley View Bancshares and its seven local community banks and 48 branches. Mr. Foresman has been serving Missouri and Kansas as a financial advisor since 1989 and has managed and owned financial advisory/marketing firms specializing in working with credit unions and community banks over the last seventeen years. Mr. Foresman attended Missouri State University and is currently studying for additional financial designations from the American College in Bryn Mawr, PA. He has been a member of the National Association of Insurance and Financial Advisors, since 1997, Society of Financial Services Professionals since 2000, and is a member of the Kansas City, Kansas Chamber of Commerce. Mr. Foresman holds the FINRA Series 7, 24, 27, 63, 65 and 66 as well as Life, Health, Property & Casualty Insurance Licenses.

JEFFREY T. LAURIDSEN has served as a member of our Board since October 2007. He is an attorney in private practice with the Law Offices of Anh Quoc Duy Nguyen in Garden Grove, California. Before establishing his current practice, Mr. Lauridsen served with several other law firms in the Orange County area, as partner and senior associate. Mr. Lauridsen’s 17 years of law practice have focused on corporate law and encompassed both trial and appellate work in diverse areas of law, including business litigation, construction defect, general liability, premises liability, products, medical malpractice, ERISA, insurance coverage, automobile liability, insurance bad faith, employment and labor law, sexual harassment, sexual molestation and others. Prior to entering into the practice of law, Mr. Lauridsen worked as a claim representative in the insurance industry for 19 years. Mr. Lauridsen received his Associate of Arts degree in Political Science from Fullerton College. He received his Bachelor of Science in Law and Juris Doctorate degrees from California Southern Law School. He has served as Elder at Grace Church in Orange, California for 18 years. Mr. Lauridsen brings to our Board the perspective of an experienced attorney, as well as intimate knowledge of ministry governance. Mr. Lauridsen serves on our Investment Committee and Audit Committee.

R. MICHAEL LEE has served as a member of our Board since January 2009. Mr. Lee currently serves as Chief Executive Officer and President for Kane County Teacher’s Credit Union. Previously Mr. Lee served as Vice President Member Relations for Alloya Corporate Federal Credit Union, President of Midwest Region for Members United Federal Credit Union, Chief Membership Officer for Mid-States Corporate Federal Credit Union, Senior Vice President US Central Federal Credit Union, SVP Corporate Network eCom, SVP Corporate

One Federal Credit Union and Vice President of Sales for a national insurance agency.  In the insurance industry he spent 15 years in different position that lead him to managing a national sales force that served the needs of business owners. Mr. Lee currently serves on the boards of IL Credit Union Foundation and IL Credit Union Executive Society. He attended Southern Illinois University; CUNA’s Financial Management School and completed numerous industries training sessions throughout his career. Mr. Lee adds special expertise to our Board with his years of experience as an executive of a number of large financial institutions and with his deep knowledge of the financial industry. Mr. Lee currently serves as, Vice Chairman of the Board, member of our Executive Committee, Governance Committee, Asset-Liability Management Committee and serves as the Chairman of the Board for Ministry Partners Securities, LLC.

RANDOLPH (RANDY) P. SHEPARD has served as a member of our Board since January 2009. Mr. Shepard is currently the Senior Vice President/Investments and Subsidiary Companies of Western Federal Credit Union. Prior to assuming this position in 2003, Mr. Shepard was the Vice President and Chief Financial Officer of Western Federal Credit Union. He attended the University of Redlands and has a certificate of Executive Management from Claremont Graduate School. Mr. Shepard brings to our Board his long experience as both a Chief Financial Officer and a Chief Investment Officer of a large financial institution, providing deep knowledge of accounting, finance and credit subjects. Mr. Shepard serves as the Chairman of our Audit Committee and qualifies as a financial expert as defined in Item 401(e) of Regulation S-K.

Our Board of Managers

Under our Operating Agreement, our Board and officers are charged with governing and conducting our business and affairs. The Operating Agreement charges our Board with essentially the same duties, obligations and responsibilities as a board of directors of a corporation. The Board establishes our policies and reviews them periodically and has authorized designated officers and our President the authority to carry out those policies.

The Board has elected Mr. Holbrook as our chairman every year since our inception in 1991. When initially formed, we were a wholly-owned subsidiary of ECCU. At that time, the board consisted of ECCU executives and a number of independent directors. As of the date of this Prospectus, our Board consists of seven Managers, a majority of which are independent managers. The Board is actively involved in and regularly meets with members of our senior management to discuss capital adequacy, use of leverage, and liquidity issues we face.

Board Committees

Our Board may from time to time establish and empower board committees to perform various functions on its behalf. Each committee consists of at least three persons. Currently, the Board has established the following committees:

•	Our Executive Committee is charged with responsibility for determining the President’s compensation and undertaking other matters of an executive nature;

•	Our Audit Committee is chartered to oversee the annual audit of our financial reports, oversee the establishment and maintenance of internal controls and oversee compliance with our Ethics Policy;

•	Our Loan Committee is authorized to oversee compliance with our Loan Policy and to review the performance and management of our loan portfolio;

•	Our Credit Review Committee reviews and implements our Loan Policy and reviews most of the loan applications we receive;

•

Our Asset Liability Committee is chartered to oversee the maintenance of our asset liability strategy and process, as well as our asset liability, liquidity and other policies relating to the mitigation of risks to our earnings and capital; and

•

Our Governance Committee is charged with responsibility for the Board Governance Policies, including our Related Parties Transaction Policy, and with the periodic task of nominating persons for election to the Board.

 Code of Ethics

On November 6, 2009, our Board adopted a Code of Ethics for our principal officers and members of the Board.

Indemnification of Our Managers and Officers

We may indemnify any of our Managers, officers, Members, employees or agents, provided the agent seeking indemnification acted in good faith and in a manner that the person reasonably believed to be in our best interests and provided that the acts do not constitute gross negligence, intentional misconduct or a knowing violation of law. To the extent we are successful on the merits in defense of our agent’s actions, the agent will be indemnified for all reasonable expenses incurred. In all other instances, a majority of the Members must approve indemnification.

We can advance our agent’s defense costs if approved by Managers who are not seeking indemnification or, if there are none, by a majority of our Members.

Our Managers who are not otherwise involved in the action can approve the advancement of our agent’s defense costs if they receive an undertaking from the person to repay such amount in the event that it is ultimately determined that the person is not entitled to indemnification.

It is the position of some federal and state agencies, including the Pennsylvania Department of Banking and Securities that indemnification with violations of Securities Law is against public policy and void.

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EXECUTIVE COMPENSATION

At their meeting in February 2014, management and the Board of Managers agreed to compensate Managers for their role on the Board and for time spent acting on behalf of the Company, retroactive to 2013. This compensation consists of base compensation of $4,000, additional compensation for acting as a chair or secretary, and compensation for each Board meeting in which they participate. No compensation was paid in 2013; however, we have accrued this compensation in Other Liabilities to be paid out in 2014. Each Manager is also entitled to be reimbursed for expenses incurred in performing duties on our behalf.

The following table sets forth certain information regarding compensation we paid for services rendered to us during the years ended December 31, 2014, 2013 and 2012 by our senior executive officers. Mr. Dodson was appointed President by the Board effective May 8, 2006.  Mr. Dodson was appointed Chief Executive Officer by the Board effective May 12, 2011. On October 2, 2013, Mr. Dodson resigned his positions as President and Chief Executive Officer of the Company and its subsidiaries. Van Elliott was appointed by the Board to serve as Manager-in-Charge until a new Chief Executive Officer was appointed. On November 7, 2013, James Overholt was appointed as interim Chief Executive Officer.  In May 2014, Mr. Overholt was appointed as full-time President and Chief Executive Officer.

Summary Compensation Table

Annual Compensation

Name and Principal Position	Year Ended	Salary	Bonus	All Other Compensation
Mark Holbrook	2014	$--	$--	$8,750	(1)
Chairman of the Board of Managers	2013	--	--	8,100	(1)
	2012	--	--	--
James Overholt	2014	206,923	34,055	7,242	(5)
President and Chief Executive Officer	2013	--	--	28,462	(7)
	2012	--	--	--
Billy Dodson	2014	--	--	13,867	(6)
Former President and Chief Executive Officer	2013	152,907	--	232,170	(6)
	2012	190,049	30,000	42,599	(3)
Susan Reilly	2014	149,673	20,688	20,772	(5)
Senior Vice President and Chief Financial Officer	2013	149,673	41,000	22,742	(4)
	2012	147,378	17,517	22,641	(3)
Harold Woodall	2014	146,111	19,668	30,856	(5)
Senior Vice President and Chief Credit Officer	2013	142,295	51,142	28,489	(4)
	2012	144,757	16,653	28,037	(3)
Van Elliott	2014	--	--	7,150	(2)
Secretary and Manager	2013	--	--	34,725	(8)
	2012	--	--	--
Juli Anne Callis	2014	--	--	7,800	(2)
Manager	2013	--	--	6,800	(2)
	2012	--	--	--
Michael Lee	2014	--	--	7,800	(2)
Manager	2013	--	--	6,750	(2)
	2012	--	--	--
Arthur Black	2014	--	--	7,550	(2)

Manager	2013	--	--	6,600	(2)
	2012	--	--	--
Randolph Shepard	2014	--	--	--	(2)
Manager	2013	--	--	--	(2)
	2012	--	--	--
Jeffrey Lauridsen	2014	--	--	6,650	(2)
Manager	2013	--	--	5,700	(2)
	2012	--	--	--
Jerrod Foresman	2014	--	--	6,400	(2)
Manager	2013	--	--	5,600	(2)
	2012	--	--	--

(1) Mr. Holbrook is a full-time employee of ECCU. During his tenure on the Board, Mr. Holbrook has expended, on the average, approximately 2% of his time as an officer or member of our Board.  We accrued $8,750 for his service as Chairman of the Board and as a Board member during 2014.We accrued $8,100 for his service as Chairman of the Board and as a Board member during 2013 and paid this during 2014.

(2) We accrued amounts for each Manager for their service on the Board during 2014.  The amounts accrued for 2013 were paid during 2014.  Mr. Shepard was not compensated for his services on the Board during the last three years.

(3) We contributed an aggregate amount of $42,599 for Mr. Dodson's 401(k) retirement plan, long-term retirement, medical benefits and life and disability insurance for 2012.   We also contributed an aggregate amount of $22,641 for Ms. Reilly's 401(k) retirement plan, medical benefits and life and disability insurance for 2012.  We contributed an aggregate amount of $28,037 for Mr. Woodall's 401(k) retirement plan, medical benefits and life and disability insurance for 2012.

(4) We contributed an aggregate amount of $22,742 for Ms. Reilly's 401(k) retirement plan, medical benefits and life and disability insurance for 2013.  We contributed an aggregate amount of $28,849 for Mr. Woodall's 401(k) retirement plan, medical benefits and life and disability insurance for 2013.

(5) We contributed an aggregate amount of $7,242 for Mr. Overholt's 401(k) retirement plan, medical benefits and life and disability insurance for 2014.    We contributed an aggregate amount of $20,772 for Ms. Reilly's 401(k) retirement plan, medical benefits and life and disability insurance for 2014.  We contributed an aggregate amount of $30,856 for Mr. Woodall's 401(k) retirement plan, medical benefits and life and disability insurance for 2014.

(6) We contributed an aggregate amount of $35,815 for Mr. Dodson’s 401(k) retirement plan, medical benefits and life and disability insurance for 2014.  We also accrued $196,355 as part of a severance agreement reached with Mr. Dodson after he resigned.  In 2014, we paid $13,867 in medical benefits expenses as part of the severance agreement.

(7) We have paid or accrued a total of $28,462 for Mr. Overholt per a contractual agreement during his service as interim Chief Executive Officer.

(8) In addition to the amounts accrued for Mr. Elliott’s service on the Board, we also paid him an additional $27,875 in 2013 for his service as our Manager-in-Charge during the period between Mr. Dodson’s resignation and Mr. Overholt’s appointment as interim Chief Executive Officer.

No options, warrants or other rights to purchase our equity securities have been issued to our officers.

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DESCRIPTION OF OUR MEMBERSHIP INTERESTS

AND CHARTER DOCUMENTS

Our Authorized Membership Interests

Authorized Capital

Our operating agreement creates two classes of membership interests, common membership interests and deferred membership interests. Our Managers are authorized to issue two classes of common membership interests, the Class A Units and the Class B Units. The Class B Units are identical to the Class A Units, except the Class B Units are non-voting, except to the extent required by the California Revised Limited Liability Act (the “LLC Act”). The Class A Units have the same rights, preferences and privileges as our previous common stock.

The operating agreement establishes one class of preferred membership interests, the Series A Units. The Series A Units have the identical, rights, preferences and privileges as our previous Class I Preferred Stock and our Class II Preferred Stock, except the Series A Units are entitled to receive distributions at the same rate as our previous Class I Preferred Stock, which is a higher rate than was payable on the Class II Preferred Stock.

Our Class A Units

We currently have 146,522 Class A Units outstanding. Our Class A Units are entitled to one vote per Unit on all matters to be voted upon by the Class A Units. Approval of proposals submitted to Members at a duly held meeting, other than the election of Managers, requires a vote of a majority of the Class A Units eligible to vote in person or by proxy. Our Class A Members have the right to cumulate their votes in the election of Managers.

Among the matters on which the Class A Units may vote are the following: (1) the election or removal of Managers; (2) an increase or decrease in the number of Managers; and (3) amendments to our operating agreement. A majority of the Class A Units voting on a matter at a meeting at which a quorum is present will constitute the approval of the Class A Units unless a greater number of votes is specifically required by statute or by our operating agreement.

Our operating agreement may be amended by the vote of a majority of the Class A Units, except that the amendment of the provisions regarding the removal and liability of Managers, the meetings of Members and any provision requiring a greater than majority vote must be approved by each class of membership interests as is required to approve any amendments which would change any rights of that class by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by our Board and/or Members of a new class or Series of preferred membership interests would not constitute such an amendment.

The rights of our Members will be subject to, and may be adversely affected by, the rights of owners of any preferred membership interests we may issue in the future. In addition, the issuance of preferred membership interests could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Members are entitled to receive distributions when and if declared by the Board out of funds legally available therefor, and in the event of our liquidation, dissolution or winding-up, to share ratably in all assets remaining after payment of liabilities. Our Members have no preemptive, conversion, subscription or cumulative voting rights.

Our Series A Units

We currently have 119,000 Series A Units outstanding. Following is a summary of the rights, preferences and privileges of our Series A Units.

Rank

The Series A Units rank prior to our Class A Units as to distributions of assets. The Board may increase the amount of the Series A Units or designate one or more Series of preferred membership interests which ranks junior to the Series A Units without the approval of the Series A Units. However, the Board may not designate a Series of preferred membership interests ranking senior to the Series A Units without the approval of the owners of at least two-thirds (2/3rds) of the Series A Units.

Distributions

Owners of the Series A Units are entitled to receive distributions payable quarterly at the rate of 25 basis points over the one year LIBOR rate in effect on the last banking day of the calendar month in which the distribution is declared. Distributions are payable when declared payable by our Board. Our Board intends to declare and pay distributions quarterly. Owners of the Series A Units are also entitled to receive distributions payable annually of 10% of our net income less other distributions.  However, our payment of distributions is subject to certain LLC Act restrictions. Distributions are cumulative. That is, any distribution which is declared but not paid will cumulate and be payable as soon as practicable.

Liquidation Preference

$100.00 per Unit, plus an amount equal to any declared and unpaid distributions.

Redemption

We may call the Series A Units for redemption at the liquidation preference of $100.00 per unit, in whole or in part, upon 90 days’ prior written notice on December 31, 2008 or on each December 31 thereafter.

Rights Upon Liquidation

Upon a change in control, liquidation, dissolution or winding up of our affairs, the Series A Units will be entitled to receive the liquidation preference per unit of $100.00 plus the amount of any declared but unpaid distributions before any distributions with respect to our Class A Units or other junior membership interests.

Rights in the Event We Fail to Pay Distributions

In the event we fail to pay four (4) consecutive quarterly distributions, the Series A Units will have the right to elect two (2) Members to our Board, who will serve until distributions on the Series A Units are brought current.

Voting Rights

Except as stated above, the Series A Units have the right to vote only on matters on which preferred membership interests are entitled to vote under the LLC Act, including the right to vote as a class on certain amendments to our charter documents, and certain mergers and reorganizations.

Our Charter Documents

As an LLC, we are governed by our charter documents which are comprised of our articles of organization and our operating agreement, which replace our former corporate articles of incorporation and bylaws. A copy of our articles of organization, the plan, and the operating agreement were filed as exhibits to our current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on December 22, 2008.

As an LLC, our business and affairs are under the direction of our Managers and officers. Our Managers and officers are the same persons who served as our directors and officers prior to the conversion. Each serves in a comparable, if not exact, capacity after the conversion as they did prior to the conversion. Thus, there is no change in the persons responsible for our management and operations or their duties with respect to such capacities.

Our operating agreement provides for not less than six nor more than eleven Managers and sets the number at ten. Our Managers are elected by our Class A Unit owners at an annual meeting, subject to certain limited voting rights of our Series A Unit owners.

Our Members have no liability for our LLC level liabilities or debts. Their liability is limited to their investment in their membership interest. No further capital contributions are required, with limited exceptions for wrongful distributions.

Our operating agreement authorizes the offices of President, Secretary and Treasurer and other officers as they deem appropriate, including a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents. Our officers serve at the pleasure of our Managers.

Our Managers can amend the operating agreement to create one or more classes of preferred units and establish the rights, privileges and preferences of such units. Other changes, including an increase in the authorized number of membership units must be approved by a majority of our Class A Units. Our articles of organization may not be amended without the approval of a majority of our member interests.

Our Board determines when and if distributions are paid to our Members, subject to certain restrictions under the LLC Act.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information available to us, as of September 30, 2014, with respect to our Class A Units owned by each of our executive officers and our Managers, and by our Managers and executive officers as a group, and by each person who is known to us to be the beneficial owner of more than 5.0% of our Class A Units.

(1)
Name	Class A Units Beneficially Owned	Percentage of Total Class A Units Owned(1)

James H. Overholt 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Mark G. Holbrook 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Van C. Elliott 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Susan B. Reilly 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Robert Schepman 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Joseph W. Turner, Jr. 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Harold D. Woodall 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Arthur G. Black 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Juli Anne S. Callis 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Jerrod L. Foresman 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Jeffrey T. Lauridsen 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

R. Michael Lee 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Randolph P. Shepard 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

All Managers and officers as a group	--	--%
Other 5% or greater beneficial owners (seven): Evangelical Christian Credit Union	62,000	42.31%
Financial Partners Credit Union	12,000	8.19%
Navy Federal Credit Union	11,905	8.13%
Western Federal Credit Union	11,905	8.13%
Wescom Credit Union	11,905	8.13%
Credit Union of Southern California	11,900	8.12%
Keypoint Credit Union	8,000	5.46%

Notes to Table

(1)   Based on 146,522 Class A Units outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Safe Harbor Cautionary Statement

This Prospectus contains forward-looking statements regarding Ministry Partners Investment Company, LLC and our wholly-owned subsidiaries, Ministry Partners Funding, LLC, MP Realty, and MP Securities, LLC, including, without limitation, statements regarding our expectations with respect to revenue, credit losses, levels of non-performing assets, expenses, earnings and other measures of financial performance.  Statements that are not statements of historical facts may be deemed to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “should,” “seek,” “will,” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them.  These forward-looking statements reflect the current views of our management.

These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based upon various factors (many of which are beyond our control).  Such risks, uncertainties and other factors that could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as the following:

•	We are a highly leveraged company and our indebtedness could adversely affect our financial condition and business;
•

we depend on the sale of our debt securities to finance our business and have relied on the renewals or reinvestments made by our holders of debt securities when their debt securities mature to fund our business;

•

due to additional suitability and overconcentration limits imposed on investors in our Class A Notes under FINRA guidelines and our Class A Notes Prospectus, the Company needs to expand our investor base and scope of investment products offered by our wholly-owned affiliate, MP Securities;

•	our ability to maintain liquidity or access to other sources of funding;
•	the need to enhance and increase the sale of loan participations for loans we originate in order to improve liquidity and generate servicing fees;
•	changes in the cost and availability of funding facilities;
•	the allowance for loan losses that we have set aside proves to be insufficient to cover actual losses on our loan portfolio;
•

if we take ownership of a property as part of a foreclosure action when a borrower defaults on one of our mortgage loan investments, we could be required to write-down the value of a real estate owned asset and record a charge to our earnings if the value of the property declines further after we take title to the property;

•

because we rely on credit facilities to finance our investments in church mortgage loans, disruptions in the credit markets, financial markets and economic conditions that adversely impact the value of church mortgage loans can negatively affect our financial condition and performance; and

•

we are required to comply with certain covenants and restrictions in our primary credit facilities that, if not met, could trigger repayment obligations of the outstanding principal balance on short notice.

As used in this quarterly report, the terms “we”, “us”, “our” or the “Company” means Ministry Partners Investment Company, LLC and our wholly-owned subsidiaries, Ministry Partners Funding, LLC, MP Realty, and MP Securities, LLC.

Overview

We were incorporated in 1991 as a credit union service organization and we invest in and originate mortgage loans made to evangelical churches, ministries, schools and colleges.  Our loan investments are generally secured by a first mortgage lien on properties owned and occupied by evangelical churches, schools, colleges and ministries.  We converted to a limited liability company form of organization on December 31, 2008.

The following discussion and analysis compares the results of operations for the three month periods ended September 30, 2014 and September 30, 2013 and should be read in conjunction with the accompanying financial statements and Notes thereto.

Results of Operations

Three Months Ended September 30, 2014 vs. Three Months Ended September 30, 2013

	Three months ended		Comparison
	September 30,
	2014	2013	$ Difference	% Difference
Interest income:
Interest on loans	$2,178	$2,454	$(276)	(11%)
Interest on interest-bearing accounts	12	23	(11)	(48%)
Total interest income	2,190	2,477	(287)	(12%)
Interest expense:
Borrowings from financial institutions	623	645	(22)	(3%)
Notes payable	484	503	(19)	(4%)
Total interest expense	1,107	1,148	(41)	(4%)
Net interest income	1,083	1,329	(246)	(19%)
Provision (credit) for loan losses	15	(185)	200	(108%)
Net interest income after provision for loan losses	1,068	1,514	(446)	(29%)
Non-interest income	92	79	13	16%
Non-interest expenses:
Salaries and benefits	613	916	(303)	(33%)
Marketing and promotion	26	21	5	24%
Office operations	317	331	(14)	(4%)
Foreclosed assets, net	36	(148)	184	(124%)
Legal and accounting	120	186	(66)	(35%)
Total non-interest expenses	1,112	1,306	(194)	(15%)
Income (loss) before provision for income taxes	48	287	(239)	(83%)
Provision for income taxes	4	4	--	0%
Net income (loss)	$44	$283	$(239)	(84%)

During the three months ended September 30, 2014, we reported net income of $44 thousand, which was a decrease of $239 thousand over the third quarter  of 2013.  The decrease in net income from the third quarter of 2013 is primarily attributable to a decrease in the average yield on our interest earning assets as well as an increase in provisions for loan losses and net foreclosed asset expenses.  These factors were offset by a decline in non-interest expenses for the quarter as compared to the previous year’s quarter ended September 30, 2013.  During the 3rd quarter of 2013, the Company accrued discretionary bonus accruals for its management and staff based upon the Company’s achievement of profitability motives for the year.  For the quarter ended September 30, 2014, the Company accrued no bonus expenses.  The Company recorded a profit for the 3rd quarter of 2014 primarily due to this reduction in non-interest expense and core profitability of its mortgage loan investments.

As compared to the third quarter of 2013, interest income decreased by $287 thousand as a result of a decrease in the mortgage loan assets held in our loan portfolio as well as a decrease in the yield earned on our interest-earning assets (see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations - Net Interest Income and Net Interest Margin” below for additional discussion).  Our average interest-earning loans decreased by $4.2 million from the three months ended September 30, 2013 as compared to the three months ended September 30, 2014.  This decrease occurred due to several loan participation sales made during the quarter, as well as replacement loan fundings that were delayed until the fourth quarter of 2014.  We also earned additional interest during the third quarter of 2013 related to accelerated amortization of deferred fees from loan sales, interest payments on non-collateral dependent loans, and the amortization of discounts on troubled debt restructurings.  Several of these loans have since been reclassified as collateral dependent and, as such, do not earn interest.  Interest income earned on interest-bearing accounts with other institutions decreased solely due to a decline in the yield on those assets.

Total interest expense decreased by $41 thousand as compared to the third quarter of 2013 primarily due to the decrease in the average balance of borrowings from financial institutions from $101.3 million for the three months ended September 30, 2013 to $97.8 million for the three months ended September 30, 2014. These borrowings decreased due to regular monthly principal payments on our primary credit facility as well as a $2.5 million dollar paydown in September 2014 to remain compliant with the collateralization requirements on our borrowings required by the facility. The interest paid on our investor notes has also decreased, but this is due to the decrease in the average rates paid on these notes (see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations Net Interest Income and Net Interest Margin”).  The average balance of investor notes has increased since the three months ended September 30, 2013, as we have facilitated the transition of the marketing and sale of our investor notes to our wholly-owned subsidiary, MP Securities. MP Securities sold $3.6 million of our debt securities to new investors during the quarter, and as a result, our note balances have increased by $1.4 million since December 31, 2013.

For the three month period ended September 30, 2014, net interest income decreased by $246 thousand, or 19%, from the three month period ended September 30, 2013.  Net interest income after provision for loan losses decreased by $446 thousand for the quarter ended September 30, 2014 over the three months ended September 30, 2013.  For the quarter ended September 30, 2014, we recorded a provision for loan losses of $15 thousand, compared to recording a credit for loan losses of $185 thousand for the three months ended September 30, 2013.  Our provision was related to a troubled debt restructuring we performed during the third quarter, while the credit in the prior year was related to a principal payment made on one of our impaired loans, as well as a reduction in general reserves.

We had other income of $92 thousand in the third quarter of 2014 primarily due to $38 thousand in advisory fees and commissions earned by MP Securities, $27 thousand in servicing fee income, and $25 thousand in gains on loan sales.  MP Securities’ income has increased by $34 thousand over the third quarter of 2013 as we have increased the services provided by our broker-dealer subsidiary.  Hiring a new investment advisor at MP Securities has also allowed us to expand its client base.  In addition, servicing fee revenue has increased by $10 thousand from the third quarter of the prior year due to selling $6.4 million in loan participations over the last twelve months.  While we earned $25 thousand in additional gains on loan sales during the third quarter of the prior year, the increase in MPS activity and loan servicing during the three months ended September 30, 2014 led to an increase in other income of $16 thousand from the three months ended September 30, 2013.

Non-interest operating expenses for the three months ended September 30, 2014 decreased by $194 thousand over the same period ended September 30, 2013, a decrease of 15%.  This decrease is due to a decrease in salaries and benefits expenses of $303 thousand as we recorded a large bonus accrual in the third quarter of 2013 that we did not accrue for the three month period ended September 30, 2014.  We also recorded $66 thousand less in professional fees, mainly due to significant consulting expenses incurred during the third quarter of 2013 related to the resignation of our former Chief Executive Officer.  These decreases were offset by $184 thousand in additional net foreclosed asset expenses.  While we realized $206 thousand in gains on the sale of foreclosed assets during the third quarter of the prior year, we did not sell any foreclosed assets during the third quarter of 2014.  In addition, we incurred expenses related to the management of our foreclosed assets during the three months ended September 30, 2014, as compared to the three month period ended September 30, 2013.

Nine months ended September 30, 2014 vs. Nine months ended September 30, 2013

	Nine months ended		Comparison
	September 30,
	2014	2013	$ Difference	% Difference
Interest income:
Interest on loans	$6,744	$7,110	$(366)	(5%)
Interest on interest-bearing accounts	32	67	(35)	(52%)
Total interest income	6,776	7,177	(401)	(6%)
Interest expense:
Borrowings from financial institutions	1,864	1,933	(69)	(4%)
Notes payable	1,421	1,544	(123)	(8%)
Total interest expense	3,285	3,477	(192)	(6%)
Net interest income	3,491	3,700	(209)	(6%)
Provision (credit) for loan losses	236	(177)	413	(233%)
Net interest income after provision for loan losses	3,255	3,877	(622)	(16%)
Non-interest income	202	133	69	52%
Non-interest expenses:
Salaries and benefits	1,754	2,055	(301)	(15%)
Marketing and promotion	74	82	(8)	(10%)
Office operations	935	977	(42)	(4%)
Foreclosed assets, net	796	(188)	984	(523%)
Legal and accounting	422	531	(109)	(21%)
Total non-interest expenses	3,981	3,457	524	15%
Income (loss) before provision for income taxes	(524)	553	(1,077)	(195%)
Provision for income taxes	6	12	(6)	(50%)
Net income (loss)	$(530)	$541	$(1,071)	(198%)

During the nine months ended September 30, 2014, we reported a net loss of $530 thousand, which was a decrease of $1.1 million over the first three quarters of 2013. Our loss in 2014 is primarily attributable to provisions for loan losses and provisions for losses on foreclosed assets taken during the second quarter of 2014.

For our real estate owned assets, we regularly evaluate these properties to ensure that the recorded value is supported by its current market value.  If the property has declined in value, a charge to foreclosed asset expense is made.  When the foreclosed property is sold, a gain or loss is recognized for the difference between the sales proceeds and the carrying amount of the property. We have also experienced a decrease in net interest income as our interest-earning assets have decreased from prior year, and the yield earned on those assets has also declined.

The decrease in our total interest income as compared to the prior year is due to a decrease in the balance of our loan portfolio, a decrease in the yield on our assets, and a decrease in the average balance of cash held in interest-earning accounts with other financial institutions.  Our average interest-earning loans decreased by $4.7 million from the nine months ended September 30, 2013 as compared to the nine months ended September 30, 2014.  This decrease has occurred due to several loan participation sales during the year, as well as replacement loan fundings that were delayed until the fourth quarter of 2014. In addition, the yield on loans has declined as several of our non-collateral dependent restructured loans, which earn interest on a cash basis and through discount amortization, have been reclassified as collateral dependent and are no longer earning interest.  The average balance in interest-earning accounts decreased by $2.1 million from the prior year, resulting in a decrease of $35 thousand in the interest earned on these accounts.

Total interest expense decreased by $192 thousand as compared to the first three quarters of 2013 primarily due to the decrease in the average balance of notes payable from $49.1 million for the nine months ended September 30, 2013 to $47.5 million for the nine months ended September 30, 2014.  Our institutional borrowings have also decreased as we have made regular monthly principal payments and a $2.5 million additional principal paydown during the nine month period ended September 30, 2014.  The $1.6 million decline in the average balance of our investor notes outstanding at September 30, 2014, as compared to September 30, 2013, was primarily due to investor suitability restrictions which prevented a significant number of our Class A Note investors from making additional investments in these notes.  Certain suitability and concentration limits imposed by FINRA rules and our Class A Notes Prospectus restrict the ability of some of our current investors to renew or make investments in our Class A Notes. We have focused our efforts on marketing these debt securities to new investors.  Our wholly-owned subsidiary, MP Securities, has assumed responsibility for the sale and marketing of our investor notes, which has substantially increased sales of our debt securities to new investors and, as a result, we experienced an increase in note sales during the second and third quarters of 2014, resulting in an increase in the notes payable balance of $1.4 million as compared to December 31, 2013.

For the nine month period ended September 30, 2014, net interest income decreased by $209 thousand, or 6%, from the nine month period ended September 30, 2013.  Net interest income after provision for loan losses decreased by $622 thousand for the nine months ended September 30, 2014 over the nine months ended September 30, 2013.  In the first half of 2014, we recorded a provision for loan losses of $236 thousand, compared to recording $177 thousand in credits for loan losses for the nine months ended September 30, 2013.  Our provision was primarily the result of recording specific reserves on one loan participation interest that became collateral dependent during the second quarter of 2014.  A new appraisal on the property securing this loan revealed that the collateral value on the loan was below our recorded investment.  Our review of the other impaired loans in our portfolio did not reveal the need to record additional provisions for loan losses.  Conversely, we recorded credits for loan losses during the nine months ended September 30, 2013 as we reduced general reserves and received a large principal paydown on one of our collateral dependent loans.

We received other income of $202 thousand in the first three quarters of 2014 primarily due to $85 thousand in advisory fees and commissions earned by MP Securities and $75 thousand in servicing fee income.  MP Securities’ income has increased by $62 thousand as compared to the first nine months of 2013 as we have increased the services provided by our broker-dealer subsidiary.  Hiring a new investment advisor at MP Securities has also allowed us to expand the client base it serves.  Servicing fee revenue has increased by $34 thousand from the prior year due to selling $6.4 million in loan participations over the last twelve months.  These factors, along with gains on loan sales of $31 thousand and lending fee income of $11 thousand led to a total increase in other income of $72 thousand from the prior year.

Non-interest operating expenses for the nine months ended September 30, 2014 increased by $524 thousand over the same period ended September 30, 2013, an increase of 15%.  This increase is due entirely to an increase in net foreclosed asset expenses of $984 thousand.  While we earned $59 thousand in additional rental income from our properties, and had $108 thousand less in repair and maintenance expenses due to the recovery of some prior expenses through insurance, we recorded $899 thousand in provisions for losses on our foreclosed assets. Due to a lack of buyer interest in four of our properties, the listing prices on these assets were reduced, causing us to record reserves to account for the lowered prices.  We may experience additional declines in our foreclosed assets depending on the market’s response to the new listing prices.  Offsetting the increase in foreclosed assets expense was a $301 thousand decrease in salaries and benefits expense that was primarily due to a decrease in bonus accruals in 2014 as the Company has experienced year to date net losses.  Legal and accounting fees decreased by $109 thousand as we experienced increased fees in 2013 related to the sale of one of our foreclosed assets, as well as consulting fees related to engaging an Interim Manager in Charge after the departure of our former Chief Executive Officer.

Net Interest Income and Net Interest Margin

Historically, our earnings have primarily depended upon the difference between the income we receive from interest-earning assets, which consist principally of mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on our debt securities and credit facility borrowings. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total assets.

The following table provides information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

	Average Balances and Rates/Yields
	For the Three Months Ended September 30,
	(Dollars in Thousands)
	2014			2013
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning accounts with other financial institutions	$11,349	$12	0.41%	$11,348	$23	0.79%
Interest-earning loans [1]	134,058	2,178	6.45%	138,266	2,454	7.04%
Total interest-earning assets	145,407	2,190	5.97%	149,614	2,477	6.57%

Non-interest-earning assets	11,654	--	--%	9,942	--	--%
Total Assets	157,061	2,190	5.53%	159,556	2,476	6.23%

Liabilities:
Public offering notes – Class A	39,876	381	3.79%	37,562	382	4.04%
Public offering notes – Alpha Class	--	--	--%	311	2	2.24%
Special offering notes	3,383	34	4.00%	6,472	82	5.06%

International notes	350	3	3.59%	422	4	3.36%
Subordinated notes	5,232	63	4.81%	2,692	31	4.56%
Secured notes	308	3	2.87%	251	2	2.85%
Borrowings from financial institutions	97,830	623	2.53%	101,320	645	2.52%

Total interest-bearing liabilities	$146,979	1,107	2.99%	149,030	1,148	3.06%

Net interest income		1,083			1,329
Net interest margin [2]			2.74%			3.30%

[1] Loans are net of deferred fees and before the allowance for loan losses

[2] Net interest margin is equal to net interest income as a percentage of average total assets.

Average interest-earning assets decreased to $145.4 million during the three months ended September 30, 2014, from $149.6 million during the same period in 2013, a decrease of $4.2 million or 3%. The average yield on these assets was 5.97% for the three months ended September 30, 2014 as compared to 6.57% for the three months ended September 30, 2013. The average yield decrease is due mainly to additional deferred fee amortization related to a large loan participation sale made during the third quarter of 2013, which temporarily increased the loan yield for the quarter; the loans we sold during the third quarter of 2014 did not have nearly as much in related deferred fee amortization.  In addition, we experienced a decrease in the cash collected on non-collateral dependent impaired loans and on the amortization of discounts associated with troubled debt restructurings.  The increase in yield is also related to the decrease in the interest rates earned on interest-earning accounts held with other institutions.  We have transferred some of our cash to accounts with other institutions in order to reduce our concentration of funds held at ECCU.

Average non-interest earning assets increased from $9.9 million for the three months ended September 30, 2013 to $11.7 million at September 30, 2014.  This increase is due primarily to the reclassification of several loans to collateral-dependent status, in which interest payments are recorded as a reduction in principal rather than interest income.  Yield on average assets decreased from 6.23% for the three months ended September 30, 2013 to 5.53% for the three months ended September 30, 2014.

Average interest-bearing liabilities, consisting of notes payable and borrowings from financial institutions, decreased to $147.0 million during the three months ended September 30, 2014, from $149.0 million during the same period in 2013. The average rate paid on these liabilities decreased to 2.99% for the three months ended September 30, 2014, from 3.06% for the same period in 2013. This decrease is due primarily to a decrease in the rates paid on our Class A Notes, as the underlying rates for these notes have decreased by 25 basis points over the prior year.

Net interest income for the three months ended September 30, 2014, was $1.1 million, which was a decrease of $246 thousand, or 19%, for the same period in 2013.  Net interest margin decreased 56 basis points to 2.74% for the quarter ended September 30, 2014, compared to 3.30% for the quarter ended September 30, 2013.

	Average Balances and Rates/Yields
	For the Nine Months Ended September 30,
	(Dollars in Thousands)
	2014			2013
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning accounts with other financial institutions	$8,239	$32	0.51%	$10,354	$67	0.86%
Interest-earning loans [1]	136,639	6,744	6.60%	141,330	7,110	6.73%
Total interest-earning assets	144,878	6,776	6.25%	151,684	7,177	6.33%

Non-interest-earning assets	11,901	--	--%	10,117	--	--
Total Assets	156,779	6,776	5.78%	161,801	7,177	5.93%

Liabilities:
Public offering notes – Class A	37,518	1,087	3.88%	38,512	1,185	4.11%
Public offering notes – Alpha Class	41	--	0.63%	938	28	3.98%
Special offering notes	4,141	136	4.37%	7,616	265	4.65%
International notes	388	10	3.51%	378	10	3.47%
Subordinated notes	5,067	181	4.77%	1,510	54	4.78%
Secured notes	304	7	2.88%	123	2	2.74%
Borrowings from financial institutions	98,710	1,864	2.53%	102,342	1,933	2.52%

Total interest-bearing liabilities	$146,171	3,285	3.00%	151,419	3,477	3.07%

Net interest income		3,491			3,700
Net interest margin [2]			2.98%			3.06%

[1] Loans are net of deferred fees and before the allowance for loan losses

[2] Net interest margin is equal to net interest income as a percentage of average total assets.

Average interest-earning assets decreased to $144.9 million during the nine months ended September 30, 2014, from $151.7 million during the same period in 2013, a decrease of $6.8 million or 4%. The average yield on these assets decreased to 6.25% for the nine months ended September 30, 2014 from 6.33% for the nine months ended September 30, 2013. The average yield decrease is due mainly to additional deferred fee amortization related to a large loan participation sale made during the third quarter of 2013, which temporarily increased the loan yield for the quarter; the loans we sold during the third quarter of 2014 did not have nearly as much in related deferred fee amortization.  In addition, we experienced a decrease in the cash collected on non-collateral dependent impaired loans and on the amortization of discounts associated with troubled debt restructurings.

The yield on interest-earning loans for the nine months ended September 30, 2014 decreased to 6.60% from 6.73% for the nine months ended September 30, 2013.  Yield on average assets decreased from 5.93% for the nine months ended September 30, 2013 to 5.78% for the nine months ended September 30, 2014.

Average interest-bearing liabilities, consisting of notes payable and borrowings from financial institutions, decreased to $146.2 million during the nine months ended September 30, 2014, from $151.4 million during the same period in 2013. The average rate paid on these liabilities decreased to 3.00% for the nine months ended September 30, 2014, from 3.07% for the same period in 2013. This decrease is due primarily to a decrease in the rates paid on our Class A Notes, as the underlying rates for these notes have decreased by 25 basis points over the prior year.

Net interest income for the nine months ended September 30, 2014, was $3.5 million, which was a decrease of $210 thousand, or 6%, for the same period in 2013.  Net interest margin decreased 8 basis points to 2.98% for the nine months ended September 30, 2014, compared to 3.06% for the nine months ended September 30, 2013.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for our interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), and changes in interest rates (rate).

Rate/Volume Analysis of Net Interest Income

	Three Months Ended September 30, 2014 vs. 2013
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$--	$(11)	$(11)
Total loans	(41)	(235)	(276)
	(41)	(246)	(287)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	23	(24)	(1)
Public offering notes – Alpha Class	(1)	(1)	(2)
Special offering notes	(33)	(15)	(48)
International notes	(1)	--	(1)
Subordinated notes	30	2	32
Secured notes	1	--	1
Other	(22)	--	(22)
	(3)	(38)	(41)
Change in net interest income	$(38)	$(208)	$(246)

Rate/Volume Analysis of Net Interest Income

	Nine Months Ended September 30, 2014 vs. 2013
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$(12)	$(23)	$(35)
Total loans	(134)	(232)	(366)
	(146)	(255)	(401)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	(30)	(68)	(98)
Public offering notes – Alpha Class	(15)	(13)	(28)
Special offering notes	(114)	(15)	(129)
International notes	--	--	--
Subordinated notes	127	--	127
Secured notes	5	--	5
Other	(69)	--	(69)
	(97)	(95)	(192)
Change in net interest income	$(49)	$(160)	$(209)

Financial Condition

Comparison of Financial Condition at September 30, 2014 and December 31, 2013

			Comparison
	2014	2013	$ Difference	% Difference
	(Unaudited)	(Audited)
Assets:
Cash	$13,380	$7,483	$5,897	79%
Loans receivable, net of allowance for loan losses of $2,487 and $2,856 as of September 30, 2014 and December 31, 2013, respectively	133,775	146,519	(12,744)	(9%)
Accrued interest receivable	598	607	(9)	(1%)
Property and equipment, net	87	120	(33)	(28%)
Debt issuance costs, net	41	31	10	32%
Foreclosed assets, net	5,463	3,308	2,155	65%
Other assets	431	347	84	24%
Total assets	$153,775	$158,415	$(4,640)	(3%)
Liabilities and members’ equity
Liabilities:
Borrowings from financial institutions	$94,788	$99,904	$(5,116)	(5%)
Notes payable	49,038	47,667	1,371	3%
Accrued interest payable	7	14	(7)	(50%)
Other liabilities	600	887	(287)	(32%)
Total liabilities	144,433	148,472	(4,039)	(3%)
Members' Equity:
Series A preferred units	11,715	11,715	--	--%
Class A common units	1,509	1,509	--	--%
Accumulated deficit	(3,882)	(3,281)	(601)	18%
Total members' equity	9,342	9,943	(601)	(6%)
Total liabilities and members' equity	$153,775	$158,415	$(4,640)	(3%)

General.  Total assets decreased by $4.6 million, or 3%, between December 31, 2013 and September 30, 2014.  This decrease was primarily due to a decrease in loans receivable.

During the nine month period ended September 30, 2014, gross loans receivable decreased by $13.1 million, or 9%.  This decrease is due to the sale of $6.3 million in loan participations, the transfer of $3.3 million in loans to foreclosed assets, and the sale of $541 thousand in whole loans. We also experienced $12.9 million in principal paydowns and loan payoffs, however, these paydowns were offset by $9.7 million in new loan originations.

Our portfolio consists entirely of loans made to evangelical churches and ministries.  Approximately 99.9% of these loans are secured by real estate, while two loans that represent less than 0.1% of our loans are unsecured.  The loans in our portfolio carried a weighted average interest rate of 6.29% at September 30, 2014 and 6.33% at December 31, 2013.

Non-performing Assets.  Non-performing assets consist of non-accrual loans, troubled debt restructurings, and six foreclosed assets, which are real estate properties.  Non-accrual loans include any loan that becomes 90 days or more past due and any other loan where management assesses full collectability of principal and interest to be in question.  Once a loan is put on non-accrual status, the balance of any accrued interest is immediately reversed.  Loans past due 90 days or more will not return to accrual status until they become current.  Troubled debt restructurings will not return to accrual status until they perform according to their modified payment terms without exception for at least six months.

Some non-accrual loans are considered collateral dependent.  These are defined as loans where the repayment of principal will involve the sale or operation of collateral securing the loan.  For collateral dependent loans, any payment of interest we receive is recorded against principal.  As a result, interest income is not recognized until the loan is no longer considered impaired. For non-accrual loans that are not considered collateral dependent, we do not accrue interest income, but we recognize income on a cash basis.  We had eleven nonaccrual loans as of September 30, 2014 and December 31, 2013.  We hold a participation interest in one loan totaling $751 thousand for which ECCU acts as a lead lender and servicer which is involved in litigation relating to a mechanic’s lien claim made by a contractor.  We are continuing to monitor the litigation initiated by ECCU regarding this participation interest and have been advised by our lead lender that it believes it has reasonable grounds to support its claims to priority rights in the collateral and for recoveries, if necessary, against the title company and closing agent for this loan.  We have recorded an allowance of $292.6 thousand against this loan participation interest.

Since June 2011, the Company has acquired 11 properties through foreclosure proceedings or by reaching Deed in Lieu of Foreclosure agreements with our borrowers. We have sold several of these properties and currently own or hold a partial interest in seven foreclosed assets.  One of these properties was acquired in January of 2014 pursuant to a Deed in Lieu of Foreclosure agreement.  This property has a net carrying value of $900 thousand, which includes a valuation allowance of $270 thousand.    We also acquired on property in July 2014 in satisfaction of a loan participation interest.  This property has a carrying value of $2.1 million.  No valuation allowance has been recorded on this property.  We have experienced $3.0 million in total charge-offs since June 2011.

The following table presents our non-performing assets:

Non-performing Assets
($ in thousands)
	September 30, 2014	December 31, 2013

Non-Performing Loans:[1]

Collateral Dependent:
Delinquencies over 90-Days	$751	$2,000
Troubled Debt Restructurings[2]	7,199	5,261
Other Impaired Loans	--	555
Total Collateral Dependent Loans	7,950	7,816

Non-Collateral Dependent:
Delinquencies over 90-Days	--	2,555
Other Impaired loans	--	--
Troubled Debt Restructurings	6,210	8,546
Total Non-Collateral Dependent Loans	6,210	11,101

Loans 90 Days past due and still accruing	--	--

Total Non-Performing Loans	14,160	18,917
Foreclosed Assets[3]	5,463	3,308
Total Non-performing Assets	$19,623	$22,225

[1] These loans are presented at the balance of unpaid principal less interest payments recorded against principal.
[2] Includes $1.2 million of restructured loans that were over 90 days delinquent as of September 30, 2014 and December 31, 2013.
[3] Foreclosed assets are presented net of any valuation allowances taken against the assets.

At September 30, 2014, we had ten restructured loans that were on non-accrual status.  One of these loans was over 90 days delinquent.  In addition, we had one non-restructured loan that was over 90 days past due.  As of September 30, 2014, we had seven foreclosed properties valued at $3.4 million, net of an $899 thousand total valuation allowance against the properties.

At December 31, 2013, we had eleven restructured loans that were on non-accrual status.  One of these loans was over 90 days delinquent.  We had one non-restructured loan that was over 90 days past due.  As of December 31, 2013, we held six foreclosed real properties in the amount of $3.3 million, net of a $13 thousand valuation allowance against one of the properties.

Allowance for Loan Losses.  We maintain an allowance for loan losses that we consider adequate to cover both the inherent risk of loss associated with the loan portfolio as well as the risk associated with specific loans that we have identified as having a significant chance of resulting in loss.

Allowances taken to address the inherent risk of loss in the loan portfolio are considered general reserves.  We include various factors in our analysis. These are weighted based on the level of risk represented and for the potential impact on our portfolio.  These factors include:

•	Changes in lending policies and procedures, including changes in underwriting standards and collection;
•	Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;
•	Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified loans;
•	Changes in the value of underlying collateral for collateral-dependent loans;
•	The effect of credit concentrations; and
•	The rate of defaults on loans modified as troubled debt restructurings within the previous twelve months.

In addition, we include additional general reserves for our loans that are collateralized by a junior lien or that are unsecured.  In order to more accurately determine the potential impact these factors have on our portfolio, we segregate our loans into pools based on risk rating when we perform our analysis.  Risk factors are weighted differently depending upon the quality of the loans in the pool.  In general, risk factors are given a higher weighting for lower quality loans, which results in greater general reserves related to these loans.  We evaluate these factors on a quarterly basis to ensure that we have adequately addressed the risk inherent in our loan portfolio.

We also examine our entire loan portfolio regularly to identify individual loans which we believe have a greater risk of loss than is addressed by the general reserves.   These are identified by examining delinquency reports, both current and historic, monitoring collateral value, and performing a periodic review of borrower financial statements.  For loans that are collateral dependent, management first determines the value at risk on the investment, defined as the unpaid principal balance, net of discounts, less the collateral value net of estimated costs associated with selling a foreclosed property.  This entire value at risk is reserved.  For impaired loans that are not collateral dependent, management will record an impairment based on the present value of expected future cash flows.  Loans that carry a specific reserve are formally reviewed quarterly, although reserves will be adjusted more frequently if additional information regarding the loan’s status or its underlying collateral is received.

Finally, our allowance for loan losses includes reserves related to troubled debt restructurings.  These reserves are calculated as the difference in the net present value of payment streams between a troubled debt restructuring at its modified terms as compared to its original terms, discounted at the original interest rate on the loan.  These reserves are recorded at the time of the restructuring. The change in the present value of cash flows attributable to the passage of time is reported as interest income.

The process of providing adequate allowance for loan losses involves discretion on the part of management, and as such, losses may differ from current estimates.  We have attempted to maintain the allowance at a level which compensates for losses that may arise from unknown conditions.  At September 30, 2014 and December 31, 2013, the allowance for loan losses was $2.9 million.  This represented 1.8% of our gross loans receivable at September 30, 2014 and 1.9% of our gross loans receivable at December 31, 2013.

	Allowance for Loan Losses
	as of and for the

	Nine months ended		Year ended
	September 30,		December 31,
	2014	2013	2013
Balances:	($ in thousands)
Average total loans outstanding during period	$147,143	$151,459	$150,828
Total loans outstanding at end of the period	$137,579	$147,887	$150,688
Allowance for loan losses:
Balance at the beginning of period	$2,856	$4,005	$4,005
Provision charged to expense	236	(177)	9
Charge-offs
Wholly-Owned First	53	1,018	1,076
Wholly-Owned Junior	--	--	--
Participation First	531	--	--
Participation Junior	--	--	--
Total	584	1,018	1,076
Recoveries
Wholly-Owned First	--	--	--
Wholly-Owned Junior	--	--	--
Participation First	--	--	--
Participation Junior	--	--	--
Total	--	--	--
Net loan charge-offs	584	1,018	1,076
Accretion of allowance related to restructured loans	21	53	82

Balance	$2,487	$2,757	$2,856

Ratios:
Net loan charge-offs to average total loans	0.40%	0.67%	0.71%
Provision for loan losses to average total loans[1]	0.16%	(0.12)%	0.01%
Allowance for loan losses to total loans at the end of the period	1.81%	1.86%	1.90%
Allowance for loan losses to non-performing loans	17.56%	15.90%	15.10%
Net loan charge-offs to allowance for loan losses at the end of the period	23.48%	36.92%	37.68%
Net loan charge-offs to Provision for loan losses[1]	247.46%	(575)%	11,956%

Borrowings from Financial Institutions.  At September 30, 2014, we had $94.8 million in borrowings from financial institutions.  This is a decrease of $5.1 million from December 31, 2013.  This decrease is the result of regular monthly payments made on both the MU Credit Facility and the Wescorp Credit Facility Extension as well as a $2.5 million principal payment made to remain compliant with the collateralization requirements on the facilities.

Notes Payable.  Our investor notes payable consist of debt securities sold under a registered national offering as well as notes sold in private placements.  These investor notes had a balance of $49.0 million at September 30, 2014, which was an increase of $1.4 million from December 31, 2013.  While we sell our Class A Notes through our wholly-owned affiliate, MP Securities, these note sales are subject to certain suitability requirements imposed by FINRA rules  that restrict the ability of some of our current investors to renew or make investments in the notes.  Marketing efforts from sales personnel at MP Securities have expanded our customer base and resulted in new Class A Note sales.  We have also increased sales efforts for our special note offerings and Series 1 Subordinated Capital Notes.  We anticipate the growth of our note sales to continue as we hire additional sales personnel.

Members’ Equity.  Total members’ equity was $9.3 million at September 30, 2014, which represents a decrease of $598 thousand from $9.9 million at December 31, 2013.  This decrease comprises $527 thousand in net losses for the nine months ended September 30, 2014 and $71 thousand of dividends related to our Series A Preferred Units, which require quarterly dividend payments.  We are also required to make a payment of 10% of our annual net income after dividends to our Series A Preferred Unit holders as we have experienced a net loss for the nine months ended September 30, 2014, there was no accrual for these payments have been made for the three month period ended September 30, 2014. We did not repurchase or sell any ownership units during the nine months ended September 30, 2014.

Potential Recoveries of Reserves Established for Loan Losses

During the nine months ended September 30, 2014, the Company established a valuation reserve of $899 thousand on four of its real estate owned properties and set aside an additional $207 thousand in provisions for loan losses on its mortgage loan investments.   Since 2009, the Company’s net earnings have been significantly impacted by provisions for loan losses, recoveries of reserves, and adjustments made to reserves for losses on foreclosed assets.  The Company believes, but can grant no assurances, that it will be able to successfully resolve a foreclosure litigation matter involving one of its real estate owned parcels that is subject to a mechanics lien claim made by a construction contractor against the lead lender in a foreclosure action involving one of our mortgage loan investments.

The Company holds a 64.8% loan participation interest in a $4.17 million church mortgage loan that is the subject of a mortgage foreclosure action filed by ECCU, which acts as the lead lender, originator and servicer of the loan.  ECCU provided bridge financing to a church which enabled the church to refinance its existing mortgage and pay certain construction site costs that had been completed prior to the funding of the mortgage refinancing transaction (the “Refinance Transaction”).  After the refinancing transaction had been consummated, a contractor filed a mechanics lien and a multi-count complaint for damages and foreclosure against ECCU.  ECCU has filed a Counter-claim for Mortgage Foreclosure and other relief relating to a parcel of real estate on which the church is located.

Because the contractor had entered into a Construction Agreement with the church which pre-dated the recordation of the ECCU mortgage dated March 4, 2008, the contractor has alleged that its mechanics lien is in a first priority position with respect to the church parcel and has priority over ECCU’s mortgage interest.  ECCU has vigorously contested the contractor’s foreclosure claim and has asserted that the bridge financing transaction was consummated for the purpose of refinancing prior existing mortgages on the parcel, payoff certain pre-construction costs that had been completed prior to funding the loan and provide bridge financing to the church until a permanent loan was agreed upon.  By providing the church with a mortgage refinancing loan, ECCU asserts that it is entitled to priority over the mechanics lien under applicable court decisions which apply the doctrine of equitable subrogation, thereby enabling the lender that advances money to pay someone else’s debt for which there exists a lien, to step into the shoes of the prior secured lender with the expectation of receiving an equal lien in priority in the secured asset.

In its initial Memorandum Decision and Order dated December 27, 2013, the Court ruled that the contractor’s Motion for Summary Judgment as to the priority of its mechanics lien was granted and deemed to have priority over ECCU’s mortgage.  On May 2, 2014, ECCU filed a Motion to Reconsider the Court’s Order Regarding Priority of Liens and on June 26, 2014, the Court heard arguments from counsel and reviewed briefs and memoranda submitted by the parties.  In its ruling, the Court granted ECCU’s Motion to Reconsider, vacated its prior Order and Opinion and further denied Motions for Summary Judgment filed by both ECCU and the contractor. The Court further noted that genuine issues of fact remain unresolved and set a hearing date to establish a discovery schedule.  Because the Company holds a 64.8% loan participation interest in the church parcel that is the subject of the foreclosure proceedings, the Company has carefully monitored the value of the church facility which serves as collateral for the ECCU mortgage loan.  The Company also holds a 64.8% partial REO interest in four other properties which were the subject of separate foreclosure actions filed by ECCU against the church.  The Company has taken $292.6 thousand in provisions for loan losses against the primary church parcel that is the subject of the foreclosure proceedings and has taken an additional $629.3 thousand in provisions for losses against four partially owned REO properties it holds that were successfully foreclosed upon by ECCU.

ECCU has advised us that its attorneys believe that there is a substantial basis for its priority claim and reasonable possibility for obtaining a successful outcome in the foreclosure proceedings.  We have also been advised by ECCU that it believes that the title insurance company and closing agent for the Refinance Transaction has a duty to indemnify ECCU for any loss that ECCU may suffer due to an unfavorable ruling, if granted by the Court.

Based upon our review of the litigation pleadings in the foreclosure action, title policy and related loan closing documents for the $4.17 million loan transaction, the Company believes, but can grant no assurances, that it will be able to recoup a substantial portion of the valuation allowances it has previously recorded against four partially owned REO assets that it obtained in foreclosure proceedings against the church and partial interest in the mortgage loan that is the subject of foreclosure proceedings relating to the church’s primary worship facility.  If the Company is successful in resolving this claim, the Company will be able to recoup a substantial portion of the losses previously taken on these mortgage loan investments.

Liquidity and Capital Resources

September 30, 2014 vs. September 30, 2013

Maintenance of adequate liquidity requires that sufficient resources be available at all times to meet cash flow requirements of the Company. Desired liquidity may be achieved from both assets and liabilities. Cash, investments in interest-bearing time deposits in other financial institutions, maturing loans, payments of principal and interest on loans and potential loan sales are sources of asset liquidity. Sales of investor notes and access to credit lines also serve as sources of additional liquidity. The Company reviews its liquidity position on a regular basis based upon its current position and expected trends of loans and investor notes. Management believes that the Company maintains adequate sources of liquidity to meet its liquidity needs.  Nevertheless, if we are unable to continue our offering of Class A Notes for any reason, we incur sudden withdrawals by multiple investors in our investor notes, a substantial portion of our notes that mature during the next twelve months are not renewed, and we are unable to obtain capital from sales of our mortgage loan assets or other sources, we expect that our business would be materially and adversely affected.

The sale of our debt securities is a significant component in financing our mortgage loan investments.  We have increased our marketing efforts related to the sale of privately placed special offering notes and we believe that the sale of these notes will enable the Company to meet its liquidity needs for the near future.  The Company filed a new Registration Statement with the SEC to register $75 million of its Class A Notes that was deemed effective as of October 11, 2012, which would be replaced by this offering of $85 million of Class 1 Notes. We have also entered into a Loan and Standby Agent Agreement pursuant to a Rule 506 offering to sell $40.0 million of Series 1 Subordinated Capital Notes.  The Company is currently in the process of finalizing an offering of $80 million in Secured Notes.  This offering would be made under a Private Offering Memorandum in accordance with rule 506 of Regulation D.  The Company expects this offering to be finalized in December 2014.  By offering the Class 1 Notes and privately placed investor notes, the Company expects to increase its investment in mortgage loans and thereby generate increased interest income.  We also plan on selling participations in a portion of those mortgage loan investments.  The cash gained from these sales will be used to originate additional loan investments or to fund operating activities.  The Company does not have any amounts available to borrow under its MU Credit Facility or Wescorp Credit Facility.

Historically, we have been successful in generating reinvestments by our debt security holders when the notes that they hold mature.  During the nine months ended September 30, 2014, our investors renewed their debt securities investments at a 47% rate, which represented an increase from the 38% renewal rate over the nine months ended September 30, 2013.  The renewal rate dropped during the initial three month period after the SEC and FINRA approved our Class A Note offering in October 2012 as we began to implement the suitability requirements and overconcentration limits imposed on investors by FINRA rules and the terms of the Company’s Class A Notes Prospectus.  We have addressed the challenges imposed by FINRA’s suitability rule by offering other securities products to our investors, locating new investors for our Class A Notes and expanding the products and services that MP Securities will offer to our investors.   As a result, we have increased our renewal rate to an adequate level, and we have been able to broaden our investor base, identify eligible new investors and substantially increase the amount of funds raised from new investors in our debt securities..  Our notes payable balance increased by $1.4 million as compared to December 31, 2013.  Coupled with $5.7 million in loan participation sales, this has stabilized our liquidity.

The net increase in cash during the nine months ended September 30, 2014 was $5.9 million, as compared to a net increase of $624 thousand for the nine months ended September 30, 2013, an increase of $5.3 million. Net cash provided by operating activities totaled $118 thousand for the nine months ended September 30, 2014, as compared to net cash provided by operating activities of $455 thousand for the same period in 2013. This decrease in net cash provided by operating activities is attributable primarily to the paydown of other liabilities during 2014.

Net cash provided by investing activities totaled $9.7 million during the nine months ended September 30, 2014, as compared to $8.3 million provided during the nine months ended September 30, 2013, an increase in cash of $1.4 million. This increase is related to a decrease in loan originations.  While we received $15.3 million less in cash from loan sales and paydowns, we used $18.1 million less in cash to originate or purchase loans during the nine months ended September 30, 2014.

Net cash used by financing activities totaled $3.9 million for the nine month period ended September 30, 2014, a decrease in cash used of $4.2 million from $8.1 million used in financing activities during the nine months ended September 30, 2013. This difference is primarily attributable to an increase in sales of our notes payable.  Cash used in paying down our borrowings from financial institutions increased as we made a $2.5 million principal paydown on our primary credit facility in September 2014. During the first nine months of 2013, we made $510 thousand in additional principal payments.

At September 30, 2014, our cash, which includes cash reserves and cash available for investment in mortgage loans, was $13.4 million, an increase of $5.9 million from $7.5 million, at December 31, 2013.

Analysis of the Years Ended December 31, 2013 and December 31, 2012

The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto included in this Prospectus beginning at page F-1.

Overview

We are a Brea, California-based business that was incorporated in 1991 as a credit union service organization whose mission is to make evangelical ministries more effective by providing ministries with Biblically-based, value-driven financial services and by providing funding services to the credit unions who serve these ministries.  We do this by originating and investing in mortgage loans made to churches, most of which are secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations.

We are continuing to position the Company for future growth in the areas where we have historically been successful through our investments in church and ministry mortgage loans, while diversifying the sources of revenue generated by our business.  In order to take advantage of our market opportunities and maximize the value of our equity holders’ investment, we will continue to focus on:

•	improving our liquidity and strengthening our balance sheet;

•	building our capital while developing new financing sources;

•	increasing our revenue generating capabilities through the expansion of our loan origination and servicing capabilities, and selling loan participation interests;

•	increasing our revenue from broker-dealer related services by offering a full array of wealth management products and services, including the offering of Registered Investment Advisor capabilities;

•	continuing to recruit sales representatives, investment advisers and sales personnel that will help us make MP Securities a fee-generating source of revenue for the Company;

•	substantially increasing the sale of our Investor Debt, thereby enabling us to grow our balance sheet and generate new investment capital;

•

managing and strengthening our loan portfolio through aggressive and proactive efforts to resolve problems in our non-performing assets, increasing cash flows from our borrowers and ultimately realizing the benefit of our investments;

•	prudently managing and carrying-out strategies for our real estate owned assets to minimize losses, or, realize a gain where possible on these properties;

•	broadening the number of investors in our Investor Debt and effectively implementing strategies designed to ensure MP Securities’ compliance with FINRA’s suitability and regulatory standards;

•	developing capital funding sources that are not dependent on the sale of mortgage-backed securities or institutional credit facilities; and

•	managing the size and cost structure of our business to match our operating environment and capital funding efforts.

On September 4, 2013 we sold one of our foreclosed assets for $1.7 million.  We recorded a gain on sale of $206 thousand related to this transaction.  We also recorded gains of an additional $139 thousand on the sale of two other properties during the year.  Further, we sold $9.9 million in loan participations throughout 2013, which resulted in gains on loan sales of $54 thousand and improved our liquidity position.  We are continuing to make significant investments in our broker-dealer infrastructure through strategic recruitment of key personnel while expanding our offering of products and services.

For the year ended December 31, 2013, we generated net income of $592 thousand.  The primary items affecting our operating performance were the following:

•	recording $345 thousand in gains on loan sales, related to the sale of three of our foreclosed assets;

•	increase in net interest margin from 2.82% to 3.03% due to an increase in interest income related to loan participation sales as well as reduced interest rates on our investor notes;

•	an increase in other income from fees earned by MP Securities, gains on the sale of loan participations, and in increase in servicing fee income;

•

an increase in salaries and benefits expenses as we hired an additional salesperson at MP Securities and additional personnel to assist in loan originations, as well as paying a severance package to our former Chief Executive Officer;

•	decreased operating expenses related to reduced human resources costs in our new contract with ADP as well as reduced expenses related to the management of our loan portfolio; and

•	decreased net expenses on foreclosed assets as we recorded only $13 thousand in provisions for losses on foreclosed assets as compared to $136 thousand in 2012.

We expect to see continued improvements in our operating results for 2014 as we implement the core strategic objectives set forth above.  We expect to see further improvements in the performance and stability of our church and ministry borrowers.

Financial Condition

We obtain funds for our mortgage loan investments from the sale of our debt securities, which are sold primarily to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with evangelical churches and their governing associations. We also have relied upon credit facilities with institutional lenders to increase the size of our balance sheet, improve our earnings and purchase mortgage loan assets.

During 2009, we deleveraged our balance sheet by making several principal reductions on our BMO Facility and paid off the facility on November 30, 2009.  In additional to regular principal payments, we have made several smaller principal reductions to our credit facilities since 2011.  Our total assets as of December 31, 2013 decreased to $158.4 million, as compared to $166.6 million at December 31, 2012.  Our total liabilities were $148.5 million at December 31, 2013, as compared to $157.1 million at December 31, 2012.

The following table sets selected measures of our financial performance for the years ended December 31, 2013 and 2012, respectively (dollars in thousands):

	2013	2012

Total income	$9,641	$10,106
Provision (credit) for loan losses	9	(9)
Net income	592	417
Total assets	158,415	166,645
Borrowings from financial institutions	99,904	103,833
Notes payable	47,667	52,564
Total equity	9,943	9,548

2013 Developments

Enhancing our Capital Funding Sources

Since 2008, we have primarily relied upon institutional credit facilities to generate the capital sources needed to fund our mortgage loan investments.  Our Members United and BMO Facility financing arrangements enabled us to rapidly increase our mortgage loan investments and benefit from favorable net interest rate margins on our mortgage loan investments.  With the advent of the global credit crisis that commenced in 2008, our major institutional credit facility lenders sought to reduce their exposure on these facilities, thereby requiring us to undertake efforts to deleverage our balance sheet.  While the refinancing transactions we entered into on November 4, 2011 with the NCUA to amend and restate our Members United and WesCorp credit facilities have significantly contributed to our return to sustained profitability, these refinancing transactions are not sources of new funding and do not provide the resources we need to grow our business.

During 2013, we continued to take steps to develop capital funding sources that are not dependent on the sale of mortgage-backed securities or institutional credit facilities.  In 2012, our wholly-owned subsidiary, MP Securities, was registered under the Securities Exchange Act of 1934 and was approval for membership in FINRA.  In the first quarter of 2012, MP Securities launched its broker-dealer operations and began to develop a sales force of registered representatives dedicated to the distribution of our debt securities.  Effective as of September 24, 2012, MP Securities received approval to sell our Class A Notes offered under a Registration Statement that was declared effective by the SEC on October 11, 2012.  In March of 2013, MP Securities began selling the Company’s Series 1 Subordinated Capital Notes and 2013 International Notes, thus opening up additional product lines to enable the company to reduce dependence on our NCUA facilities.  On July 11, 2013, MP Securities executed a new membership agreement with FINRA which authorized it to act on a fully disclosed basis with a clearing firm to expand its brokerage activities.  In addition, on July 11, 2013, the State of California granted its approval for MP Securities to provide registered investment advisory services.  Finally, on September 26, 2013, MP Securities entered into a clearing firm agreement with RBC Capital thereby enabling it to open brokerage accounts for its customers.  This enables MP Securities to offer a broad scope of investment products to better serve the Company’s clients and customers.

It is also able to expand its customer base by attracting seasoned Registered Representatives and Investment Adviser Representative.  Additionally, in March of 2013, the state of California approved the formation of Ministry Partners Insurance Agency, LLC. This enables the company to sell a variety of insurance products. The completion of these initiatives in 2013 creates a foundation that will enable MP Securities to expand its client base, as well as ours. The byproduct of this approach will be to increase funding through sales of our debt securities, reduce our dependency on large credit facilities provided by institutional lenders, enhance our liquidity and funding capabilities, and gain greater control over our asset / liability management process.

Strengthen the Quality of our Loan Portfolio

Despite competition for church and ministry loans from financial institutions that aggressively sought to make inroads into this niche market by enabling churches to refinance their mortgage loans at historically low interest rates, we originated $32.7 million in net loans in 2013.  We added one additional underwriter as well as an additional support staff person to assist in the origination process. As part of our strategic decision to reposition our loan portfolio, our originations consisted mainly of lower balance loans to smaller ministries where we could achieve more favorable yields and avoid deteriorating our margins while reducing our overall risk exposure to any one borrower.  Our average loan balance decreased from $1.3 million at December 31, 2012 to $1.1 million at December 31, 2013.  In addition, due to our focus on originating high quality loans, the weighted average risk rating in our portfolio decreased from 0.73% at December 31, 2012 to 0.56% at December 31, 2013.

The real estate market for church and ministry properties showed significant improvement in 2012, as compared to the preceding year.  The performance of our mortgage loan portfolio for 2012 was consistent with this trend as we had no new delinquent loans at December 31, 2012.  However, while we saw continued improvement from some of these loans in 2013, we also experienced several new delinquencies.  Our delinquency rate increased from 2.2% at December 31, 2012 to 3.0% at December 31, 2013.  From time to time, borrowers who have previously been granted a mortgage modification may later default on their loan.  During 2013, four mortgage loans we had previously restructured defaulted. However, we have been able to work with the borrower in each situation and we have not initiated any new foreclosure proceedings.  We did reach a Deed in Lieu of Foreclosure agreement with a borrower in January 2014.

We continued to devote substantial attention and staff resources in 2013 on efforts to manage, restructure, liquidate or undertake foreclosure actions where necessary to protect our mortgage loan investments.  We were able to reach a Deed in Lieu of Foreclosure agreement with a borrower in May 2013.  We sold this property in September 2013 for a gain on sale of $206 thousand. We recorded a provision for loan losses of $9 thousand during the year ended December 31, 2013, as compared to a credit for loan losses of $9 thousand for the year ended December 31, 2012.

Diversify Our Revenue Sources

Since inception, our primary source of revenue has come from the net interest margin we earn on our mortgage loan investments.  After the financial crisis of 2008 and a resulting lack of liquidity in the credit markets, we deleveraged our balance sheet, which reduced the net interest income we receive on our investments.  In response to these developments, over the past two years we have undertaken efforts to expand the scope of revenue generating services we offer in an effort to make us less dependent on a favorable net interest rate margin from our mortgage loan investments in order to make the Company less susceptible to unfavorable changes in interest rates.  Because we possess the capability to service our own loans, we have significantly increased the portion of our wholly-owned loan portfolio that we service ourselves, thereby reducing the costs of third party servicers and increasing net interest earned on those loans.  We now service 107 of the 138 loans in our portfolio.  Our loan participation activity resulted in increased revenue from loan servicing of $17 thousand, which we expect to grow further in 2014 as a result of loan participation sales during the second half of 2013.  We also continue to develop relationships with several credit unions and CUSOs to enhance our capacity to sell additional loan participations into the market for these participation interests.

As described above, in 2013, we continued our expansion of our broker dealer operations with the restructuring of existing staff and the addition of a seasoned Registered Representative who is also an RIA and CFP in our Fresno office.  By increasing the scope of the services it can offer, MP Securities is now able to recruit a sales forces of registered representatives dedicated to managing our clients’ wealth in a manner consistent with the principles of Biblical stewardship, and act as a selling agent in the distribution of our debt securities.  This will enable us to earn additional fee-based income outside of our net interest.

Significant Accounting Estimates and Critical Accounting Policies

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures. On an on‑going basis, we evaluate these estimates, including those related to the allowance for loan losses, and estimates are based on historical experience, information received from third parties and on various other assumptions that are believed to be reasonable under the circumstances, which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under conditions different from our assumptions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Valuation of Loans

All of our loans are held for investment and are carried at their outstanding principal balance, less an allowance for loan losses and loan discount, and adjusted for deferred loan fees and costs. We defer loan origination fees and costs and recognize those amounts as an adjustment to the related loan yield on the asset using the interest method. Loan discounts reflect an offset against accrued interest that has been added to a loan balance under a restructuring arrangement. They also represent the difference between the purchase price of a loan and the loan balance when a loan is purchased at a discount. Loan discounts are accreted to interest income as a yield adjustment using the interest method. Loan discounts on impaired loans are not accreted into income until repayment of the loan is reasonably assured.

Allowance for Loan Losses

Determining an appropriate allowance for loan losses involves a significant degree of estimation and judgment. The process of estimating the allowance for loan losses may result in either a specific amount representing the impairment estimate or a range of possible amounts. We accrue a loss when it is probable that an asset has been impaired and the amount of the loss can be reasonably estimated. A loss is recorded when the outstanding balance of an impaired loan is greater than either 1) the value of the underlying collateral less estimated selling costs for collateral-dependent loans, or 2) the present value of expected cash flows for non-collateral-dependent impaired loans.

When management concludes that a loan is uncollectible, a loan loss is charged against our allowance for loan losses. If there are subsequent recoveries, we credit such amounts to the allowance. We recognize the amount that is the best estimate within the estimated range of loan losses. The determination of an amount within the calculated range of losses is in recognition of the fact that historical charge-off experience, without adjustment, may not be representative of current impairment of the current portfolio of loans because of changed circumstances. Such changes may relate to changes in the age of loans in the portfolio, changes in the creditor’s underwriting standards, changes in economic conditions affecting borrowers in a geographic region, or changes in the business climate in a particular industry.

Management regularly evaluates our allowance for loan losses based upon our periodic review of the collectability of the loans, historical experience, nature and volume of our loan portfolio, adverse situations that may affect the borrower’s ability to repay, value of the collateral and prevailing economic conditions. Since an evaluation of this nature is inherently subjective, we may have to adjust our allowance for loan losses as conditions change and new information becomes available.

Recent Accounting Pronouncements

Accounting Standards Update (ASU) No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, requires entities to disclose additional information about items reclassified out of accumulated other comprehensive income (AOCI).  The ASU requires disclosures of changes of AOCI balances by component in the financial statements or the footnotes, and it requires significant items reclassified out of AOCI to be disclosed on the face of the income statement or as a separate footnote.  The ASU is effective for fiscal years and interim periods beginning after December 15, 2012.  The adoption of ASU 2013-02 did not have an impact on Company’s financial statements.

ASU No. 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists”.  ASU No. 2013-11 eliminates the diversity in reporting an unrecognized tax benefit when a net operating loss carryforward or similar tax loss exists.  ASU No. 2013-11 requires, in most circumstances, that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward or similar tax loss.  The ASU will be effective prospectively for the Company for annual and interim periods beginning on January 1, 2014 and is not expected to have a material impact on the Company’s financial condition, results of operations, or cash flows.

Consolidated Results of Operations

Our Balance Sheet at December 31, 2013 and 2012

			Comparison
	2013	2012	$ Difference	% Difference
	(Audited)	(Audited)
Assets:
Cash	$7,483	$10,068	$(2,585)	(26%)
Loans receivable, net of allowance for loan losses of $2,856 and $4,005 as of December 31, 2013 and 2012, respectively	146,519	152,428	(5,909)	(4%)
Accrued interest receivable	607	672	(65)	(10%)
Property and equipment, net	120	216	(96)	(44%)
Debt issuance costs, net	31	95	(64)	(67%)
Foreclosed assets, net	3,308	2,914	394	14%
Other assets	347	252	95	38%
Total assets	$158,415	$166,645	$(8,230)	(5%)
Liabilities and members’ equity
Liabilities:
Borrowings from financial institutions	$99,904	$103,833	$(3,929)	(4%)
Notes payable	47,667	52,564	(4,897)	(9%)
Accrued interest payable	14	7	7	100%
Other liabilities	887	693	194	28%

Total liabilities	148,472	157,097	(8,625)	(5%)
Members' Equity:
Series A preferred units	11,715	11,715	--	--%
Class A common units	1,509	1,509	--	--%
Accumulated deficit	(3,281)	(3,676)	395	(11%)
Total members' equity	9,943	9,548	395	4%
Total liabilities and members' equity	$158,415	$166,645	$(8,230)	(5%)

General.  The $8.2 million decrease in total assets from December 31, 2013 as compared to December 31, 2012 is due primarily to the scheduled principal paydowns on loans in our portfolio.  A large portion of these payments could not be used to fund additional loans due to a decline in Investor Debt, payments we made on our NCUA borrowings, and operating costs.

During the year ended December 31, 2013, gross loans receivable decreased by $6.7 million, or 4%, to $150.7 million from $157.4 million at December 31, 2012.  While we purchased or originated a total of $34.8 million in net loans receivable, we also experienced regular principal paydowns on our loan portfolio throughout the year and 13 mortgage loans totaling $18.4 million were refinanced with another lender or paid off.  These payoffs represented both early payoffs of existing loans and non-renewals of maturing loans.  In many cases, non-renewals occur because a loan has fallen outside our lending policies and cannot be refinanced by us.  In addition, we sold one of our loans to ECCU at par, which represented $4.3 million in loans receivable, sold loan participations to other credit unions for $9.9 million, and transferred $4.3 million in gross loans to foreclosed assets.  While we anticipate selling additional loan participations during 2014, none of the loans currently in our portfolio are being held for sale; we generally sell loans very shortly after they are originated.

Our mortgage loan portfolio consists entirely of loans made to evangelical churches and ministries.  All but three of these loans are secured by real estate, while three loans that represents less than 0.1% of our portfolio are unsecured.  Our portfolio carried a weighted average interest rate of 6.33% at December 31, 2013, as compared to 6.36% at December 31, 2012.

Non-performing Assets.  Non-performing assets consist of non-accrual loans, restructured loans, and four foreclosed assets, which include real estate properties we now own.  Non-accrual loans include any loan that becomes 90 days or more past due, loans where terms have been modified in a favorable manner to the borrower due to financial difficulty (“troubled debt restructurings”), and any other loan where management assesses full collectability of principal and interest to be in question.  Once a loan is put on non-accrual status, the balance of any accrued interest is immediately reversed.  Loans past due 90 days or more will not return to accrual status until they become current.  Troubled debt restructurings will not return to accrual status until they perform according their modified payment terms without exception for at least six months.  Non-performing assets also include one troubled debt restructuring that has performed for six months but has not yet returned to its original terms.

Some of our non-accrual loans are considered collateral-dependent.  A loan is construed to be collateral-dependent when the repayment of principal and interest is expected to come solely from the sale or operation of the underlying collateral.  For impaired collateral-dependent loans, any payment of interest we receive from a borrower is recorded against principal.  As a result, interest income is not recognized until the loan is no longer considered impaired. For non-accrual loans that are not considered to be collateral-dependent, we do not accrue interest income, but we recognize income on a cash basis.  We had 12 non-accrual loans with a recorded balance of $17.6 million as of December 31, 2013, which represents one more non-accrual loans but with a recorded balance of $18.3 million at December 31, 2012.  In addition to completing foreclosure proceedings on some of the properties securing one loan participation interest in 2013, we entered into a Deed in Lieu of Foreclosure Agreement with one of our borrowers.  These two transactions resulted in the transfer of $3.2 million of net mortgage loan interests to real estate owned assets during the year ended December 31, 2013.

On January 31, 2013, we acquired a worship facility pursuant to a Deed in Lieu of Foreclosure Agreement.  The loan had a carrying value, net of discounts and specific reserves, of $1.2 million.  All reserves were charged off immediately prior to acquiring the property in the deed in lieu foreclosure transaction.  The property is now included in our financial statements with a value of $1.2 million.

The following table presents our non-performing assets:

Non-performing Assets
($ in thousands)

	December 31, 2013	December 31, 2012

Non-Performing Loans:[1]

Collateral Dependent:

Delinquencies over 90-Days	$2,000	$2,611
Troubled Debt Restructurings[2]	5,261	8,469
Other Impaired Loans	555	--

Total Collateral Dependent Loans	7,816	11,080

Non-Collateral Dependent:

Delinquencies over 90-Days	2,555	--
Troubled Debt Restructurings	8,546	7,479

Total Non-Collateral Dependent Loans	11,101	7,479

Loans 90 Days past due and still accruing	--	--

Total Non-Performing Loans	18,917	18,559
Foreclosed Assets	3,308	2,914

Total Non-performing Assets	$22,225	$21,473

1  These loans are presented at the balance of unpaid principal less interest payments recorded against principal.

2  Includes $2.6 million and $814 thousand of restructured loans that were over 90 days delinquent as of December 31, 2013 and 2012, respectively.

At December 31, 2013, we had nine restructured loans that were on non-accrual status.  One of these loans was over 90 days delinquent.  We had two non-restructured loans that were over 90 days past due.  As of December 31, 2013, we held five foreclosed real properties in the net amount of $3.3 million, which includes a $13 thousand valuation allowance against one of the properties.

At December 31, 2012, we had eleven restructured loans that were on non-accrual status.  One of these loans was over 90 days delinquent.  We had one non-restructured loan that was over 90 days past due.  As of December 31, 2012, we held four foreclosed real properties in the net amount of $2.9 million, which includes a $136 thousand valuation allowance against two of the properties.

Allowance for Loan Losses. We maintain an allowance for loan losses that we consider adequate to cover both the inherent risk of loss associated with the loan portfolio as well as the risk associated with specific loans that we have identified as having a significant chance of resulting in loss. Allowances taken to address the inherent risk of loss in the loan portfolio are considered general reserves. We include various qualitative factors in our analysis which are weighted based on the level of risk represented and for the potential impact on our portfolio. These factors include:

-	Changes in lending policies and procedures, including changes in underwriting standards and collection;
-	Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;
-	Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified loans;
-	Changes in the value of underlying collateral for collateral-dependent loans; and
-	The effect of credit concentrations.

While we have not added any new qualitative factors in the analysis of our loan portfolio since 2009, in March 2012 we refined our analysis by segregating our loans into pools based on the position of the underlying collateral and the risk rating of the loan.  We modify the weight of the factors above depending on the risk associated with the pool.  Risk ratings are determined by grading a borrower on certain metrics, which include financial performance, strength of management, credit history, and condition of the local economy.  These ratings are updated on an annual basis, or more frequently as necessary.  By segregating the portfolio in this manner, our senior management team is better able to assess the potential impact of various risk factors depending on the quality of the loans in a particular pool. The potential impact of factors such as the risk of charge-offs, impairment, delinquency, restructuring, decreases in borrower financial condition, and continued low commercial real estate values throughout the country fluctuates depending on the quality of the loan.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.  We evaluate the factors used in our general reserve analysis on a quarterly basis to ensure that we have adequately addressed the inherent risks present in our portfolio.

We also examine our entire loan portfolio monthly to identify individual loans which we believe have a greater risk of loss than is addressed by the general reserves. These are identified by examining delinquency reports, both current and historic, monitoring collateral value, and performing a periodic review of borrower financial statements. For loans that are collateral-dependent, management first determines the value at risk on the investment, defined as the unpaid principal balance less the collateral value net of estimated costs associated with selling a foreclosed property. This entire value at risk is reserved. For impaired loans that are not collateral-dependent, management will record an impairment based on the present value of expected future cash flows.

Loans that carry a specific reserve are formally reviewed quarterly, although reserves will be adjusted more frequently if additional information regarding the loan’s status or its underlying collateral is received.

Finally, our allowance for loan losses includes reserves related to troubled debt restructurings. These reserves are calculated as the difference in the net present value of payment streams between a troubled debt restructuring at its modified terms as compared to its original terms, discounted at the original interest rate on the loan. These reserves are recorded at the time of the restructuring. The change in the present value of cash flows attributable to the passage of time is reported as interest income.

In September 2013, we received $206 thousand in principal payments on one of our collateral dependent impaired loans, which allowed us to reduce the specific reserves related to that loan.  We also improved the overall quality of our portfolio through loan originations, and our gross loan portfolio decreased, which resulted in a decrease in our general reserves.  We charged off $978 thousand in allowances related immediately prior to completing a Deed in Lieu of Foreclosure Agreement on the property securing two of our impaired loans.

The process of providing adequate allowance for loan losses involves discretion on the part of management, and as such, losses may differ from current estimates.  We have attempted to maintain the allowance at a level which compensates for losses that may arise from unknown conditions.  At December 31, 2013 and December 31, 2012, the allowance for loan losses was $2.9 million and $4.0 million, respectively.  This represented 1.9% and 2.5% of our gross loans receivable at those respective dates.

	Allowance for Loan Losses
	as of and for the

	Year Ended	Year Ended
	December 31,	December 31,
	2013	2012
Balances:	($ in thousands)
Average total loans outstanding during period	$150,828	$163,042
Total loans outstanding at end of the period	$150,688	$157,396
Allowance for loan losses:
Balance at the beginning of period	$4,005	$4,127
Provision (credit) charged to expense	9	(9)
Charge-offs
Wholly-Owned First	1,076	35
Wholly-Owned Junior	--	--
Participation First	--	12
Participation Junior	--	--
Total	1,076	47
Recoveries
Wholly-Owned First	--	--
Wholly-Owned Junior	--	--
Participation First	--	--
Participation Junior	--	--

Total	--	--
Net loan charge-offs
(recoveries)	1,076	47
Accretion of allowance related to restructured loans	82	66

Balance	$2,856	$4,005

Ratios:
Net loan charge-offs to average total loans	0.71%	0.03%
Provision (credit) for loan losses to average total loans[1]	0.01%	0.00%
Allowance for loan losses to total loans at the end of the period	1.90%	2.54%
Allowance for loan losses to non-performing loans	15.10%	21.58%
Net loan charge-offs to allowance for loan losses at the end of the period	37.68%	1.17%
Net loan charge-offs to provision (credit) for loan losses[1]	11956%	(522.22)%

1  We reversed $265 thousand of reserves against provision for loan losses during the year ended December 31, 2012 as a result of the sale of two impaired loans, which resulted in a net credit to provision expense.

Borrowings from Financial Institutions.  he decrease in borrowings from financial institutions is the result of regular monthly payments we made on our NCUA credit facilities as well as $510 thousand in additional principal payments made in order to remain in compliance with the minimum collateralization ratio requirements of our NUCA credit facilities.  The remaining balance on these facilities totals $103.8 million and bears interest at a rate of 2.525% pursuant to agreements entered into with the NCUA in November 2011.  The maturity date for both facilities is October 31, 2018.

Notes Payable.  Our notes payable consist of debt securities sold under registered national offerings as well as notes sold to accredited investors.  Sales of our notes are now being conducted by our wholly-owned subsidiary, MP Securities, which is a broker-dealer subject to regulation by FINRA. The principal balance owed on these notes decreased by $4.9 million during 2013 primarily due to a net reduction in the amount of our outstanding Class A Notes and a decrease in sales of our Special Offering Notes due to suitability restrictions placed by FINRA on our note sales.

Members’ Equity.  Total members’ equity increased in 2013 due mainly to our net income of $592 thousand for 2013, offset by $197 thousand of dividend payments and net income distributions related to our Series A Preferred Units. We did not repurchase any ownership units during the years ended December 31, 2012 and 2013.

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Results of Operations for the Years Ended December 31, 2013 and December 31, 2012

	Year ended		Comparison
	December 31,

	2013	2012	$ Difference	% Difference
Interest income:
Interest on loans	$9,390	$9,913	$(523)	(5%)
Interest on interest-bearing accounts	83	137	(54)	(39%)
Total interest income	9,473	10,050	(577)	(6%)
Interest expense:
Borrowings from financial institutions	2,572	2,715	(143)	(5%)
Notes payable	2,030	2,420	(390)	(16%)
Total interest expense	4,602	5,135	(533)	(10%)
Net interest income	4,871	4,915	(44)	(1%)
Provision (credit) for loan losses	9	(9)	18	(200%)
Net interest income after provision for loan losses	4,862	4,924	(62)	(1%)
Non-interest income	168	56	112	200%
Non-interest expenses:
Salaries and benefits	2,563	2,029	534	26%
Marketing and promotion	114	158	(44)	(28%)
Office operations	1,146	1,357	(211)	(16%)
Foreclosed assets, net	(240)	160	(400)	(250%)
Legal and accounting	699	711	(12)	(2%)
Total non-interest expenses	4,422	4,547	(125)	(3%)
Income before provision for income taxes	608	433	175	40%
Provision for income taxes	16	16	--	0%
Net income	$592	$417	$175	42%

In 2013, we recognized net income of $592 thousand due in large part to an increase in non-interest income and a decrease in non-interest expenses.  As further described below, the most significant factors influencing our consolidated results of operations for the year ended December 31, 2013, as compared to 2012 were:

•

While total interest income on our mortgage loan investments declined by $523 thousand in 2013 due to the reduction in our loans receivable, our interest expense decreased by $533 thousand due to a similar reduction in our borrowings and notes payable;

•	our provisions for loan losses increased by $18 thousand as we reduced general reserves but increased specific reserves on several impaired loans in our portfolio;

•

non-interest income increased by $112 thousand due to increases in fee-generated income by our subsidiary, MP Securities, and gains on loan sale and additional servicing fee income related to loan participations sold during 2013;

•

we incurred a 26% increase in salary and benefits expenses as we hired a salesperson for our broker-dealer subsidiary, hired two additional staff members to assist in loan origination and management, and entered into a severance agreement with our former Chief Executive Officer which included severance pay

•

we reduced office operations expense as we experienced decreases in non-personnel costs related to the management of our loan portfolio and in costs related to the management of our human resources by ADP; and

•

we incurred a $400 thousand decrease in foreclosed asset expenses as we recognized $345 thousand in gains on sale of foreclosed assets and recorded $123 less in provisions for losses on foreclosed assets.

Interest income on our mortgage loan investments decreased by 5% from 2012.  While the average balance of our interest-earning loans decreased by 8% from $151.8 million for the year ended December 31, 2012, as compared to $140.4 million for the year ended December 31, 2013, we recognized additional interest income from deferred fees earned when we sold loan participations, improved collections on our non-collateral dependent loans, and a reduction in loan serviced by ECCU for which we receive lower interest rates.  Due to increased loan originations and our loan participation sales, the amortization of net deferred loan fees increased by $169 thousand.  Interest income recognized on interest-bearing accounts with other financial institutions decreased as our average cash balance declined from $13.2 million in 2012 to $10.0 million in 2013.

Interest expense on our borrowings decreased during the year due to principal payments made on our NCUA borrowings and a decrease in note balances.  The average balance of our borrowings from financial institutions decreased by $5.3 million from 2012 due to regular principal payments as well as $510 thousand of additional principal paydowns made during 2013.  The weighted average interest rates of our investor notes decreased slightly, but interest expense on our notes payable decreased mainly because the average balance of our notes declined by $8.4 million from 2012 to 2013.  Despite the 10% reduction in interest expense from 2012, the 6% decrease in interest income resulted in a 1% decrease in net interest income for the year.

We had a credit for loan losses of $9 thousand for the year ended December 31, 2012 as compared to a provision of $9 thousand for the year ended December 31, 2013. In 2013, we reduced our general reserves and reversed specific reserves on one impaired loan where the balance was paid down by $206 thousand.  However, we also recorded additional specific reserves for some of our impaired loans throughout the year, which resulted in the $9 thousand provision.  For 2012, we did not incur a material decrease in the value of the real estate properties that secured our collateral-dependent impaired loans.  As a result, we recorded no additional reserved for loan losses on these loans.  While we increased reserves on several of our troubled debt restructurings based on new estimates of future cash flows, these provisions were offset by a $265 thousand credit that was taken when we sold two impaired loans in May 2012 at a price greater than our carrying value of the loan.  Due to provisions and reduced net interest income, our net interest income after provisions decreased by $62 thousand.

We received other income of $168 thousand in the year ended December 31, 2013 which is an increase of $112 thousand from the year ended December 31, 2012.  We recognized $54 thousand in gains on loan sales related to the sale of participations in four loans during 2013.  We also earned $24 in fee income from the sale of investment products by our broker-dealer subsidiary.  We recognized $17 thousand in additional servicing fee income as we the amount of loan participations we service for others increased due to the participations sales during the year.

Our non-interest expenses for the year ended December 31, 2013 decreased by 3% from the year ended December 31, 2012. Salaries and benefits expenses increased by $535 thousand as we hired two additional employees in 2013 to help manage and grow our loan portfolio.  In addition, our Chief Executive Officer left in October 2013, and we reached an agreement to make $196 thousand in severance payments. We appointed an Interim Chief Executive Officer in November 2013.  With the Board of Managers approval, management also approved $183 thousand in bonuses for the year ended December 31, 2013, while $116 thousand were approved for 2012. Finally, management decided to compensate the members of our Board of Managers for their service.  $52 thousand was accrued for Board of Managers compensation during 2013.  We did not pay any compensation to the Board of Managers in previous years.  Office operation expenses decreased by $203 thousand primarily due to reduction in human resources costs related to our new staffing agreement with ADP and fewer expenses related to managing our delinquent loans.

Net expenses related to foreclosed assets decreased by $400 thousand during 2013.  We acquired five new real estate assets during 2013, and while this caused rental income from foreclosed assets to increase by $31 thousand, the costs of managing foreclosed assets increased by $100 thousand.  However, we sold three properties during 2013 for a gain on sale of $345 thousand.  We did not recognize any gains on sale during 2012.  We also recorded $123 thousand less in provisions for losses on foreclosed assets, as we did not experience a significant decline in value for any of our properties.

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Results of Operations for the Years Ended December 31, 2012 and December 31, 2011

	Year ended		Comparison
	December 31,

	2012	2011	$ Difference	% Difference
Interest income:
Interest on loans	$9,913	$10,989	$(1,076)	(10%)
Interest on interest-bearing accounts	137	88	49	56%
Total interest income	10,050	11,077	(1,027)	(9%)
Interest expense:
Borrowings from financial institutions	2,715	4,560	(1,845)	(40%)
Notes payable	2,420	2,597	(177)	(7%)
Total interest expense	5,135	7,157	(2,022)	(28%)
Net interest income	4,915	3,920	995	25%
Provision (credit) for loan losses	(9)	1,487	(1,496)	(101%)
Net interest income after provision for loan losses	4,924	2,433	2,491	102%
Non-interest income	56	162	(106)	(65%)
Non-interest expenses:
Salaries and benefits	2,029	1,555	474	30%
Marketing and promotion	158	119	39	33%
Office occupancy	132	115	17	15%
Office operations	1,357	1,268	89	7%
Foreclosed assets, net	160	(20)	180	(900%)
Legal and accounting	711	701	10	1%
Total non-interest expenses	4,547	3,623	924	26%
Income before provision for income taxes	433	(1,028)	1,461	(142%)
Provision for income taxes	16	16	--	0%
Net income	$417	$(1,044)	$1,461	(140%)

In 2012, we recognized net income of $417 thousand due in large part to reductions in our cost of borrowings from financial institutions and a $1.5 million decline in our provision for loan losses as compared to 2011.  As further described below, the most significant factors influencing our consolidated results of operations for the year ended December 31, 2012, as compared to 2011 were:

•

a credit for loan losses of $9 thousand for 2012 as compared to provisions of $1.5 million for 2011, primarily resulting from the sale of two impaired loans at a price greater than our net investment in those loans and the stabilization of our loan portfolio, leading to no new impaired loans that require significant reserves;

•	total interest income on our mortgage loan investments declined by $1.1 million in 2012, a 10% decline, primarily resulting from a $13.5 million decrease in our mortgage loan investments;

•

net interest income increased by 25% in 2012, primarily resulting from completing a refinancing transaction in  2011 which reduced our borrowing rates from a weighted average rate of 4.0% to 2.5% on approximately $110 million that we owed on our credit facilities;

•	our borrowing costs on our Investor Debt declined by 7% due to the $6.5 million decrease in the total of our outstanding Investor Debt;

•	we were unable to sell any loan participations in 2012, thereby resulting in a $106 thousand decrease in non-interest income that we earned in 2011;

•

we incurred a 30% increase in salary and benefits expenses as we hired staff for our broker-dealer subsidiary and transitioned from selling Investor Debt through Company employees to a more robust platform that relies on MP Securities to sell Investor Debt, mutual funds and investment products; and

•

we incurred a 26% increase in non-interest expenses primarily due to costs incurred in managing our real estate owned assets, legal fees and expenses incurred to protect our investments made in several impaired loans and regulatory related costs associated with obtaining approval from FINRA to permit MP Securities to sell our Class A Notes.

Interest income on our mortgage loan investments decreased by 10% from 2011.  This corresponds to the 10% decrease in the average balance of our interest-earning loans of $168.5 million for the year ended December 31, 2011, as compared to $151.8 million for the year ended December 31, 2012.  While the outstanding balance due on our non-accrual loans declined by $4.6 million for 2012 as compared to 2011, we recorded $379 thousand of interest payments we received against the principal balance of these collateral-dependent impaired loans instead of reporting the payments as interest income in 2012.  In 2011, we recorded $275 thousand in interest payments against the principal balances of our collateral-dependent impaired loans. Interest income recognized on interest-bearing accounts with other financial institutions increased as our average cash balance rose from $7.5 million in 2011 to $13.2 million in 2012.

Interest expense on our borrowings decreased substantially during the year due to the refinancing transaction we completed with the NCUA in November, 2011.  The weighted average interest rate paid on the NCUA credit facilities decreased from 4.0% for the year ended December 31, 2011 to 2.5% for the year ended December 31, 2012.  While the weighted average interest rates of our investor notes stayed fairly constant, the average balance of our notes decreased from $60.9 million for 2011 to $57.0 million in 2012, causing the interest expense on investor notes to decrease by $177 thousand.  Even though interest income decreased by 10%, net interest income increased by $995 thousand in 2012 as compared to 2011, primarily due to lower borrowing costs in 2012.

We had a credit for loan losses of $9 thousand for the year ended December 31, 2012 as compared to a provision of $1.5 million for the year ended December 31. In 2011, we recorded $1.6 in additional reserves on four collateral-dependent impaired loans after management concluded that there had been a material decrease in the value of the real estate that secured these loans.  For 2012, we did not incur a material decrease in the value of the real estate properties that secured our collateral-dependent impaired loans.  As a result, we recorded no additional reserved for loan losses on these loans.  While we increased reserves on several of our troubled debt restructurings based on new estimates of future cash flows, these provisions were offset by a $265 thousand credit that was taken when we sold two impaired loans in May 2012 at a price greater than our carrying value of the loan.  As a result of reduced interest expense and $1.4 million reduction in our provision for loan losses, net interest income after provision for loan losses increased by 97% for the year ended December 31, 2012 over the year ended December 31, 2011.

We received other income of $56 thousand in the year ended December 31, 2012 which is a decrease of $106 thousand from the year ended December 31, 2011.  We recognized $21 thousand in additional servicing fee income as we serviced the loan participations we sold in 2011 for an entire year.  However, we sold no loan participations during 2012 as we did in 2011, and our gains on loan sales decreased by $132 thousand.

Our non-interest expenses for the year ended December 31, 2012 increased by 26% from the year ended December 31, 2011. Salaries and benefits expenses increased by $474 thousand as we experienced a full year from the four additional employees we hired in 2011 to help manage and grow our loan portfolio.  In 2012, we hired two new employees to work for our wholly-owned broker-dealer as well as another staff member to assist in loan servicing. With the Board of Managers approval, management also approved $116 thousand in bonuses for the year ended December 31, 2012, while no bonuses were approved for 2011. Marketing expenses increased by $39 thousand as we engaged in new marketing efforts through our broker-dealer to sell our debt securities and through our lending department to originate new loans.  Office operation expenses increased by $204 thousand primarily due to $33 thousand in additional human resources costs related to our new staff members, $31 thousand in additional insurance costs due to rising premiums, and $52 thousand in additional expenses related to managing our delinquent loans.

Net expenses related to foreclosed assets increased by $180 thousand during 2012.  We acquired three new real estate assets during 2012, and while this caused rental income from foreclosed assets to increase by $30 thousand, the costs of managing foreclosed assets increased by $74 thousand.  We also recorded a $136 thousand valuation allowance on one of the properties.  Finally, legal and consulting related costs increased by $10 thousand in 2012. While we incurred $150 thousand less in consulting services related to the refinancing of our bank borrowings in 2011, we had $122 thousand in additional legal expenses and filing fees in 2012 resulting from efforts to launch MP Securities and obtain approval for it to sell our Class A Notes. We also experienced $22 thousand in additional audit fees due to the increased regulatory and reporting obligations of our operations primarily related to the broker-dealer.  While we incurred significant additional legal fees and expenses in 2012 resulting from the launch of MP Securities and obtaining approval for it to sell our Class A Notes, we believe most of these costs are non-recurring in nature.

Net Interest Income and Net Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on notes payable and lines of credit. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

The following tables provide information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

	Average Balances and Rates/Yields
	For the Year Ended December 31,
	(Dollars in Thousands)
	2013			2012
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning accounts with other financial institutions	$10,044	$83	0.83%	$13,218	$137	1.04%
Interest-earning loans [1]	140,363	9,390	6.69%	151,804	9,913	6.53%
Total interest-earning assets	150,407	9,473	6.30%	165,022	10,050	6.09%

Non-interest-earning assets	10,597	--	--	9,485	--	--
Total Assets	161,004	9,473	5.88%	174,507	10,050	5.76%

Liabilities:
Public offering notes – Class A	38,071	1,550	4.07%	44,620	1,820	4.08%
Public offering notes – Alpha Class	776	29	3.74%	3,670	204	5.56%
Special offering notes	7,191	339	4.71%	8,454	387	4.58%
International notes	386	13	3.37%	220	9	4.09%
Subordinated notes	1,996	94	4.71%	6	--	5.73%
Secured notes	168	5	2.98%	31	1	2.53%
Borrowings from financial institutions	101,866	2,572	2.53%	107,210	2,714	2.53%

Total interest-bearing liabilities	$150,454	$4,602	3.06%	$164,211	$5,135	3.13%

Net interest income		$4,871			$4,915
Net interest margin [2]			3.03%			2.83%

Average interest-earning assets decreased to $150.4 million during the year ended December 31, 2013, from $165.0 million, a decrease of $14.6 million or 9%. The average yield on these assets increased to 6.30% for the year ended December 31, 2013 from 6.09% for the year ended December 31, 2012.  This increase is related mainly to the increase in interest earned on loans.  As described above, we experienced an acceleration in the amortization of deferred fees related to participation sales and we increased collections on our non-collateral-dependent impaired loans.  In addition, our cash balances, which receive lower interest rates, comprised 7% of our interest-earning during 2013, which increased the overall average yield.    In 2012, the average balance of our interest-earning accounts with other financial institutions was $13.2 million, which comprised 8% of our total interest-earning assets.  This shift in the balance of assets caused the decrease in the average yield of both our interest-earning assets and total assets.

Average interest-bearing liabilities, consisting primarily of investor and credit facility notes payable, decreased to $150.5 million during the year ended December 31, 2013, from $164.2 million during 2012. The average rate paid on these liabilities decreased to 3.06% for the year ended December 31, 2013, from 3.13% for 2012. The decrease in the rate paid on interest-bearing liabilities was the result of lower interest rates paid on our notes payable.  Many of the remaining Alpha Class notes matured during the year; the only ones remaining are variable rate notes which bear lower interest rates than the fixed notes that were outstanding during 2012.  The rate on our NCUA borrowings is fixed at 2.53% until the facility matures in 2018.

Net interest income for the year ended December 31, 2013 was $4.9 million, which was a decrease of $45 thousand, or 1% from the prior year. The net interest margin increased 21 basis points to 3.03% for the year ended December 31, 2013, as compared to 2.82% for 2012.

	Average Balances and Rates/Yields
	For the Year Ended December 31,
	(Dollars in Thousands)
	2012			2011
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning accounts with other financial institutions	$13,218	$137	1.04%	$7,545	$88	1.17%
Interest-earning loans [1]	151,804	9,913	6.53%	168,539	10,989	6.52%
Total interest-earning assets	165,022	10,050	6.09%	176,084	11,077	6.29%

Non-interest-earning assets	9,485	--	--	10,791	--	--
Total Assets	174,507	10,050	5.76%	186,875	11,077	5.93%

Liabilities:
Public offering notes – Class A	44,620	1,820	4.08%	46,186	1,891	4.09%
Public offering notes – Alpha Class	3,670	204	5.56%	4,991	287	5.75%
Special offering notes	8,454	387	4.58%	9,088	379	4.17%
International notes	220	9	4.09%	171	8	4.68%
Subordinated notes	6	--	5.73%	506	32	6.32%
Secured notes	31	1	2.53%	--	--	--%
Borrowings from financial institutions	107,210	2,714	2.53%	114,799	4,560	3.97%

Total interest-bearing liabilities	$164,211	$5,135	3.13%	$175,741	$7,157	4.07%

Net interest income		$4,915			$3,920
Net interest margin [2]			2.83%			2.10%

Average interest-earning assets decreased to $165.0 million during the year ended December 31, 2012, from $176.1 million, a decrease of $11.1 million or 6%. The average yield on these assets decreased to 6.09% for the year ended December 31, 2012 from 6.29% for the year ended December 31, 2011.  This decrease is related entirely to the composition of our interest-earning assets.  In 2011, interest-earning accounts with other financial institutions, which earned average yields of 1.17%, only comprised 4% of our interest-earning assets.  In 2012, as we sought to increase our liquidity, the average balance of our interest-earning accounts with other financial institutions increased to $13.2 million, which comprised 8% of our total interest-earning assets.  This shift in the balance of assets caused the decrease in the average yield of both our interest-earning assets and total assets.

Average interest-bearing liabilities, consisting primarily of investor and credit facility notes payable, decreased to $164.2 million during the year ended December 31, 2012, from $175.7 million during 2011. The average rate paid on these notes decreased to 3.13% for the year ended December 31, 2012, from 4.07% for 2011. The decrease in the rate paid on interest-bearing liabilities was the result of refinancing our Members United and WesCorp credit facilities in November 2011 which reduced our average borrowing rate of 3.97% to an average rate of 2.53%.  The average rate paid on our investor notes remained stable in total, as the average rates on our Class A Notes, which comprise a significant portion of our total notes, only decreased by one basis point.

Net interest income for the year ended December 31, 2012 was $4.9 million, which was an increase of $995 thousand, or 25% from the prior year. The net interest margin increased 72 basis points to 2.82% for the year ended December 31, 2012, as compared to 2.10% for 2011.  This increase was mainly related to the decrease in interest rates paid on borrowings on our credit facilities.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), changes in interest rates (rate), and changes attributable to both the volume and rate (rate/volume):

Rate/Volume Analysis of Net Interest Income

	Year Ended December 31, 2013 vs. 2012
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$(29)	$(25)	$(54)
Total loans	(641)	118	(523)
	(670)	93	(577)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	(267)	(2)	(269)
Public offering notes – Alpha Class	(124)	(51)	(175)
Special offering notes	(59)	11	(48)
International notes	6	(2)	4
Subordinated notes	94	--	94
Secured notes	4	--	4

Other	(135)	(8)	(143)
	(481)	(52)	(533)
Change in net interest income	$(189)	$145	$(44)

Rate/Volume Analysis of Net Interest Income

	Year Ended December 31, 2012 vs. 2011
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$60	$(11)	$49
Total loans	(1,109)	33	(1,076)
	(1,049)	22	(1,027)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	(64)	(7)	(71)
Public offering notes – Alpha Class	(74)	(9)	(83)
Special offering notes	(27)	35	8
International notes	2	(1)	1
Subordinated notes	(29)	(3)	(32)
Secured notes	1	--	1
Other	(284)	(1,562)	(1,846)
	(475)	(1,547)	(2,022)
Change in net interest income	$(574)	$1,569	$995

Credit Quality and Allowance for Loan Losses

We maintain an allowance for loan losses, through charges to earnings, at a level reflecting estimated credit losses on our loan portfolio.  In evaluating the level of the allowance for loan losses, we consider the type of loan, amount of loans in our portfolio, adverse situations that may affect our borrowers’ ability to pay an estimated value of underlying collateral and credit quality trends (including trends in non-performing loans expected to result from existing conditions).

While our provisions for loan losses increased by $18 thousand, our allowance for loan losses decreased from $4.0 million to $2.9 million during the year ended 2013.  Several factors led to the decrease in the balance of our allowance for loan losses for the year ended December 31, 2013.  In May 2013, we reached a Deed in Lieu of Foreclosure agreement with one of our borrowers.  Immediately prior to this transaction, we charged off $978 thousand in reserves related to the loans held by this borrower.  We charged off an additional $98 thousand in reserves on our impaired loans throughout the year.  We recorded $9 thousand in provisions for loan losses, which includes a decrease in general reserves due to the smaller balance in our loan portfolio and the improvement in the weighted average risk rating of our portfolio.  However, we recorded a net increase in specific reserves on some of our impaired loans.  Finally, our allowance decreased by $82 thousand related to the accretion of reserves based on net present value differences on non-collateral-dependent restructured loans.

The activity in the allowance for loan losses for the years ended December 31, 2013 and 2012 was as follows:

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

Balance, beginning of period	$4,005	$4,127
Provision (credit) for loan loss	9	(9)
Chargeoffs	(1,076)	(47)
Accretion of allowance related to restructured loans	(82)	(66)
Balance, end of period	$2,856	$4,005

Impaired Loans

As of December 31, 2013 and 2012, the principal balances of impaired loans were as follows:

	December 31	December 31
	2013	2012

Impaired loans with an allowance for loan loss	$14,740	$11,128
Impaired loans without an allowance for loan loss	4,177	7,431
Total impaired loans	$18,917	$18,559

Allowance for loan losses related to impaired loans	$2,112	$2,987

Total non-accrual loans	$17,609	$18,338

Total loans past due 90 days or more and still accruing	$--	$--

Information about impaired loans for the years ended December 31, 2013 and 2012, is as follows:

	2013	2012

Average investment in impaired loans	$21,125	$18,245

Interest income recognize on impaired loans	663	482
Interest income recognized on impaired loans attributable to their change in present value	82	66
Total interest income recognized on impaired loans	$745	$548

No additional funds were committed to be advanced in connection with impaired loans as of December 31, 2013.

Cash and Cash Equivalents

We experienced a decrease in our cash during the twelve months ended December 31, 2013 in the amount of $2.6 million, as compared to a net decrease of $1.1 million for the twelve months ended December 31, 2012. This decrease is related the decrease in notes payable relative to the decrease in loans receivable.

Net cash provided by operating activities totaled $596 thousand for the twelve months ended December 31, 2013, a decrease of $300 thousand from $896 thousand provided by operating activities during the twelve months ended December 31, 2012.  This is due to the fact that while our net income increased from 2012, much of that increase was related to non-cash income such as the amortization of deferred loan fees and gains on sales of loan participations.  Our other assets also increased by $95 thousand from the prior year.

Net cash provided by investing activities totaled $5.9 million during the twelve months ended December 31, 2013, compared to $11.4 million provided during the twelve months ended December 31, 2012, a decrease of $5.5 million. This difference is attributable to an increase in loan originations and purchases from a total of $22.2 million in 2012 to $33.0 million in 2013 as our lending team worked to replace loans that were paid off or sold.

Net cash used in financing activities totaled $9.1 million for the twelve-month period in 2013, an increase of $4.3 million from $10.1 million used in financing activities during the twelve months ended December 31, 2012.  We experienced $1.6 million fewer in notes payable paydowns in 2013, and we paid down $2.5 million fewer in borrowings from financial institutions as we did not need to make as many additional principal payments on our NCUA borrowings in 2013 in order to remain in compliance with the collateralization ratios on those borrowings.

Liquidity and Capital Resources

We rely on cash generated from our operations, cash reserves and proceeds from the sale of investor notes to meet our obligations as they arise.  From time to time, we also generate funds from the sale of mortgage loans and loan participations and raise additional capital through the sale of debt and equity securities.  In addition, we have begun to raise funds through the generation of non-interest income, chiefly commissions on securities sales and fees earned from the management of client investments by our wholly-owned broker-dealer, MP Securities.  We require cash to originate and acquire new mortgage loans, repay indebtedness, make interest payments to our note investors and pay expenses related to our general business operations.  We intend to continue our current liquidity plan which relies primarily on cash generated by operations, cash reserves and proceeds from the sale of debt securities.  However, we intend to supplement this liquidity plan by expanding our loan participation sales as well as through the generation of additional sources of non-interest income.

Our management regularly prepares liquidity forecasts which we rely upon to ensure that we have adequate liquidity to conduct our business.  While we believe that these expected cash inflows and outflows are reasonable, we cannot assure you that our forecasts or assumptions will prove to be accurate, particularly in this volatile credit and financial environment.  While our liquidity sources that include cash, reserves and net cash from operations are generally available on an immediate basis, our ability to sell mortgage loan assets and raise additional debt or equity capital is less certain and less immediate.

We are also susceptible to withdrawal requests made by large note investors that can adversely affect our liquidity.  We believe that our available cash, cash flow from operations, net interest and other fee income will be sufficient to fund our liquidity requirements for the next 12 months.  Should our liquidity needs exceed our available sources of liquidity, we believe we could sell assets to raise additional cash.  We may not be able to obtain desired financing on terms and conditions acceptable to us.  If we are unable to obtain additional capital funding, our ability to grow our business and meet our strategic objectives will be constrained.

Historically, we have experienced high rates of repeat investments or renewals by our debt security investors when their debt securities mature.  During 2009 and 2008, for example, 79% and 76%, respectively, of our note investors renewed their investment.  In 2010, the rate dropped to 57% of our note holders who purchased new debt securities.  For the year 2011, 73% of note holders purchased new investments. However, in 2012, this renewal rate fell to 45% as we temporarily suspended the sale of our Class A Notes while we awaited an order of effectiveness for our registration statement from the SEC and a “no objections” letter from FINRA that would allow the notes to be sold by our wholly-owned subsidiary, MP Securities.  We received the “no objections” letter on September 24, 2012 and the order of effectiveness from the SEC on October 11, 2012.  While we are now able to distribute Class A Notes through MP Securities, these note sales are subject to certain suitability requirements that restrict the ability of some of our current investors to renew or make investments in our Class A Notes.  Due to those restrictions, the renewal rate fell further to 34% in 2013.  We expect the renewal rate to increase in 2014 as we add new clients who qualify under the suitability restrictions.  We are continuing to hire additional sales personnel at MP Securities and to develop other investment products, including private offerings of debt securities, and, through MP Securities, the sale of off-balance sheet investment products that generate commission income.

Should sources of capital from the sale of our debt securities prove insufficient to fund our operations and obligations, we also own a portfolio of performing mortgage loans and believe that we can generate additional liquidity through the sale of participation interests and mortgage loan assets to make payments on our credit facilities, pay interest to our note investors and pay operating expenses.

We base this belief on the size and quality of our mortgage loan portfolio and on our management’s experience in finding purchasers for those loans on a timely basis.  However, any sales transactions are dependent on and subject to market and economic conditions and our ability to consummate an acceptable purchase commitment.  In addition, sales transactions could only be consummated if our loan balance after the transaction would continue to meet the minimum collateralization requirements of our credit facilities held with the NCUA.  In order to enhance our ability to meet these requirements, we are currently discussing with a small number of financial institutions the possibility of obtaining an additional credit facility that would provide short-term financing for the funding of new loans which we would then offer for sale in the participation market.  We are seeking to increase the sale of secured and unsecured debt securities and partner with other credit unions that may have an interest in originating or investing in new business loans that are made to churches and ministries that meet our underwriting guidelines. By developing new financing resources such as loan participations and institutional financing arrangements, we believe that we can attract new capital while generating profitable returns.

Credit Facilities Developments

As of December 31, 2013, our credit facilities’ commitments, amounts available and principal amounts outstanding were as follows:

Members United Facilities

As of December 31, 2013, the outstanding principal balance due on the MU Credit Facility was $78.4 million. The MU Credit Facility includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the lender with interim or annual financial statements and annual and periodic reports filed with the SEC and maintain a minimum collateralization ratio of at least 128%. As of December 31, 2013, the collateral securing the MU Credit Facility had an aggregate principal balance of $101.5 million, which satisfies the minimum collateralization ratio for this facility.

For a more detailed description of the MU Credit Facilities, please see “Our Company–  Our Capitalization – Borrowings From Financial Institutions.”

WesCorp Facility

As of December 31, 2013, $21.5 million was outstanding on the WesCorp Credit Facility Extension. The WesCorp Credit Facility Extension includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the NCUA with interim or annual financial statements and annual and periodic reports filed with the SEC and maintain a minimum collateralization ratio of at least 150%. As of December 31, 2013, the collateral securing the WesCorp Credit Facility Extension had an aggregate principal balance of $33.2 million, which satisfies the minimum collateralization ratio for this facility.

For a more detailed description of the WesCorp Facility, please see “Our Company– Our Capitalization – Borrowings From Financial Institutions.”

For further information on our credit facilities, see Note 7, Borrowings from Financial Institutions, in our accompanying audited consolidated financial statements for the year ended December 31, 2013.

Investor Notes

We also rely on our investor notes to provide the funding for origination and purchase of mortgage loan assets and fund our general operations.  As of December 31, 2013, a total of $47.7 million of our Investor Debt were issued and outstanding.  For further information on our investor notes, see Note 9, Notes Payable in our accompanying audited consolidated financial statements for the year ended December 31, 2013.  Historically, we have offered investor notes under offerings registered with the SEC and in private placements exempt under the provisions of the Securities Act of 1933, as amended.  Our Alpha Class Notes were initially registered with the SEC in July 2001 and an additional $75.0 million of new Alpha Notes were registered with the SEC in May 2007.  We discontinued the sale of our Alpha Class Notes in April 2008.  As of December 31, 2013, $159 thousand of these notes remained outstanding.

In addition to our Alpha Class Notes, in April 2008, we registered with the SEC an offering of $80.0 million of new Class A Notes that consists of three series of notes, including a fixed series, flex series and variable series.  We registered an additional $100.0 million in Class A Notes with the SEC in June, 2010.  On June 24, 2011, we filed a registration statement with the SEC seeking to register an additional $75 million of our Class A Notes.

Effective as of May 15, 2012, we temporarily discontinued the sale of the Class A Notes and deregistered the securities remaining unsold under our registration statement on Form S-1, initially filed with the SEC on December 23, 2009 and declared effective on June 3, 2010.  We subsequently filed a registration statement seeking to register $75 million of our Class A Notes with the SEC.  This registration statement was declared effective as of October 11, 2012 and we resumed the sale of our Class A Notes.  All of our Class A Notes are unsecured.  The interest rates we pay on the fixed series notes and flex notes are determined by reference to the “swap index”, an index that is based upon a weekly average swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued.  These notes bear interest at the swap index plus a rate spread of 1.70% to 2.50% and are issued in maturities ranging from 12 to 84 months.  The interest rates we pay on the variable series notes are determined by reference to the variable index in effect on the date the interest rate is set and bear interest at a rate of the swap index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the variable index is defined under the Class A Notes as the three month LIBOR rate.

The Class A Notes are issued under a Trust Indenture we entered into with U.S. Bank National Association.  Pursuant to the US Bank Indenture, we may issue up to a maximum of $200 million of our Class A Notes.  The Trust Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  We were in compliance with these covenants at December 31, 2013.  At December 31, 2013, $37.0 million of these Class A Notes were outstanding.

In addition to Class A Notes, we offer notes under several private placement offerings.  In March 2013, we began offering Series 1 Subordinated Capital Notes and a new private placement of our International Notes.  Investors have to meet certain criteria in order to purchase either of these notes and are also subject to suitability restrictions.  At December 31, 2013, $4.0 million and $409 thousand of our Subordinated Capital Notes and our International Notes were outstanding, respectively.

Of the $47.7 million in investor notes that are outstanding at December 31, 2013, $7.8 million are available to be withdrawn at any time without penalty while an additional $15.1 million will mature in 2014.  Historically, we have experienced a high rate of renewal or reinvestment by our note holders upon maturity of their notes.  In 2011 and 2010, 73% and 57%, respectively, of our note investors renewed their investments by purchasing new notes.  For the year ended December 31, 2012, largely due to the temporary suspension of our Class A Notes sales for six months, only 45% of our note investors renewed their investments.  Due to suitability restrictions, the renewal percentage decreased further to 34% in 2013.  While no assurances can be given that we will be able to restore investments made by repeat investors to pre-2012 rates, we believe the historical record of repeat purchasers by our debt security investors supports our confidence in the future viability of our investor note program.

Debt Covenants

Our investor notes require that we comply with certain financial covenants including, without limitation, minimum net worth, interest coverage, restrictions on the distribution of earnings to our equity investors and incurring other indebtedness that is not permitted under the provisions of our loan and trust indenture. If an event of default occurs under our investor notes, the trustee may declare the principal and accrued interest on all notes to be due and payable and may exercise other available remedies to collect payment on such notes. We are in compliance with our debt covenants under the investor notes.

The MU Credit Facility and WesCorp Credit Facility Extension agreements contain a number of standard borrowing covenants, including affirmative covenants to maintain good and indefeasible title to the pledged collateral free and clear of all liens, to maintain a lockbox for the benefit of the lender to collect payments from borrowers on the collateral notes and comply with customary covenants for a transaction of this nature. In addition, unless otherwise waived by the NCUA, we may not renew or extend an underlying mortgage loan unless a recent appraisal is completed for such mortgaged property, the loan continues to be amortized over the same period as the prior note and requires the borrower to submit quarterly financial statements in the event the borrower has negative annual net income or a debt service coverage ratio of less than 1.0 to 1.0. We are in compliance with these covenants as of December 31, 2013.

QUANTITATIVE AND QUALITATIVE MARKET RISK

Market Risk Management

Market Risk Management

Market risk arises from changes in interest rates, exchange rates, commodity prices and equity prices. Our market risk exposure primarily consists of interest rate risk, which is mitigated by policies and procedures which monitor and limit our earnings and balance sheet exposure to changes in interest rates. In the past, we have also utilized various financial hedging instruments such as interest rate swaps and interest rate caps which allow us to diminish some of our interest rate risk associated with some of our variable rate assets and liabilities. Further, we do not have any exposure to currency exchange rates. Our earnings depend primarily upon the difference between the income we receive from our interest earning assets and our cost of funds, principally interest expense incurred on interest-bearing liabilities. Interest rates charged on our loans are affected principally by the demand for loans, the supply of money available for lending purposes, and competitive factors. In turn, these factors are influenced by general economic conditions and other constraints beyond our control such as governmental economic and tax policies, general supply of money in the economy, governmental budgetary actions, and the actions of the Federal Reserve Board.

Interest Rate Risk Management

In an effort to manage our exposure to interest rate risk, our Board has formed an Asset/Liability Management Committee (the “ALM Committee”) that meets on a regular basis. The core investment objectives of the ALM Committee are to coordinate, control and perform oversight of our portfolio consistent with our business plan and Board approved policies. The ALM Committee establishes and monitors our mix of assets and funding sources, taking into account relative costs and spreads, interest rate sensitivity and cash flow requirements in an effort to produce results consistent with our liquidity, capital adequacy, level of risk and profitability goals.

The principal objective of interest rate risk management (often referred to as “asset/liability management”) is to manage the financial components of our statement of condition in a manner that will optimize the risk/reward equation for earnings and capital in relation to changing interest rates. We have adopted formal policies and standard industry practices to monitor and manage interest rate risk exposure. As part of this effort, we construct interest rate risk scenarios utilizing an asset/liability program from a third party provider of financial data monitoring and reporting systems, enabling us to better manage economic risk and interest rate risk.

Our fundamental asset and liability objective is to maximize our economic value while maintaining adequate liquidity and exposure to interest rate risk deemed by our Board to be acceptable. We believe an acceptable degree of exposure to interest rate risk results from the management of assets and liabilities through the maturities, repricing and mix of our mortgage loan investments, borrowing facilities and investor notes to attempt to neutralize the potential impact of changes in market interest rates. Our profitability is dependent to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets such as loans and interest-bearing assets, and our interest expense on interest-bearing liabilities, such as our investor notes and financial institution borrowings. Unlike other financial institutions which have access to other sources of liquidity such as the Federal Reserve Discount Window or the Federal Home Loan Bank, we are dependent upon the issuance of investor notes, capital investments by our equity owners, the sale of mortgage assets and to a lesser extent, credit facilities. Further, we manage our maturity risk between assets and liabilities with the goal of limiting our exposure to interest rate risk, ensuring adequate liquidity. Interest income and interest expense are affected by general economic conditions and by competition in the marketplace. Our interest and pricing strategies are driven by our asset/liability management analyses and by local market conditions.

In connection with the above-mentioned strategy, we simulate the change in net interest income and net interest margin given immediate and parallel interest rate shocks over a 12-month horizon. Shown below are possible changes to net interest income and the net interest margin based upon the model’s program under a 200 basis point increase in the interest rates as of December 31, 2013:

Change (in basis points)	Net Interest Income (next twelve months)	Change in Net Interest Income	% Change in Net Interest Income	Net Interest Margin
+200	$5,164	$135	2.69%	3.30%

These results indicate the effect of immediate rate changes and do not consider the yield from reinvesting in short-term versus long-term instruments.  The above profile illustrates that, if there were an immediate and sustained increase of 200 basis points in interest rates, our net interest income would increase by $135 thousand over the “base case” (i.e., no interest rate change) and our net interest margin would increase from 3.22% to 3.30%.  Our net interest margin will increase if rates rise.  We did not consider a decrease in interest rates in our analysis as interest rates remain at low levels and no further decrease can be reasonably anticipated.  Based upon the review of management and our Board, we consider the results indicated by the report to be acceptable.

The following table sets forth our maturity gap for interest-earning assets and interest-bearing liabilities as of the period indicated. For purposes of the following table, an asset or liability is considered to mature based on its contractual terms. Actual payment patterns may differ from contractual payment patterns.

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	Maturity Analysis
	as of December 31, 2013
	Amounts Subject to Maturity Within (dollars in thousands)
	Year 1	Year 2	Year 3	Year 4	Year 5	After Year 5	Non-Maturity	Total
Assets
Cash with financial institutions	$7,483	$--	$--	$--	$--	$--	$--	$7,483
Loans, net of deferred fees	32,867	22,153	19,623	16,390	9,930	49,155	--	150,118
Allowance for loan losses and loan discount	--	--	--	--	--	--	(3,599)	(3,599)
Noninterest earning assets	--	--	--	--	--	--	4,413	4,413
Total assets	$40,350	$22,153	$19,623	$16,390	$9,930	$49,155	$814	$158,415

Liabilities
Borrowings from financial institutions	$3,495	$3,591	$3,677	$3,777	$3,874	$81,490	$--	$99,904
Notes payable	22,938	11,399	6,106	3,778	3,359	87	--	47,667
Other liabilities	--	--	--	--	--	--	901	901
Members' equity	--	--	--	--	--	--	9,943	9,943
Total liabilities and members' equity	$26,433	$14,990	$9,783	$7,555	$7,233	$81,577	$10,844	$158,415

Maturity gap	$13,917	$7,163	$9,840	$8,835	$2,697	$(32,422)	$(10,030)	$--
Cumulative maturity gap	$13,917	$21,080	$30,920	$39,755	$42,452	$10,030	$--	$--

The preceding table indicates that we have a positive one-year cumulative gap of $13.9 million at December 31, 2013.  This indicates that the funds expected to become available in the next year due to maturing assets are greater than the interest-bearing liabilities coming due in the next year.  Certain notes payable have contractual maturities of 72 months but can be withdrawn in whole or in part at any time prior to maturity without restriction.  In our experience, investors tend not to withdraw these notes prior to maturity.  Nonetheless, for purposes of the maturity analysis above, these notes are included in the Year 1 maturity column.

When an increase in interest rates will help the entity and a decrease in interest rates will hurt the entity, the entity is considered to be asset sensitive.  Currently, our balance sheet is asset sensitive as the amount of assets maturing is greater than the amount of liabilities maturing over the next year.  In the view of management, this sensitivity will not have a material adverse impact on the Company’s financial position and results of operations for 2014.

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CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with ECCU

ECCU continues to service mortgage loans that it has sold to us under a servicing agreement.  Per this agreement, a servicing fee of 50 to 65 basis points is deducted from the interest payments we receive on the wholly-owned loans that ECCU services for us.  In lieu of a servicing fee, loan participations we purchase from ECCU generally have pass-through rates which are up to 100 basis points lower than the loan contractual rate. We negotiate the pass-through interest rates with ECCU on a loan by loan basis.  At September 30, 2014, our investment in wholly-owned loans serviced by ECCU totaled $6.8 million, while our investment in loan participations serviced by ECCU totaled $20.7 million.  From time to time, we pay fees for additional services ECCU provides for servicing our loans.  These fees amounted to less than $1 thousand during the nine months ended September 30, 2014, and the years ended December 31, 2013 and 2012, respectively.

From time to time, we purchase participation interests in mortgage loans from ECCU, our largest equity owner.     We did not purchase any loans from ECCU during the nine months ended September 30, 2014.  During the year ended December 31, 2013, we purchased $1.1 million of loans from ECCU.  We purchased $5.1 million in loans from ECCU during the year ended December 31, 2012.  We recognized interest income on loans purchased from ECCU of $1.4 million,  $2.4 million and $4.5 million during the nine months ended September 30, 2014, and the years ended December 31, 2013 and 2012, respectively.  Currently, ECCU services 21 of the 139 mortgage loans we own pursuant to the terms of a servicing agreement.

From time to time, ECCU has repurchased mortgage loans from us as part of our liquidity management practices. Although ECCU has accommodated us in responding to such repurchase requests, ECCU is under no contractual obligation to do so.  In addition, federal credit union regulations require that a borrower must be a member of a participating credit union in order for a loan participation to be an eligible investment for a federal chartered credit union. ECCU has from time to time repurchased from us fractional participations in our loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with National Credit Union Administration rules when we were selling participations in those loans to federal credit unions.  Each sale or purchase of a mortgage loan investment or participation interest with ECCU was consummated under our Related Party Transaction Policy that has been adopted by our Board.  We sold $541 thousand and $4.3 million in loans to ECCU during the nine months ended September 30, 2014 and the year ended December 31, 2013, respectively.

We maintain most of our cash balances with ECCU, our largest equity holder.  Total funds held with ECCU at September 30, 2014, December 31, 2013 and 2012 were $4.2 million, $7.0 million, and $9.5 million, respectively.  We earned interest on these cash balances for the nine months ended September 30, 2014, and the years ended December 31, 2013 and 2012 in the amounts of $31.5 thousand, $83.2 thousand, and $136.6 thousand, respectively.

We rent our administrative offices from ECCU pursuant to an office lease entered into on November 4, 2008.  From time to time, we also purchase other services from ECCU.  We paid ECCU $82.9 thousand, $125.7 thousand and $118.2 thousand for the nine months ended September 30, 2014, and the years ended December 31, 2013 and 2012, respectively, for these services and facilities.  We negotiated these charges and terms of the office lease with ECCU based upon the fair market value of such services and rental rates for comparable office space in Brea, California.

Other Related Party Transactions

From time to time, our Board and members of our executive management team have purchased investor notes from us.  One of our Board members, Mr. Art Black, is the beneficial owner of a living trust that holds $224 thousand of our Class A Notes.  Another of our Board members, Mr. Van Elliott, holds $88  thousand of our Class A Notes.

On August 15, 2013, we sold $5.0 in loan participations to WFCU.  We charge 50 basis points to service the loan for WFCU.

We have entered into a selling agreement with our wholly-owned subsidiary, MP Securities, pursuant to which MP Securities will sell our Subordinated Capital Notes and our International Notes.  The sales commissions and cost reimbursements paid to any broker-dealer firms that are engaged to assist in the distribution of such certificates will not exceed 3% of the amount of certificates sold.  MP Securities has earned $45 thousand on sales of Subordinated Capital Notes and $305 on sales of International Notes. We have also entered into a selling agreement with MP Securities, pursuant to which MP Securities will act as selling agent in distributing our Class A Notes.  Under the terms of the Class A Notes Offering, MP Securities will receive a selling concession for acting as a participating broker ranging from 1.25% to 5% on the sale of a fixed series note, 5% on the sale of a flex series note and an amount equal to .25% per annum on the average note balance for a variable series note.  As of January 31, 2014, MP Securities is also engaged as the Managing Participating Broker of the Class A Note offering and will receive an additional 0.5% on all new note sales as well as 0.25% on reinvested note sales. No concessions are paid on any accrued interest that is added to the principal of a Class A Note pursuant to an interest deferral election made by the investor.  For the nine months ended September 30, 2014 and the year ended December 31, 2013, MP Securities earned $506 thousand and $124 thousand, respectively, in sales concessions on the sale of our Class A Notes. MP Securities will act as participating broker and Managing Participating Broker for the Class 1 Notes offered in this Prospectus. MP Securities will receive the same concessions for selling these notes as they did for selling Class A Notes. In addition, we have signed an Administrative Services Agreement with MP Securities which stipulates that we will provide certain services to MP Securities. These services include the lease of office space, use of equipment, including computers and phones, and payroll and personnel services.  The total expenses charged to MP Securities for these services were $465 thousand, $491 thousand, and $368 thousand for the nine months ended September 30, 2014, and the years ended December 31, 2013 and 2012, respectively.

To assist in evaluating any related transactions we may enter into with a related party, our Board has adopted a Related Party Transaction Policy.  Under this policy, a majority of the members of our Board and majority of our independent Board members must approve a material transaction that we enter into with a related party.  As a result, we anticipate that all future transactions that we undertake with an affiliate or related party will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of our independent Board members.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership and disposition of the Notes. This summary is generally limited to U.S. holders who will hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the “Code”, and who acquire the Notes in this Offering at their “issue price.” This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark-to-market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Notes in connection with a “straddle,” “hedging,” “conversion” or other risk reduction transaction.

This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder by the Internal Revenue Service, to whom we refer to as the “IRS”, court decisions, and rulings now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

INVESTORS CONSIDERING A PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

A “U.S. holder” is a beneficial owner of the Notes, who is (1) a citizen or resident of the United States, (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Interest

It is expected that the Notes will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of tax accounting. If, however, the principal amount of the Notes exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Disposition, Redemption or Repurchase for Cash

U.S. holders generally will recognize capital gain or loss upon the sale, redemption (including any repurchase or prepayment by us for cash) or other taxable disposition of the Notes in an amount equal to the difference between:

–	the U.S. holder’s adjusted tax basis in the Notes (as the case may be); and

–

the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Notes, which will be treated as interest for federal income tax purposes).

A U.S. holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such U.S. holder. Gain or loss from the taxable disposition of the Notes generally will be long-term capital gain or loss if the Note was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

We or our designated paying agent will, where required, report to U.S. holders of Notes or our membership interests and the IRS the amount of any interest paid on the Notes (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Notes may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 28 percent, with respect to dividends or other distributions, or interest paid on or the proceeds of a sale, exchange or redemption of, the Notes, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL PROCEEDINGS

Given the nature of our investments made in mortgage loans, we may from time to time have an interest in, or be involved in, litigation arising out of our loan portfolio, such as foreclosures and other litigation to enforce security interests and guarantor obligations. We consider litigation related to our loan portfolio to be routine to the conduct of our business. In our opinion, we are not involved in any litigation matters that could have a material adverse effect on our financial position, results of operations or cash flows.

PLAN OF DISTRIBUTION

General

We are offering the Notes on a “best efforts” basis through the Selling Group pursuant to the Managing Participating Broker Agreement (the “MPB Agreement”) by and between ourselves and MP Securities as MPB,  and possible additional Participating Brokers in the future.  In general, the term “best efforts” means that the Selling Group does not guarantee that any of the Notes will be sold, but that its members will use their best efforts to sell the Notes as described in this Prospectus.

As MPB,  MP Securities has responsibilities for maintaining Note sales records, receiving, processing and assuring we receive completed investor Purchase Applications, and approving supplemental sales materials for the Offering. However, MP Securities will not act as  a lead underwriter, distribution manager, or syndicate manager of the Selling Group.

It is expected that MP Securities will conduct essentially all of the retail and wholesale marketing and sales of the Notes.  There is no assurance that additional PBs will participate in the Offering. Because the MPB, MP Securities, is our affiliate, it is not in a position to make an independent review of our Company or this Offering. Accordingly, you will not be able to rely on a  review of the terms and conditions of this Offering by a non-affiliated managing broker-dealer or underwriter or by any future non-affiliated Participating Brokers. MP Securities has certain conflicts of interest between our interests and the interests of its customers in connection with the sale of the Notes.

Because FINRA views the Notes as interests in a direct participation program, an offer or sale of the Notes under the registration statement of which this Prospectus forms a part will be made in compliance with FINRA Rule 2310.

Unless sooner completed or we decide to terminate it sooner, the Offering will terminate on December 31, 2017. We may, without prior notice, in our sole discretion, suspend or discontinue the sale of one or more Note categories or Note category Series at any time or from time to time and we may terminate the Offering at any time.

Underwriting Compensation We Will Pay

Maximum Commissions

We will pay the following commissions as a percentage of the Notes sold. In each case, the gross selling commissions, MPB Commissions, and PB Commissions are identified:

	Maximum Commissions For Fixed Series Notes
Category:	12 Mo	18 Mo	24 Mo	30 Mo	36 Mo	42 Mo	48 Mo	54 Mo	60 Mo
Gross Commissions:	1.75%	2.5%	3.25%	4.0%	4.75%	5.50%	5.50%	5.50%	5.50%
MPB Commissions:	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
PB Commissions:	1.25%	2.0%	2.75%	3.5%	4.25%	5.0%	5.0%	5.0%	5.0%

	Maximum Commissions For Variable Series Notes
Gross Commissions:	An amount equal to (i) 0.50% of the amount of Notes sold; plus (ii) an amount equal to 0.25% per annum on the average Note balance, payable quarterly.
MPB Commissions:	0.50% of the amount of the Notes sold.
PB Commissions:	An amount equal to 0.25% per annum on the average Note balance, payable quarterly.

Both the Gross Commission and the MPB Commissions will be reduced by 0.25% of the total amount of each Note sold in the Offering to a Repeat Purchaser who is then, or has been within the immediately preceding thirty (30) days, an owner of one of our investor notes.

Under the MPB Agreement we may, in our sole discretion, change the Selling Commissions we pay on any Note Category or Note Category Series at any time or from time to time without prior notice. However, after giving effect to the change, the Selling Commissions we pay on the Notes may not exceed 5.5% of the Maximum Offering Proceeds.

We will not pay commissions or other compensation to any Selling Group member in connection with the accrued interest deferred and added to a Note’s principal balance pursuant to the Interest Deferral Election. We will not pay referral or similar fees to any accountants, attorneys, or other persons in connection with the distribution of the Notes.

In addition to the MPB fee, we may pay or reimburse other PBs for their due diligence expenses in reviewing the Offering on either an accountable or non-accountable basis so long as the total of such payments (including the MPB Fee) does not exceed $50,000.

MP Securities and/or other Selling Group members may provide wholesaling services in connection with the Offering. We may reimburse Selling Group members up to $40,000 for wholesaling expenses. Otherwise, MP Securities and other Participating Brokers will be compensated for such services solely from Commissions.

We will not pay or reimburse Selling Group members for their training or education expenses in connection with marketing the Notes.

We and/or the MPB will pay up to an additional estimated maximum expenses of $1,446,407 which are considered Underwriting Compensation under the FINRA Rules. These include the following estimated expenses:

Non-transaction based compensation of $1,250,343 allocated to FINRA members;

Dual-employee non-transaction-based compensation of $192,564 allocated to dual employees of the Company and the MPB; and

Underwriter legal expenses of $3,500;

Thus, we estimate that when these expenses are added to the maximum Selling Commissions of $4,675,000 and maximum due diligence fees of $50,000 and maximum wholesaling expenses of $40,000, we may pay a total of up to approximately $6,211,407 as determined under the FINRA Rules (or 7.31% of the Maximum Offering Proceeds) over the anticipated life of the Offering.

Other Organization and Offering Costs We May Incur For the Offering

In addition to the estimated Issuance and Distribution Expenses of $315,000 we expect to pay, we may pay up to an estimated $389,206 which may be considered additional Issuer Expenses under the FINRA Rules. We intend to pay these expenses from funds other than the net proceeds of the Offering. Thus, we may pay total Issuer Expenses under the FINRA Rules of up to a maximum of $704,206 (0.84% of the Maximum Offering Proceeds).

Commitment Regarding Organization and Offering Expenses

We undertake that the total Organization and Offering Expenses will not exceed 15% of the Maximum Offering Proceeds.

We also undertake that the Underwriting Compensation will not exceed 10% of the Maximum Offering Proceeds.

As described above, we currently estimate that we and the MPB will incur up to $6,915,613 in total Organization and Offering Expenses (8.14% of the Maximum Offering Proceeds) and we and the MPB currently estimate that we may pay up to a total of $6,211,407 of Underwriting Compensation (7.31% of the Maximum Offering Proceeds).

The costs estimated represent allocations of the respective costs over the four months preceding the commencement of the Offering and the anticipated 42-month Offering Life, which includes a 4-month pre-filing period and a 38-month estimated Offering period. These costs will be incurred at differing rates over that 42‑month period.

Indemnification

Under the MPB Agreement, we have agreed to indemnify MP Securities and each of the Participating Brokers against certain liabilities arising under federal and state securities laws. In doing so, we understand that the U.S. Securities and Exchange Commission and certain states take the position that indemnification against liabilities arising under the federal securities and state laws is against public policy and is unenforceable.

Conflict of Interest

Because we own all of the equity securities of MP Securities, MP Securities will face a conflict of interest in its placement of the Notes between our interests and the interests of its customers. The Selling Group does not include an independent broker to ameliorate this conflict of interest by reviewing the circumstances underlying sales of Notes, or to conduct ongoing due diligence review of our Company and the Offering. Thus, if you purchase a Note through MP Securities, you will not have the benefit of an independent review of the terms and conditions of this Offering by your Participating Broker.

We will pay the Managing Participating Broker and the Participating Brokers commissions ranging from a maximum of 5.50% for the sale of certain categories of Fixed Series Notes to as little as 0.75% for the sale of Variable Series Notes which remain outstanding for less than one year. Also, the amount of the PB Commission will likewise differ depending on the Series of Notes the broker places. The Managing Participating Broker and Participating Brokers therefore face potential conflicts of interest between the interests of their customers and their own economic interests, in that they will have a greater financial incentive to sell those Series of Notes which result in the highest commission (generally Notes with the longest terms) while the Note paying the highest commission may or may not meet the greatest needs of the customer.

Sales to IRAs

We may sell Notes under agreements with individual retirement accounts specifically permitting investment in the Notes. The minimum purchase for an IRA is $1,000 for a Fixed Series Note of 12 months or longer. Interest will be accumulated in the IRA purchaser’s account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA, Notes may be redeemed upon 30 days’ advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default, providing payment can be made within a period not to exceed 30 days from date of request.

HOW TO PURCHASE A NOTE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” of this Prospectus and suitability standards determined by such person’s Participating Broker or financial advisor, may purchase our Notes. After you have read the entire Prospectus and the current supplement(s), if any, accompanying this Prospectus, if you want to purchase a Note, you must proceed as follows:

1.If you are an individual purchasing a Note for your own account, your retirement account, or for a minor, complete and execute a copy of the Retail Purchase Application (Exhibit D-1 in the Prospectus). If the purchaser is a corporation, partnership or other legal entity, complete and execute a copy of the Commercial Purchase Application (Exhibit D-2 in the Prospectus).

2.You should pay for your Notes by delivering a check in the amount of the Notes you are purchasing (“Total Notes Purchased”), payable to Ministry Partners Investment Company, LLC, provided such payment is accompanied by a completed and executed applicable Purchase Application. Certain Participating Brokers who have “net capital” as defined in the applicable securities regulations, of $250,000 or more, may instruct their customers to make their checks payable directly to them. In such case, the Participating Broker will issue its check payable to us for the purchase of your Note(s).

3.By executing your completed Purchase Application and paying the full purchase price of the Note or Notes you desire to purchase, you will attest that you meet the minimum suitability standards as provided in the “Suitability Standards” section of this Prospectus and as stated in your Purchase Application.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans or other tax-deferred plans.

Your Purchase Application will be effective only upon our acceptance. We reserve the right to reject any Purchase Application in whole or in part. We may not accept a Purchase Application for Notes until at least five (5) business days after the date you receive the final Prospectus. Subject to compliance with the prompt delivery requirement of Rule 15c2-4 of the 1934 Act, our MPB and/or the PB through whom you are purchasing your Notes will promptly submit your check on the business day following receipt of your Purchase Application and check.

We accept or reject Purchase Applications and checks within six  (6) business days after we receive them. In certain circumstances where the suitability review procedures are more lengthy than customary, or your Purchase Application and check are not in good order, our bank will hold your check in accordance with applicable legal requirements pending our acceptance of your subscription.

If your Purchase Application is rejected, your funds, without interest or reduction, will be returned to you within ten (10) business days after the date of such rejection. If your Purchase Application is accepted, we will send you confirmation of your purchase of your Note as of the date of acceptance.

LEGAL MATTERS

Rushall & McGeever, of Carlsbad, California is acting as our counsel in connection with the registration of the Notes under the 1933 Act and as such, has passed on certain legal matters in connection with the Notes.

EXPERTS

The consolidated balance sheets as of December 31, 2013 and December 31, 2012 and the related consolidated statements of operations, equity, and cash flows for the fiscal years then ended have been included in this Prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Notes being offered by this Prospectus, and reference is made to such registration statement. This Prospectus constitutes our prospectus filed as part of the registration statement, but it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s internet website at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the 1934 Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.

_________________

INDEX TO FINANCIAL STATEMENTS

XSix
Consolidated Financial Statements for the Nine Months Ended September 30, 2014

CONSOLIDATED BALANCE SHEETS (UNAUDITED).......................................................	F-2

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED).......................................	F-3

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED).......................................	F-4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).................................	F-5

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

 (Dollars in Thousands Except Unit Data)

	2014	2013
	(Unaudited)	(Audited)
Assets:
Cash	$13,380	$7,483
Loans receivable, net of allowance for loan losses of $2,487 and $2,856 as of September 30, 2014 and December 31, 2013, respectively	133,775	146,519
Accrued interest receivable	598	607
Property and equipment, net	87	120
Debt issuance costs, net	41	31
Foreclosed assets, net	5,463	3,308
Other assets	431	347
Total assets	$153,775	$158,415
Liabilities and members’ equity
Liabilities:
Borrowings from financial institutions	$94,788	$99,904
Notes payable	49,038	47,667
Accrued interest payable	7	14
Other liabilities	600	887
Total liabilities	144,433	148,472
Members' Equity:
Series A preferred units, 1,000,000 units authorized, 117,100 units issued and outstanding at September 30, 2014 and December 31, 2013 (liquidation preference of $100 per unit)	11,715	11,715
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at September 30, 2014 and December 31, 2013	1,509	1,509
Accumulated deficit	(3,882)	(3,281)
Total members' equity	9,342	9,943
Total liabilities and members' equity	$153,775	$158,415

The accompanying notes are an integral part of these consolidated financial statements.

 MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest income:
Interest on loans	$2,178	$2,454	$6,744	$7,110
Interest on interest-bearing accounts	12	23	32	67
Total interest income	2,190	2,477	6,776	7,177
Interest expense:
Borrowings from financial institutions	623	645	1,864	1,933
Notes payable	484	503	1,421	1,544
Total interest expense	1,107	1,148	3,285	3,477
Net interest income	1,083	1,329	3,491	3,700
Provision (credit) for loan losses	15	(185)	236	(177)
Net interest income after provision (credit) for loan losses	1,068	1,514	3,255	3,877
Non-interest income	92	79	202	133
Non-interest expenses:
Salaries and benefits	613	916	1,754	2,055
Marketing and promotion	26	21	74	82
Office operations	317	331	935	977
Foreclosed assets, net	36	(148)	796	(188)
Legal and accounting	120	186	422	531
Total non-interest expenses	1,112	1,306	3,981	3,457
Income (loss) before provision for income taxes	48	287	(524)	553
Provision for income taxes	4	4	6	12
Net income (loss)	$44	$283	$(530)	$541

The accompanying notes are an integral part of these consolidated financial statements.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(Dollars in Thousands)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(530)	$541
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36	88
Amortization of deferred loan fees	(172)	(256)
Amortization of debt issuance costs	53	135
Provision (credit) for loan losses	236	(177)
Provision for losses on foreclosed assets	899	--
Accretion of allowance for loan losses on restructured loans	(21)	(53)
Accretion of loan discount	(14)	(9)
Changes in:
Accrued interest receivable	9	62
Other assets	(84)	(159)
Other liabilities and accrued interest payable	(294)	283
Net cash provided by operating activities	118	455
CASH FLOWS FROM INVESTING ACTIVITIES:
Loan purchases	--	(899)
Loan originations	(9,744)	(26,895)
Loan sales	6,293	13,446
Loan principal collections	12,907	21,139
Proceeds from foreclosed asset sales	205	1,465
Purchase of property and equipment	(3)	(1)
Net cash provided by investing activities	9,658	8,255
CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in borrowings from financial institutions	(5,116)	(3,065)
Net change in notes payable	1,371	(4,754)
Debt issuance costs	(63)	(92)
Dividends paid on preferred units	(71)	(175)
Net cash used by financing activities	(3,879)	(8,086)
Net increase in cash	5,897	624
Cash at beginning of period	7,483	10,068
Cash at end of period	$13,380	$10,692
Supplemental disclosures of cash flow information
Interest paid	$3,292	$3,477
Income taxes paid	$14	$14
Transfer of loans to foreclosed assets	$3,260	$4,384
Loans made to facilitate the sale of foreclosed assets	$--	$1,000

 The accompanying notes are an integral part of these consolidated financial statements.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accounting and financial reporting policies of MINISTRY PARTNERS INVESTMENT COMPANY, LLC (the “Company”, “we”, or “our”) and our wholly-owned subsidiaries, Ministry Partners Funding, LLC, MP Realty Services, Inc., and Ministry Partners Securities, LLC, conform to accounting principles generally accepted in the United States and general financial industry practices.  The accompanying interim consolidated financial statements have not been audited.  A more detailed description of our accounting policies is included in our 2013 annual report filed on Form 10-K.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2014 and for the three and nine months ended September 30, 2014 and 2013 have been made.

Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the periods ended September 30, 2014 and 2013 are not necessarily indicative of the results for the full year.

1.  Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC (the “Company”) was incorporated in California in 1991 as a C corporation and converted to a limited liability company (“LLC”) on December 31, 2008.  The Company is owned by a group of 11 federal and state chartered credit unions, as well as the Asset Management Assistance Center of the National Credit Union Administration (“NCUA”), none of which owns a majority of the voting equity units of the Company.  The Asset Management Assistance Center owns only Series A Preferred Units, while our credit union equity holders own both our Class A Common Units and Series A Preferred Units.  Offices of the Company are located in Brea, California.  The Company provides funds for real property secured loans for the benefit of evangelical churches and church organizations.  The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings.  When the Company was formed, substantially all of the Company’s loans were purchased from its largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. The Company also purchases loans from other credit unions. In addition, the Company originates church and ministry loans independently. Nearly all of the Company’s business and operations currently are conducted in California and its mortgage loan investments cover approximately 30 states, with the largest number of loans made to California borrowers.

In 2007 the Company created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”).  MPF has been inactive since November 30, 2009.  The Company plans to maintain MPF for use as a financing vehicle to offer, manage or sell debt securities, participate in debt financing transactions and serve as a collateral agent to hold mortgage loans for the benefit of our secured note investors.

On November 13, 2009, the Company formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”).  MP Realty will provide loan brokerage and other real estate services to churches and ministries in connection with the Company’s mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker. MP Realty has conducted limited operations since its inception.

On April 26, 2010, the Company formed Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”). MP Securities has been formed to provide financing solutions for churches, charitable institutions and faith-based organizations and act as a selling agent for securities offered by such entities. Effective as of July 14, 2010, MP Securities was qualified to transact business in the State of California.  On March 2, 2011, MP Securities’ application for membership in the Financial Industry Regulatory Authority (“FINRA”) was approved.  On September 24, 2012, MP Securities received a no objection letter from FINRA, thereby authorizing the Company to act as a selling agent for the Company’s Class A Notes offering that has been offered under a registration statement declared effective by the U.S. Securities and Exchange Commission (“SEC”) on October 11, 2012.  In November 2012, MP Securities also began selling investments in mutual funds.

In March 2013, MP Securities began selling the Company’s Series 1 Subordinated Capital Notes and 2013 International Notes. Also in March 2013, MP Securities received a license from the California Department of Insurance to act as a Resident Insurance Producer d/b/a Ministry Partners Insurance Agency.  On July 11, 2013, MP Securities executed a new membership agreement with FINRA which authorized it to act on a fully disclosed basis with a clearing firm to expand its brokerage activities. In addition, on July 11, 2013, the State of California granted its approval for MP Securities to provide registered investment advisory services. Finally, on September 26, 2013, MP Securities entered into a clearing firm agreement with Royal Bank of Canada Dain Rauscher

(RBC Dain), thereby enabling MP Securities to open brokerage accounts for its customers. MP Securities can now offer a broad scope of investment services that will enable it to better serve the Company’s clients and customers.

Conversion to LLC

Effective December 31, 2008, the Company converted its form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

By operation of law, the converted entity continued with all of the rights, privileges and powers of the corporate entity and is managed by a group of managers that previously served as the Board of Directors.  The executive officers and key management team remained intact.  The converted entity by operation of law possessed all of the properties and assets of the converted corporation and remains responsible for all of the notes, debts, contract claims and obligations of the converted corporation.

Since the conversion became effective, the Company has been managed by a group of managers that provides oversight and carries out their duties similar to the role and function that the Board of Directors performed when the Company was organized and governed as a corporate entity.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of the Company’s affairs.  Instead of Articles of Incorporation and Bylaws, management and governance procedures are now set forth in an Operating Agreement that has been entered into by and between the Company’s managers and members.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiaries, MPF, MP Realty and MP Securities.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to, but are not limited to, the determination of the allowance for loan losses and the valuation of foreclosed real estate.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.  The Company had no cash positions other than demand deposits as of September 30, 2014 and December 31, 2013.  We maintain cash that may exceed insured limits.  We do not expect to incur losses in our cash accounts.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs, and loan discounts. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.  Loan discounts represent an offset against interest accrued and unpaid which has been added to loans that have been restructured.  Loan discounts are accreted to interest income over the term of the loan using the interest method once the loan is no longer considered impaired and is no longer in its restructure period.  Loan discounts may also represent the difference between the purchase price of a loan and the outstanding principal balance of the loan.  These discounts are accreted to interest income over the term of the loan using the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due.  Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company’s Consolidated Statements of Operations as a provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  In establishing the allowance for loan losses, management considers significant factors that affect the collectability of the Company’s loan portfolio. While historical loss experience provides a reasonable starting point for the analysis, such experience by itself does not form a sufficient basis to determine the appropriate level of the allowance for loan losses. Management also considers qualitative (or environmental) factors that are likely to cause estimated credit losses associated with our existing portfolio to differ from historical loss experience, including:

•	Changes in lending policies and procedures, including changes in underwriting standards and collection;
•	Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;
•	Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified loans;
•	Changes in the value of underlying collateral for collateral-dependent loans; and
•	The effect of credit concentrations.

These factors are adjusted on an on-going basis and have been increased in recent years in light of the economic recession and credit crisis the U.S. and global economic markets encountered commencing in 2008. The specific component of the Company’s allowance for loan losses relates to loans that are classified as impaired.  For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

All loans in the loan portfolio are subject to impairment analysis.  The Company reviews its loan portfolio monthly by examining delinquency reports and information related to the financial condition of its borrowers and collateral value of its loans.  Through this process, the Company identifies potential impaired loans.  A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  A loan is generally deemed to be impaired when it is 90 days or more past due, or earlier when facts and circumstances indicate that it is probable that a borrower will be unable to make payments in accordance with the loan contract.

Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.  When the Company modifies the terms of a loan for a borrower that is experiencing financial difficulties, a troubled debt restructuring is deemed to have occurred and the loan is classified as impaired.  Loans or portions thereof are charged off when they are determined by management to be uncollectible.  Uncollectability is evaluated periodically on all loans classified as “Loans of Lesser Quality.”  As the Company has an established practice of working to explore every possible means of repayment with its borrowers, it has historically not charged off a loan until just prior to the completion of the foreclosure process.  Among other variables, management will consider factors such as the financial condition of the borrower, and the value of the underlying collateral in assessing uncollectability.

Troubled Debt Restructurings

A troubled debt restructuring is a loan for which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to a borrower that the Company would not otherwise consider. From time to time, we have restructured a mortgage loan in light of the borrower's circumstances and capabilities. We review each of these cases on an individual basis and approve any restructure based on the guidance stipulated in our collections policy. If we decide to accept a loan restructure, we generally will not forgive or reduce the principal amount owed on the loan; in addition, the typical maturity term for a restructured loan does not exceed five years.  A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, or reduction of accrued interest owed on the loan on a contingent or absolute basis.

When we receive a request for a modification or restructure, we evaluate the strength of the borrower’s financial condition, leadership of the pastoral team and board, developments that have impacted the church and its leadership team, local economic conditions, the value of the underlying collateral, the borrower’s commitment to sound budgeting and financial controls, whether there is a denominational guaranty of any portion of the indebtedness, debt service coverage for the borrower, availability of other collateral and any other relevant factors unique to the borrower.  While we have no written policy that establishes criteria for when a request for restructuring a loan will be approved, our Credit Review Committee reviews each request, solicits written reports and recommendations from management, and summaries of the requests and actions taken by the Credit Review Committee are presented to the Company’s managers for their review at meetings that occur at least quarterly throughout the year.

Loans that are renewed at below-market terms are considered to be troubled debt restructurings if the below-market terms represent a concession due to the borrower’s troubled financial condition. Troubled debt restructurings are classified as impaired loans and are measured at the present value of estimated future cash flows using the loan's effective rate at inception of the loan. The change in the present value of cash flows attributable to the passage of time is reported as interest income.  If the loan is considered to be collateral dependent, impairment is measured based on the fair value of the collateral.

In the recovering U.S. economic market, loan restructures often produce a better outcome for our loan portfolio than a foreclosure action. Given our specialized knowledge and experience working with churches and ministries, entering into a loan modification often enables our borrowers to keep their ministries intact and avoid foreclosure.  With a successful loan restructure, we avoid a loan charge-off and protect the interests of the investors and borrowers we serve.

Loan Portfolio Segments and Classes

Management segregates the loan portfolio into portfolio segments for purposes of evaluating the allowance for loan losses. A portfolio segment is defined as the level at which the Company develops and documents a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

The Company’s loan portfolio consists of one segment – church loans. The loan portfolio is segregated into the following portfolio classes:

Wholly-Owned First Collateral Position. This portfolio class consists of the wholly-owned loans for which the Company possesses a senior lien on the collateral underlying the loan.

Wholly-Owned Junior Collateral Position. This portfolio class consists of the wholly-owned loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  This class also contains any loans that are not secured. These loans present higher credit risk than loans for which the Company possesses a senior lien due to the increased risk of loss should the loan default.

Participations First Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a senior lien on the collateral underlying the loan. Loan participations present higher credit risk than wholly-owned loans because the Company does not maintain full control over the disposition and direction of actions regarding the management and collection of the loans.  The lead lender directs most servicing and collection activities and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with those of the Company.

Participations Junior Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  Loan participations in the junior collateral position loans have higher credit risk than wholly-owned loans and participated loans where the Company possesses a senior lien on the collateral.  The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Foreclosed Assets

Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost.  If the value of a foreclosed asset, less selling costs, is less than the loan balance on a foreclosed loan, the deficiency is charged against the allowance for loan losses.  After foreclosure, valuations are periodically performed by management and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal.  If the fair value, less costs to sell, of the foreclosed property decreases after the property becomes a real estate owned asset or “REO”, a valuation allowance is established with a charge to foreclosed property expenses taken.  The Company’s real estate assets acquired through foreclosure or other proceedings are evaluated regularly to ensure that the recorded amount is supported by its current fair value and that valuation allowances to reduce the varying amount to fair value less estimated costs of disposal are recorded as necessary.  Revenue and expense from the operation of the Company’s foreclosed assets and changes in the valuation allowance are included in net expenses from foreclosed assets.  When the foreclosed property is sold, a gain or loss is recognized on the sale for the difference between the sales proceeds and the carrying amount of the property.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to have been surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

From time to time, the Company sells participation interests in mortgage loans it has originated or acquired. In order to recognize the transfer of a portion of a financial asset as a sale, the transferred portion and any portion that continues to be held by the transferor must represent a participating interest and the transfer of the participating interest must meet the conditions for surrender of control. To qualify as a participating interest (i) each portion of a financial asset must represent a proportionate ownership interest in an entire financial asset, (ii) from the date of transfer, all cash flows received from the entire financial asset must be divided proportionately among the participating interest holders in an amount equal to their share of ownership, (iii) the transfer must be made on a non-recourse basis (other than standard representations and warranties made under the loan participation sale agreement) to, or subordination by, any participating interest holder, and (iv) no party has the right to pledge or exchange the entire financial asset. If the participating interest or surrender of control criteria is not met, the transaction is accounted for as a secured borrowing arrangement.

Under some circumstances, when the Company sells participations in a wholly-owned loan receivable that it services, it retains a servicing asset that is initially measured at fair value.  As quoted market prices are generally not available for these assets, the Company estimates fair value based on the present value of future expected cash flows associated with the loan receivable.  The Company amortizes servicing assets over the life of the associated receivable using the interest method.  Any gain or loss recognized on the sale of loans receivable depends in part on both the previous carrying amount of the financial assets involved in the sale, allocated between the assets sold and the interests that continue to be held by the Company based on their relative fair value at the date of transfer and the proceeds received.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to seven years.

Debt Issuance Costs

Debt issuance costs are related to borrowings from financial institutions and offerings of debt securities and are amortized into expense over the contractual terms of the debt or the life of the offering, respectively.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Therefore, income and expenses of the Company are passed through to its members for tax reporting purposes. The Company is subject to a California gross receipts LLC fee of approximately $12,000 per year.  The Company’s subsidiaries are LLCs except for MP Realty, a California corporation.  MP Realty incurred a tax loss for the years ended December 31, 2013 and 2012, and recorded a provision of $800 per year for the state minimum franchise tax.

MP Realty has federal and state net operating loss carryforwards of approximately $286 thousand and $283 thousand, respectively which begin to expire in 2030. Due to the uncertainty of future taxable income, no deferred tax asset was recognized at December 31, 2013 and at December 31, 2012.

The Company uses a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

Tax years ended December 31, 2011 through December 31, 2013 remain subject to examination by the Internal Revenue Service and the tax years ended December 31, 2009 through December 31, 2013 remain subject to examination by the California Franchise Tax Board.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board ("FASB") issued ASU 2014-04, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure, which is intended to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. These amendments clarify that when in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (a) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure; or (b) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additional disclosures are required. The amendments are effective for the Company beginning January 1, 2015. The adoption of ASU 2014-04 is not expected to impact the Company’s Consolidated Financial Statements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The ASU is a converged standard between the FASB and the International Accounting Standards Board that provides a single comprehensive revenue recognition model for all contracts with customers across transactions and industries. The new accounting guidance clarifies the principles for recognizing revenue from contracts with customers. The new accounting guidance, which does not apply to financial instruments, is effective for interim and annual reporting periods beginning after December 15, 2016. The Company does not expect the new guidance to have a material impact on its consolidated financial position or results of operations.

2.  Related Party Transactions

We maintain most of our cash funds at ECCU, our largest equity investor. Total funds held with ECCU were $4.2 million and $7.0 million at September 30, 2014 and December 31, 2013, respectively. Interest earned on funds held with ECCU totaled $31.5 thousand and $66.8 thousand for the nine months ended September 30, 2014 and 2013, respectively.

We lease physical facilities and purchase other services from ECCU pursuant to a written lease and services agreement. Charges of $82.9 thousand and $97.0 thousand for the nine months ended September 30, 2014 and 2013, respectively, were incurred for these services and are included in office operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided.  We believe that this method is reasonable.

From time to time, we have purchased mortgage loans, including loan participation interests from ECCU, our largest equity owner.  During the nine month period ended September 30, 2013, we purchased $896 thousand of loans from ECCU.  We did not purchase any loans from ECCU during the nine months ended September 30, 2014.  With regard to loans purchased from ECCU, we recognized $1.4 million and $2.0 million of interest income during the nine months ended September 30, 2014 and 2013, respectively.  This income has decreased as the balance of loans in our portfolio purchased from ECCU decreased from $48.4 million at September 30, 2013 to $32.3 million at September 30, 2014.  ECCU currently acts as the servicer for 21 of the 139 loans held in the Company’s loan portfolio.  Under the terms of the loan servicing agreement we entered into with ECCU, a servicing fee of 65 basis points is deducted from the interest payments the Company receives on wholly-owned loans ECCU services on our behalf.  In lieu of a servicing fee, loan participations the Company purchases from ECCU generally have pass-through rates which are up to 75 basis points lower than the loan’s contractual rate.  The Company negotiates the pass-through interest rates with ECCU on a loan by loan basis.  At September 30, 2014, the Company’s investment in wholly-owned loans serviced by ECCU totaled $6.8 million, while the Company’s investment in loan participations serviced by ECCU totaled $20.7 million.  From time to time, the Company pays fees for additional services ECCU provides for servicing these loans.  We paid fewer than one thousand dollars of such fees during the nine months ended September 30, 2014 and 2013.

ECCU has, from time to time, purchased or repurchased loans from the Company.  Each sale or purchase of a mortgage loan investment or participation interest with ECCU was consummated under a Related Party Transaction Policy adopted by the Company’s Board.  The Company sold $541.0 thousand and $4.3 million in whole loans to ECCU during the nine month periods ended September 30, 2014 and 2013, respective.  No gains or losses were recognized on these transactions.

On October 6, 2014, Ministry Partners Securities, LLC, a wholly-owned subsidiary, entered into a Networking Agreement with ECCU pursuant to which MP Securities will assign one or more registered sales representatives to one or more locations designated by ECCU and offer investment products, investment advisory services, insurance products, annuities and mutual fund investments to ECCU’s members. MP Securities has agreed to offer only those investment products and services that have been approved by ECCU or its Board of Directors and comply with applicable investor suitability standards required by securities laws and regulations. MP Securities will offer these products and services to ECCU members in accordance with NCUA rules and regulations and in compliance with its membership agreement with FINRA. MP Securities has agreed to compensate ECCU for permitting it to use the designated location to offer such products and services to ECCU’s members under an arrangement that will entitle ECCU to be paid a percentage of total revenue received by MP Securities from transactions conducted for or on behalf of ECCU members.  The Networking Agreement may be terminated by either ECCU or MP Securities without cause upon thirty days prior written notice.

Other Related Party Transactions

From time to time, our Board and members of our executive management team have purchased investor notes from us. Investor notes payable to related parties totaled $312.5 thousand and $311.4 thousand at September 30, 2014 and December 31, 2013, respectively.

On August 14th, 2013, the Company entered into a Loan Participation Agreement with Western Federal Credit Union (“WFCU”).  WFCU is an owner of both the Company’s Class A Common Units and Series A Preferred Units.  Under this agreement, we sold WFCU a $5.0 million loan participation interest in one of our mortgage loan interests.  As part of this agreement, we retained the right to service the loan, and we charge WFCU 50 basis points in servicing fees.

We have also entered into a selling agreement with our wholly-owned subsidiary, MP Securities, pursuant to which MP Securities acts as a selling agent for our Class A Notes offering pursuant to a Registration Statement which was declared effective by the SEC on October 11, 2012.  MP Securities, serves as the primary selling agent for the Class A Notes offering.  Each participating broker in the Class A Notes offering, including MP Securities, will be entitled to receive commissions ranging from .5%, plus an amount equal to .25% per annum on the average note balance for a Variable Series Note, to 5% per sale for a Flex Series or 60 month Fixed Series Note depending on whether it sells a Fixed Series, Variable Series or Flex Series note and the term of the respective note sold (12 months to 84 months).  The gross commissions payable to the managing broker and share of commissions payable to MP Securities as a participating broker in the offering will be reduced by 0.25% of the total amount of Class A Notes sold in the offering to a repeat investor who is then, or has been within the immediately preceding thirty (30) days, a noteholder.  On January 31, 2014, we entered into an agreement with MP Securities pursuant to which MP Securities acts as managing broker of the Class A Notes offering.

In addition, we have entered into selling agreements with MP Securities pursuant to which MP Securities will act as a selling agent for our Series 1 Subordinated Capital Notes private offering and our 2013 International Notes private offering, which are notes we sell under a private placement memorandum.  Selling commissions and cost reimbursements paid to any broker-dealer firm that is engaged to assist in the distribution of these notes will not exceed 2.5% of the amount of certificates sold.

To assist in evaluating any related transactions we may enter into with a related party, our Board has adopted a Related Party Transaction Policy. Under this policy, a majority of the members of our Board and majority of our independent Board members must approve a material transaction that we enter into with a related party.  As a result, all transactions that we undertake with an affiliate or related party are on terms believed by our management to be no less favorable than are available from unaffiliated third parties and are approved by a majority of our independent Board members.

3.  Loans Receivable and Allowance for Loan Losses

We originate church mortgage loans, participate in church mortgage loans and also purchase entire church mortgage loans.  The loans fall into four classes:  whole loans for which the Company possesses the first collateral position, whole loans that are either unsecured or for which the Company possesses a junior collateral position, participated loans for which the Company possesses the first collateral position and participated loans for which the Company possesses a junior collateral position.  All of the loans are made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. Loan maturities extend through 2024. Loans yielded a weighted average of 6.29% and 6.33% as of September 30, 2014 and December 31, 2013, respectively. A summary of the Company’s mortgage loans owned as of September 30, 2014 and December 31, 2013 is as follows:

	September 30	December 31
	2014	2013

Loans to evangelical churches and related organizations:
Real estate secured	$137,490	$150,579
Unsecured	89	109
Total loans	137,579	150,688

Deferred loan fees, net	(571)	(570)
Loan discount	(746)	(743)
Allowance for loan losses	(2,487)	(2,856)
Loans, net	$133,775	$146,519

Allowance for Loan Losses

The Company has established an allowance for loan losses of $2.5 million and $2.9 million as of September 30, 2014 and December 31, 2013, respectively, for loans held in the Company’s mortgage portfolio. For the nine month period ended September 30, 2014, we recorded total charge-offs of $584 thousand on our mortgage loan investments.  For the year ended December 31, 2013, we recorded  $1.1 million in charge-offs on our mortgage loan investments. Management believes that the allowance for loan losses as of September 30, 2014 and December 31, 2013 is appropriate.

Changes in the allowance for loan losses for the nine month period ended September 30, 2014 and the year ended December 31, 2013 are as follows (dollars in thousands):

	Nine months ended	Year ended
	September 30, 2014	December 31, 2013

Balance, beginning of period	$2,856	$4,005
Provision for loan loss	236	9
Chargeoffs	(584)	(1,076)
Accretion of allowance related to restructured loans	(21)	(82)
Balance, end of period	$2,487	$2,856

Non-Performing Loans

Non-performing loans include non-accrual loans, loans 90 days or more past due and still accruing, restructured loans, and other impaired loans where the net present value of estimated future cash flows is lower than the outstanding principal balance.  Non-accrual loans represent loans on which interest accruals have been discontinued.  Restructured loans are loans in which the borrower has been granted a concession on the interest rate or the original repayment terms due to financial distress. Non-performing loans are closely monitored on an ongoing basis as part of our loan review and work-out process.  The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.  The following is a summary or the recorded balance of our nonperforming loans (dollars in thousands) as of September 30, 2014, December 31, 2013 and September 30, 2013:

	September 30	December 31	September 30
	2014	2013	2013

Impaired loans with an allowance for loan loss	$10,414	$14,740	$13,677
Impaired loans without an allowance for loan loss	3,746	4,177	3,661
Total impaired loans	$14,160	$18,917	$17,338

Allowance for loan losses related to impaired loans	$1,719	$2,112	$1,898

Total non-accrual loans	$14,160	$17,609	$16,030

Total loans past due 90 days or more and still accruing	$--	$--	$--

We had eleven nonaccrual loans as of September 30, 2014 and December 31, 2013.

The Company’s loan portfolio is comprised of one segment – church and ministry loans. The loans fall into four classes: whole loans for which the Company possesses the first collateral position, whole loans that are either unsecured or for which the Company possesses a junior collateral position, participated loans for which the Company possesses the first collateral position, and participated loans for which the Company possesses a junior collateral position.

Loans by portfolio segment (church loans) and the related allowance for loan losses are presented below. Loans and the allowance for loan losses are further segregated by impairment methodology (dollars in thousands).

Loans and Allowance for Loan Losses (by segment)
As of

September 30, 2014	December 31, 2013

Loans:
Individually evaluated for impairment	$14,160	$18,917
Collectively evaluated for impairment	123,419	131,771
Balance	$137,579	$150,688

Allowance for loan losses:
Individually evaluated for impairment	$1,719	$2,112
Collectively evaluated for impairment	768	744
Balance	$2,487	$2,856

The Company has established a standard loan grading system to assist management and loan review personnel in their analysis and supervision of the loan portfolio.  The following table is a summary of the loan portfolio credit quality indicators by loan class at September 30, 2014 and December 31, 2013, which is the date on which the information was updated for each credit quality indicator (dollars in thousands):

Credit Quality Indicators (by class)
As of September 30, 2014
	Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$92,531	$2,559	$21,793	$925	$117,808
Watch	10,025	6,123	--	--	16,148
Substandard	2,685	--	--	--	2,685
Doubtful	--	--	938	--	938
Loss	--	--	--	--	--
Total	$105,241	$8,682	$22,731	$925	$137,579

Credit Quality Indicators (by class)
As of December 31, 2013
Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$97,629	$2,597	$23,621	$966	$124,813
Watch	4,027	2,930	--	--	6,957
Substandard	9,035	3,438	3,110	--	15,583
Doubtful	2,314	--	1,020	--	3,334
Loss	--	--	--	--	--
Total	$113,006	$8,965	$27,751	$966	$150,688

The following table sets forth certain information with respect to the Company’s loan portfolio delinquencies by loan class and amount at September 30, 2014 and at December 31, 2013 (dollars in thousands):

Age Analysis of Past Due Loans (by class)
As of September 30, 2014
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or more and Accruing
Church loans:
Wholly-Owned First	$1,229	$3,259	$1,179	$5,667	$99,574	$105,241	$--
Wholly-Owned Junior	61	--	--	61	8,621	8,682	--
Participation First	--	--	751	751	21,980	22,731	--
Participation Junior	--	--	--	--	925	925	--
Total	$1,290	$3,259	$1,930	$6,479	$131,100	$137,579	$--

Age Analysis of Past Due Loans (by class)
As of December 31, 2013
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or more and Accruing
Church loans:
Wholly-Owned First	$5,558	$1,241	$1,183	$7,982	$105,024	$113,006	$--
Wholly-Owned Junior	61	--	--	61	8,904	8,965	--

Participation First	19	555	3,372	3,946	23,805	27,751	--
Participation Junior	--	--	--	--	966	966	--
Total	$5,638	$1,796	$4,555	$11,989	$138,699	$150,688	$--

The following tables are summaries of impaired loans by loan class as of and for the three months and nine months ended September 30, 2014 and 2013, and the year ended December 31, 2013, respectively.  The recorded investment in impaired loans reflects the balances in the financial statements, whereas the unpaid principal balance reflects the balances before discounts and partial chargeoffs (dollars in thousands):

Impaired Loans (by class)
As of and for the three months ended September 30, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no allowance recorded:
Church loans:
Wholly-Owned First	$3,149	$3,974	$--	$3,210	$--
Wholly-Owned Junior	209	215	--	209	3
Participation First	187	238	--	191	--
Participation Junior	--	--	--	--	--
With an allowance recorded:
Church loans:
Wholly-Owned First	6,019	6,853	1,130	6,054	52
Wholly-Owned Junior	3,153	3,198	297	3,159	40
Participation First	751	883	293	751	--
Participation Junior	--	--	--	--	--
Total:
Church loans	$13,468	$15,361	$1,720	$13,574	$95

Impaired Loans (by class)
As of and for the nine months ended September 30, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no allowance recorded:
Church loans:
Wholly-Owned First	$3,149	$3,974	$--	$2,877	$--
Wholly-Owned Junior	209	215	--	217	9
Participation First	187	238	--	876	--
Participation Junior	--	--	--	--	--
With an allowance recorded:
Church loans:

Wholly-Owned First	6,019	6,853	1,130	6,176	168
Wholly-Owned Junior	3,153	3,198	297	3,214	120
Participation First	751	883	293	619	--
Participation Junior	--	--	--	--	--
Total:
Church loans	$13,468	$15,361	$1,720	$13,979	$297

Impaired Loans (by class)
As of and for the Year Ended December 31, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no allowance recorded:
Church loans:
Wholly-Owned First	$3,037	$3,851	$--	$3,133	$67
Wholly-Owned Junior	211	218	--	213	12
Participation First	555	555	--	560	31
Participation Junior	--	--	--	--	--
With an allowance recorded:
Church loans:
Wholly-Owned First	7,685	8,185	1,349	7,920	269
Wholly-Owned Junior	3,175	3,220	326	3,192	161
Participation First	3,575	3,748	437	6,106	122
Participation Junior	--	--	--	--	--
Total:
Church loans	$18,238	$19,777	$2,112	$21,125	$663

Impaired Loans (by class)
As of and for the three months ended September 30, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no allowance recorded:
Church loans:
Wholly-Owned First	$3,076	$3,861	$--	$3,253	$15
Wholly-Owned Junior	212	219	--	213	3
Participation First	--	--	--	--	--
Participation Junior	--	--	--	--	--
With an allowance recorded:
Church loans:
Wholly-Owned First	6,558	7,021	1,343	6,710	23
Wholly-Owned Junior	3,175	3,220	344	3,175	40
Participation First	3,638	3,808	211	6,103	67

Participation Junior	--	--	--	--	--
Total:
Church loans	$16,659	$18,129	$1,898	$19,454	$148

Impaired Loans (by class)
As of and for the nine months ended September 30, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no allowance recorded:
Church loans:
Wholly-Owned First	$3,076	$3,861	$--	$3,306	$54
Wholly-Owned Junior	212	219	--	214	9
Participation First	--	--	--	--	--
Participation Junior	--	--	--	--	--
With an allowance recorded:
Church loans:
Wholly-Owned First	6,558	7,021	1,343	6,808	166
Wholly-Owned Junior	3,175	3,220	344	3,198	121
Participation First	3,638	3,808	211	6,110	113
Participation Junior	--	--	--	--	--
Total:
Church loans	$16,659	$18,129	$1,898	$19,636	$463

A summary of nonaccrual loans by loan class at September 30, 2014 and December 31, 2013 is as follows (dollars in thousands):

Loans on Nonaccrual Status (by class)
As of September 30, 2014

Church loans:
Wholly-Owned First	$9,809
Wholly-Owned Junior	3,413
Participation First	938
Participation Junior	--
Total	$14,160

Loans on Nonaccrual Status (by class)
As of December 31, 2013

Church loans:
Wholly-Owned First	$10,260
Wholly-Owned Junior	3,220

Participation First	4,129
Participation Junior	--
Total	$17,609

We restructured one loan during the nine months ended September 30, 2014.  The following are summaries of troubled debt restructurings by loan class that were modified during the three and nine month periods ended September 30, 2013 (dollars in thousands):

Troubled Debt Restructurings (by class)
For the three months ended September 30, 2014
	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Recorded Investment At Period End

Church loans:
Wholly-Owned First	1	$875	$930	$928
Wholly-Owned Junior	--	--	--	--
Participation First	--	--	--	--
Participation Junior	--	--	--	--
Total	1	$875	$930	$928

Troubled Debt Restructurings (by class)
For the nine months ended September 30, 2014
	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Recorded Investment At Period End

Church loans:
Wholly-Owned First	1	$875	$930	$928
Wholly-Owned Junior	--	--	--	--
Participation First	--	--	--	--
Participation Junior	--	--	--	--
Total	1	$875	$930	$928

Troubled Debt Restructurings (by class)
For the three months ended September 30, 2013
	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Recorded Investment At Period End

Church loans:
Wholly-Owned First	1	$1,644	$1,666	$1,666
Wholly-Owned Junior	--	--	--	--
Participation First	1	2,555	2,555	2,555
Participation Junior	--	--	--	--
Total	2	$4,199	$4,221	$4,221

Troubled Debt Restructurings (by class)
For the nine months ended September 30, 2013
	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Recorded Investment At Period End

Church loans:
Wholly-Owned First	1	$875	$876	$875
Wholly-Owned Junior	1	3,175	3,175	3,175
Participation First	1	2,555	2,555	2,555
Participation Junior	--	--	--	--
Total	3	$6,605	$6,606	$6,605

For the one loan we restructured during the nine months ended September 30, 2014, and the three loans we restructured during the nine months ended September 30, 2013, we added the amount of unpaid accrued interest at the time the loan was restructured to the principal balance of the restructured loan.  The amount of interest added to the principal balance of the loan was also recorded as a loan discount, and thus did not increase our net loan balance. For the loans we restructured during the nine month period ended September 30, 2013, the interest rate was lowered as the borrower involved in the troubled debt restructuring was experiencing financial difficulties at the time the loan was restructured.  We did not lower the interest rate of the one loan we restructured during the nine months ended September 30, 2014, although the interest rate on this loan was decreased during a prior restructuring.

No troubled debt restructurings defaulted during the nine months ended September 30, 2014.  A summary of troubled debt restructurings that defaulted during the three and nine month period ended September 30, 2013 is as follows.

Troubled Debt Restructurings Defaulted (by class)
For the three months ended September 30, 2013

	Number of Loans	Recorded Investment

Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	3	$3,863
Wholly-Owned Junior	--	--
Participation First	--	--
Participation Junior	--	--
Total:
Church loans	3	$3,863

Troubled Debt Restructurings Defaulted (by class)
For the nine months ended September 30, 2013
	Number of Loans	Recorded Investment
Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	4	$6,064
Wholly-Owned Junior	--	--
Participation First	--	--
Participation Junior	--	--
Total:
Church loans	4	$6,064

Loans modified in a troubled debt restructuring are closely monitored for delinquency as an early indicator for future default.  If loans modified in a troubled debt restructuring subsequently default, the Company evaluates such loans for potential further impairment.  As a result of this evaluation, specific reserves may be increased or adjustments may be made in the allocation of reserves.

As of September 30, 2014, no additional funds were committed to be advanced in connection with loans modified in troubled debt restructurings.

4.  Foreclosed Assets

Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost.  After foreclosure, valuations are periodically performed by management and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal.  Any write-down to fair value at the time of foreclosure is charged to the allowance for loan losses as a foreclosure property related expense.  The Company’s real estate assets acquired through foreclosure or other proceedings are evaluated regularly to ensure that the recorded amount is supported by its current fair value and that valuation allowances to reduce the varying amount to fair value less estimated costs of disposal are recorded as necessary.  Revenue and expense from the operation of the Company’s foreclosed assets and changes in the valuation allowance are included in net expenses from foreclosed assets.

The Company’s foreclosed assets at September 30, 2014 consist of seven properties.  One property was acquired during 2011 in satisfaction of a secured loan.  The property had a carrying value of $1.4 million at September 30, 2014 and no valuation allowance has been required for this property.  Four properties were acquired in August 2013 in partial satisfaction of a secured loan.  In June 2014, ECCU, who is managing the properties, lowered the listing price on three of the four properties.  As a result, we recorded a total of $629.3 thousand in valuation allowances on these properties for the nine month period ended September 30, 2014.  The properties had a carrying value of $1.1 million at September 30, 2014. The sixth property was acquired in January 2014 as the result of a deed-in-lieu of foreclosure agreement reached with the borrower.  Due to declining market value, we recorded a $270.0 thousand valuation allowance on this property for the quarter ended September 30, 2014, which has a carrying value of $900 thousand at September 30, 2014.  One property was acquired in July 2014 in satisfaction of a secured loan in which we held a participation interest.  This property had a carrying value of $2.1 million at September 30, 2014.

We sold one property in May 2014 for a gain of $4 thousand.  This property carried a valuation allowance of $13 at the time of the sale.

The Company held $5.5 million and $3.3 million of foreclosed assets at September 30, 2014 and December 31, 2013, respectively.  For the nine month period ended September 30, 2014, we recorded $899 thousand in provisions for losses on foreclosed assets, as compared to $13 thousand for the years ended December 31, 2013.

Foreclosed assets are presented net of an allowance for losses.  An analysis of the allowance for losses on foreclosed assets is as follows (dollars in thousands):

	Allowance for Losses on Foreclosed Assets for the periods ended September 30 and December 31,
	2014	2013
Balance, beginning of period	$13	$136
Provision for losses	899	13
Charge-offs	--	--
Recoveries	(13)	(136)
Balance, end of period	$899	$13

Expenses applicable to foreclosed assets include the following (dollars in thousands):

	Foreclosed Asset Expenses (Income) for the three months ended September 30,
	2014	2013
Net loss (gain) on sale of real estate	$--	$(207)
Provision for losses	--	--
Operating expenses, net of rental income	36	59
Net expense (income)	$36	$(148)

	Foreclosed Asset Expenses (Income) for the nine months ended September 30,
	2014	2013
Net loss (gain) on sale of real estate	$(5)	$(257)
Provision for losses	899	--
Operating expenses, net of rental income	(98)	69
Net expense (income)	$796	$(188)

5.  Loan Participation Sales

During the nine months ended September 30, 2014, we sold participations in nine church loans totaling $5.7 million while retaining servicing responsibilities on the loans.  As a result of these sales, we recorded servicing assets totaling $39 thousand.  During the year ended December 31, 2013, the Company sold participations in four church loans totaling $9.9 million.  As a result of these sales, we recorded servicing assets totaling $66 thousand.  Servicing assets are amortized using the interest method as an adjustment to interest income.  Amortization totaled $29 thousand for the nine months ended September 30, 2014.

A summary of servicing assets for the nine months ended September 30, 2014 and the year ended December 31, 2013 is as follows (dollars in thousands):

	2014	2013
Balance, beginning of period	$157	$113
Additions:
Servicing obligations from sale of loan participations	39	62
Subtractions:
Amortization	(29)	(18)
Balance, end of period	$167	$157

6.  Line of Credit and Other Borrowings

Members United Facilities

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union (“Lender”) entered into an $87.3 million credit facility refinancing transaction (the “MU Credit Facility”).  The MU Credit Facility replaced the original $100 million CUSO Line entered into by and between the Company and Members United Corporate Federal Credit Union on May 7, 2008.  Unless the principal amount of the indebtedness due is accelerated under the terms of the MU Credit Facility loan documents, the principal balance and any interest due on the MU Credit Facility will mature on October 31, 2018.  Accrued interest is due and payable monthly in arrears on the MU Credit Facility on the first day of each month at the lesser of the maximum interest rate permitted by applicable law under the loan documents or 2.525%.  The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the MU Credit Facility may not be re-borrowed.  The balance of the MU Credit Facility was $73.8 million and $78.4 million at September 30, 2014 and December 31, 2013, respectively.

The MU Credit Facility includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the Lender with interim or annual financial statements and annual and periodic reports filed with the U.S. Securities and Exchange Commission and maintain a minimum collateralization ratio of at least 128%.  If at any time the Company fails to maintain its required minimum collateralization ratio, it will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable it to meet its obligation to maintain a minimum collateralization ratio.  On September 30, 2014, the Company made a principal payment of $2.5 million on the MU Credit Facility to satisfy this obligation. As of September 30, 2014 and December 31, 2013, the collateral securing the MU Credit Facility had an aggregate principal balance of $94.7 million and $101.5 million, respectively, which satisfies the minimum collateralization ratio for this facility.

In addition to the minimum collateralization requirement, the MU Credit Facility also includes covenants which prevent the Company from renewing or extending a loan pledged as collateral under this facility unless certain conditions have been met and requires the borrower to deliver current financial statements to the Company.  Under the terms of the MU Credit Facility, the Company has established a lockbox maintained for the benefit of Lender that will receive all payments made by collateral obligors.  The Company’s obligation to repay the outstanding balance on this facility may be accelerated upon the occurrence of an “Event of Default” as defined in the MU Credit Facility.  Such Events of Default include, among others, failure to make timely payments due under the MU Credit Facility and the Company's breach of any of its covenants.  As of September 30, 2014 and December 31, 2013, the Company was in compliance with its covenants under the MU Credit Facility.

WesCorp Facility

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Western Corporate Federal Credit Union (previously herein defined as “Lender”) entered into a $23.5 million credit facility refinancing transaction (the “WesCorp Credit Facility Extension”).  The WesCorp Credit Facility Extension amends, restates and replaces the WesCorp Facility entered into by and between the Company and Western Corporate Federal Credit Union on November 30, 2009.  Unless the principal amount due on the WesCorp Credit Facility Extension is accelerated under the terms of the loan documents evidencing such credit facility, the principal balance and any interest due on the facility will be payable in full on October 31, 2018.  Accrued interest on the WesCorp Credit Facility Extension is due monthly in arrears on the first day of each month at the lesser of the maximum rate permitted by applicable law under the loan documents or 2.525%.  The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the WesCorp Credit Facility Extension may not be re-borrowed.  As of September 30, 2014 and December 31, 2013, $21.0 and $21.5 million, respectively, was outstanding on the WesCorp Credit Facility Extension.

The WesCorp Credit Facility Extension includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the Lender with interim or annual financial statements and annual and periodic reports filed with the U.S. Securities and Exchange Commission and maintain a minimum collateralization ratio of at least 150%.  If at any time the Company fails to maintain its required minimum collateralization ratio, it will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable it to meet its obligation to maintain a minimum collateralization ratio.  As of September 30, 2014 and December 31, 2013, the collateral securing the WesCorp Credit Facility Extension had an aggregate principal balance of $31.8 million and $32.3 million, respectively, which satisfies the minimum collateralization ratio for this facility.  As of September 30, 2014 and December 31, 2013, the Company was in compliance with its covenants under the Wescorp Credit Facility Extension.

Future estimated principal pay downs of our bank borrowings during the twelve month periods ending September 30 are as follows (dollars in thousands):

2015	$3,633
2016	3,719
2017	3,820
2018	3,918
2019	79,698
$94,788

7.  Notes Payable

We also rely on our investor notes to make investments in mortgage loan assets and fund our general operations. Except for our private offering of secured notes, the notes are unsecured and are payable to investors who have purchased the securities, including individuals, churches, and Christian ministries, many of whom are members of ECCU. Notes pay interest at stated spreads over an index rate that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of these notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.  We have offered our investor notes under registered public offerings with the SEC and in private placements exempt under the provisions of the Securities Act of 1933, as amended.  The sale of our Alpha Class Notes was discontinued in April 2008.  At December 31, 2013, a total of $159 thousand of Alpha Class Notes were outstanding.  The final Alpha Class Note was repaid during the nine months ended September 30, 2014.  There were no Alpha Class Notes outstanding as of September 30, 2014.

In addition to the Alpha Class Notes, the Company has also offered its Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series pursuant to registration statements filed with the SEC.    On June 24, 2011, we filed a Registration Statement with the SEC seeking to register an additional $75 million of the Company’s Class A Notes.  All of the Class A Notes are unsecured.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rate the Company pays on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rate the Company pays on a Variable Series Note is determined by reference to the three month LIBOR rate in effect on the date the interest rate is set plus a rate spread of 1.50% to 1.80%.

The Class A Notes also contain restrictive covenants pertaining to paying dividends, making redemptions, acquiring, purchasing or making certain payments, requiring the maintenance of minimum tangible net worth, limitations on the issuance of additional notes and incurring of indebtedness.  The Class A Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Class A Notes Trust Indenture Agreement, of not less than $4.0 million.  The Company’s other indebtedness, as defined in the Class A Notes Trust Indenture Agreement, and subject to certain exceptions enumerated therein, may not exceed $20.0 million outstanding at any time while any Class A Notes are outstanding.  The Company was in compliance with these covenants as of September 30, 2014.

The Class A Notes have been issued under a Trust Indenture entered into between the Company and U.S. Bank National Association (US Bank).  The Class A Notes are part of up to $200 million of Class A Notes the Company may issue pursuant to the US Bank Indenture.  At September 30, 2014 and December 31, 2013, $40.6 million and $37.0 million of these notes were outstanding, respectively.

From time to time, we have also sold unsecured general obligation notes having various terms to ministries and ministry related organizations in private offerings under the Securities Act of 1933, as amended.  Except for a small number of investors (in total not exceeding 35 persons), the holders of these notes are accredited investors within the  meaning of Regulation D under the Securities Act.

In 2012, the Company launched the sale of its 2012 Secured Investment Certificates pursuant to a limited offering to qualified investors that meet the requirements of Rule 506 of Regulation D.  The secured investment certificates were offered with maturity terms of 36, 60 and 84 months at an interest rate fixed on the date of issuance, as determined by the then current seven-day average rate reported by the U.S. Federal Reserve Board for interest rate swaps.  Wilmington Savings Fund Society, FSB, serves as the trustee for the secured investment certificates.  Under the terms of the Trust Indenture entered into with Wilmington Savings Fund Society, FSB, the Company established a mortgage loan investment fund for the benefit of investors and is required to maintain a minimum collateralization ratio equal to at least 105% of the principal amount of secured investment certificates that are issued and outstanding.

The Trust Indenture entered into with Wilmington Savings Fund Society , FSB, also contains standard covenants which require the Company to refrain from permitting any other senior lien to be created or maintained on the collateral securing the certificates, refrain from paying any dividends on the Company’s equity units if there is an uncured event of default with respect to the certificates, make timely payments of interest and principal due on the certificates and secure the assets of the fund.  The Company is in compliance with these covenants as of September 30, 2014.  At September 30, 2014, a total of $308 thousand of these secured certificates were outstanding and $324 thousand in cash was pledged as collateral on these notes.  At December 31, 2013, a total of $302 thousand of these secured certificates were outstanding and $318 thousand in cash was pledged as collateral on these notes.  Effective as of August 15, 2013, the Company discontinued the sale of its 2012 Secured Investment Certificates.

In February 2013, the Company launched the sale of its Series 1 Subordinated Capital Notes pursuant to a limited private offering to qualified investors that meet the requirements of Rule 506 of Regulation D.  The Series 1 Subordinated Capital Notes have been offered with maturity terms from 12 to 60 months at an interest rate fixed on the date of issuance, as determined by the then current seven-day average rate reported by the U.S. Federal Reserve Board for interest rate swaps. A total of $5.0 million and $4.0 million in notes sold pursuant to this offering were outstanding at September 30, 2014 and December 31, 2013, respectively.

In March 2013, the Company launched the sale of a new private offering of its 2013 International Notes.  This offering was made only to qualified investors that meet the requirements of Rule 902 of Regulation S. Under the Series 1 Subordinated Notes and 2013 International Notes offerings, the Company is subject to certain covenants, including limitations on restricted payments, limitations on the amount of notes that can be sold, restrictions on mergers and acquisitions, and proper maintenance of books and records.  The Company was in compliance with these covenants at September 30, 2014.  A total of $345 thousand and $409 thousand of its 2013 International Notes were outstanding at September 30, 2014 and December 31, 2013, respectively.

We have the following notes payable at September 30, 2014 (dollars in thousands):

SEC Registered Public Offerings	Amount	Weighted Average Interest Rate
Class A Offering	$40,584	3.83%

Private Offerings
Special Offering	2,830	3.73%
Special Subordinated Notes	4,971	4.90%
Secured Notes	308	2.87%
International Offering	345	3.64%
Total	$49,038	3.92%

Future maturities for the Company’s investor notes during the twelve month periods ending September 30 are as follows (dollars in thousands):

2015	$21,802
2016	11,081
2017	4,757

2018	6,030
2019	5,368
$49,038

8.  Preferred and Common Units Under LLC Structure

The Series A Preferred Units are entitled to receive a quarterly cash dividend that is 25 basis points higher than the one-year LIBOR rate in effect on the last day of the calendar month for which the preferred return is approved.  The Company has also agreed to set aside an annual amount equal to 10% of our net profits earned for any year, after subtracting from profits the quarterly Series A Preferred Unit dividends paid, for distribution to our Series A Preferred Unit holders.

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at the Company’s election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and declared but unpaid quarterly dividends and preferred distributions on such units. The Series A Preferred Units have priority as to earnings and distributions over the Common Units. The resale of the Company’s Series A Preferred Units and Common Units are subject to the Company’s first right of refusal to purchase units proposed to be transferred.  Upon the Company’s failure to pay a quarterly dividends for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers to the Company’s Board of Managers.

The Class A Common Units have voting rights.

9.  Retirement Plans

401(k)

Employees who are at least 21 years of age are eligible to participate in the Automated Data Processing, Inc. (“ADP”) 401(k) plan effective as of the date their employment commences. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on U.S. tax law. The plan has a matching program, which qualifies as a Safe Harbor 401(k) plan. As a Safe Harbor Section 401(k) plan, the Company matches each eligible employee’s contribution, dollar for dollar, up to 3% of the employee’s compensation, and 50% of the employee’s contribution that exceeds 3% of their compensation, up to a maximum contribution of 5% of the employee’s compensation.  Company matching contributions for the nine months ended September 30, 2014 and 2013 were $48.6 thousand and $54.4 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the Company’s Board of Managers and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce our annual contribution. The Company made no profit sharing contributions for the plan during the year ended December 31, 2013.  No profit sharing contribution has been made or approved for the nine months ended September 30, 2014.

10.  Loan Commitments

Unfunded Commitments

The Company is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include unadvanced lines of credit, and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments. At September 30, 2014 and December 31, 2013, the following financial instruments were outstanding whose contract amounts represent credit risk (dollars in thousands):

	Contract Amount at:

	September 30, 2014	December 31, 2013
Undisbursed loans	$155	$802
Standby letter of credit	$1,873	$1,873

Undisbursed loans are commitments for possible future extensions of credit to existing customers. These loans are sometimes unsecured and may not necessarily be drawn upon to the total extent to which the Company is committed.  Commitments to extend credit are generally at variable rates.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

11.  Fair Value Measurements

Fair Value Measurements Using Fair Value Hierarchy

Measurements of fair value are classified within a hierarchy based upon inputs that give the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•

Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

•

Level 3 inputs are unobservable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of our financial instruments at September 30, 2014 and December 31, 2013, are as follows (dollars in thousands):

Fair Value Measurements at September 30, 2014 using

	Carrying Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Fair Value
FINANCIAL ASSETS:

Cash	$13,380	$13,380		$--	$--	$13,380
Loans, net	133,775	--		--	135,737	135,737
FINANCIAL LIABILITIES:
Bank borrowings	$94,788	$--	$		$93,352	$93,352
Notes payables	49,038	--		--	49,695	49,695
Other financial liabilities	30	--		--	31	31

	Fair Value Measurements at December 31, 2013 using

	Carrying Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Fair Value
FINANCIAL ASSETS:
Cash	$7,483	$7,483	$--	$--	$7,483
Loans, net	146,519	--	--	146,810	146,810
FINANCIAL LIABILITIES:
Notes payables	$99,904	$--	$--	$98,467	$98,467
Bank borrowings	47,667	--	--	48,601	48,601
Other financial liabilities	82	--	--	82	82

Management uses judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at September 30, 2014 and December 31, 2013.

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash – The carrying amounts reported in the balance sheets approximate fair value for cash.

Loans – Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable – The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.  The discount rate is estimated by Company management by using market rates which reflect the interest rate risk inherent in the notes.

Borrowings from Financial Institutions – The fair value of borrowings from financial institutions are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements. The discount rate is estimated by Company management using market rates which reflect the interest rate risk inherent in the notes.

Off-Balance Sheet Instruments – The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining term of the agreements and the counterparties' credit standing. The fair value of loan commitments is insignificant at September 30, 2014 and December 31, 2013.

Fair Value Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents such assets carried on the balance sheet by caption and by level within the valuation hierarchy (dollars in thousands):

	Fair Value Measurements Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Obervable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets at September 30, 2014:
Collateral dependent loans (net of allowance and discount)	$--	$--	$6,190	$6,190
Foreclosed assets	--	--	5,463	5,463
	$--	$--	$11,653	$11,653

Assets at December 31, 2013:
Collateral dependent loans (net of allowance and discount)	$--	$--	$6,029	$6,029
Foreclosed assets	--	--	3,308	3,308
	$--	$--	$9,337	$9,337

Impaired Loans

Collateral-dependent impaired loans are carried at the fair value of the collateral less estimated costs to sell, incorporating assumptions that experienced parties might use in estimating the value of such collateral. The fair value of collateral is determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement. Otherwise, collateral-dependent impaired loans are categorized under Level 2.

Impaired loans
(net of allowance and discount)
Balance, December 31, 2013	$6,029
Re-classifications of loans from Level 3 into Level 2	--
Allowance and discount, net of discount amortization	175
Additions	2,112
Deletions	(2,126)
Loan advances	--
Balance, September 30, 2014	$6,190

Foreclosed Assets

Real estate acquired through foreclosure or other proceedings (foreclosed assets) is initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost. After foreclosure, valuations are periodically performed and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal. The fair values of real properties initially are determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparable properties included in the appraisal, and known changes in the market or in the collateral. Subsequent valuations of the real properties are based on management estimates or on updated appraisals. Foreclosed assets are categorized under Level 3 when significant adjustments are made by management to appraised values based on unobservable inputs. Otherwise, foreclosed assets are categorized under Level 2 if their values are based solely on appraisals.

The valuation methodologies used to measure the fair value adjustments for Level 3 assets recorded at fair value on a nonrecurring basis at September 30, 2014 are summarized below (dollars in thousands):

Assets	Fair Value (in thousands)	Valuation Techniques	Unobservable Input	Range (Weighted Average)
		Discounted appraised value	Selling cost	10% (10%)
Impaired Loans	$6,190	Internal evaluations	Discount due to age of appraisal	0% - 10% (2.60%)
		Internal evaluations	Discount due to title dispute	0% - 50% (7.41%)

Foreclosed assets	$5,463	Discounted appraised value	Selling cost	10% - 20% (14.01%)
		Internal evaluations	Discount due to market decline	0% - 47% (20.81%)

12.  Segment Information

Reportable Segments

The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different management, personnel proficiencies, and marketing strategies.

There are two reportable segments: finance company and broker-dealer.  The finance company segment uses funds from the sale of debt securities, operations, and loan participations to originate or purchase mortgage loans. The broker-dealer segment sells debt securities and other investment products, as well as providing investment advisory services, to generate fee income.

The accounting policies applied to determine the segment information are the same as those described in the summary of significant accounting policies. Intersegment revenues and expenses are accounted for at amounts that assume the transactions were made to unrelated third parties at the current market prices at the time of the transactions.

Management evaluates the performance of each segment based on net income or loss before provision for income taxes and LLC fees.

Financial information with respect to the reportable segments for the nine month period ended September 30, 2014 is as follows (dollars in thousands):

	Finance Company	Broker Dealer	Total

External income	$6,892	$86	$6,978
Intersegment revenue	--	525	525
External non-interest expenses	3,479	744	4,223
Intersegment non-interest expenses	525	--	525

Segment net profit (loss)	(397)	(133)	(530)
Segment assets	153,517	313	153,830

Revenue
Total revenue of reportable segments	$7,503
Intersegment revenue	(525)
Consolidated revenue	$6,978

Non-interest expenses
Total non-interest expenses of reportable segments	$4,748
Intersegment non-interest expenses	(525)
Consolidated non-interest expenses	$4,223

Profit
Total loss of reportable segments	$(530)
Interesegment profits	--
Consolidated net loss	$(530)

Assets
Total assets of reportable segments	$153,830
Segment accounts receivable from corporate office	(55)
Consolidated assets	$153,775

13.  Subsequent Event

On October 9, 2014, the Company filed a Form S-1 registration statement with the SEC to register $85 million of Class 1 Notes, which will replace the Class A Note offering.  The Class 1 Notes are unsecured.  There will be two series of Class 1 Notes, a Fixed and Variable Series, both of which will be offered with terms similar to the Fixed and Variable Series currently offered under the Class A Note registration.  As of the date of this filing, the SEC had not yet declared the offering effective.

On October 10, 2014, the Company filed the S-1 with FINRA to enable MP Securities to act as the primary selling agent of the Class 1 Notes.  As of the date of this filing, MP Securities had not yet received a no objection letter authorizing it to sell the Class 1 Notes.

Report of Independent Registered Public Accounting Firm

To The Members

Ministry Partners Investment Company, LLC

Brea, California

We  have  audited  the  accompanying  consolidated  balance  sheets  of  Ministry  Partners Investment Company, LLC and subsidiaries (the Company) as of December 31, 2013 and 2012 and the related consolidated statements of income, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ministry Partners Investment Company, LLC and subsidiaries as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

Glendale, California

March 28, 2014

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2013 and 2012

(Dollars in Thousands except for Unit Data)

	2013	2012
Assets:
Cash	$7,483	$10,068
Loans receivable, net of allowance for loan losses of $2,856 and $4,005 as of December 31, 2013 and 2012, respectively	146,519	152,428
Accrued interest receivable	607	672
Property and equipment, net	120	216
Debt issuance costs, net	31	95
Foreclosed assets, net	3,308	2,914
Other assets	347	252
Total assets	$158,415	$166,645
Liabilities and members’ equity
Liabilities:
Borrowings from financial institutions	$99,904	$103,833
Notes payable	47,667	52,564
Accrued interest payable	14	7
Other liabilities	887	693
Total liabilities	148,472	157,097
Members' Equity:
Series A preferred units, 1,000,000 units authorized, 117,100 units issued and outstanding at December 31, 2013 and December 31, 2012 (liquidation preference of $100 per unit)	11,715	11,715
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at December 31, 2013 and December 31, 2012	1,509	1,509
Accumulated deficit	(3,281)	(3,676)
Total members' equity	9,943	9,548
Total liabilities and members' equity	$158,415	$166,645

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2013 and 2012

(Dollars in Thousands)

	2013	2012
Interest income:
Interest on loans	$9,390	$9,913
Interest on interest-bearing accounts	83	137
Total interest income	9,473	10,050
Interest expense:
Borrowings from financial institutions	2,572	2,715
Notes payable	2,030	2,420
Total interest expense	4,602	5,135
Net interest income	4,871	4,915
Provision (credit) for loan losses	9	(9)
Net interest income after provision for loan losses	4,862	4,924
Non-interest income	168	56
Non-interest expenses:
Salaries and benefits	2,563	2,029
Marketing and promotion	114	158
Office occupancy	140	132
Office operations and other expenses	1,146	1,357
Foreclosed assets, net	(240)	160
Legal and accounting	699	711
Total non-interest expenses	4,422	4,547
Income before provision for income taxes	608	433
Provision for income taxes	16	16
Net income	$592	$417

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Equity

Years Ended December 31, 2013 and 2012

(Dollars in Thousands)

	Series A Preferred		Class A Common
	Units		Units
	Number of Units	Amount	Number of Units	Amount	Retained Earnings (Accumulated Deficit)	Total

Balance, December 31, 2011	117,100	$11,715	146,522	$1,509	$(3,746)	$9,478
Net income	--	--	--	--	417	417
Dividends on preferred units	--	--	--	--	(347)	(347)

Balance, December 31, 2012	117,100	11,715	146,522	1,509	(3,676)	9,548
Net income	--	--	--	--	592	592
Dividends on preferred units	--	--	--	--	(197)	(197)

Balance, December 31, 2013	117,100	$11,715	$146,522	1,509	$(3,281)	$9,943

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

(Dollars in Thousands)

	2013	2012
Cash Flows from Operating Activities
Net income	$592	$417
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	101	127
Provision (credit) for loan losses	9	(9)
Provision for foreclosed asset losses	13	136
Amortization of deferred loan fees	(300)	(131)
Amortization of debt issuance costs	160	167
Accretion of allowance for loan losses on restructured loans	(82)	(66)
Accretion of loan discount	(14)	(6)
Gain on sale of loans	(54)	--
Changes in:
Accrued interest receivable	65	53
Other assets	(95)	1
Other liabilities and accrued interest payable	214	207

Net cash provided by operating activities	609	896

Cash Flows from Investing Activities
Loan purchases	(899)	(12,397)
Loan originations	(32,141)	(9,795)
Loan sales	14,171	2,425
Loan principal collections, net	22,984	31,230
Foreclosed asset sales	1,828	--
Purchase of property and equipment	(5)	(40)

Net cash provided by investing activities	5,938	11,423

Cash Flows from Financing Activities
Net change in borrowings from financial institutions	(3,929)	(6,447)
Net changes in notes payable	(4,897)	(6,467)
Debt issuance costs	(96)	(158)
Dividends paid on preferred units	(210)	(346)

Cash used by financing activities	(9,132)	(13,418)

Net increase (decrease) in cash	(2,585)	(1,099)

Cash at beginning of period	10,068	11,167

Cash at end of period	$7,483	$10,068

Supplemental disclosures of cash flow information
Interest paid	$4,864	$5,143
Income taxes paid	$14	$14
Non-cash Activities
Transfer of loans to foreclosed assets	$4,384	$1,676
Loans made to facilitate the sale of foreclosed assets	$1,000	$--

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

Note 1.Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC (the “Company”) was incorporated in California in 1991 as a C corporation and converted to a limited liability company (“LLC”) on December 31, 2008.  The Company is owned by a group of 11 federal and state chartered credit unions, as well as the Asset Management Assistance Center of the National Credit Union Administration (“NCUA”), none of which owns a majority of the voting equity units of the Company.  The Asset Management Assistance Center owns only preferred units, while the credit unions own both common and preferred units.  Offices of the Company are located in Brea, California.  The Company provides funds for real property secured loans for the benefit of evangelical churches and church organizations.  The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings.  Historically, most of the Company’s loans have been purchased from its largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. The Company also purchases loans from other credit unions. In addition, the Company originates church and ministry loans independently. Nearly all of the Company’s business and operations currently are conducted in California and its mortgage loan investments cover approximately 31 states, with the largest number of loans made to California borrowers.

In 2007 the Company created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”).  MPF has been inactive since November 30, 2009.  The Company plans to maintain MPF for possible future use as a financing vehicle to effect securitized debt transactions.

On November 13, 2009, the Company formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”).  MP Realty will provide loan brokerage and other real estate services to churches and ministries in connection with the Company’s mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker. MP Realty did not provide any services in 2013 or 2012.

On April 26, 2010, the Company formed Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”). MP Securities has been formed to provide financing solutions for churches, charitable institutions and faith-based organizations and act as a selling agent for securities offered by such entities. Effective as of July 14, 2010, MP Securities was qualified to transact business in the State of California.  Effective as of March 2, 2011, MP Securities’ application for membership in the Financial Industry Regulatory Authority (“FINRA”) was approved.  In May of 2012, MP Securities began selling Secured Investment Certificates on behalf of the Company.  On September 24, 2012, MP Securities received a no objection letter from FINRA, thereby authorizing the Company to act as a selling agent for the Company’s Class A Notes offering that is offered under a registration statement declared effective by the U.S. Securities and Exchange Commission (“SEC”) on October 11, 2012.  In November 2012, MP Securities also began selling investments in mutual funds.

In March 2013, MP Securities began selling the Company’s Series 1 Subordinated Capital Notes and 2013 International Notes. Also in March 2013, MP Securities received a license from the California Department of Insurance to act as a Resident Insurance Producer under the name Ministry Partners Insurance Agency.  On July 11, 2013, MP Securities executed a new membership agreement with FINRA which authorized it to act on a fully disclosed basis with a clearing firm to expand its brokerage activities. In addition, on July 11, 2013, the State of California granted its approval for MP Securities to provide registered investment advisory services. Finally, on September 26, 2013, MP Securities entered into a clearing firm agreement with Royal Bank of Canada Dain Rauscher (RBC Dain), thereby enabling MP Securities to open brokerage accounts for its customers. MP Securities can now offer a broad scope of investment products that will enable it to better serve the Company’s clients and customers.

Conversion to LLC

Effective December 31, 2008, the Company converted its form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

Since the conversion became effective, the Company is managed by a group of managers that provides oversight of the affairs and carries out their duties similar to the role and function that the Board of Directors performed under the previous bylaws.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of Company affairs.  Instead of Articles of Incorporation and Bylaws, management structure and governance procedures are now governed by the provisions of an Operating Agreement that has been entered into by and between the Company’s managers and members.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiaries, MPF, MP Realty and MP Securities.  All significant inter‑company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.  The Company had no cash positions other than demand deposits as of December 31, 2013 and 2012.

Through midnight on December 31, 2012, all of the Company’s cash held at credit unions was insured by the National Credit Union Insurance Fund, while all cash held at other financial institutions was insured by the Federal Deposit Insurance Corporation (“FDIC”).  This unlimited insurance expired on January 1, 2013.  The Company maintains cash that may exceed insured limits after December 31, 2012.  The Company does not expect to incur losses in its cash accounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to, but are not limited to, the determination of the allowance for loan losses and the valuation of foreclosed real estate.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs, and loan discounts. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the interest method.  Loan discounts represent interest accrued and unpaid which has been added to loan principal balances at the time the loan was restructured.  Loan discounts are accreted to interest income over the term of the restructured loan once the loan is deemed fully collectible and is no longer considered impaired.  Loan discounts also represent the differences between the purchase price on loans we purchased from third parties and the recorded principal balance of the loan.  These discounts are accreted to interest income over the term of the loan using the interest method.  Discounts are not accreted to income on impaired loans.

The accrual of interest is discontinued at the time a loan is 90 days past due. Accrual of interest can be discontinued prior to the loan becoming 90 days past due if management determines the loan is impaired.  Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company’s Consolidated Statements of Operations as a provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  In establishing the allowance for loan losses, management considers significant factors that affect the collectability of the Company’s loan portfolio. While historical loss experience provides a reasonable starting point for the analysis, such experience by itself does not form a sufficient basis to determine the appropriate level of the allowance for loan losses. Management also considers qualitative (or environmental) factors that are likely to cause estimated credit losses associated with our existing portfolio to differ from historical loss experience, including:

-Changes in lending policies and procedures, including changes in underwriting standards and collection;

-Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;

-Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified loans;

-Changes in the value of underlying collateral for collateral-dependent loans; and

-The effect of credit concentrations.

These factors are adjusted on an on-going basis and have been increased in recent years in light of the economic recession and credit crisis. The specific component of the Company’s allowance for loan losses relates to loans that are classified as impaired.  For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

All loans in the loan portfolio are subject to impairment analysis.  The Company reviews its loan portfolio monthly by examining delinquency reports and information related to the financial condition of its borrowers and collateral value of its loans.  Through this process, the Company identifies potential impaired loans.  A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  A loan is generally deemed to be impaired when it is 90 days or more past due, or earlier when facts and circumstances indicate that it is probable that a borrower will be unable to make payments in accordance with the loan contract.

Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.  When the Company modifies the terms of a loan for a borrower that is experiencing financial difficulties, a troubled debt restructuring is deemed to have occurred and the loan is classified as impaired.  Loans or portions thereof are charged off when they are determined by management to be uncollectible.  Uncollectability is evaluated periodically on all loans classified as “Loans of Lesser Quality.”  As the Company has an established practice of working to explore every possible means of repayment with its borrowers, it has historically not charged off a loan until just prior to the completion of the foreclosure process.  Among other variables, management will consider factors such as the financial condition of the borrower, and the value of the underlying collateral in assessing uncollectability.

Troubled Debt Restructurings

A troubled debt restructuring is a loan for which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to a borrower that the Company would not otherwise consider. A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, or reduction of accrued interest owed on the loan on a contingent or absolute basis.

Loans that are renewed at below-market terms are considered to be troubled debt restructurings if the below-market terms represent a concession due to the borrower’s troubled financial condition. Troubled debt restructurings are classified as impaired loans and are measured at the present value of estimated future cash flows using the loan's effective rate at inception of the loan. The change in the present value of cash flows attributable to the passage of time is reported as interest income.  If the loan is considered to be collateral-dependent, impairment is measured based on the fair value of the collateral.

Loan Portfolio Segments and Classes

Management segregates the loan portfolio into portfolio segments for purposes of evaluating the allowance for loan losses. A portfolio segment is defined as the level at which the Company develops and documents a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

Company’s loan portfolio consists of one segment – church loans. The loan portfolio is segregated into the following portfolio classes:

Wholly-Owned First Collateral Position. This portfolio class consists of the wholly-owned loans for which the Company possesses a senior lien on the collateral underlying the loan.

Wholly-Owned Junior Collateral Position. This portfolio class consists of the wholly-owned loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  This class also contains any loans that are not secured. These loans present higher credit risk than loans for which the Company possesses a senior lien due to the increased risk of loss should the loan default.

Participations First Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a senior lien on the collateral underlying the loan. Loan participations present higher credit risk than wholly owned loans because the Company does not maintain full control over the disposition and direction of actions regarding the management and collection of the loans.  The lead lender directs most servicing and collection activities, and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with those of the Company.

Participations Junior Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  Loan participations in the junior collateral position loans have higher credit risk than wholly owned loans and participated loans where the Company possesses a senior lien on the collateral.  The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Credit Quality Indicators

The Company’s policies provide for the classification of loans that are considered to be of lesser quality as watch, substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, based on currently existing facts, conditions and values. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose the Company to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are designated as watch.

The Company has established a standard loan grading system to assist management and review personnel in their analysis and supervision of the loan portfolio.  The loan grading system is as follows:

Pass: The borrower generates sufficient cash flow to fund debt services.  The borrower may be able to obtain similar financing from other lenders with comparable terms.  The risk of default is considered low.

Watch: These loans exhibit potential or developing weaknesses that deserve extra attention from credit management personnel. If the developing weakness is not corrected or mitigated, there may be deterioration in the ability of the borrower to repay the debt in the future.  Loans graded Watch must be reported to executive management and the Board of Managers.  Potential for loss under adverse circumstances is elevated, but not foreseeable.

Substandard: Loans and other credit extensions bearing this grade are considered to be inadequately protected by the current sound worth and debt service capacity of the borrower or of any pledged collateral. These obligations, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, ministry, or environmental conditions which have clearly jeopardized repayment of principal and interest as originally intended. Furthermore, there is the possibility that some future loss will be sustained if such weaknesses are not corrected.

Doubtful: This classification consists of loans that display the properties of substandard loans with the added characteristic that the severity of the weaknesses makes collection or liquidation in full highly questionable or improbable based upon currently existing facts, conditions, and values. The probability of some loss is very high, but because of certain important and reasonably specific factors, the amount of loss cannot be exactly determined. Such pending factors could include merger or liquidation, additional capital injection, refinancing plans, or perfection of liens on additional collateral.

Loss: Loans in this classification are considered uncollectible and cannot be justified as a viable asset. This classification does not mean the loan has absolutely no recovery value, but that it is neither practical nor desirable to defer writing off this loan even though partial recovery may be obtained in the future.

Foreclosed Assets

Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost.  After foreclosure, valuations are periodically performed by management, and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal.  Any write-down to fair value just prior to the transfer to foreclosed assets is charged to the allowance for loan losses.  The Company’s real estate assets acquired through foreclosure or other proceedings are evaluated regularly to ensure that the recorded amount is supported by its current fair value and that valuation allowances to reduce the varying amount to fair value less estimated costs of disposal are recorded as necessary.  Revenue and expense from the operation of the Company’s foreclosed assets and changes in the valuation allowance are included in net expenses from foreclosed assets. When the foreclosed property is sold, a gain or loss is recognized on the sale for the difference between the sales proceeds and the carrying amount of the property.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to have been surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

The Company, from time to time, sells participation interests in mortgage loans it has originated or acquired. In order to recognize the transfer of a portion of a financial asset as a sale, the transferred portion and any portion that continues to be held by the transferor must represent a participating interest, and the transfer of the participating interest must meet the conditions for surrender of control. To qualify as a participating interest (i) each portion of a financial asset must represent a proportionate ownership interest in an entire financial asset, (ii) from the date of transfer, all cash flows received from the entire financial asset must be divided proportionately among the participating interest holders in an amount equal to their share of ownership, (iii) the transfer must be made on a non-recourse basis (other than standard representations and warranties made under the loan participation sale agreement) to, or subordination by, any participating interest holder, and (iv) no party has the right to pledge or exchange the entire financial asset. If the participating interest or surrender of control criteria is not met, the transaction is accounted for as a secured borrowing arrangement.

Under some circumstances, when the Company sells participations in wholly owned loans receivable that it services, it retains a servicing asset that is initially measured at fair value.  As quoted market prices are generally not available for these assets, the Company estimates fair value based on the present value of future expected cash flows associated with the loan receivable.  The Company amortizes servicing assets over the life of the associated receivable using the interest method.  Any gain or loss recognized on the sale of loans receivable depends in part on both the previous carrying amount of the financial assets involved in the sale, allocated between the assets sold and the interests that continue to be held by the Company based on their relative fair value at the date of transfer, and the proceeds received.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

Debt Issuance Costs

Debt issuance costs are related to borrowings from financial institutions as well as public offerings of unsecured notes, and are amortized into interest expense over the contractual terms of the debt using the straight-line method.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Therefore, income and expenses of the Company are passed through to its members for tax reporting purposes. The Company is subject to a California gross receipts LLC fee of approximately $12,000 per year.  The Company’s subsidiaries are LLCs except for MP Realty, a California corporation.  MP Realty incurred a tax loss for the years ended December 31, 2013 and 2012, and recorded a provision of $800 per year for the state minimum franchise tax.

MP Realty has federal and state net operating loss carryforwards of approximately $286,000 and $283,000, respectively which begin to expire in 2030. Due to the uncertainty of future taxable income, no deferred tax asset was recognized at December 31, 2013 and 2012.

The Company uses a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

Tax years ended December 31, 2010 through December 31, 2013 remain subject to examination by the Internal Revenue Service and the tax years ended December 31, 2008 through December 31, 2012 remain subject to examination by the California Franchise Tax Board.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

ASU 2013-11 - Income Taxes (Topic 740) - Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists was issued. This standard provides that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, as similar tax loss, or a tax credit carryforward, except to the extent that a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. This standard is effective for the Company on January 1, 2014 and is not expected to have a material effect on the Company’s consolidated financial statements.

ASU 2013-10 - Derivatives and Hedging (Topic 815) - Inclusion of the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) as a Benchmark Interest Rate for Hedge Accounting Purposes was issued. This standard permits the Fed Funds Effective Swap Rate to be used as a U.S. benchmark interest rate for hedge accounting purposes, in addition to U.S. Treasury and LIBOR. The standard also removes the restriction on using different benchmark rates for similar hedges. This standard is not expected to have a material effect on the Company’s consolidated financial statements.

ASU 2013-04 - Liabilities (Topic 405) - Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date was issued. This standard provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance (e.g. debt arrangements, other contractual obligations and settled litigation and judicial rulings) is fixed at the reporting date. This standard is effective for the Company January 1, 2014 and is not expected to have a material effect on the Company’s consolidated financial statements.

ASU 2013-02, Comprehensive Income (Topic 220) Reporting Amounts Reclassified out of Accumulated Other Comprehensive Income. The amendments in this update supersede and replace the presentation requirements for reclassifications out of accumulated other comprehensive income in ASUs 2011-05 (issued in June 2011) and 2011-12 (issued in December 2011) for all public and private organizations. The amendments require an entity to provide additional information about reclassifications out of accumulated other comprehensive income. For public entities, the amendments were effective for reporting periods beginning after December 15, 2012. This standard did not have an effect on the Company’s consolidated financial statements.

Note 2.Related Party Transactions

The Company maintains most of its cash at ECCU. Total funds held with ECCU were $7.0 million and $9.5 million at December 31, 2013 and 2012, respectively. Interest earned on these funds totaled approximately $83.2 thousand and $136.6 thousand for the years ended December 31, 2013 and 2012, respectively.

The Company leases offices from ECCU pursuant to an Office Lease dated November 4, 2009 and amended on October 11, 2013, and purchases other services from ECCU. Charges of approximately $125.7 thousand and $118.2 thousand for the years ended December 31, 2013 and 2012, respectively, were made for these services. All of these charges are included in Office Occupancy or Office Operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided. Management believes that such method is reasonable.

From time to time, the Company purchases mortgage loans, including loan participation interests, from ECCU, our largest equity owner.  The Company purchased $1.1 million and $5.1 million of loans from ECCU during the years ended December 31, 2013 and 2012, respectively.  The Company recognized $2.4 million and $4.5 million of interest income on loans purchased from ECCU during the years ended December 31, 2013 and 2012, respectively.  ECCU currently acts as the servicer for 26 of the 138 loans in the Company’s loan portfolio.  Per the loan servicing agreement with ECCU, a servicing fee of 65 basis points is deducted from the interest payments the Company receives on the wholly-owned loans ECCU services for the Company.  In lieu of a servicing fee, loan participations the Company purchases from ECCU have pass-through rates which are up to 75 basis points lower than the loan’s contractual rate.  On loan participation interests purchased from ECCU, the Company negotiates the pass-through interest rates with ECCU on a loan by loan basis.  At December 31, 2013 and 2012, the Company’s investment in wholly-owned loans serviced by ECCU totaled $8.2 million and $32.6 million, respectively.  At December 31, 2013 and 2012, the Company’s investment in loan participations serviced by ECCU totaled $24.9 million and $43.5 million, respectively.  From time to time, the Company pays fees for additional services ECCU provides for servicing these loans.  These fees amounted to less than $1 thousand during both of the years ended December 31, 2013 and 2012, respectively.

ECCU has, from time to time, purchased or repurchased loans from the Company.  Each sale or purchase of a mortgage loan investment or participation interest with ECCU was consummated under a Related Party Transaction Policy adopted by the Company’s Board.  No gain or loss was incurred on these sales.  The company sold $4.3 million in whole loans to ECCU during the year ended December 31, 2013.  No whole loans or loan participations were sold to ECCU during the year ended December 31, 2012.

On August 15, 2013, the Company sold a $5.0 loan participation to Western Federal Credit Union (“WFCU”).  The Company charges 50 basis points to service the loan for WFCU.

From time to time, managers and management have purchased investor notes from the Company.  Investor notes payable to related parties total $311 thousand and $446 thousand at December 31, 2013 and 2012, respectively.

Note 3.Loans

All of the loans are made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. Loan maturities extend through 2021. The loans earn interest at rates ranging from 4.50% to 10.50%, with a weighted average yield of 6.33% as of December 31, 2013.  A summary of loans as of December 31 follows (dollars in thousands):

	2013	2012

Loans to evangelical churches and related organizations:
Real estate secured	$150,579	$157,324
Unsecured	109	72

Total loans	150,688	157,396

Deferred loan fees, net	(570)	(366)
Loan discount	(743)	(597)
Allowance for loan losses	(2,856)	(4,005)

Loans, net	$146,519	$152,428

The Company’s loan portfolio is comprised of one segment – church loans. The loans fall into four classes: wholly-owned loans for which the Company possesses the first collateral position, wholly-owned loans that are either unsecured or for which the Company possesses a junior collateral position, participated loans for which the Company possesses the first collateral position, and participated loans for which the Company possesses a junior collateral position.

Loans by portfolio segment (church loans) and the related allowance for loan losses are presented below. Loans and the allowance for loan losses are further segregated by impairment methodology (dollars in thousands).

	Loans and Allowance for Loan Losses (by segment)
	As of

	December 31, 2013	December 31, 2012

Loans:
Individually evaluated for impairment	$18,917	$18,559
Collectively evaluated for impairment	131,771	138,837
Balance	$150,688	$157,396

Allowance for loan losses:
Individually evaluated for impairment	$2,112	$2,987
Collectively evaluated for impairment	744	1,018
Balance	$2,856	$4,005

Allowance for Loan Losses

Management believes that the allowance for loan losses as of December 31, 2013 and 2012 is appropriate. Changes in the allowance for loan losses by loan portfolio segment (church loans) as of and for the years ended December 31 are summarized as follows (dollars in thousands):

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

Balance, beginning of period	$4,005	$4,127
Provision (credit) for loan loss	9	(9)
Chargeoffs	(1,076)	(47)
Accretion of allowance related to restructured loans	(82)	(66)
Balance, end of period	$2,856	$4,005

The following table is a summary of the loan portfolio credit quality indicators by loan class at December 31, 2013 and 2012, which is the date on which the information was updated for each credit quality indicator (dollars in thousands):

Credit Quality Indicators (by class)
As of December 31, 2013
	Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$97,629	$2,597	$23,621	$966	$124,813
Watch	4,027	2,930	--	--	6,957
Substandard	9,035	3,438	3,110	--	15,583
Doubtful	2,314	--	1,020	--	3,334
Loss	--	--	--	--	--
Total	$113,006	$8,965	$27,751	$966	$150,688

Credit Quality Indicators (by class)
As of December 31, 2012
	Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$81,316	$1,780	$39,249	$966	$123,311
Watch	11,405	3,644	4,515	--	19,564
Substandard	2,942	3,877	--	--	6,819
Doubtful	4,866	--	2,836	--	7,702
Loss	--	--	--	--	--
Total	$100,529	$9,301	$46,600	$966	$157,396

The following table sets forth certain information with respect to the Company’s loan portfolio delinquencies by loan class and amount at December 31, 2013 and 2012 (dollars in thousands):

Age Analysis of Past Due Loans (by class)
As of December 31, 2013

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or more and Accruing

Church loans:
Wholly-Owned First	$5,558	$1,241	$1,183	$7,982	$105,024	$113,006	$--
Wholly-Owned Junior	61	--	--	61	8,904	8,965	--
Participation First	19	555	3,372	3,946	23,805	27,751	--
Participation Junior	--	--	--	--	966	966	--

Total	$5,638	$1,796	$4,555	$11,989	$138,699	$150,688	$--

Age Analysis of Past Due Loans (by class)

As of December 31, 2012

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or more and Accruing

Church loans:
Wholly-Owned First	$1,260	$2,129	$814	$4,203	$96,326	$100,529	$--
Wholly-Owned Junior	3,865	436	--	4,301	5,000	9,301	--
Participation First	2,555	2,632	2,611	7,798	38,802	46,600	--
Participation Junior	--	--	--	--	966	966	--

Total	$7,680	$5,197	$3,425	$16,302	$141,094	$157,396	$--

Non-Performing Loans

Non-performing loans include non-accrual loans, loans 90 days or more past due and still accruing, and restructured loans.  Non-accrual loans represent loans on which interest accruals have been discontinued.  Restructured loans are loans in which the borrower has been granted a concession on the interest rate or the original repayment terms due to financial distress. Non-performing loans are closely monitored on an ongoing basis as part of management’s loan review and work-out process.  The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.

The following tables are summaries of impaired loans by loan class at December 31, 2013 and 2012.  The recorded investment in impaired loans reflects the balances in the financial statements, net of loan discounts, whereas the unpaid principal balance reflects the contractual balances before application of collected interest payments toward the recorded investment (dollars in thousands):

Impaired Loans (by class)
As of and for the Year Ended December 31, 2013

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Church loans:
Wholly-Owned First	$3,037	$3,851	$--	$3,133	$67
Wholly-Owned Junior	211	218	--	213	12
Participation First	555	555	--	560	31
Participation Junior	--	--	--	--	--

With an allowance recorded:
Church loans:
Wholly-Owned First	7,685	8,185	1,349	7,920	269
Wholly-Owned Junior	3,175	3,220	326	3,192	161
Participation First	3,575	3,748	437	6,106	122
Participation Junior	--	--	--	--	--

Total:
Church loans	$18,238	$19,777	$2,112	$21,125	$663

Impaired Loans (by class)
As of and for the Year Ended December 31, 2012

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Church loans:
Wholly-Owned First	$3,997	$4,466	$--	$4,111	$115
Wholly-Owned Junior	215	221	--	216	12
Participation First	2,611	2,744	--	2,633	--
Participation Junior	--	--	--	--	--

With an allowance recorded:
Church loans:
Wholly-Owned First	7,339	7,860	2,595	7,444	153
Wholly-Owned Junior	3,592	3,671	373	3,603	202
Participation First	225	251	19	238	--
Participation Junior	--	--	--	--	--

Total:
Church loans	$17,979	$19,213	$2,987	$18,245	$482

A summary of nonaccrual loans by loan class at December 31, 2013 and 2012 is as follows (dollars in thousands):

Loans on Nonaccrual Status (by class)
As of December 31, 2013

Church loans:
Wholly-Owned First	$10,260
Wholly-Owned Junior	3,220
Participation First	4,129
Participation Junior	--

Total	$17,609

Loans on Nonaccrual Status (by class)
As of December 31, 2012

Church loans:
Wholly-Owned First	$11,846
Wholly-Owned Junior	3,655
Participation First	2,837
Participation Junior	--

Total	$18,338

A summary of troubled debt restructurings by loan class that were modified during the year ended December 31 is as follows (dollars in thousands):

Troubled Debt Restructurings (by class)
For the year ended December 31, 2013

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Recorded Investment At Period End

Church loans:
Wholly-Owned First	2	$2,518	$2,541	$2,533
Wholly-Owned Junior	1	3,175	3,175	3,175
Participation First	1	2,555	2,555	2,555
Participation Junior	--	--	--	--

Total	4	$8,248	$8,271	$8,262

Troubled Debt Restructurings (by class)
For the year ended December 31, 2012

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Recorded Investment At Period End

Church loans:
Wholly-Owned First	4	$6,782	$6,806	$6,593
Wholly-Owned Junior	2	430	430	418
Participation First	1	271	249	225
Participation Junior	--	--	--	--

Total	7	$7,483	$7,485	$7,236

For nine of the 11 restructured loans in our portfolio at December 31, 2013, unpaid accrued interest at the time of the loan restructure was added to the principal balance. The amount of interest added was also recorded as a loan discount, which did not increase net loan balance. Another restructured loan represents the modified loan balance upon foreclosure on two of three underlying properties. In addition, for each of the 11 restructured loans, the interest rate was temporarily decreased. Each borrower involved in a troubled debt restructuring was experiencing financial difficulties at the time the loan restructured.

A summary of troubled debt restructurings that defaulted during the years ended December 31 is as follows (dollars in thousands):

Troubled Debt Restructurings Defaulted (by class)
During the year ended December 31, 2013

	Number of Loans	Recorded Investment

Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	1	$1,665
Wholly-Owned Junior	--	--
Participation First	1	2,555
Participation Junior	--	--
Total:
Church loans	2	$4,220

Troubled Debt Restructurings Defaulted (by class)
During the year ended December 31, 2012

	Number of Loans	Recorded Investment

Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	2	$3,256
Wholly-Owned Junior	1	420
Participation First	1	230
Participation Junior	--	--
Total:
Church loans	4	$3,906

Loans modified in a troubled debt restructuring are closely monitored for delinquency as an early indicator for future default.  If loans modified in a troubled debt restructuring subsequently default, the Company evaluates such loans for potential further impairment.  As a result of this evaluation, specific reserves may be increased or adjustments may be made in the allocation of reserves.

No additional funds were committed to be advanced in connection with impaired loans, including restructured loans, as of December 31, 2013 or 2012.

Note 4. Foreclosed Assets

Foreclosed assets consist of six properties. The Company held $3.3 million and $2.9 million of foreclosed assets at December 31, 2013 and December 31, 2012, respectively.

Foreclosed assets are presented net of an allowance for losses.  An analysis of the allowance for losses on foreclosed assets is as follows (dollars in thousands):

	Allowance for Losses on Foreclosed Assets for the years ended December 31,
	2013	2012
Balance, beginning of period	$136	$--
Provision for losses	13	136
Charge-offs	--	--
Recoveries	(136)	--
Balance, end of period	$13	$136

Expenses applicable to foreclosed assets include the following (dollars in thousands):

	Foreclosed Asset Expenses (Income) for the year ended December 31,
	2013	2012
Net gain on sale of real estate	$(345)	$--
Provision for losses	13	136
Operating expenses, net of rental income	92	24
Net expense (income)	$(240)	$160

Note 5. Loan Participation Sales

During the year ended December 31, 2013, the Company sold participations in four church loans totaling $9.9 million.  The Company retained servicing responsibilities in these loans, and as a result, the Company recorded servicing assets totaling $66 thousand, which are being amortized using the interest method over the terms of the loans.  The amortization of servicing assets is recorded as an adjustment to interest income and totaled $26 and $25 thousand for the years ended December 31, 2013 and 2012.  The Company did not sell any participation interests during the year ended December 31, 2012.

A summary of servicing assets for the year ended December 31, 2013 and 2012 is as follows (dollars in thousands:

	2013	2012
Balance, beginning of period	$113	$138
Additions:
Servicing obligations from sale of loan participations	66	--
Subtractions:
Amortization	26	25
Balance, end of period	$153	$113

For the year ended December 31, 2013, the Company recognized gains of $54 thousand on the sales of loan participations.  There were no gains on loan sales for the year ended December 31, 2012.

Note 6.Premises and Equipment

Premises and equipment consist of the following at December 31 (dollars in thousands):

	2013	2012

Furniture and office equipment	$362	$357
Computer system	221	221
Leasehold improvements	25	25

Total premises and equipment	608	603
Less accumulated depreciation and amortization	(488)	(387)

Premises and equipment, net	$120	$216

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 amounted to $101 thousand and $127 thousand, respectively.

Note 7.Borrowings from Financial Institutions

Members United Facilities

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union (“Lender”) entered into an $87.3 million credit facility refinancing transaction (the “MU Credit Facility”).  The MU Credit Facility replaced a $100 million line of credit entered into by and between the Company and Members United Corporate Federal Credit Union on May 7, 2008.  Unless the principal amount of the indebtedness due is accelerated under the terms of the MU Credit Facility loan documents, the principal balance and any interest due on the MU Credit Facility will mature on October 31, 2018.  Under the MU Credit Facility, accrued interest is due and payable monthly in arrears on the first day of each month at the lesser of the maximum interest rate permitted by applicable law under the loan documents or 2.525%.  The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the MU Credit Facility may not be re-borrowed.  The balance of the MU Credit Facility was $78.4 million and $81.3 million at December 31, 2013 and 2012, respectively.

The MU Credit Facility includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the Lender with interim or annual financial statements and annual and periodic reports filed with the U.S. Securities and Exchange Commission and maintain a minimum collateralization ratio of at least 128%.  If at any time the Company fails to maintain its required minimum collateralization ratio, it will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable it to meet its obligation to maintain a minimum collateralization ratio.  At December 31, 2013 and 2012, the collateral securing the MU Credit Facility had an aggregate principal balance of $101.5 million and $104.2 million, respectively, which satisfies the minimum collateralization ratio.

In addition to the minimum collateralization requirement, the MU Credit Facility also includes covenants which prevent the Company from renewing or extending a loan pledged as collateral under this facility unless certain conditions have been met and requires the borrower to deliver current financial statements to the Company.  Under the terms of the MU Credit Facility, the Company has established a lockbox maintained for the benefit of Lender that will receive all payments made by collateral obligors.  The Company’s obligation to repay the outstanding balance on this facility may be accelerated upon the occurrence of an “Event of Default” as defined in the MU Credit Facility.  Such Events of Default include, among others, failure to make timely payments due under the MU Credit Facility and the Company's breach of any of its covenants.  As of December 31, 2013 and 2012, the Company was in compliance with its covenants under the MU Credit Facility.

WesCorp Facility

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Western Corporate Federal Credit Union (previously herein defined as “Lender”) entered into a $23.5 million credit facility refinancing transaction (the “WesCorp Credit Facility Extension”).  The WesCorp Credit Facility Extension amends, restates and replaces a credit facility entered into by and between the Company and Western Corporate Federal Credit Union on November 30, 2009.  Unless the principal amount due on the WesCorp Credit Facility Extension is accelerated under the terms of the loan documents evidencing such credit facility, the principal balance and any interest due on the facility will be payable in full on October 31, 2018.  Under the WesCorp Credit Facility Extension, accrued interest is due and payable monthly in arrears on the first day of each month at the lesser of the maximum rate permitted by applicable law under the loan documents or 2.525%.  The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the WesCorp Credit Facility Extension may not be re-borrowed.  As of December 31, 2013 and 2012, $21.5 and $22.5 million, respectively, was outstanding on the WesCorp Credit Facility Extension.

The WesCorp Credit Facility Extension includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the Lender with interim or annual financial statements and annual and periodic reports filed with the U.S. Securities and Exchange Commission and maintain a minimum collateralization ratio of at least 150%.  If at any time the Company fails to maintain its required minimum collateralization ratio, it will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable it to meet its obligation to maintain a minimum collateralization ratio.  As of December 31, 2013 and December 31, 2012, the collateral securing the WesCorp Credit Facility Extension had an aggregate principal balance of $32.3 million and $34.2 million, respectively, which satisfies the minimum collateralization ratio for this facility.  As of December 31, 2013 and 2012, the Company was in compliance with its covenants under the Wescorp Credit Facility Extension.

Both the MU Credit Facility and WesCorp Credit Facility Extension are secured by certain of the Company’s mortgage loans previously held as collateral under the $100 Million CUSO Line and the WesCorp Facility.  Future principal paydowns of borrowings from financial institutions are as follows at December 31:

2014	$3,495
2015	3,591
2016	3,677
2017	3,777
2018	3,874
Thereafter	81,490
$99,904

In addition to regular principal payments, the Company also made $510 thousand in principal payments during the year ended December 31, 2012 in order to remain in compliance with the minimum collateralization ratio requirement of our credit facility borrowings.

Note 8.Commitments and Contingencies

Credit-Related Financial Instruments

The Company is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include unadvanced lines of credit, and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments. At December 31, 2013 and December 31, 2012, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount at:

	December 31, 2013	December 31, 2012

Undisbursed loans	$802	$425
Standby letter of credit	$1,873	$1,873

Undisbursed loans are commitments for possible future extensions of credit to existing customers. These loans are sometimes unsecured and may not necessarily be drawn upon to the total extent to which the Company is committed.  Commitments to extend credit are generally at variable rates.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Contingencies

In the normal course of business, the Company may become involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the financial statements.

Operating Lease Commitments

The Company has lease commitments covering its offices in Brea and Fresno, California. At December 31, 2013, future minimum rental payments for the years ending December 31 are as follows:

2014	$137
2015	120
2016	117
2017	119
2018	122
Thereafter	--
$615

Total rent expense, including common area costs, was $140.3 thousand and $132.3 thousand for the years ended December 31, 2013 and 2012, respectively. The Company exercised one of its two five-year options on the Brea office lease.  This lease now expires in 2018 and contains one additional option to renew for five years. The Fresno office lease expires in 2015 and contains one option to renew for two years.

Note 9.Notes Payable

Notes payable are comprised of unsecured and secured notes totaling $47.4 million and $302 thousand, respectively, at December 31, 2013. The notes are payable to investors who have purchased the securities, including individuals, churches, and Christian ministries, many of whom are members of ECCU. Notes pay interest at stated spreads over an index rate that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  The Alpha Class Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Loan and Standby Trust Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company’s other indebtedness, as defined in the Loan and Standby Trust Agreement, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding.  The Company is in compliance with these covenants as of December 31, 2013.  Effective April 18, 2008, the Company discontinued the sale of Alpha Class Notes.

Historically, most of the Company’s unsecured notes have been renewed by investors upon maturity.  Because the Company has discontinued its sale of Alpha Class Notes effective April 18, 2008, the holders of such notes may, upon maturity, reinvest such sums by purchasing Class A Notes that have been registered with the Securities and Exchange Commission (see Note 10 below).  For matured notes that are not renewed, the Company funds the redemption in part through proceeds from the repayment of loans, and issuing new notes payable. At December 31, 2013 and December 31, 2012, $159 thousand and $2.8 million of Alpha Class Notes were outstanding, respectively.

In April 2008, the Company registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series.  This is a "best efforts" offering and continued through April 30, 2010.  The Company registered an additional $100.0 million of Class A notes on both June 3, 2010 and May 4, 2011.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rates the

Company pays on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates the Company pays on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.

The Class A Notes also contain restrictive covenants pertaining to paying dividends, making redemptions, acquiring, purchasing or making certain payments, requiring the maintenance of minimum tangible net worth, limitations on the issuance of additional notes and incurring of indebtedness.  The Class A Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Class A Notes Trust Indenture Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Class A Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company’s other indebtedness, as defined in the Class A Notes Trust Indenture Agreement, and subject to certain exceptions enumerated therein, may not exceed $20.0 million outstanding at any time while any Class A Notes are outstanding.  The Company was in compliance with these covenants as of December 31, 2013.

The Class A Notes were issued under a Trust Indenture between the Company and U.S. Bank National Association (“US Bank”).  The Class A Notes are part of up to $200 million of Class A Notes the Company may issue pursuant to the US Bank Indenture.  At December 31, 2013 and 2012, $37.0 million and $40.5 million of these notes were outstanding, respectively.

Effective as of May 15, 2012, the Company temporarily discontinued the sale of the Class A Notes and deregistered the securities remaining unsold under the Company’s Registration Statement on Form S-1, initially filed with the SEC on December 23, 2009 and declared effective on June 3, 2010.  The Company subsequently filed a Registration Statement seeking to register $75 million of its Class A Notes with the SEC.  This Registration Statement was declared effective as of October 11, 2012, and the Company has resumed the sale of its Class A Notes.

In February 2012, the Company began the sale of its Secured Investment Certificates pursuant to a limited private offering to qualified investors that meet the requirements of Rule 506 of Regulation D.  The Secured Investment Certificates require collateral to be pledged in the amount of at least 105% of the outstanding balance of the certificates.  Collateral can consist of qualifying loans receivable or cash.  The Secured Investment Certificates offering expired in August 2013.  At December 31, 2013, a total of $302 thousand in Secured Investment Certificates were outstanding.  A total of $318 thousand in cash was pledged as collateral on the certificates, which satisfies the minimum collateralization ratio required by the private offering memorandum.

In February 2013, the Company launched the sale of its Series 1 Subordinated Capital Notes pursuant to a limited private offering to qualified investors that meet the requirements of Rule 506 of Regulation D.  The Series 1 Subordinated Capital Notes have been offered with maturity terms from 12 to 60 months at an interest rate fixed on the date of issuance, as determined by the then current seven-day average rate reported by the U.S. Federal Reserve Board for interest rate swaps. At December 31, 2013, a total of $4.0 million in notes sold pursuant to this offering were outstanding.

In March 2013, the Company launched the sale of a new private offering of its 2013 International Notes.  This offering was made only to qualified investors that meet the requirements of Rule 902 of Regulation S. Including International Notes sold under previous private offerings, at December 31, 2013, a total of $409 thousand of its International Notes were outstanding.

Under the Series 1 Subordinated Notes and 2013 International Notes offerings, the Company is subject to certain covenants, including limitations on restricted payments, limitations on the amount of notes that can be sold, restrictions on mergers and acquisitions, and proper maintenance of books and records.  The Company was in compliance with these covenants at December 31, 2013.

A summary of notes payable at December 31 is as follows (dollars in thousands):

	Amount		Weighted Average Interest Rate
	2013	2012	2013	2012
SEC Registered Public Offerings
Class A Offering	$36,986	$40,485	3.92%	4.19%
National Alpha Offering	159	2,772	1.96%	5.49%

Private Offerings
Special Offering	5,793	8,954	4.98%	4.78%
Special Subordinated Notes	4,018	6	4.63%	5.45%
Secured Notes	302	56	2.87%	2.49%
International Offering	409	291	3.47%	3.78%
Total	$47,667	$52,564

The following are maturities of notes payable for each of the next five years ending December 31 (dollars in thousands):

2014	$22,939
2015	11,399
2016	6,106
2017	3,778
2018	3,358
Thereafter	87
$47,667

Note 10.Office Operations and Other Expenses

Office operations and other expenses for the year ended December 31 are comprised of the following:

	2013	2012

FINRA fees	$30	$12
Repair and maintenance	256	244
Depreciation	101	127
Insurance	288	249
Travel expenses	82	95
Human resources	47	234
Software servicing	55	44
Other	287	352

Total	$1,146	$1,357

Note 11.Preferred and Common Units Under LLC Structure

The Series A Preferred Units are entitled to a cumulative Preferred Return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points through March 2013 and 25 basis points thereafter over the 1-year LIBOR rate in effect on the last day of the calendar month in which the Preferred Return is paid.  In addition, the Series A Preferred Units are entitled to an annual Preferred Distribution, payable in arrears, equal to 10% of the Company’s profits, after subtracting from profits the Preferred Return.

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at the Company’s election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Preferred Units have priority as to earnings and distributions over the Common Units. The resale of the Company’s Preferred Units and Common Units are subject to the Company’s first right of refusal to purchase units proposed to be transferred.  Upon the Company’s failure to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

The Class A Common Units have voting rights.

Note 12.Retirement Plans

401(k)

Employees who are at least 21 years of age are eligible to participate in the ADP 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, which qualifies as a Safe Harbor 401(k) plan. As a Safe Harbor Section 401(k) plan, the Company matches each eligible employee’s contribution, dollar for dollar, up to 3% of the employee’s compensation and 50% of the employee’s contribution that exceeds 3%, up to a maximum of 5% of the employee’s compensation.  Company matching contributions for the plan years ended December 31, 2013 and 2012 were $72.7 and $58.7 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the managers, and is calculated as a percentage of the eligible employee's annual earnings. There were no contributions to the profit sharing plan for the years ended December 31, 2013 and 2012.

Note 13.Fair Value

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of financial instruments at December 31 are as follows (dollars in thousands):

	Fair Value Measurements at December 31, 2013 using

	Carrying Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2		Significant Unobservable Inputs Level 3	Fair Value
FINANCIAL ASSETS:
Cash	$7,483	$7,483		$--	$--	$7,483
Loans, net	146,519	--		--	146,810	146,810
FINANCIAL LIABILITIES:
Bank borrowings	$99,904	$--	$		$98,467	$98,467
Notes payables	47,667	--		--	48,601	48,601
Other financial liabilities	82	--		--	82	82

	Fair Value Measurements at December 31, 2012 using

	Carrying Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Fair Value
FINANCIAL ASSETS:
Cash	$10,068	$10,068	$--	$--	$10,068
Loans, net	152,428	--	--	155,165	155,165
FINANCIAL LIABILITIES:
Notes payables	$52,564	$--	$--	$54,120	$54,120
Bank borrowings	103,833	--	--	106,614	106,614
Other financial liabilities	96	--	--	96	96

Management uses judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the underlying value of the Company, or the amounts the Company could have realized in a sales transaction at December 31, 2013 and 2012.

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash – The carrying amounts reported in the consolidated balance sheets approximate fair value for cash.

Loans – Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable – The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

Borrowings from Financial Institutions – The fair values of borrowings from financial institutions are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

Off-Balance Sheet Instruments – The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of loan commitments is insignificant at December 31, 2013 and 2012.

Fair Value Measurements Using Fair Value Hierarchy

The following section describes the valuation methodologies used for assets measured at fair value as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair value hierarchy for valuation gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

•

Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following section describes the valuation methodologies used for assets measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair Value Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents such assets carried on the balance sheet by caption and by level within the valuation hierarchy (dollars in thousands):

	Fair Value Measurements Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Obervable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets at December 31, 2013:
Collateral dependent loans (net of allowance and discount)	$--	$--	$6,029	$6,029
Foreclosed assets	--	--	3,308	3,308
	$--	$--	$9,337	$9,337

Assets at December 31, 2012:
Collateral dependent loans (net of allowance and discount)	$--	$--	$8,262	$8,262
Foreclosed assets	--	--	2,914	2,914
	$--	$--	$11,176	$11,176

Impaired Loans

Collateral-dependent impaired loans are carried at the fair value of the collateral less estimated costs to sell. The fair value of collateral is determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparable properties included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement. Otherwise, collateral-dependent impaired loans are categorized under Level 2.  Because of the uncertain market, fair value for collateral-dependent loans based on appraisals more than 30 days old were deemed to involve significant adjustments based on unobservable inputs.

Foreclosed Assets

Real estate acquired through foreclosure or other proceedings (foreclosed assets) is initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost. After foreclosure, valuations are periodically performed and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal. The fair values of real properties initially are determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market or in the collateral. Subsequent valuations of the real properties are based on management estimates or on updated appraisals. Foreclosed assets are categorized under Level 3 when significant adjustments are made by management to appraised values based on unobservable inputs. Otherwise, foreclosed assets are categorized under Level 2 if their values are based solely on appraisals.

Assets	Fair Value (in thousands)	Valuation Techniques	Unobservable Input	Range (Weighted Average)
		Discounted appraised value	Selling cost	10% (10%)
Impaired Loans	$6,029	Internal evaluations	Discount due to age of appraisal	0% - 5% (0.24%)
		Internal evaluations	Discount due to title dispute	0% - 57% (4.49%)

Foreclosed assets	$3,308	Discounted appraised value	Selling cost	10% - 20% (15.54%)

Note 14.Segment Information

Reportable Segments

The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different management, personnel proficiencies, and marketing strategies.

There are two reportable segments: finance company and broker-dealer.  The finance company segment uses funds from the sale of debt securities, operations, and loan participations to originate or purchase mortgage loans. The broker-dealer segment sells debt securities and mutual funds, as well as providing investment advisory services, to generate fee income.

The accounting policies applied to determine the segment information are the same as those described in the summary of significant accounting policies. Intersegment revenues and expenses are accounted for at amounts that assume the transactions were made to unrelated third parties at the current market prices at the time of the transactions.

Management evaluates the performance of each segment based on net income or loss before provision for income taxes and LLC fees.

Financial information with respect to the reportable segments is as follows (dollars in thousands):

	Finance Company	Broker Dealer	Total

External income	$9,616	$25	$9,641
Intersegment revenue	--	153	153
External non-interest expenses	3,728	719	4,447
Intersegment non-interest expenses	153	--	153
Segment net profit (loss)	1,134	(542)	592
Segment assets	158,043	457	158,500

The following schedules are presented to reconcile amounts in the foregoing segment information to the amounts reported in the Company's consolidated financial statements (dollars in thousands).

Revenue
Total revenue of reportable segments	$9,794
Intersegment revenue	(153)

Consolidated revenue	$9,641

Non-interest expenses
Total non-interest expenses of reportable segments	$4,600
Intersegment non-interest expenses	(153)

Consolidated non-interest expenses	$4,447

Profit
Total profit of reportable segments	$592
Interesegment profits	--

Consolidated net income	$592

Assets
Total assets of reportable segments	$158,500
Segment accounts receivable from corporate office	(85)

Consolidated assets	$158,415

Note 15.Condensed Financial Statements of Parent Company

Financial information pertaining only to the parent company, Ministry Partners Investment Company, LLC, is as follows:

Balance Sheets	December 31
	2013	2012
Assets:
Cash	$7,051	$9,587
Loans receivable, net of allowance for loan losses	146,519	152,428
Accrued interest receivable	607	672
Property and equipment, net	115	210
Investment in subsidiaries	73	150
Due from subsidiaries	425	355
Debt issuance costs, net	31	95
Foreclosed assets, net	3,308	2,914
Other assets	290	230
Total assets	$158,419	$166,641

Liabilities and equity:
Borrowings from financial institutions	$99,904	$103,833
Notes payable	47,667	52,564
Accrued interest payable	14	7
Other liabilities	891	689
Total liabilities	148,476	157,093

Equity	9,943	9,548

Total liabilities and members' equity	$158,419	$166,641

Statements of Income	Years Ended December 31
	2013	2012
Income:
Interest income	$9,473	$10,050
Other income	143	122
Total income	9,616	10,172

Interest expense:
Borrowings from financial institutions	2,572	2,715
Notes payable	2,030	2,420
Total interest expense	4,602	5,135

Provision (credit) for loan losses	9	(9)

Other operating expenses	3,822	4,043

Income before provision for income taxes	1,183	1,003

Provision for income taxes and state fees	14	15

	1,169	988

Equity in undistributed net loss of subsidiaries	(577)	(571)

Net income	592	417

Statements of Cash Flows	Years Ended December 31
	2013	2012
Cash Flows from Operating Activities
Net income	$592	$417
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Equity in undistributed net loss of subsidiaries	577	571
Depreciation	100	126
Provision (credit) for loan losses	9	(9)
Provision for foreclosed asset losses	13	136
Amortization of deferred loan fees	(300)	(131)
Amortization of debt issuance costs	160	167
Accretion of allowance for loan losses on restructured loans	(82)	(66)
Accretion of loan discount	(14)	(6)

Gain on sale of loans	(54)	--
Changes in:
Accrued interest receivable	65	53
Other assets	(630)	(935)
Other liabilities and accrued interest payable	209	217

Net cash provided by operating activities	645	540

Cash Flows from Investing Activities
Loan purchases	(899)	(12,397)
Loan originations	(32,141)	(9,795)
Loan sales	14,171	2,425
Loan principal collections, net	22,984	31,230
Foreclosed asset sales	1,828	--
Purchase of property and equipment	(5)	(33)

Net cash provided by investing activities	5,938	11,430

Cash Flows from Financing Activities
Net change in borrowings from financial institutions	(3,929)	(6,447)
Net changes in notes payable	(4,897)	(6,467)
Debt issuance costs	(96)	(158)
Dividends paid on preferred units	(197)	(346)

Cash used by financing activities	(9,119)	(13,418)

Net increase (decrease) in cash	(2,536)	(1,448)

Cash at beginning of period	9,587	11,035

Cash at end of period	$7,051	$9,587

Supplemental disclosures of cash flow information
Interest paid	$4,864	$5,143
Income taxes paid	$14	$15
Non-cash Activities
Transfer of loans to foreclosed assets	$4,384	$1,676
Loans made to facilitate the sale of foreclosed assets	$1,000	$--

Note 16.Subsequent Event

On January 31, 2014, the Company entered into a Deed in Lieu of Foreclosure Agreement with one of its borrowers and received the real estate property securing one impaired loans.  The loan had a carrying value of $1.2 million, net of discounts and specific reserves totaling $13 thousand, at December 31, 2013 and January 31, 2014, as no additional reserves were required in the valuation allowance through the date of acquisition of the real property. The reserve on this loan was charged off at acquisition and the property was recorded in foreclosed assets at $1.2 million.

EXHIBIT A

CLASS 1 NOTES

TRUST INDENTURE

THIS TRUST INDENTURE, dated as of January 6, 2015 (the “Indenture”), is entered into by Ministry Partners Investment Company, LLC, a California limited liability company, the “Company”, and U.S. Bank National Association, as “Trustee,” pursuant to the terms hereof.

WHEREAS, the Company desires to issue up to an aggregate of $300,000,000 of the Notes (as defined herein) to investors; and

WHEREAS, the Company desires to enter into this Indenture with the Trustee, whereby the Company hereby appoints Trustee and Trustee agrees to act as Trustee hereunder for the Holders of the Notes;

NOW, THEREFORE, each of the Company and the Trustee agrees as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The terms used in this Indenture, unless otherwise expressly stated in this Indenture, have the following meanings.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities and Exchange Act of 1934.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“Act” means any Vote, request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by this Indenture (including any act embodied therein and evidenced thereby).

“Adjusted Net Worth” means the sum of (i) the consolidated equity of the outstanding Equity Securities of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity’s most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of any Subordinated Loan, whether or not then funded.  For purposes of computing Adjusted Net Worth, any Subordinated Loan included in Adjusted Net Worth as provided in the foregoing that is from an Affiliate shall be treated as a transaction with an unaffiliated third-party under GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” “controlling” and “controlled,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means the federal statutes, rules, and court and administrative proceedings decisions under or pertaining to the Federal Bankruptcy Law contained in Title 11 of the United States Code.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

“Cash Flow” means with respect to any period, the Consolidated Net Income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent any such provision for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the Subordinated Loan and any additional Indebtedness which is subordinated to the Notes, plus (f) the unused amount of any Subordinated Loan available to the Company on the date the determination of Cash Flow is made.

“Category” means a subseries of a Class 1 Note as so designated by the Company.

“Certificate” means a document certifying that the condition or requirement referenced therein has or has not been met or has occurred. The Certificate must be certified by the person executing it, but need not be acknowledged or verified.

“Class A Notes” means the up to $200 million in aggregate Principal Amount of Class A Notes which the Company issues under that certain Class A Notes Indenture dated April 18, 2008.

“Class 1 Notes” means the up to $300 million in aggregate Principal Amount of the Class 1 Notes which the Company issues to the Holders on or after the Effective Date under this Indenture. The Class 1 Notes may be issued in one or more series or subseries as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Fixed Series and Variable Series as defined in this Indenture.

“Default” means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

“Effective Date” means January 6, 2015.

“Equity Security” means any class or series of membership interest, including but not limited to, in the case of the Company, all classes of its membership interests.

“Events of Default” means those Events of Default defined under “Events of Default” herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

“Fixed Charge Coverage Ratio” means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than any Subordinated Loan) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated in right of payment to amounts due and payable with respect to the Class 1 Notes.

“Fixed Series Note” means any Note designated as a Fixed Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Fixed Series Notes may be issued in one or more of the following Categories.

“Fixed 1” Notes which require an initial investment of at least $1,000 but less than $5,000;

“Fixed 5” Notes which require an initial investment of at least $5,000 but less than $10,000.

“Fixed 10” Notes which require an initial investment of at least $10,000 but less than $25,000.

“Fixed 25” Notes which require an initial investment of at least $25,000 but less than $50,000.

“Fixed 50” Notes which require an initial investment of at least $50,000 but less than $100,000.

“Fixed 100” Notes which require an initial investment of at least $100,000.

Each Category of Fixed Note shall pay interest at the rate designated for its respective Category designated on the Rate Schedule effective on the date the Fixed Series Note is issued. The Fixed Series Notes shall have a term (“maturity”) of not less than twelve (12) months nor more than sixty (60) months.

“GAAP” means generally accepted accounting principles of the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Holder” means the Person or Persons in whose name a Class 1 Note is registered on the books and records of the Company as a holder of Class 1 Notes.

“Holder Representative” means the person who may be designated by a Majority in Interest of the Holders to act on behalf of the Holders as provided in Section 11.02.

“Indebtedness” means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

“Indenture” means this Indenture as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof.

“Issuance Date” means the date the Note is first issued on the Company’s books and records.

“Majority in Interest” means, as of the date of determination, a majority of the unpaid Principal Amount of all Outstanding Notes plus all unpaid interest due thereon (as reflected on the books and records of the Company).  In determining whether the required Vote of the Holders has been met, Notes owned by the Company or an Affiliate of the Company shall be disregarded. For the purposes of determining whether the Trustee may rely on any such Vote, only Notes which the Trustee knows are owned by the Company or its Affiliate shall be disregarded.

“Maturity Date” means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective Class 1 Note. The Maturity Date of the Fixed Series Notes may be twelve (12), twenty-four (24), thirty (30) or sixty (60) months from the Issuance Date. The Maturity Date of the Variable Series Notes shall have a Maturity Date of seventy-two (72) months from the Issuance Date.

“Net Income” means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

“Net Tangible Assets” means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates shall be treated as if the transactions had been entered into with an unaffiliated third-party except to the extent GAAP would require any different treatment.

“Note Document” means a Note and any other document or instrument, other than this Indenture, which pertains to a Note issued under this Indenture.

“Note Document Amendment” means any amendment, change or other modification to an outstanding Note which is intended to be legally binding on the Company, the Trustee and the Holders of the Notes.

“Notes” means the Class 1 Notes.

“Opinion” means a written document expressly stating that it is the formal opinion of the Person executing it.

“Other Indebtedness” means any Indebtedness of the Company outstanding, except any balance owing on the Class A Notes and/or the Class 1 Notes, including any extension, refinancing, refunding, renewal, substitution or replacement of any such Notes, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the Principal Amount of the Note being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

“Outstanding Notes” when used with respect to Class 1 Notes means, as of the date of determination, all Class 1 Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means, for the purposes of determining the amount of the Class 1 Notes issued or at any time outstanding, the unpaid aggregate advances to principal of the Class 1 Notes made by the holders thereof, whether upon issuance or subsequent thereto, except “Principal Amount” shall not include any unpaid interest, penalties or other charges added to principal of the Notes under the terms of the Class 1 Notes or otherwise.

“Prospectus” means, at any time determined, the final Prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Notes, as it may be amended or supplemented.

“Rate Schedule” means the schedule of interest rates payable on the Class 1 Notes as the Company may from time to time designate.

“Responsible Officer” means in the case of the Trustee, any officer within the Trustee’s Corporate Trust Department (or successor group) or in the case of the Company or any non-individual Holder Representative, the Chief Executive Officer, President, Vice President, Chief Financial Officer or Secretary.

“SEC” means the U.S. Securities and Exchange Commission.

“State” means the State of California.

“Subordinated Loan” means any loan, credit line or other credit facility, whether or not then funded, to the extent the Company’s obligation to repay such loan, credit line or other credit facility is expressly subordinated in right to payment on a current basis to the Class 1 Notes.

“Subsidiary” means any corporation, limited liability company or partnership over which the Company may exercise majority control.

“Supplemental Agreement” means any amendment, change or other modification of this Indenture.

“Tangible Adjusted Net Worth” means the Adjusted Net Worth of the Company less the Company’s intangible assets, if any.

“Trustee” means U.S. Bank National Association or a successor Trustee approved pursuant to the applicable provisions of this Indenture.

“Variable Series Note” means any Note designated as a Variable Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Variable Series Notes may be issued in one or more of the following Categories:

“Variable 10 Notes” which require an initial investment of at least $10,000, but less than $25,000.

“Variable 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Variable 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Variable 100 Notes” which require an initial investment of at least $100,000.

Each Category of Variable Note shall pay interest at the variable rate designated by the Company for the respective Category designated on the Rate Schedule effective on the date of issuance of the Note and shall have a term or maturity of seventy-two (72) months from the date of issuance.

“Vote” means any vote held at a meeting, whether by written ballot or by oral roll call, or any written consent or approval given without a meeting.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

Section 2.01. Limitation on Restricted Payment.  While any Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company’s Equity Security or the Equity Security of any subsidiary (other than dividends or distributions payable (a) in Equity Security of the Company or the Equity Security of the subsidiary or (b) to the Company or any subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Security of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the Class 1 Notes (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”) unless, at the time of such Restricted Payment:

(a)no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

(i)50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company’s most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus

(ii)100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Security of the Company (other than Equity Security sold to a subsidiary of the Company), debt securities or Equity Security convertible into Equity Security of the Company upon such conversion, or any funds advanced or loaned to the Company pursuant to any Subordinated Loan; plus

(iii)100% of the cash contributed to the capital of the Company by the holders of the Company’s Equity Securities;

(c)The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

(i)the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(ii)the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Class A Notes; or

(iii)(a) the redemption, repurchase, retirement or other acquisition of any Equity Security of the Company, (b) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (c) the making of any investment in the Company or any subsidiary of the Company in each case of (a), (b) and (c) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, Equity Security of the Company.

Section 2.02. Limitation on Outstanding Class 1 Notes.  The Company shall not issue any Class 1 Note if, after giving effect to such issuance, the unpaid Principal Amount of the Class 1 Notes outstanding at any time would have an aggregate unpaid balance exceeding one hundred twenty-five million dollars ($125,000,000).

Section 2.03. Limitation on Incurrence of Indebtedness.

(a)While any Class 1 Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become liable with respect to (collectively, “incur”) any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company’s most recently ended four (4) full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b)Notwithstanding the foregoing, the Company may incur Indebtedness that constitutes one or more of the following: (i) is evidenced by a Note issued pursuant to this Indenture; (ii) any Class A Note or any Indebtedness which was existing on the last day of the calendar quarter last ending before the Effective Date, as such Indebtedness may be later renewed, extended or modified; (iii) is incurred in the Company’s ordinary course of business for the funding of its mortgage loan investments, including, but not limited to warehouse lines of credit, letters of credit, and/or gestation or repurchase credit facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by the Company in its ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of twenty million dollars ($20,000,000) outstanding immediately after the Indebtedness is incurred.

 Section 2.04. Merger, Consolidation or Sale of Assets. While any Class 1 Note is outstanding, the Company shall not consolidate or merge with or into any other Person (whether or not the Company is the surviving Person) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company’s ordinary course of business) in one or more related transactions to, another Person, unless, immediately after such transaction no Default or Event of Default exists, and either: (i) the Company is the entity surviving such transaction, or (ii) if the entity surviving such transaction is not the Company, such entity assumes, by contract or operation of law, the Company’s obligations under the Class 1 Notes and under this Agreement.

Section 2.05. Maintenance of Tangible Adjusted Net Worth.  In the event that, while any Class 1 Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company’s Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the “Minimum Tangible Adjusted Net Worth”), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

Section 2.06. Payment of Trustee’s Compensation and Expenses. The Company shall pay the Trustee’s compensation and expenses provided for in Section 3.08, and the Trustee shall look only to the Company for such payment except as the Holders may from time to time otherwise agree.

Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or 15(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 314(a) of the 1939 Act.

Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Notes.

Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Class 1 Notes and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in the Company’s possession.

ARTICLE III

TRUSTEE

Section 3.01. Appointment of Trustee; Acceptance.  The Company hereby appoints U.S. Bank National Association as Trustee hereunder. The Trustee shall signify its acceptance of the duties and obligations imposed upon it by this Indenture, by executing this Indenture.

Section 3.02. Certain Duties and Responsibilities of Trustee.

(a)The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b)If an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and subject to subsection (c)(iii), use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, in each case, as finally adjudicated by a court of law, except that

(i)this subsection shall not be construed to limit the effect of subsection (a);

(ii)the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Holder Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it in its sole discretion.

(d)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 3.02.

(e)The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Certificates of the Company’s officers and/or Opinions of the Company’s legal counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such Certificates or Opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(f)The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(g)The rights of the Trustee and limitations of liability enumerated herein and in Section 3.04 shall extend to actions taken or omitted in its role as assignee of the Company under any Note Documents.

Section 3.03. Notice of Defaults.  Upon the occurrence of any Event of Default hereunder and provided that a Responsible Officer of the Trustee is aware of or has received notice of the existence of such Event of Default, promptly with respect to the Company and the Holder Representative, and within thirty (30) days with respect to any other Holder, the Trustee shall transmit by mail to the Company and the Holder Representative, and to the Holders, notice of such Event of Default known to the Trustee pursuant to this Section 3.03, unless such Event of Default shall have been cured or waived.

Section 3.04. Certain Rights of Trustee.  Except as otherwise provided in Section 3.02:

(a)The Trustee may rely on, and shall be protected in acting or refraining from acting upon any resolution, Certificate, statement, instrument, Opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Certificate or order executed by a Responsible Officer;

(c)Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate from an executive officer of the Company;

(d)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holder Representative pursuant to this Indenture, unless the Holder Representative shall have offered to the Trustee in writing security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this subparagraph (d) shall be construed to require such security or indemnity for the performance by the Trustee of its obligations under this Indenture;

(e)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Certificate, statement, instrument, Opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney after reasonable notice and during normal business hours;

(f)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and pay reasonable compensation thereto and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Trustee may act, or refrain from acting, upon the advice of legal counsel of its choice concerning all matters regarding this Indenture and the Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken in reliance upon said advice; and

(g)The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default except for Events of Default specified in Section 4.01, unless a Responsible Officer of the Trustee shall be specifically notified by a notice of such Default or Event of Default by the Company, the Holder Representative, or by any Holder, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered in writing to a Responsible Officer of the Trustee at the corporate trust office of the Trustee at the address set forth in Section 11.03, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default or Event of Default as aforesaid.

Section 3.05. Not Responsible for Recitals.  The recitals contained herein and in the Notes, except the Certificate of authentication on the Notes, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Notes, or as to any security which may be afforded thereby, or as to the validity or sufficiency of this Indenture or of the Notes.

Section 3.06. May Hold Notes.  The Trustee in its individual or any other capacity may become the Holder or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

Section 3.07. Money Held in Trust.  Any money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly provided in this Indenture.

Section 3.08. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

(a)To pay the compensation set forth in Schedule 1 to this Indenture;

(b)To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee’s gross negligence or bad faith;

(c)To indemnify the Trustee for, and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligations of the Company hereunder shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

Section 3.09. Trustee Required; Eligibility.  Any successor Trustee shall at all times be a trust company, a state banking corporation or a national banking association with the authority to exercise trust powers in the State and (a) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; or (b) be a wholly-owned subsidiary of a bank holding company, or a wholly-owned subsidiary of a company that is a wholly-owned subsidiary of a bank holding company, having a combined capital surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, or having at least $50,000,000 of trust assets under management and have a combined capital surplus of at least $2,000,000 as set forth in its most recent published annual report of condition; or (c) is otherwise acceptable to the Holder Representative in its sole and absolute discretion.

Section 3.10. Resignation and Removal; Appointment of Successor.

(a)No resignation or removal of the Trustee hereunder and no appointment of a successor Trustee pursuant to this Article III shall become effective until the written acceptance by the successor Trustee of such appointment.

(b)The Trustee may resign at any time by giving thirty (30) days’ notice thereof to the Company and the Holder Representative. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)The Company or the Holder Representative may remove the Trustee at any time with thirty (30) days’ notice delivered to the Trustee, the Company, and the Holder Representative.

(d)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Holder Representative shall promptly appoint a successor Trustee. If, within sixty (60) days after such resignation, removal or incapability or the occurrence of such vacancy, no successor Trustee shall have been appointed by the Holder Representative and accepted appointment in the manner hereinafter provided, any Holder or retiring Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)The retiring Trustee shall cause notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to be mailed by first-class mail, postage prepaid, to the Holders. Each notice shall include the name of the successor Trustee and the address of the successor Trustee.

Section 3.11. Acceptance of Appointment by Successor.

(a)Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; notwithstanding the foregoing, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article III, to the extent operative.

Section 3.12. Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article III, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 3.13. Requirements for Holder Consent and Instruction to the Trustee.

(a)Notwithstanding anything to the contrary contained in this Indenture, except for any provision of Article IX and Article XI regarding the consent or approval of all Holders to any supplement or amendment to this Indenture, the Notes, or to any of the other documents relating to the Notes, the following provisions shall govern and control with respect to any consents, determinations, elections, approvals, waivers, acceptances, satisfactions or expression of opinion of or the taking of any discretionary act or the giving of any instructions or the taking of actions by the Holder Representative or the Holders under this Indenture.

(b)The Company and the Trustee acknowledge that the Holders by a Majority in Interest may designate a successor Holder Representative. Except as otherwise provided in this Indenture, the Holder Representative shall have the authority to bind the Holders for all purposes under this Indenture and under any Note Documents, including, without limitation, for purposes of exercising the rights of the Holder Representative. The Trustee shall be entitled to rely upon the acts of any such Holder Representative as binding upon the Holder Representative and the Holders.

(c)Until the Trustee receives notice signed by the Holder Representative that a new Holder Representative has been appointed by a Majority in Interest of the Holders, the Holder Representative shall continue to act in such capacity and the Trustee shall continue to rely on the actions of such Holder Representative for all purposes under this Indenture.

Section 3.14. Appointment of Co-Trustee.

(a)It is the intent and purpose of this Indenture that it result in no violation of any laws of any jurisdiction (including particularly the laws of the State) by denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of litigation as a result of any Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee, in trust, as herein provided, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 3.14 are adopted to these ends.

(b)The Trustee is hereby authorized to appoint an additional individual or institution as a separate or co-trustee under this Indenture, upon notice to the Company and with the consent of the Company, but without the necessity of further authorization or consent, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)Should any instrument in writing from the Company be required by the separate trustee or co-trustee appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request of the Trustee, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

Section 3.15. Loan Servicing.  The Company and the Trustee acknowledge that the Company shall service the Notes directly but may, in its sole discretion, appoint a Paying Agent as provided in Section 8.04.

Section 3.16. No Recourse Against Officers or Employees of Trustee.  No recourse with respect to any claim related to any obligation, duty or agreement contained in this Indenture or any Note Document shall be had against any officer, shareholder, director or employee, as such, of the Trustee, it being expressly understood that the obligations, duties and agreements of the Trustee contained in this Indenture and any Note Documents are solely corporate in nature.

Section 3.17. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Notes (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

Section 3.18. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 3.18 does not apply to a suit by the Trustee or a suit by Holders holding more than 10% of the Principal Amount of the Notes.

Section 3.19. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act.  A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

Section 3.20. Rights to Settle or Compromise.  The Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

Section 3.21. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)An Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)An Opinion of legal counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 3.22. Statements Required in Certificate or Opinion. Each Certificate or Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)A statement that the person making such Certificate or Opinion has read such covenant or condition;

(b)A brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion are based;

(c)A statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)A statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Notes:

(a)Default for thirty (30) days in the payment when due of interest on any Note;

(b)Default for thirty (30) days in the payment when due of principal of any Note;

(c)If not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Notes or set forth under Article II hereof required to be performed by it;

(d)If not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default:

(i)is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a “Payment Default”) or

(ii)results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the unpaid principal balance of any such Other Indebtedness, together with the unpaid principal balance of any other such Other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250,000 or more;

(e)The Company fails to comply with any of its other agreements in the Notes or this Indenture and the Default continues;

(f)The Company pursuant to or within the meaning of Bankruptcy Law:

(i)commences a voluntary case,

(ii)consents to the entry of an order for relief against it in an involuntary case,

(iii)consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv)makes a general assignment for the benefit of its creditors; or

(g)A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)is for relief against the Company in an involuntary case,

(ii)appoints a custodian of the Company or for all or substantially all of its property, or

(iii)orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for sixty (60) days.

Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% of the Principal Amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Note. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereof.

Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)The Holder gives to the Trustee notice of a continuing Event of Default;

(b)The Holders of at least a Majority in Interest in Principal Amount of the Notes make a request to the Trustee to pursue the remedy;

(c)Such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)The Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(e)During such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to Vote in respect of the claim of any Holder.

Section 4.08. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

(a)First: To the payment of all unpaid amounts due to the Trustee hereunder;

(b)Second: To the payment of the whole amount then due and unpaid on the Outstanding Notes, for principal and interest and any penalties which may be due under the terms of the Notes, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Notes, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

(c)Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 ½%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Class 1 Notes until the date it actually is mailed, deposited or credited.

Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Indenture, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Indenture, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS INDENTURE, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

(a)Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and has provided security therefor reasonably acceptable to the Trustee;

(d)The Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

It being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Indenture to affect, disturb or prejudice the rights created under this Indenture or the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Notes, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Indenture.

ARTICLE VI

HOLDER LISTS, REPORTS BY THE

TRUSTEE AND THE COMPANY

Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the “reporting date”), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act.  The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION VII

SATISFACTION OF NOTES

Section 7.01. Payment of Notes, Satisfaction and Discharge of Indenture. Whenever the Company has paid or caused to be paid all amounts then due and payable pursuant to the terms of the Notes then this Indenture and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Indenture.

ARTICLE VIII

THE NOTES

Section 8.01. Form and Dating. The Notes shall be substantially in the forms included in Exhibit A, which is part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Notes.

(a)A Note shall not be valid until authenticated by the manual signature of the Company. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(b)At least one executive officer shall sign the Notes for the Company by manual or facsimile signature.

(c)If an executive officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and/or an office or agency where Notes may be presented for payment (“Paying Agent”). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.

Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Notes. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

Section 8.06. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal Principal Amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Notes at the Registrar’s request. The Company may charge a reasonable fee for any registration of transfer or exchange.

Section 8.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the Company’s requirements are met. The Company may, in its sole discretion, require the Holder requesting replacement of a Note to post an indemnity bond sufficient in amount, in the Company’s judgment, to protect the Company from any loss if the Note is replaced. The Company may charge for its expenses in replacing a Note.

Section 8.08. Outstanding Notes. The Notes outstanding at any time are all the authenticated Notes except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are considered paid under Section 7.01, they cease to be outstanding and interest on them ceases to accrue.

Section 8.09. Treasury Notes. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note. However, in determining whether the Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

Section 8.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company determines. The Company may not issue new Notes to replace Notes that it has paid or delivered for cancellation.

Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least fifteen (15) days before the record date, the Company shall mail to Holders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS;

AMENDMENT OF ANY NOTE DOCUMENTS

Section 9.01. Supplemental Trust Agreements without Holders’ Consent.  The Company and the Trustee from time to time may enter into a Supplemental Agreement, without the consent of any Holders, as are necessary or desirable to:

(a)Cure any ambiguity or formal defect or omission or correct or supplement any provision herein that may be inconsistent with any other provision herein;

(b)Grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)Amend any of the provisions of this Indenture to the extent required to maintain the exclusion of interest on the Notes from gross income for federal income tax purposes;

(d)Add to the covenants and agreements of the Company in this Indenture other covenants and agreements thereafter to be observed by the Company or to surrender any right or power herein reserved to or conferred upon the Company;

(e)Make any change herein which may be required by any Rating Agency in order to obtain a rating by such Rating Agency on the Notes;

(f)Amend, alter, modify or supplement this Indenture in a manner necessary or desirable in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)Make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders. The Trustee will provide the Holder Representative with at least ten (10) Business Days’ notice of any proposed Supplemental Agreement. Immediately after the execution of any Supplemental Agreement for any of the purposes of this Section 9.01, the Trustee shall cause a notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. A failure on the part of the Trustee to mail the notice required by this Section 9.01 shall not affect the validity of such Supplemental Agreement.

Section 9.02. Supplemental Trust Agreements with Holders’ Consent.

(a)Except as otherwise provided in Section 9.01, subject to the terms and provisions contained in this Section 9.02 and Section 9.03, the Holder Representative, or if none, the Majority in Interest of the Holders, anything contained in this Indenture to the contrary notwithstanding, must consent to and approve the execution by the Company and the Trustee, of each Supplemental Agreement as may be deemed necessary or desirable by the Company or the Holder Representative for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Agreement; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent of the Holders of all of the Notes affected by such Supplemental Agreement, (i) an extension in the payment with respect to any Note issued hereunder, or (ii) a reduction in any payment payable under or with respect to any Note, or the rate of interest on any Note, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Note over any other Notes, or (v) a reduction in the aggregate Principal Amount of the Notes required for consent to such Supplemental Agreement or to any amendment, change or modification to this Indenture as provided in this Article IX, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with any Note issued hereunder. Nothing herein contained, however, shall be construed as making necessary the approval of Holders (other than the Holder Representative) of the execution of any Supplemental Agreement authorized in Section 9.01.

(b)If at any time the Company shall request the Trustee to enter into a Supplemental Agreement for any of the purposes of this Section 9.02, the Trustee, at the expense of the Company, shall cause notice of such Supplemental Agreement and solicitation of the Vote of the Holders to consent to or approve such Supplemental Agreement as required by Section 9.02(a), to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature and reason of the proposed Supplemental Agreement, advise the Holders that they must submit their approval within sixty (60) days of the date of such notice (or such shorter period as the Company  may choose in its sole discretion), and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.02, and any such failure shall not affect the validity of such Supplemental Agreement when consented to and approved as provided in this Section 9.02.

(c)Whenever, at any time within one year after the date of mailing of such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative which instrument or instruments shall refer to the proposed Supplemental Agreement described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Trustee may, subject to the provisions of the subsection (a), execute such Supplemental Agreement in substantially such form.

(d)Subject to subsection (a), if, at the time of the execution of such Supplemental Agreement, the Holder Representative shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Supplemental Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03. Supplemental Agreements Part of Indenture.  Any Supplemental Agreement executed in accordance with the provisions of this Article IX shall thereafter be a part of this Indenture, and for any and all purposes and this Indenture shall be deemed modified and amended in accordance with such Supplemental Agreement. This Indenture shall thereafter be interpreted in the manner required by and consistent with the terms and conditions contained in such Supplemental Agreement and the respective rights, duties and obligations of the Company, the Trustee and Holders under this Indenture shall be determined, exercised and enforced in all respects in accordance with this Indenture as so supplemented. Express reference to any Supplemental Agreement may be made in the text of any Notes authenticated after the execution of such Supplemental Agreement, if deemed necessary or desirable by the Trustee.

Section 9.04. Discretion of Trustee to Execute Supplemental Agreement.  Except in the case of a direction from the Holder Representative (unless the Trustee determines, in its reasonable discretion, that such Supplemental Agreement increases its duties or adversely affects its rights, privileges or indemnities), the Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement if such Supplemental Agreement is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s legal counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Holders.

Section 9.05. Consents and Opinions.  Subject to Section 9.01, any Supplemental Agreement entered into under this Article IX shall not become effective unless and until the Holder Representative shall have approved the same in writing, each in its sole discretion. No Supplemental Agreement shall be effective until the Company, the Holder Representative and the Trustee shall have received a favorable Opinion of the Company’s legal counsel. The Trustee and the Company shall receive, at the expense of the Company, or, if such Supplemental Agreement is requested by the Holder Representative, at the expense of the Holder Representative, an Opinion of the Company’s legal counsel to the effect that any such proposed Supplemental Agreement is authorized and complies with the provisions of this Indenture.

Section 9.06. Notation of Modification on Notes; Preparation of New Notes. Notes authenticated and delivered after the execution of any Supplemental Agreement pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee and the Company, as to any matter provided for in such Supplemental Agreement, and if such Supplemental Agreement shall so provide, new Notes, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Agreement, may be prepared by the Company, at the expense of the Company, or, if such amendment is requested by the Holder Representative, at the expense of the Holder Representative, authenticated by the Trustee and delivered without cost to the Holders of the Notes then outstanding, upon surrender for cancellation of such Notes in the equal aggregate Principal Amount.

Section 9.07. Consents and Opinions.

(a)No Supplemental Agreement shall be effective until the Company and the Trustee shall have received an Opinion of the Company’s legal counsel to the effect that any such Supplemental Agreement complies with the provisions of this Indenture.

(b)Subject to Section 9.01, any Supplemental Agreement otherwise permitted under this Article IX shall not become effective unless the Holder Representative shall have approved the same in writing, in its sole discretion. The Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement as provided in this Section 9.07 if it seems such instrument to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of its legal counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Holders or the liabilities or indemnities of the Trustee.

ARTICLE X

AMENDMENT TO NOTE DOCUMENTS

Section 10.01. Note Document Amendments Not Requiring Consent of Holders.  The Company and the Trustee may, without the consent of or notice to the Holders, consent to a Note Document Amendment that the Company deems to be necessary or desirable to:

(a)Cure any ambiguity or formal defect or omission, correct or supplement any provision in a Note Document;

(b)Amend any of the provisions of a Note Document to the extent required to maintain the exclusion from gross income of interest on the Notes for federal income tax purposes;

(c)Make any change to a Note Document that is required by any Rating Agency in order to obtain or maintain a rating by such Rating Agency on the Notes;

(d)Amend, alter, modify or supplement a Note Document in a manner required in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(e)Make any other change to a Note Document which is not materially adverse to the interests of a Holder of the applicable Note.

Section 10.02. Amendments to Note Documents Requiring Consent of Holders.

(a)Except for a Note Document Amendment permitted by Section 10.01, neither the Company nor the Trustee shall consent to any other amendment, change or modification of any Note Document Amendment without the consent of the Holder Representative, or if there is none, the consent or approval of a Majority in Interest of the Holders; provided, however, that nothing herein shall permit or be construed as permitting, without the consent of the Holders of all of the Notes, (i) an extension of the time of payment of any amounts payable under the Notes, or (ii) a reduction in the amount of any payment to be made with respect to the Notes, or the rate of interest on the Notes, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Notes over any other Notes, or (v) a reduction in the aggregate Principal Amount of the Notes required for consent to any such amendment, change or modification as provided herein, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with the Notes issued hereunder.

(b)If at any time the Company shall request the Trustee to enter into a Note Document Amendment for any of the purposes of this Section 10.02, the Trustee, at the expense of the Company, shall cause notice of such Note Document Amendment and solicitation of the Vote of the Holders to approve such Note Document Amendment as required by Section 10.02(a), to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature and reason of the proposed Note Document Amendment, advise the Holders that they must submit their approval within sixty (60) days of the date of such notice (or such shorter period as the Company may choose in its sole discretion), and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 10.02, and any such failure shall not affect the validity of such Note Document Amendment when consented to and approved as provided in this Section 10.02.

(c)Whenever, at any time within one year after the date of mailing such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative, which instrument or instruments shall refer to the proposed Note Document Amendment described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Company and/or the Trustee may execute such amendment in substantially the form on file as provided above, without liability or responsibility to any Holder, whether or not such Holder has consented thereto.

(d)Subject to subsection (a), if, at the time of the execution of such Note Document Amendment, the Holder Representative shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Note Document Amendment, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

ARTICLE XI

PROVISIONS OF GENERAL APPLICATION

Section 11.01. Acts by the Holders.

(a)Any Act required or permitted under this Indenture may be given by a Vote at a meeting of the Holders or without a meeting of the Holders. The Secretary of the Company shall conduct any Vote of the Holders and shall act as the inspector of the process resulting in the Vote however made. For the purposes of this Indenture, the Trustee shall rely exclusively on a certificate of the Secretary certifying the result of a Vote by the Holders in determining the outcome of a Vote of the Holders.

(b)Any Act to be given or taken by Holders may be embodied in and evidenced by an instrument duly executed and delivered by the Holder Representative, or if there is then none, by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required or permitted, to the Company.

(c)Any Act by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(d)The ownership of the Notes shall be conclusively proven by the books and records of the Company.

Section 11.02. Holder Representative.

(a)In the event of a Default, Holders shall appoint a Holder Representative to act on their behalf.  The Holder Representative shall provide written notice to the Trustee designating particular individuals authorized to execute any consent, waiver, approval, direction or other instrument on behalf of the Holder Representative and such notice may be amended or rescinded by the Holder Representative at any time. The Holder Representative may be removed and a successor appointed by a written notice given by a Majority in Interest of the Holders to the Holder Representative, to the Trustee, and to the Company. The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee.  A Majority in Interest of the Holders may appoint any Person to act as Holder Representative.

(b)If for any reason, no Holder Representative shall then be appointed, any act by a Holder Representative which is required or permitted in this Indenture may be taken by a Majority in Interest of the Holders and in such event all references to Holder Representative herein shall be deemed to refer to a Majority in Interest of the Holders.

(c)Whenever pursuant to this Indenture or any other Note Document the Holder Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Holder Representative, the decision of the Holder Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein or therein provided) be in the sole discretion of the Holder Representative, and shall be final and conclusive.

(d)Whenever this Indenture or any Note Document requires the consent, determination, election, approval, waiver, acceptance, satisfaction or expression of opinion of the Trustee, or the taking of any discretionary Act by the Trustee (all being referred to as “Consent” in this Section 11.02), the right, power, privilege and option of the Trustee to withhold or grant its Consent shall be deemed to be the right, power, privilege and option of the Holder Representative to withhold or grant such Consent, and the Trustee shall have no responsibility for any action or inaction with respect thereto, except as may be otherwise set forth in this Indenture.

Section 11.03. Notices. Any notice, request, demand, authorization, direction, consent, waiver or Act of Holders or other direction, demand, notice or document provided or permitted by this Indenture to be made upon, given or furnished to, given, delivered or filed under this Indenture shall, unless otherwise expressly permitted in this Indenture, be in writing and shall be delivered as required to:

(a)The Trustee, U.S. Bank National Association, at 633 W. Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Global Corporate Trust Services;

(b)The Company, Ministry Partners Investment Company, LLC, at 915 West Imperial Highway, Suite 120, Brea, California 92821, Attention: the President;

(c)To each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

(d)Any notice to a Holder shall be delivered in person, sent via electronic communication, or mailed by first-class mail to the Holder’s address shown on the Note register kept by the Company. Failure to deliver a notice to a Holder or any defect in the delivery of a notice shall not affect its sufficiency with respect to other Holders. If the Company delivers a notice to Holders, it shall deliver a copy of the notice to the Trustee at the same time.

(e)Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other’s address stated in this Section 11.03 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 11.04. Computations. All accounting computations herein provided for shall be made in accordance with GAAP.

Section 11.05. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Indenture.

Section 11.06. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 11.07. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.08. Benefits of Indenture. Nothing in this Indenture or in the Class 1 Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.09. Governing Law and Venue. This Indenture and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles. Any proceeding in law or equity regarding or arising from this Indenture shall be conducted and prosecuted in the County of Orange, State of California.

Section 11.10. Persons Deemed Owners. The Company, the Trustee, and any of their respective agents may treat the Person named as the Holder of a Note as the correct recipient of any payment of principal of or interest on that Note and as the true owner of the Note for all other purposes whatsoever.

Section 11.11. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the 1939 Act, the required provision shall control.

Section 11.12. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(c) of the 1939 Act.

Section 11.13. Counterparts. This Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

California corporation

THE COMPANY

MINISTRY PARTNERS INVESTMENT COMPANY, LLC,

a California limited liability company

By:     _______________________________

THE TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:      _______________________________

Title:   _______________________________

SCHEDULE 1

TO CLASS 1 NOTES TRUST INDENTURE

[Remainder of this page intentionally left blank]

EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS 1

FIXED SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FIXED SERIES NOTE: ____________
DEFERRED INTEREST ELECTION MADE: _________________________________ [See Section 5 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FIXED SERIES CLASS 1 NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated January 6, 2015 (the “Indenture”), which authorizes the issuance of up to $300,000,000 of Class 1 Notes.

1.Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”) at such address of Holder as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Principal Amount plus any additional advances to the Principal Amount by Holder and accepted by Maker, together with interest accrued on the Principal Amount at the Interest Rate stated above. The Interest Rate equals the sum of the Fixed Spread and the Swap Index in effect on the Issuance Date.

2.Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of the Principal Amount and accrued interest shall be due and payable. All payments hereunder shall be in lawful money of the United States of America and shall be applied first to the payment of accrued interest and then to the payment of the Principal Amount.

3.Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

4.Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of at least 25% of the Principal Amount of the Notes may give notice to Maker and declare the unpaid balance of the Notes immediately due and payable. However, the Holders of at least a majority of the Principal Amount of the Notes (a “Majority of the Holders”) is required to direct the Trustee to act for the Holders and bring an action to collect payment of the Notes or to pursue another remedy for our default. No Holder has the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except through an action authorized by the Indenture.

5. Deferred Interest Election. If the Holder makes this election, payment of accrued interest on this Note will be deferred and Maker shall defer all interest payable on this Note until the Payment Date by increasing the Principal Amount by an amount equal to each accrued interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

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6.Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days’ prior written notice to the Holder, elect to prepay the unpaid balance of the Principal Amount and interest of the Note, in whole or in part, by delivering to the Holder the payment so required. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the Holder thereof, including any prepayment of the Note prior to maturity as described below.

7Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on the Principal Amount of the Note prepaid.

8.Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

9. Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.   California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

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EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS 1

VARIABLE SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF VARIABLE SERIES NOTE: ____________
DEFERRED INTEREST ELECTION MADE: _________________________________ [See Section 7 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS VARIABLE SERIES CLASS 1 NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated January 6, 2015 (the “Indenture”), which authorizes the issuance of up to $300,000,000 of Class 1 Notes.

1. Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”) at such address of Holder as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Principal Amount plus any additional advances to the Principal Amount by Holder and accepted by Maker, together with interest accrued on the Principal Amount at the Interest Rate stated above. The Interest Rate equals the Variable Spread plus the Variable Index in effect on the Issuance Date.

2. Interest Rate Adjustments. On the ___ day of each month, commencing with the month next following the month of the Issuance Date (an “Adjustment Date”) and continuing until the Note is repaid in full, the Interest Rate paid on this Note shall be adjusted to equal the Interest Rate which Maker would pay on the Category of this Variable Series Note had it been issued on the respective Adjustment Date.

3. Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of the Principal Amount and accrued interest shall be due and payable. All payments hereunder shall be in lawful money of the United States of America and shall be applied first to the payment of accrued interest and then to the payment of the Principal Amount.

4. Holder’s Call for Payment. Anything else in this Note to the contrary notwithstanding, the Holder may call the entire unpaid balance of the Principal Amount and accrued interest on this Note due and payable upon written notice to Maker at any time after the unpaid principal balance on the Note has equaled $10,000 or more for at least ninety consecutive (90) days.

5. Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

6. Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of at least 25% of the Principal Amount of the Notes may give notice to Maker and declare the unpaid balance of the Notes immediately due and payable. However, the Holders of at least a majority of the Principal Amount of the Notes (a “Majority of the Holders”) is required to direct the Trustee to act for the Holders and bring an action to collect payment of the Notes or to pursue another remedy for our default. No Holder

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has the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except through an action authorized by the Indenture.

7. Deferred Interest Election. If the Holder makes this election, payment of accrued interest on this Note will be deferred and Maker shall defer all interest payable on this Note until the Payment Date by increasing the Principal Amount by an amount equal to each accrued interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

8. Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days’ prior written notice to the Holder, elect to prepay the unpaid balance of the Principal Amount and interest of the Note, in whole or in part, by delivering to the Holder the payment so required. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the Holder thereof, including any prepayment of the Note prior to maturity as described below.

9. Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on the Principal Amount of the Note prepaid.

10. Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11. Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

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EXHIBIT D

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

RETAIL PURCHASE APPLICATION

CLASS 1 NOTES

This Retail Purchase Application (“Application”) constitutes your offer, as a natural person and Purchaser, to purchase the Class 1 Note(s) you identify in Section IV below. The Forms to purchase the Note(s) are set forth as Exhibit B (Fixed Series Note) and Exhibit C (Variable Series Note), respectively, in the prospectus dated January 6,  2015 (the “Prospectus”). Unless otherwise expressly stated, the capitalized terms used in this Application have the respective meanings set forth in the Prospectus.

This Application is subject to the following terms and conditions.

PAYMENT. This Application must be accompanied by payment in full for the Total Notes Purchased stated in Section IV below. Unless otherwise preauthorized, payment must be made by check payable to “Ministry Partners Investment Company, LLC”.

SUITABILITY REQUIREMENTS. We will not accept this Application unless you represent to us that you satisfy one of the suitability requirements below by initialing on the appropriate line. For the purposes of the following requirements, "net worth" means the estimated fair market value of your assets, excluding your personal residence.

______ Initial

Your investment in the Note(s) does not exceed ten percent (10%) of your net worth and you have either (i) a minimum annual gross income of at least $40,000 and a net worth of $40,000, or (ii) a net worth of at least $70,000; OR

______ Initial

Your investment in the Note(s) does not exceed twenty percent (20%) of your net worth and you have either (i) a minimum annual gross income of at least $70,000 and a net worth of $70,000, or (ii) a net worth of at least $250,000.

Your broker or financial advisor will ask you for information to determine your ability to meet these suitability standards. You must verify that you have reviewed these suitability standards and that you meet the above-stated suitability standards.

We may, however, waive this concentration requirement for an investor who possesses sufficient means or sophistication, either alone or with the advice of a qualified financial advisor, to understand and tolerate the risks inherent in a concentrated investment in the Notes, provided they acknowledge in writing their understanding of the concentration and illiquidity risks posed by their investment.

ACCEPTANCE. We may accept or reject your offer in this Application, in our sole and absolute discretion. In the event we reject this Application, we will promptly return your payment to you, without interest or reduction. If we accept this Application, we will open an account in our records (your “Account”) in your name and you will become the holder of the Note(s) as of the date we accept this Application.

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.

Deliver this Purchase Application to your securities broker, who is to deliver it on your behalf to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

915 West Imperial Highway, Suite 120

Brea, CA 92821

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I. Registration Type (Only one Note registration type per purchase application)

☐	Individual	☐	Transfer on Death - Individual

☐	Joint Tenant	Tenancy State:	Number of Tenants:	Are the tenants married to each other?	Yes	☐	No	☐

Tenancy Clause (select one):	o	W/Right of Survivorship	o	In Common	o	By Entirety
	o	Community Property	o	Community Property w/ Right of Survivorship

☐	Custodian for Minor (select one):	o	Uniform Gift to Minor Act (UGMA)	o	Uniform Transfer to Minor Act (UTMA)

Custodian’s Name (only one):
Note: Enter minor’s information in Section II and Custodian’s contact information in Section III.

☐	Retirement	Name of IRA Custodian:
	Type (select one):	o	Traditional IRA	o	ROTH IRA	o	SEP IRA	o	Simple IRA
Note: Enter your information in Section II and Custodian’s contact information in Section III.

II. Purchaser Information

Contact Information

☐	Mr.	☐	Mrs.	☐	Ms.	☐	Dr.	Suffix	☐	Sr.	☐	Jr.

First Name	Middle Name	Last Name

Mailing Address

City	State	Zip

Work Phone	Home Phone	Cell Phone	E-mail Address

If your mailing address is a PO Box please provide a physical address below.

Physical Address

City	State	Zip

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth	Social Security or Taxpayer ID No.	Country of Citizenship

	Select One:	☐	Driver’s License	☐	Passport	☐	State ID	☐	Other Government-Issued ID
ID No.

Issue Date	Expiration Date	Place/Country of Issuance

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III. Additional Purchaser Information

Select One:	☐	Joint Tenant	☐	Custodian	☐	IRA Custodian

Contact Information

☐	Mr.	☐	Mrs.	☐	Ms.	☐	Dr.	Suffix	☐	Sr.	☐	Jr.

First Name	Middle Name	Last Name

☐ Use the same contact information that is listed in Section II.

Mailing Address

City	State	Zip

Work Phone	Home Phone	Cell Phone	E-mail Address

If your mailing address is a PO Box please provide a physical address below.

Physical Address

City	State	Zip

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth	Social Security or Taxpayer ID No.	Country of Citizenship

	Select One:	☐	Driver’s License	☐	Passport	☐	State ID	☐	Other Government-Issued ID
ID No.

Issue Date	Expiration Date	Place/Country of Issuance

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IV. Purchase

Fixed Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Fixed 1	months		%	$1,000

$		Fixed 5	months		%	$5,000

$		Fixed 10	months		%	$10,000

$		Fixed 25	months		%	$25,000

$		Fixed 50	months		%	$50,000

$		Fixed 100	months		%	$100,000

$		Fixed Series Total

Variable Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Variable10	72 months		%	$10,000

$		Variable 25	72 months		%	$25,000

$		Variable 50	72 months		%	$50,000

$		Variable 100	72 months		%	$100,000

$		Variable 250	72 months		%	$250,000

$		Variable Series Total

$		Total Amount Purchased
		Make check payable to “Ministry Partners Investment Company, LLC”

V. Interest Payment Options (select a payment option for each type of series purchased)

Fixed Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Fixed Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Current Payment Election: I elect to receive all payments of interest on my Note
				☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

Variable Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Variable Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Current Payment Election: I elect to receive all payments of interest on my Note
				☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

* If no option is selected, interest will be payable monthly. We will pay no commissions or other fees with respect to interest invested under this option.

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VI. Payment Method (select a payment method for each type of series purchased)

Note: If no option is selected all principal and interest payments will be mailed to the address of record.

Fixed Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Variable Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Note: ACH Interest Payment Authorization form and voided check is required for ACH.

VII. Relationships with Evangelical Christian Community

Please provide the name and address of the evangelical church, church organization or ministry of which you are a member, with which you are associated, or of which you have chosen to support with your investment in the Note(s).

Name of Church, Organization or Ministry

Address of Church, Organization or Ministry

VIII. Certain Acknowledgements, Representations and Agreements

You acknowledge and agree to each of the following:

(a)

The information, acknowledgments and representations you provide to us in this Application, and may otherwise provide to us in writing, are true and correct as of the date of this Application and, should any material information you provide us change after the date of this Application, you will promptly provide us with the updated information.

(b)

We will rely on the information, acknowledgments, representations and agreements in this Application in making a determination as to whether to accept you as a Purchaser in the Note(s). To the best of your information and belief, the above information you supply us is true and correct in all respects. You agree that your representations will survive our acceptance of this Application.

(c)	You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Note(s).

(d)

You have received a copy of the Prospectus and you have had the opportunity to review the Prospectus, which includes, among other things, a description of the Company, its business, its most recent year end and quarterly financial statements, and the material risks involved in the Company's business.

(e)

You acknowledge that it may not be possible to liquidate, sell or redeem the Note(s) in case of emergency. You are purchasing the Note(s) with the understanding and intent to hold the Note(s) until they are due and payable in accordance with their terms.

(f)	You have determined that you are capable of bearing the high economic risks of this investment, including the loss of your entire investment in the Note(s).

(g)	You have the means of providing for your current financial needs and contingencies and have no need for liquidity in this investment.

D-1

IX. Signatures

By executing this PURCHASE APPLICATION, I (we), as Purchaser(s), acknowledge and represent to you (the “Company”) that: (1) I (we) have received and reviewed the Prospectus, (2) each of my (our) questions concerning this offering has been answered to my (our) satisfaction, (3) I (we) adopt and agree to be bound by the terms and conditions of the Trust Indenture, (4) I (we) have read and understand the prepayment terms and conditions as set forth in my (our) Note(s), (5) I am (each of us is) a natural person 21 years or older, (6) I (we) have the power and authority to execute this Application, and (7) I (we) understand that the purchase of the Note(s) is subject to the Company’s acceptance of this Application and if so accepted, I (we) agree to purchase the Note(s) identified in Section IV. (Sign below exactly as printed in Sections II and III. For joint registrations, each registered Purchaser must sign.)

Under penalty of perjury, I (we) certify with my (our) signature(s) below that the number(s) shown in Section II and III is (are) my (our) correct taxpayer identification number(s). Also, I (we) have not been notified by the Internal Revenue Service that I (we) am (are) currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER. THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

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EXHIBIT D

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

COMMERCIAL PURCHASE APPLICATION

CLASS 1 NOTES

This Commercial Purchase Application (“Application”) constitutes your offer, as Purchaser, who is not a natural person, to purchase the Class 1 Note(s) you identify in Section V below. The Forms to purchase the Note(s) are set forth as Exhibit B (Fixed Series Note) and Exhibit C (Variable Series Note), respectively, in the prospectus dated January 6, 2015 (the “Prospectus”). Unless otherwise expressly stated, the capitalized terms used in this Application have the respective meanings set forth in the Prospectus. Unless otherwise stated, “you” or “your” refers to the entity or other non-natural person making this offer.

This Application is subject to the following terms and conditions.

PAYMENT. This Application must be accompanied by payment in full for the Total Notes Purchased stated in Section V below. Unless otherwise preauthorized, payment must be made by check payable to “Ministry Partners Investment Company, LLC”.

SUITABILITY REQUIREMENTS. We will not accept this Application unless you represent to us that you satisfy one of the suitability requirements below by initialing on the appropriate line. For the purposes of the following requirements, "net worth" means the estimated fair market value of your assets, excluding your personal residence.

______ Initial	Your investment in the Note(s) does not exceed ten percent (10%) of your liquid assets and you have either (i) liquid assets of at least $50,000, or (ii) total gross assets of at least $500,000; OR

______ Initial	Your investment in the Note(s) does not exceed twenty percent (20%) of your liquid assets and you have either (i) liquid assets of at least $100,000, or (ii) total gross assets of at least $1,000,000.

Your broker or financial advisor will ask you for information to determine your ability to meet these suitability standards. You must verify that you have reviewed these suitability standards and that you meet the above-stated suitability standards.

We may, however, waive this concentration requirement for an investor who possesses sufficient means or sophistication, either alone or with the advice of a qualified financial advisor, to understand and tolerate the risks inherent in a concentrated investment in the Notes, provided they acknowledge in writing their understanding of the concentration and illiquidity risks posed by their investment.

ACCEPTANCE. We may accept or reject your offer in this Application, in our sole and absolute discretion. In the event we reject this Application, we will promptly return your payment to you, without interest or reduction. If we accept this Application, we will open an account in our records (your “Account”) in your name and you will become the holder of the Note(s) as of the date we accept this Application.

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.

Deliver this Purchase Application to your securities broker, who is to deliver it on your behalf to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

915 West Imperial Highway, Suite 120

Brea, CA 92821

D-2

I. Registration Type (Only one Note registration type per purchase application)

☐	Trust	Date Established:	Number of Trustees	Can Trustees act independently?	☐	Yes	☐	No

Trust type (select one):	o	Charitable	o	Family	o	Living	o	Revocable	o	Irrevocable

☐	Corporation	☐	Limited Liability Company	☐	Partnership	☐	Other:

 II.Purchaser Information

Entity Information

Legal Entity or Trust Name	Tax ID Number

Mailing address (if your mailing address is a PO Box please provide a physical address below)

City	State	Zip	Country

Phone Number	Fax Number	Website Address

☐ Please check if your entity has been at the current address for less than one year.

Physical Address

City	State	Zip

 III. Authorized Person (1)

Primary Contact Information

☐	Mr.	☐	Mrs.	☐	Ms.	☐	Dr.	Suffix	☐	Sr.	☐	Jr.

First Name	Middle Name	Last Name	Relationship to Entity

☐ Use the same contact information that is listed in Section II.

Mailing Address

City	State	Zip

Work Phone	Home Phone	Cell Phone	E-mail Address

 III. Authorized Person (1) (continue)

D-2

If your mailing address is a PO Box please provide a physical address below.

Physical Address

City	State	Zip

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth	Social Security or Taxpayer ID No.	Country of Citizenship

	Select One:	☐	Driver’s License	☐	Passport	☐	State ID	☐	Other Government-Issued ID
ID No.

Issue Date	Expiration Date	Place/Country of Issuance

IV.Authorized Person (2)

Secondary Contact Information

☐	Mr.	☐	Mrs.	☐	Ms.	☐	Dr.	Suffix	☐	Sr.	☐	Jr.

First Name	Middle Name	Last Name	Relationship to Entity

☐ Use the same contact information that is listed in Section II.

Mailing Address

City	State	Zip

Work Phone	Home Phone	Cell Phone	E-mail Address

If your mailing address is a PO Box please provide a physical address below.

Physical Address

City	State	Zip

D-2

IV.Authorized Person (2) (continue)

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth	Social Security or Taxpayer ID No.	Country of Citizenship

	Select One:	☐	Driver’s License	☐	Passport	☐	State ID	☐	Other Government-Issued ID
ID No.

Issue Date	Expiration Date	Place/Country of Issuance

V.  Purchase

Fixed Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Fixed 1	months		%	$1,000

$		Fixed 5	months		%	$5,000

$		Fixed 10	months		%	$10,000

$		Fixed 25	months		%	$25,000

$		Fixed 50	months		%	$50,000

$		Fixed 100	months		%	$100,000

$		Fixed Series Total

Variable Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Variable10	72 months		%	$10,000

$		Variable 25	72 months		%	$25,000

$		Variable 50	72 months		%	$50,000

$		Variable 100	72 months		%	$100,000

$		Variable 250	72 months		%	$250,000

$		Variable Series Total

$		Total Amount Purchased
		Make check payable to “Ministry Partners Investment Company, LLC”

D-2

VI. Interest Payment Options (select a payment option for each type of series purchased)

Fixed Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Fixed	☐	Current Payment Election: I elect to receive all payments of interest on my Note
		Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

Variable Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Variable	☐	Current Payment Election: I elect to receive all payments of interest on my Note
		Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

* If no option is selected, interest will be payable monthly. We will pay no commissions or other fees with respect to interest invested under this option.

VII. Payment Method (select a payment method for each type of series purchased)

 Note: If no option is selected all principal and interest payments will be mailed to the address of record.

Fixed Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Variable Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Note: ACH Interest Payment Authorization form and voided check is required for ACH.

VIII. Certain Acknowledgements, Representations and Agreements

You acknowledge and agree to each of the following:

(a)

The information, acknowledgments and representations you provide to us in this Application, and may otherwise provide to us in writing, are true and correct as of the date of this Application and, should any material information you provide us change after the date of this Application, you will promptly provide us with the updated information.

(b)

We will rely on the information, acknowledgments, representations and agreements in this Application in making a determination as to whether to accept you as a Purchaser in the Note(s). To the best of your information and belief, the above information you supply us is true and correct in all respects. You agree that your representations will survive our acceptance of this Application.

(c)	You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Note(s).

(d)

You have received a copy of the Prospectus and you have had the opportunity to review the Prospectus, which includes, among other things, a description of the Company, its business, its most recent year end and quarterly financial statements, and the material risks involved in the Company's business.

(e)

You acknowledge that it may not be possible to liquidate, sell or redeem the Note(s) in case of emergency. You are purchasing the Note(s) with the understanding and intent to hold the Note(s) until they are due and payable in accordance with their terms.

D-2

(f)	You have determined that you are capable of bearing the high economic risks of this investment, including the loss of your entire investment in the Note(s).

(g)	You have the means of providing for your current financial needs and contingencies and have no need for liquidity in this investment.

IX. Signatures

By executing this PURCHASE APPLICATION, each person executing this Application (each a “signatory”) acknowledges and represents that: (1) they have received and reviewed the Prospectus, (2) each of their questions concerning this offering has been answered to their satisfaction, (3) the entity Purchaser identified in Section II above (the “Entity”) adopts and agrees to be bound by the terms and conditions of the Trust Indenture, (4) they have read and understand the prepayment terms and conditions as set forth in the Note(s), (5) the Entity has been duly organized according to the laws of its state and is duly authorized and has the power and authority to purchase the Note(s) identified in Section V, (6) each signatory is a natural person 21 years or older, has been duly elected and is legally holding the office set forth opposite their name, (7) each signatory has the power and authority to execute this Application, and (8) the purchase of the Note(s) is subject to the Company’s acceptance of this Application and if so accepted, the signatories on behalf of the Entity agree to purchase the Note(s) identified in Section V. (Sign below exactly as printed in Sections III and IV.)

Under penalty of perjury, the signatories below certify that the number shown in Section II above is the correct taxpayer identification number of the entity mentioned in Section II and that none of the signatories has been notified by the Internal Revenue Service that the Entity is currently subject to backup withholding unless otherwise indicated.

Signature	Title	Print Name	Date

Signature	Title	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER. THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

D-2

No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC $85,000,000 CLASS 1 NOTES PROSPECTUS January 6, 2015